Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

TREBIA ACQUISITION CORP.,

S1 HOLDCO, LLC,

ORCHID MERGER SUB I, INC.,

ORCHID MERGER SUB II, LLC,

SYSTEM1 SS PROTECT HOLDINGS, INC.,

AND

THE OTHER PARTIES SIGNATORY HERETO,

dated as of

June 28, 2021

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		Page
Section 6.25.	Proxy Statement / Prospectus	84
Article VII Representations and Warranties of Trebia Parties		84
Section 7.01.	Corporate Organization	85
Section 7.02.	Due Authorization	85
Section 7.03.	No Conflict	86
Section 7.04.	Litigation and Proceedings	86
Section 7.05.	Governmental Authorities; Consents	86
Section 7.06.	Compliance with Laws	87
Section 7.07.	Financial Ability; Trust Account	87
Section 7.08.	Brokers’ Fees	88
Section 7.09.	SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities	89
Section 7.10.	Business Activities.	90
Section 7.11.	Employee Benefit Plans	91
Section 7.12.	Tax Matters	91
Section 7.13.	Capitalization	92
Section 7.14.	Issuance of Stock	93
Section 7.15.	Status of Other Trebia Parties	93
Section 7.16.	NYSE Stock Market Listing	93
Section 7.17.	Cannae Backstop; Debt Commitment	94
Section 7.18.	Sponsor Agreement	95
Section 7.19.	Contracts; No Defaults; Affiliate Agreements	95
Section 7.20.	Title to Property	96
Section 7.21.	Investment Company Act	96
Section 7.22.	Trebia Shareholders	96
Section 7.23.	Proxy Statement / Prospectus	96
Section 7.24.	Solvency	96
Article VIII Representations and Warranties of the CSC Blockers, Blocker Parents, Court Square GPS, Openmail, The Redeemed OM Members and the Protected Rollover Parties		97
Section 8.01.	Representations and Warranties of CSC Blockers, Court Square GPs and Blocker Parents	97
Section 8.02.	Representations and Warranties of OpenMail	103

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		Page
Article XII Joint Covenants		135
Section 12.01.	Regulatory Approvals	135
Section 12.02.	Support of Transaction	138
Section 12.03.	Preparation of Proxy Statement / Prospectus; Trebia Special Meeting	139
Section 12.04.	Exclusivity	141
Section 12.05.	Tax Matters	142
Section 12.06.	Confidentiality; Publicity	145
Section 12.07.	Post-Closing Cooperation; Further Assurances	145
Section 12.08.	Transaction Agreements	145
Section 12.09.	Trebia Board of Directors; Post Closing Officers	146
Section 12.10.	Treatment of Value Creation Units	146
Section 12.11.	EBITDA Based Bonus Pools	147
Article XIII Conditions to Obligations		148
Section 13.01.	Conditions to Obligations of All Parties	148
Section 13.02.	Additional Conditions to Obligations of Trebia	149
Section 13.03.	Additional Conditions to the Obligations of S1 Holdco and Protected	152
Section 13.04.	Additional Conditions to the Obligations of the CSC Blockers, Court Square GPs, Blocker Parents, OpenMail, the Redeemed OM Members and the Protected Rollover Parties	153
Section 13.05.	Frustration of Conditions	153
Article XIV Termination/Effectiveness		154
Section 14.01.	Termination	154
Section 14.02.	Effect of Termination	155
Article XV Miscellaneous		155
Section 15.01.	Waiver	155
Section 15.02.	Notices	155
Section 15.03.	Assignment	158
Section 15.04.	Rights of Third Parties	159
Section 15.05.	Expenses	159
Section 15.06.	Governing Law	159
Section 15.07.	Captions; Counterparts	159
Section 15.08.	Schedules and Exhibits	159

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EXHIBITS

Exhibit A	–	Form of Trebia Certificate of Incorporation
Exhibit B	–	Form of Trebia Bylaws
Exhibit C	–	Form of Tax Receivable Agreement
Exhibit D	–	Form of New S1 Holdco Operating Agreement
Exhibit E	–	Form of Stockholders Agreement
Exhibit F	–	Form of Registration Rights Agreement
Exhibit G	–	Allocation Schedule
Exhibit H	–	Protected Debt Calculation
Exhibit I	–	Reserved
Exhibit J	–	Protected Rollover Schedule
Exhibit K	–	Protected Support Agreement
Exhibit L	–	Redeemed OM Members

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of June 28, 2021 by and among Trebia Acquisition Corp., a Cayman Islands exempted company (“Trebia”), S1 Holdco, LLC, a Delaware limited liability company (“S1 Holdco”), System1 Midco, LLC, a Delaware limited liability company (“S1 Midco”), System1 S1, LLC, a Delaware limited liability company (“S1, LLC”), OpenMail LLC, a Delaware limited liability company (“OpenMail”), Orchid Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of Trebia (“Trebia Merger Sub”), Orchid Merger Sub II, LLC, a Delaware limited liability company (“Trebia Merger Sub LLC”), Orchid Finco, LLC, a Delaware limited liability company (“Trebia Finco LLC”), CSC III System1 Blocker Inc., a Delaware corporation (“CSC Blocker 1”), CSC (Offshore) III System1 Blocker, Inc., a Delaware corporation (“CSC Blocker 2”), CSC III-A System1 Blocker, Inc., a Delaware corporation (“CSC Blocker 3” and, together with CSC Blocker 1 and CSC Blocker 2, the “CSC Blockers”), Court Square Capital Partners III, L.P., a Delaware limited partnership (“Court Square III L.P.”), Court Square Capital Partners (Offshore) III, L.P., a Cayman Islands limited partnership (“Court Square (Offshore) L.P.”), Court Square Capital Partners III-A, L.P., a Delaware limited partnership (“Court Square III-A L.P.” and, together with Court Square III L.P. and Court Square (Offshore) L.P., the “Blocker Parents”), Court Square Capital GP III, LLC, a Delaware limited liability company (“Court Square Capital GP”), Court Square Capital Partners (Executive) III, L.P., a Delaware limited partnership (“Court Square Executive” and, together with Court Square Capital GP and Court Square III L.P., the “Court Square GPs”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected”), the Persons listed on Exhibit L (collectively, the “Redeemed OM Members”), Trasimene Trebia, LP (“Trasimene Sponsor”), BGPT Trebia LP (“BGPT Sponsor” and, together with Trasimene Sponsor, the “Founders”) and the Protected Rollover Parties (as defined below). Trebia, S1 Holdco, S1 Midco, OpenMail, Trebia Merger Sub, Trebia Finco LLC, Trebia Merger Sub LLC, the CSC Blockers, the Court Square GPs, Protected, the Redeemed OM Members and the Protected Rollover Parties are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Trebia is a blank check company incorporated as a Cayman Islands exempted company and formed to acquire one or more operating businesses through a Business Combination;

WHEREAS, each of (a) Trebia Merger Sub, (b) Trebia Merger Sub LLC and (c) Trebia Finco LLC is a newly formed, wholly owned, direct subsidiary of Trebia, formed for the sole purpose of the (i) Protected Merger, (ii) the LLC Merger and (iii) the Trebia Finco Debt Drawdown and the Finco-LLC Merger, respectively;

WHEREAS, on or prior to the date hereof, Trebia has obtained (i) an equity commitment in the amount of $200,000,000 (the “Cannae Backstop Amount”) from Cannae Holdings, Inc. (“Cannae”) pursuant to the terms of a Backstop Facility Agreement (the “Backstop Agreement”), all or a portion of which may be used to fund (A) to the extent that the Trebia Shareholder Redemption Value (as defined below), if any, is less than $200,000,000, fifty percent (50%) of such amount and (B) to the extent that the Trebia Shareholder Redemption Value, if any, is in excess of $200,000,000 but less than $300,000,000, the amount funded pursuant to clause (A) plus one-hundred percent (100%) of such amount between $200,000,000 and $300,000,000, and, in accordance with the terms of the Backstop Agreement, Cannae shall subscribe for a number of shares of Trebia Class A Common Stock equal to such aggregate amount divided by $10; (ii) a debt commitment from the financing sources party thereto to Trebia Finco LLC, dated as of the date of this Agreement (the “Debt Commitment Letter”); (iii) solely to the extent that the Trebia Shareholder Redemption Value, if any, is in excess of $417,500,000 but less than $462,500,000, the Redeemed OM Members, OpenMail and Protected have agreed to reduce the Closing Cash Consideration otherwise payable pursuant to this Agreement in an amount equal to the Trebia Shareholder Redemption Value, if any, in excess of $417,500,000 but less than $462,500,000, (and (x) in the case of the Redeemed OM Members and OpenMail, a corresponding reduction in the number of S1 Holdco Units that will be redeemed by S1 Holdco, as set forth in the Allocation Schedule and (y) in the case of Protected, a corresponding increase in the Closing Seller Equity Consideration that will be paid to Protected), and, in accordance with the terms and subject to the conditions of this Agreement and in the proportions set forth on the Allocation Schedule; and (iv) solely to the extent that the Trebia Shareholder Redemption Value, if any, is in excess of $462,500,000, the Redeemed OM Members, OpenMail and Protected may elect to further reduce the Closing Cash Consideration otherwise payable pursuant to this Agreement in an amount equal to the Trebia Shareholder Redemption Value, if any, in excess of $462,500,000 (and (x) in the case of the Redeemed OM Members and OpenMail, a corresponding reduction in the number of S1 Holdco Units that will be redeemed by S1 Holdco and (y) in the case of Protected, a corresponding increase in the Closing Seller Equity Consideration that will be paid to Protected), and, in accordance with the terms and subject to the conditions of this Agreement and in the proportions set forth on the Allocation Schedule (this clause (iv), the “Additional Seller Backstop Election”).

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Laws, the Parties intend to enter into a business combination transaction by which (i) Trebia will acquire a majority of the outstanding units of S1 Holdco (“S1 Holdco Units”) and (ii) Trebia will acquire all of the outstanding equity interests of Protected and in connection with and as part of the business combination, the Parties will, among other things, consummate the Blocker Mergers, the Protected Merger, and the LLC Merger in accordance with the terms hereof;

WHEREAS, on the day prior to the Closing Date, (i) Trebia will domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”), (ii) pursuant to the Domestication, (A) the Trebia Certificate of Incorporation in the form attached hereto as Exhibit A (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Trebia Certificate of Incorporation”) will be adopted and (B) the Trebia Bylaws in the form attached hereto as Exhibit B (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Trebia Bylaws”) will be adopted by the Trebia Board that is in existence immediately following the Domestication, and (iii) pursuant to the Domestication, Trebia will request a certificate of de-registration from the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”);

WHEREAS, pursuant to the Domestication and the closing of the Transactions, (i) each Trebia Class B Ordinary Share (other than the Founder Earnout Shares and the Seller Earnout Shares) will convert automatically into one share of Trebia Class A Common Stock, (ii) each Founder Earnout Share will convert automatically into one share of Trebia Class D Common Stock and each Seller Earnout Share will be forfeited and (iii) each then issued and outstanding Trebia Warrant will convert automatically into a warrant to acquire one share of Trebia Common Stock;

WHEREAS, on the Closing Date prior to the Blocker Pre-Closing Reorganization (as defined below), S1 Midco will contribute units of System 1, LLC (“System 1”) equal to 1% of the equity interests of System 1 to S1, LLC (the “S1 Contribution”);

WHEREAS, (a) in the event that the Trebia Available Cash is less than the Trebia Required Cash, Trebia Finco LLC shall draw no less than the amount of such deficiency (it being understood Trebia (or its applicable subsidiary) shall not be required to (but may in its discretion) draw more than $217,500,000 (the “Debt Backstop Amount”) pursuant to the terms of the Debt Commitment Letter (the “Trebia Finco Debt Drawdown” and the amount of funds drawn by Trebia Finco LLC pursuant to the terms of the Debt Commitment Letter, the “Trebia Finco LLC Debt Commitment Amount”), (b) S1 Midco shall draw the amount specified by Trebia (such amount to be no less than the amount necessary to effectuate the Midco/System1 Debt Repayment, the Redeemed OM Members S1 Holdco Unit Redemption, the OpenMail S1 Holdco Unit Redemption and to pay Transaction Expenses) in accordance with the terms of this Agreement pursuant to the Debt Commitment Letter (the “S1 Midco Debt Drawdown” and the amount of funds drawn by S1 Midco pursuant to the terms of the Debt Commitment Letter, the “S1 Midco Debt Commitment Amount” and, together with the Trebia Finco LLC Debt Commitment Amount, the “Debt Commitment Amount”) and (c) S1 Midco shall use the proceeds of the S1 Midco Debt Drawdown to (A) repay the amounts then owing under the Bank Financing Agreement (“S1 Midco Debt Repayment”) and (B) effectuate any payments in connection with the Redeemed OM Members S1 Holdco Unit Redemption, the OpenMail S1 Holdco Unit Redemption and to pay Transaction Expenses;

WHEREAS, immediately following the Trebia Finco Debt Drawdown, the S1 Midco Debt Drawdown and the S1 Midco Debt Repayment and prior to the CSC Blocker Share Acquisitions (as defined below), on the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, each of the CSC Blockers and certain of their respective Affiliates will effect the Blocker Pre-Closing Reorganization such that the CSC Blockers, Court Square III L.P. and Court Square Capital GP become the direct owners of S1 Holdco Units;

WHEREAS, immediately following the Blocker Pre-Closing Reorganization and prior to the Blocker Mergers, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL and other applicable Laws, each Blocker Parent will sell, transfer and deliver to Trebia, and Trebia will purchase and acquire from the Blocker Parents, 100% of the capital securities of each CSC Blocker (together, the “CSC Blocker Shares”), respectively, free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) in exchange for a portion of the S1 Holdco Closing Cash Consideration as set forth on the Allocation Schedule (collectively, the “CSC Blocker Share Acquisitions”);

WHEREAS, immediately following the CSC Blocker Share Acquisition and prior to the Court Square Unit Redemptions, on the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, (i) CSC Blocker 1 will merge with and into Trebia, with Trebia surviving (the “CSC Blocker 1 Merger”), (ii) CSC Blocker 2 will merge with and into Trebia, with Trebia surviving (the “CSC Blocker 2 Merger”) and (iii) CSC Blocker 3 will merge with and into Trebia, with Trebia surviving (the “CSC Blocker 3 Merger” and each of the CSC Blocker 1 Merger, CSC Blocker 2 Merger and CSC Blocker 3 Merger, a “Blocker Merger” and, together, the “Blocker Mergers”), and, as a result of the Blocker Mergers, Trebia will become the direct owner of certain S1 Holdco Units;

WHEREAS, immediately following the Blocker Mergers and prior to the S1 Conversion (as defined below), on the terms and subject to the conditions of this Agreement, S1 Holdco shall redeem all remaining S1 Holdco Units held by Court Square Capital GP, Court Square Executive and Court Square III L.P. following the CSC Blocker Share Acquisitions and the Blocker Mergers (the S1 Holdco Units redeemed from Court Square Capital GP and Court Square Executive being the “Court Square GPs S1 Units” and the S1 Holdco Units redeemed from Court Square III L.P. being the “Court Square III L.P. S1 Units”), in exchange for a portion of the S1 Holdco Closing Cash Consideration as set forth on the Allocation Schedule (collectively, the “Court Square Unit Redemptions”);

WHEREAS, immediately following the Court Square Unit Redemptions and prior to the S1 Holdco Recapitalization, S1 will convert to a Delaware corporation and as a result System1 will become a partnership for Tax purposes (the “S1 Conversion”);

WHEREAS, immediately following the S1 Conversion and prior to the OpenMail Redemption (as defined below), S1 Holdco will (a) adopt the New S1 Holdco Operating Agreement as a replacement to the existing operating agreement of S1 Holdco; and (b) convert each existing S1 Holdco Unit held by Trebia into New S1 Holdco Class A Units and each other existing S1 Holdco Unit into New S1 Holdco Class B Units (collectively, the “S1 Holdco Recapitalization”);

WHEREAS, immediately following the S1 Holdco Recapitalization and prior to the OpenMail Redemption, Trebia shall contribute the Trebia Excess Cash (if any) to S1 Holdco in exchange for additional New S1 Holdco Class A Units at a price per New S1 Holdco Class A Unit of $10 (the “Trebia Excess Cash Contribution”).

WHEREAS, immediately following the S1 Holdco Recapitalization and prior to the Redeemed OM Members S1 Holdco Unit Redemption, OpenMail will distribute to the Redeemed OM Members such number of New S1 Holdco Class B Units and units in Protected Security Holdings as set forth on the Allocation Schedule in exchange for the redemption of 100% of the Redeemed OM Members’ direct equity interests in OpenMail (the “OpenMail Redemption”);

WHEREAS, immediately following the OpenMail Redemption and prior to the OpenMail S1 Holdco Unit Redemption, (a) S1 Holdco shall redeem such number of New S1 Holdco Class B Units as set forth on the Allocation Schedule (the “Redeemed OM Members S1 Units”) from the Redeemed OM Members in exchange for an amount equal to the Redeemed OM Members’ applicable portions of the S1 Holdco Closing Cash Consideration and (b) Trebia shall issue to the Redeemed OM Members a number of shares of Trebia Class C Common Stock equal to the number of New S1 Holdco Class B Units held by the Redeemed OM Members immediately following the Redeemed OM Members S1 Holdco Unit Redemption in consideration for the payment to Trebia by the Redeemed OM Members of $0.0001 per share (collectively, the “Redeemed OM Members S1 Holdco Unit Redemption”);

WHEREAS, immediately following the Redeemed OM Members S1 Holdco Unit Redemption and prior to entry into the Tax Receivable Agreement, (a) S1 Holdco shall redeem such number of New S1 Holdco Class B Units as set forth on the Allocation Schedule (the “OpenMail S1 Units”) from OpenMail in exchange for cash in an amount equal to OpenMail’s applicable portion of the S1 Holdco Closing Cash Consideration and (b) Trebia shall issue to OpenMail a number of shares of Trebia Class C Common Stock equal to the number of New S1 Holdco Class B Units held by OpenMail immediately following the OpenMail S1 Holdco Unit Redemption in consideration for the payment to Trebia by OpenMail of $$0.0001 per share (collectively, the “OpenMail S1 Holdco Unit Redemption”);

WHEREAS, in connection with the Transactions, the Redeemed OM Members S1 Holdco Unit Redemption and the OpenMail S1 Holdco Unit Redemption, on the terms and subject to the conditions of this Agreement, Trebia, the Redeemed OM Members and the holders of New S1 Holdco Class B Units immediately after the Transactions (which holders shall include the members of OpenMail prior to the distribution by OpenMail of all of its assets pursuant to the Protected Reorganization) will enter into the Tax Receivable Agreement, substantially in the form of Exhibit C attached hereto (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Tax Receivable Agreement”);

WHEREAS, immediately following the OpenMail S1 Holdco Unit Redemption and prior to the Protected Rollover, on the terms and subject to the conditions of this Agreement, each of Protected, Protected Security Holdings, JDI and its Affiliates and OpenMail will effect the Protected Reorganization (as defined in the Protected Support Agreement);

WHEREAS, subject to the terms and conditions of this Agreement, each of the Protected Rollover Parties (as defined below), desires, immediately following the Protected Reorganization and prior to the Protected Merger, to contribute to Trebia the number of shares of Protected Common Stock (the “Protected Rollover Shares”) set forth opposite such Protected Rollover Party’s name on the schedule attached hereto as Exhibit J (the “Protected Rollover Schedule”) under the heading Protected Rollover Shares, in exchange for (i) the issuance of such Protected Rollover Party’s applicable portion of the Closing Seller Equity Consideration (in the form of Trebia Class A Common Stock) as set forth in the Allocation Schedule, (ii) the payment of such Protected Rollover Party’s applicable portion of the Protected Closing Cash Consideration as set forth in the Allocation Schedule, and (iii) the issuance to such Protected Rollover Party of a number of shares of Trebia Class A Common Stock equal to such Protected Rollover Party’s portion of the Seller Backstop Amount (as set forth on the Allocation Schedule), if any, divided by $10 (collectively, the “Protected Rollover”);

WHEREAS, in connection with the closing of the Transactions, subject to the terms and conditions of this Agreement, BGPT Sponsor will sell and transfer 500,000 Founder Trebia Warrants to each of Lone Star Friends Trust and JDI for a purchase price of $1.50 per Founder Trebia Warrant;

WHEREAS, immediately following the Protected Rollover and prior to the LLC Merger, on the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Trebia Merger Sub will merge with and into Protected (the “Protected Merger”), with Protected surviving the Protected Merger as a wholly owned subsidiary of Trebia;

WHEREAS, immediately following the Protected Merger and prior to the Finco-LLC Merger, on the terms and subject to the conditions of this Agreement, and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), Protected will merge with and into Trebia Merger Sub LLC (the “LLC Merger”) with Trebia Merger Sub LLC surviving the LLC Merger (such surviving entity of the LLC Merger, “Protected Holding LLC”);

WHEREAS, immediately following the LLC Merger and prior to the Protected Contribution, on the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA, Trebia Finco LLC will merge with and into Protected Holding LLC (the “Finco-LLC Merger”) with Protected Holding LLC surviving the Finco-LLC Merger;

WHEREAS, immediately following the Finco-LLC Merger and prior to the LLC-Midco Merger, on the terms and subject to the conditions of this Agreement, Trebia will contribute 100% of the outstanding equity interests of Protected Holding LLC to S1 Holdco in exchange for such number of New S1 Holdco Class A Units as set forth on the Allocation Schedule (the “Protected Contribution”);

WHEREAS, immediately following the Protected Contribution and prior to the LLC-Protected UK Cash Contribution, on the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA, S1 Midco will merge with and into Protected Holding LLC (the “LLC-Midco Merger”) with Protected Holding LLC surviving the LLC-Midco Merger;

WHEREAS, immediately following the LLC-Midco Merger and prior to the Protected UK Debt Repayment, on the terms and subject to the conditions of this Agreement, Protected Holding LLC will contribute an amount of cash to Protected UK which is sufficient to permit Protected UK to repay the amounts due under the Bank Financing Agreement (the “LLC-Protected UK Cash Contribution”);

WHEREAS, in connection with Trebia’s agreements set forth in Section 12.10, S1 Holdco shall issue a number of New S1 Holdco Class A Units to Trebia as set forth on the Allocation Schedule (the “VCU Assumption Issuance”);

WHEREAS, immediately following the LLC-Protected UK Cash Contribution, on the terms and subject to the conditions of this Agreement, Protected UK will repay the amounts due under the Bank Financing Agreement;

WHEREAS, each of the Parties intends that the transactions contemplated by this Agreement will qualify for the Intended Tax Treatment as described in Section 12.05(b);

WHEREAS, the board of managers of S1 Holdco has unanimously (i) determined that it is in the best interests of S1 Holdco and the holders of S1 Holdco Units and declared it advisable to enter into this Agreement and each of the Transactions, in accordance with the DLLCA, and (ii) approved this Agreement and each of the Transactions, in accordance with the DLLCA and the S1 Holdco Operating Agreement (as defined below), as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, the holders of a majority of equity interests of S1 Holdco have approved by written consent this Agreement and the consummation of the Transactions, as well as the entry by S1 Holdco into the New S1 Holdco Operating Agreement, substantially in the form attached hereto as Exhibit D (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “New S1 Holdco Operating Agreement” ), and S1 Holdco shall deliver a duly executed copy of such written consent (the “S1 Holdco Written Consent”) to Trebia immediately following the execution of this Agreement;

WHEREAS, the general partner of each of the Blocker Parents, the general partner of Court Square Executive and the board of managers of Court Square Capital GP has (i) determined that it is in the best interests of the Blocker Parents and each of their respective limited partners, Court Square Executive and its limited partners and Court Square Capital GP, respectively, and declared it advisable to enter into this Agreement and each of the Transactions, in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or the DLLCA, as applicable, and (ii) approved this Agreement and each of the Transactions, in accordance with the DRULPA or the DLLCA, as applicable, and the organizational documents of such Blocker Parent, Court Square Executive or Court Square Capital GP, as applicable, on the terms and subject to the conditions of this Agreement (the “Court Square GPs’ Written Consent”);

WHEREAS, the board of directors of each of the CSC Blockers has unanimously (i) determined that it is in the best interests of such CSC Blocker and its equityholders and declared it advisable to enter into this Agreement and each of the Transactions, including the applicable Blocker Merger, in accordance with the DGCL, and (ii) approved this Agreement and each of the Transactions, including the applicable Blocker Merger, in accordance with the DGCL and the organizational documents of such CSC Blocker, on the terms and subject to the conditions of this Agreement (the “Blocker Parents’ Written Consent”);

WHEREAS, the board of managers of OpenMail has unanimously (i) determined that it is in the best interests of OpenMail and the equity holders of OpenMail and declared it advisable to enter into this Agreement and each of the Transactions, in accordance with the DLLCA, and (ii) approved this Agreement and each of the Transactions, in accordance with the DLLCA and OpenMail’s organizational documents, as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Protected has unanimously (i) determined that it is in the best interests of Protected and the stockholders of Protected and declared it advisable to enter into this Agreement and each of the Transactions, in accordance with the DGCL, and (ii) approved this Agreement and each of the Transactions, in accordance with the DGCL and Protected’s organizational documents, as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, Protected Security Holdings, as the holder of 100% of the issued and outstanding Protected Common Stock, has entered into that certain support agreement substantially in the form attached hereto as Exhibit K (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Protected Support Agreement”), pursuant to which Protected Security Holdings has agreed to deliver a written consent substantially in the form attached thereto as Exhibit D (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Protected Written Consent”) approving this Agreement and the consummation of the Transactions, including the Protected Merger in accordance with Section 251 of the DGCL, to Trebia promptly after the Proxy Statement / Prospectus is declared effective or otherwise cleared by the SEC (and in any event within two (2) Business Days after notification thereof to Protected Security Holdings);

WHEREAS, the board of directors or sole member, as the case may be, of Trebia Merger Sub, Trebia Merger Sub LLC, Trebia Finco LLC and S1 Midco has (i) determined that it is in the best interests of such company and declared it advisable to enter into this Agreement and each of the Transactions, including the Protected Merger, the LLC Merger, the Finco-LLC Merger and the LLC-Midco Merger (as applicable) in accordance with the DGCL or DLLCA, as applicable and (ii) approved this Agreement and each of the Transactions, including the Protected Merger, the LLC Merger, the Finco-LLC Merger and the LLC-Midco Merger in accordance with the DGCL or the DLLCA, as applicable, on the terms and subject to the conditions of this Agreement;

WHEREAS, Trebia, in its capacity as the sole stockholder of Trebia Merger Sub and sole member of each of Trebia Merger Sub LLC and Trebia Finco LLC, has, by its execution and delivery hereof, approved and adopted this Agreement and each of the Transactions, including the Protected Merger, the LLC Merger, the Finco-LLC Merger and LLC-Midco Merger, in accordance with Section 251 of the DGCL and Section 18-209 of the DLLCA;

WHEREAS, S1 Holdco, in its capacity as the sole member of S1 Midco, has, by its execution and delivery hereof, approved and adopted this Agreement and each of the Transactions, including the LLC-Midco Merger, in accordance with Section 18-209 of the DLLCA;

WHEREAS, the board of directors of Trebia has (i) determined that it is in the best interests of Trebia and the stockholders of Trebia, and declared it advisable, to enter into this Agreement and each of the Transactions, providing for, among other things, the Blocker Mergers, the Protected Merger, the LLC Merger, the Finco-LLC Merger and the LLC-Midco Merger, in each case, in accordance with the DGCL, (ii) approved this Agreement and the Transactions, including the Blocker Mergers, the Protected Merger, the LLC Merger, the Finco-LLC Merger and the LLC-Midco Merger, in each case, in accordance with the DGCL on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement be adopted by the shareholders of Trebia (the “Trebia Board Recommendation”);

WHEREAS, in connection with the consummation of the Transactions, Trebia, the Founders, JDI and certain S1 Holdco and Protected direct or indirect equityholders, as applicable, at the Closing will enter into a Stockholders Agreement, substantially in the form of Exhibit E attached hereto (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Stockholders Agreement”), and, together with certain other parties thereto, a Registration Rights Agreement substantially in the form of Exhibit F attached hereto (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected) (the “Registration Rights Agreement”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, Trebia and each of the other parties thereto (the “Sponsor Persons”) have entered into the Sponsor Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

Article I
Certain Definitions

Section 1.01.      Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Transaction” has the meaning specified in Section 12.04(a).

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Additional Seller Backstop Election” has the meaning specified in the Recitals hereto.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided, except S1 Holdco and its Subsidiaries, no Affiliate or portfolio company (as such term is commonly understood in the private equity industry) of Court Square Capital Management, L.P. or any of its Affiliates shall be considered an Affiliate of S1 Holdco or any of its Subsidiaries.

“Agreement” has the meaning specified in the Preamble hereto.

“Allocated Percentage” means the relevant percentage notified in writing to Trebia by S1 Holdco and Protected upon making an Additional Seller Backstop Election for each of the reductions in respect of the Specified Proceeds Reduction contemplated in Section 3.01(c), Section 3.01(d), Section 3.01(e), Section 3.01(f), Section 3.01(g) and Section 3.03(a); provided that the sum of all Allocated Percentages shall equal 100%.

“Allocation” has the meaning specified in Section 12.05(i).

“Allocation Schedule” means a schedule dated as of the Closing Date, prepared by S1 Holdco and Protected in a form consistent with the format set forth on the illustrative example of the Allocation Schedule attached hereto as Exhibit G, setting forth, (a) the name of OpenMail, each Blocker Parent, Court Square Executive, Court Square Capital GP, each Redeemed OM Member, each Protected Rollover Party, each holder of Protected Common Stock, each holder of equity interests in Protected UK, each holder of equity interests in Protected Security Holdings, each holder of equity interests in OpenMail and each holder of Value Creation Units (all such Persons, the “Sellers”), (b) the allocation of the Closing Cash Consideration and the Closing Seller Equity Consideration (if any) at the Closing to each Seller, and (c) the allocation of the Seller Backstop Amount, in each case, in accordance with the methodology and principles set forth on Exhibit G (as such form may be altered from time to time as agreed between Trebia, OpenMail, S1 Holdco and Protected).

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Official or representative of a Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Anti-Money Laundering Laws” means the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and any other foreign, federal, state, or local Laws relating to fraud or money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Attributable Gain” has the meaning set forth on Section 1.01(e) of the Disclosure Schedules.

“Available Cash Amount” means, as of immediately prior to Closing, all available Cash and Cash Equivalents of the Trebia Parties, including (i) Available Trust Proceeds, (ii) the Cannae Backstop Proceeds and (iii) the Debt Backstop Amount.

“Available Trust Proceeds” means, as of immediately prior to Closing, an amount equal to the proceeds available from the Trust Account (after reduction for the aggregate amount of any payments required to be made in connection with the Trebia Shareholder Redemption).

“Backstop Agreement” has the meaning specified in the Recitals hereto.

“Backstop Amounts” has the meaning specified in the Recitals hereto.

“Bank Financing Agreement” means that certain Facilities Agreement, dated as of December 17, 2020, by and between Protected UK, Silicon Valley Bank and certain Subsidiaries of Protected UK as Guarantors.

“BGPT Sponsor” has the meaning specified in the Recitals hereto.

“Black-Out Period” means any “black-out,” lock-up or similar period under Trebia’s policies covering trading in Trebia’s securities to which the holders of Trebia’s securities are subject, which period restricts the ability of any such securityholder to immediately resell Trebia Class A Common Stock.

“Blocker Certificate of Merger” means each of the Blocker 1 Certificate of Merger, the Blocker 2 Certificate of Merger or the Blocker 3 Certificate of Merger.

“Blocker Merger Effective Time” means each of the CSC Blocker Merger 1 Effective Time, the CSC Blocker Merger 2 Effective Time or the CSC Blocker Merger 3 Effective Time.

“Blocker Mergers” has the meaning specified in the Recitals hereto.

“Blocker Parents” has the meaning specified in the Preamble hereto.

“Blocker Parents’ Written Consent” has the meaning specified in the Recitals hereto.

“Blocker Pre-Closing Reorganization” has the meaning specified in Section 2.03.

“Blocker Surviving Entities” has the meaning specified in the Recitals hereto.

“Books and Records” means, with respect to any Person, all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by such Person or any of its Subsidiaries or in which such Person or any of its Subsidiaries’ assets, the business or its transactions are otherwise.

“Borrowed Money Debt” means, with respect to S1 Holdco, the CSC Blockers, OpenMail and Protected, as applicable, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments (including any letter of credit, surety bond, banker’s acceptance or similar reimbursement agreement or obligation, in each case, solely to the extent drawn), (c) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business of S1 Holdco, the CSC Blockers, OpenMail or Protected, as applicable), (d) all obligations under leases required to be capitalized in accordance with GAAP and any purchase money indebtedness, (e) all obligations under any hedging arrangement, (f) all obligations under any direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness for borrowed money or obligations of others of the kinds referred to in clauses (a) through (e) above, and (h) all obligations of the kinds referred to in clauses (a) through (e) above of other Persons secured by any Lien on any property or asset of S1 Holdco, the CSC Blockers, OpenMail or Protected, as applicable.

“Business Combination” has the meaning ascribed to such term in Trebia’s Memorandum and Articles of Association.

“Business Combination Proposal” has the meaning specified in Section 12.04(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cannae” has the meaning specified in the Recitals hereto.

“Cannae Backstop Amount” has the meaning specified in the Recitals hereto.

“Cannae Backstop Proceeds” has the meaning specified in Section 2.02(a).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, issued August 8, 2020, the Consolidated Appropriations Act, 2021, or any similar applicable federal, state, local or non-U.S. Law.

“Cash and Cash Equivalents” means, for any Person, all cash and cash equivalents (including marketable securities, checks, bank deposits and Merchant Reserves), calculated in accordance with (a) in respect of S1 Holdco, GAAP applied based on S1 Holdco’s historical practice or (b) in respect of Protected, GAAP applied based on Protected’s historical practice.

“Cause” means, with respect to any Trebia Service Provider, the occurrence of any one or more of the following events:

(a)        such Trebia Service Provider’s willful failure to substantially perform his duties with Trebia (other than any such failure resulting from such Trebia Service Provider’s incapacity due to physical or mental illness), including such Trebia Service Provider’s failure to follow any lawful directive from the Trebia Board, within the reasonable scope of such Trebia Service Provider’s duties and such Trebia Service Provider’s failure to correct the same (if capable of correction, as determined by the Trebia Board), within 10 calendar days after a written notice describing the circumstances constituting Cause is delivered to such Trebia Service Provider;

(b)        such Trebia Service Provider’s commission of, indictment for or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes that do not result in substantial bodily injury or death) or a crime of moral turpitude;

(c)        such Trebia Service Provider’s material breach of this Agreement, any employment agreement between such Trebia Service Provider and Trebia, the Confidentiality Agreement or any other written agreement with Trebia or its Affiliates or under any applicable policy of Trebia or its Affiliates (including any code of conduct or harassment policies), and such Trebia Service Provider’s failure to correct the same (if capable of correction, as determined by the Trebia Board), within 10 calendar days after a written notice describing the circumstances constituting Cause is delivered to such Trebia Service Provider;

(d)        any act of fraud, embezzlement, theft or material misappropriation from Trebia or its Affiliates by such Trebia Service Provider;

(e)        such Trebia Service Provider’s willful misconduct or gross negligence with respect to any material aspect of Trebia’s business or a material breach by such Trebia Service Provider of his fiduciary duty to Trebia or its Affiliates; or

(f)         such Trebia Service Provider’s commission of an act of material dishonesty resulting in material reputational, economic or financial injury to Trebia or its affiliates.

“Cayman Registrar” has the meaning specified in the Recitals hereto.

“Closing” has the meaning specified in Section 4.01.

“Closing Cash Consideration” means an amount equal to the sum of the Protected Closing Cash Consideration and the S1 Holdco Closing Cash Consideration (which shall be allocated as set forth on the Allocation Schedule).

“Closing Date” has the meaning specified in Section 4.01.

“Closing Seller Equity Consideration” means (a) (i) a number of shares of Trebia Class A Common Stock and Trebia RSUs, in an aggregate number (rounded up to the nearest whole share) as set forth on the Allocation Schedule, plus (ii) the number of shares of Trebia Class A Common Stock determined by dividing the Protected Backstop Amount (if any) by $10.00, plus (iii) a number of shares of Trebia Class A Common Stock equal to the Founder Shares Forfeited to S1/Protected (as defined in the Sponsor Agreement) (if any) and (b) shares of Trebia Class C Common Stock to be issued in respect of each retained New S1 Holdco Class B Unit in an aggregate number (rounded up to the nearest whole share) as set forth on the Allocation Schedule (in each case, which shall be allocated as set forth on the Allocation Schedule).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Compliant” means with respect to the Required Information, that such Required Information does not, taken as a whole, contain any untrue statement of a material fact regarding S1 Holdco and its Subsidiaries or Protected and its Subsidiaries or omit to state any material fact regarding S1 Holdco and its Subsidiaries or Protected and its Subsidiaries necessary in order to make such Required Information not materially misleading under the circumstances.

“Confidentiality Agreement” has the meaning specified in Section 15.09.

“Contracts” means any legally binding contracts, agreements, arrangements, subcontracts, leases, purchase orders, bonds, notes, indentures, mortgages, debt instruments, licenses or other instruments or obligations of any kind.

“Court Square” means Court Square Capital Management, L.P., a Delaware limited partnership.

“Court Square III-A L.P.” has the meaning specified in the Preamble hereto.

“Court Square III L.P.” has the meaning specified in the Preamble hereto.

“Court Square Capital GP” has the meaning specified in the Preamble hereto

“Court Square Executive” has the meaning specified in the Preamble hereto.

“Court Square GPs” has the meaning specified in the Preamble hereto.

“Court Square GPs S1 Units” has the meaning specified in the Recitals hereto.

“Court Square GPs’ Written Consent” has the meaning specified in the Recitals hereto.

“Court Square (Offshore) L.P.” has the meaning specified in the Preamble hereto.

“Court Square Unit Redemptions” has the meaning specified in the Recitals hereto.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. No. 116-127), Consolidated Appropriations Act, 2021(Pub. L. 116-260), the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020 and IRS Notice (2020-65).

“CSC Blocker 1” has the meaning specified in the Preamble hereto.

“CSC Blocker 1 Merger” has the meaning specified in the Recitals hereto.

“CSC Blocker 2” has the meaning specified in the Preamble hereto.

“CSC Blocker 2 Merger” has the meaning specified in the Recitals hereto.

“CSC Blocker 3” has the meaning specified in the Preamble hereto.

“CSC Blocker 3 Merger” has the meaning specified in the Recitals hereto.

“CSC Blocker Merger 1 Effective Time” has the meaning specified in Section 2.05(a).

“CSC Blocker Merger 2 Effective Time” has the meaning specified in Section 2.05(a).

“CSC Blocker Merger 3 Effective Time” has the meaning specified in Section 2.05(a)

“CSC Blockers” has the meaning specified in the Preamble hereto.

“CSC Blocker Shares” has the meaning specified in the Recitals hereto.

“CSC Blocker Share Acquisition” has the meaning specified in the Recitals hereto.

“Data” means all databases and compilations, including any and all data and collections of data whether machine readable or otherwise.

“Debt Backstop Amount” has the meaning specified in the Recitals hereto.

“Debt Commitment Letter” has the meaning specified in the Recitals hereto.

“Debt Financing” means the financing contemplated by the Debt Commitment Letter.

“Debt Financing Sources” means the lenders, agents and arrangers of any Debt Financing, together with their respective affiliates, officers, directors, employees, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements relating thereto.

“DGCL” has the meaning specified in the Recitals hereto.

“Disclosure Schedules” means the disclosure schedules to this Agreement of the Parties.

“DLLCA” has the meaning specified in the Recitals hereto.

“Domestication” has the meaning specified in the Recitals hereto.

“DRULPA” has the meaning specified in the Recitals hereto.

“Effective Time” has the meaning specified in Section 2.11.

“Employee Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA, each compensatory equity, severance, employment, individual consulting, retention, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employee loan, retirement, health and welfare, life insurance, pension, and each other employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA.

“Enforceability Exceptions” has the meaning specified in Section 5.03.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, storage, emission, disposal or release of Hazardous Materials, each as in effect on and as interpreted as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any Person means any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Contract” has the meaning specified in Section 13.02(g).

“Financing Agreement” means the System1 Financing Agreement or Protected Financing Agreement, as applicable.

“Foreign Investment Law” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests.

“Foreign Protected Benefit Plan” has the meaning specified in Section 6.13(a).

“Foreign System1 Benefit Plan” has the meaning specified in Section 5.13(a).

“Forward Purchase Agreement” means the forward purchase agreement, dated as of June 5, 2020, between Trebia and Cannae Holdings, Inc.

“Founder Earnout Shares” means 1,450,000 of the Trebia Class B Ordinary Shares to be converted to an equal number of Trebia Class D Common Stock in accordance with the terms of this Agreement.

“Founder Trebia Warrants” means the Trebia Warrants held by the Founders.

“Founder Trebia Warrants Purchase” has the meaning set forth in Section 2.17.

“Founders” has the meaning specified in the Recitals hereto.

“GAAP” means United States or United Kingdom generally accepted accounting principles, as applicable, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, self-regulatory organization, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Filings” has the meaning specified in Section 5.05.

“Governmental Official” means any officer or employee of a Governmental Authority, including any political subdivision, sovereign wealth fund, or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such Governmental Authority, or for or on behalf of any public international organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar meaning) under applicable Environmental Laws in effect as of the date hereof, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, (c) obligations of such Person for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligations of the type referred to in clauses (a) - (g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations, in each case other than (i) Indebtedness set forth on Section 1.01(c) of the Disclosure Schedules, (ii) any Transaction Expenses, (iii) Indebtedness solely between S1 Holdco or Protected, on one hand, and any System1 Subsidiary or Protected Subsidiary, as applicable, on the other hand and (iv) Indebtedness between System1 Subsidiaries or Protected Subsidiaries, as applicable. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliates” has the meaning specified in Section 11.01(c).

“Intellectual Property” means all intellectual property rights (including with respect to rights in technology and Software) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (a) patents and patent applications, (b) trademarks, service marks, trade names, and other indicia of commercial source or origin, together with all goodwill associated therewith, (c) copyrights and copyrightable works, and all database and design rights, whether or not registered or published, including all data collections, and corresponding rights in works of authorship, (d) internet domain names, (e) social media accounts, (f) trade secrets and all corresponding rights in trade secrets and confidential or proprietary information and know-how (whether or not patentable) and (g) registrations, issuances, applications, renewals, reissuances, divisionals, continuations, continuations-in-part, revisions, substitutions, reexamination, and extensions for any of the foregoing.

“Intended Tax Treatment” has the meaning specified in Section 12.05(b).

“Interim Period” has the meaning specified in Section 9.01.

“IT Systems” means all computer systems, servers, networks, databases, network equipment, websites, computer hardware and equipment used to process, store, maintain and operate data, information, functions, and other information technology systems, including any Software and Data embedded or installed thereon, owned, licensed, leased or controlled by S1 Holdco or any of its Subsidiaries or Protected or its Subsidiaries, as applicable.

“JDI” means Just Develop It Limited, a private limited company incorporated in England & Wales.

“JOBS Act” has the meaning specified in Section 11.08.

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased by (a) S1 Holdco or any System1 Subsidiary, or (b) Protected or any Protected Subsidiary, as applicable, for which the lessee is required to make aggregate annual payments in excess of $1,000,000.

“Letter of Transmittal” has the meaning specified in Section 4.05(b).

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind or nature whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, unliquidated or otherwise, and whether due or to become due, and regardless of when or by whom asserted.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“LLC Certificate of Merger” has the meaning specified in Section 2.13(c).

“LLC Merger” has the meaning specified in the Recitals hereto.

“Marketing Period” means the first period of ten (10) consecutive Business Days after the date of this Agreement throughout and at the end of which (i) Trebia shall have all of the Required Information and (ii) such Required Information is Compliant and remains Compliant throughout such period; provided, however, that, the Marketing Period shall not be deemed to have commenced if prior to the completion of the Marketing Period, (a) PricewaterhouseCoopers LLP with respect to S1 Holdco or BDO LLP with respect to Protected, as applicable, shall have withdrawn its audit opinion with respect to the most recent audited financial statements included in the Required Information, in which case the Marketing Period may not commence unless and until a new unqualified audit opinion is issued with respect to such audited consolidated financial statements included in the Required Information, by PricewaterhouseCoopers LLP or BDO LLP, as applicable, or another independent public accounting firm of recognized national standing reasonably acceptable to Trebia or (b) the board of directors (or similar governing body) (or audit committee thereof) of either S1 Holdco or Protected, as applicable, shall have determined that a restatement of any financial statements included in the Required Information is required in accordance with GAAP, in which case such Marketing Period may not commence unless and until such restatement has been completed and the Required Information has been amended or S1 Holdco or Protected, as applicable, has determined and confirmed in writing to Trebia that no such restatement is required in accordance with GAAP; provided, that (a) the ten (10) consecutive Business Day period described in this definition shall be completed on or prior to August 20, 2021 or commence no earlier than September 7, 2021, (b) the ten (10) consecutive Business Day period described in this definition shall be completed on or prior to December 17, 2021 or commence no earlier than January 4, 2022 and (c) July 5, 2021, November 24, 2021 and November 26, 2021 shall be excluded as Business Days for purposes of such ten (10) consecutive Business Day period (but for the avoidance of doubt, the exclusion of such dates shall not restart the Marketing Period). If S1 Holdco and Protected reasonably believe (in good faith) that they have provided all of the Required Information in Compliant form, they may deliver to Trebia a written notice to that effect (stating when they believe they completed such delivery), in which case S1 Holdco and Protected shall be deemed to have satisfied their requirements on the date specified in such notice and, subject to the provisos in the preceding sentence, the “Marketing Period” shall be deemed to have commenced on the date specified in such notice, unless Trebia reasonably believes (in good faith) that S1 Holdco or Protected has not completed the delivery of the Required Information and within four (4) Business Days after the delivery of such notice, Trebia delivers a written notice to S1 Holdco and Protected to that effect (stating with specificity which Required Information S1 Holdco or Protected has not yet delivered). For the avoidance of doubt, if after the start of the Marketing Period, S1 Holdco or Protected shall provide Trebia with additional information (including financial statements) as required by the defined term “Required Information,” the delivery of such information (including financial statements) will not be deemed to re-start the Marketing Period.

“Material Adverse Effect” means, with respect to S1 Holdco or Protected, a material adverse effect on the results of operations or financial condition of S1 Holdco and the System1 Subsidiaries or Protected and the Protected Subsidiaries, in each case, taken as a whole; provided, however, that in no event shall any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the results of operations or financial condition of S1 Holdco and the System1 Subsidiaries or Protected and the Protected Subsidiaries, taken as a whole: (a) any change in applicable Laws or GAAP or any interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.04 and Section 6.04 and, to the extent related thereto, the condition in Section 13.02(a) and Section 13.03(a)), (d) any change generally affecting any of the industries or markets in which S1 Holdco and the System1 Subsidiaries or Protected and the Protected Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of Trebia (provided that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.04 and Section 6.04 and, to the extent related thereto, the condition in Section 13.02(a) and Section 13.03(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, S1 Holdco or Protected operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon any Person or country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of S1 Holdco and the System1 Subsidiaries or Protected and the Protected Subsidiaries, in each case, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) and (i) COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or S1 Holdco and the System1 Subsidiaries or Protected and the Protected Subsidiaries’ compliance therewith; provided that in the case of clauses (a), (b), (d), (f) and (g) such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on S1 Holdco and its Subsidiaries, taken as a whole, or Protected and its Subsidiaries, taken as a whole, in each case, as compared to other industry participants. As used in Article V and Section 13.02(f), the term “Material Adverse Effect” refers to a Material Adverse Effect with respect to S1 Holdco and the System1 Subsidiaries, taken as a whole. As used in Article VI and Section 13.02(f), the term “Material Adverse Effect” refers to a Material Adverse Effect with respect to Protected and the Protected Subsidiaries, taken as a whole.

“Merchant Reserves” means cash and cash equivalents held by payment processors and related merchant banks on behalf of the relevant Person and its Subsidiaries which such Person and its Subsidiaries can, as of the relevant time, withdraw.

“Mergers” means the Protected Merger, the LLC Merger, the Blocker Mergers, the Finco-LLC Merger and the LLC-Midco Merger collectively.

“Midco” means System1 Midco, LLC, a Delaware limited liability company.

“Multiemployer Plan” has the meaning specified in Section 5.13(f).

“New Contract” has the meaning specified in Section 13.02(g).

“New S1 Holdco Class A Units” has the meaning given to the term “Class A Units” in the New S1 Holdco Operating Agreement.

“New S1 Holdco Class B Units” has the meaning given to the term “Class B Units” in the New S1 Holdco Operating Agreement, which are exchangeable into Trebia Class A Common Stock on a one-to-one basis per the terms of the New S1 Holdco Operating Agreement.

“New S1 Holdco Operating Agreement” has the meaning specified in the Recitals hereto.

“Non-Founder Trebia Warrant” means a Trebia Warrant, other than a Founder Trebia Warrant.

“Non-Management Employees” has the meaning specified in Section 9.01(p).

“NYSE” means the New York Stock Exchange.

“Omnibus Incentive Plan” has the meaning specified in Section 11.08.

“Omnibus Incentive Plan Proposal” has the meaning specified in Section 12.03(a)(i).

“OpenMail” has the meaning specified in the Preamble hereto.

“OpenMail Redemption” has the meaning specified in the Recitals hereto.

“OpenMail S1 Holdco Unit Redemption” has the meaning specified in the Recitals hereto.

“OpenMail S1 Units” has the meaning specified in the Recitals hereto.

“OpenMail VCUs” means value creation units issued by OpenMail pursuant to the OpenMail LLC 2016 Value Creation Unit Plan (as amended from time to time, the “OpenMail VCU Plan”) that are outstanding as of immediately prior to the Effective Time.

“Open Source Software” means any Software that is subject to or licensed, provided or distributed under any license meeting the definition of open source (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Affero General Public License, the Apache License, the BSD License, the Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.

“Other Related Party Contracts” means the Contracts set forth on Section 8.01(k), Section 8.02(h), Section 8.03(h) and Section 8.04(h) of the Disclosure Schedules.

“Party” has the meaning specified in the Preamble hereto.

“Pass-Through Income Tax” means any income Tax with respect to which the holders of S1 Holdco Units outstanding as of immediately prior to the Closing (or any of their direct or indirect owners) would be primarily liable as a matter of Tax Law (e.g., the income Tax liability for items of income, gain, loss, deduction and credit passed-through to owners of an entity treated as a partnership for U.S. federal income Tax purposes).

“Pass-Through Return” has the meaning specified in Section 12.05(f).

“Paying Agent” has the meaning specified in Section 4.05(a).

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” has the meaning specified in Section 5.11.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record, (ii) would be disclosed by a physical inspection or survey of such real property, or (iii) do not materially interfere with the present uses of such real property, (e) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (f) Liens securing any Indebtedness of S1 Holdco or Protected and their respective Subsidiaries (including Indebtedness incurred pursuant to any Financing Agreement) and (g) Liens described on Section 1.01(d) of the Disclosure Schedules.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” has the meaning provided in any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law and applicable privacy policies, and may include but is not limited to information that identifies, relates to, describes, or is reasonably capable of being associated with, or could reasonably be linked (directly or indirectly) with a consumer or household, such as but not limited to a name, postal address, online identifier, Internet Protocol address, email address, account name, biometric information or identifiers, social security number, driver’s license number, account or credit card information, or similar identifiers. Personal Information may relate to any individual, including a current, prospective, or former customer, end user or employee of any Person, and includes information in any form or media, whether paper, electronic, or otherwise.

“Policies” has the meaning specified in Section 5.16.

“Post-Closing RSUs” has the meaning specified in Section 11.13

“Post-Signing Protected Rollover Parties” has the meaning specified in Section 2.12.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including but not limited to the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), Gramm-Leach-Bliley Act (GLBA), General Data Protection Regulation 2016/679/EU (GDPR), each to the extent applicable, and any and all applicable Laws relating to breach notification or marketing in connection with Personal Information, and any applicable laws relating to the use of biometric identifiers.

“Protected” has the meaning specified in the Preamble hereto.

“Protected Audited Financial Statements” has the meaning specified in Section 6.08(a).

“Protected Backstop Amount” means the Protected Rollover Parties’ portion of the Seller Backstop Amount, as set forth in the Allocation Schedule.

“Protected Benefit Plan” has the meaning specified in Section 6.13(a).

“Protected Certificate of Merger” has the meaning specified in Section 2.13(a).

“Protected Closing Cash Consideration” means an amount equal to the sum of (i) the Protected Purchase Price set forth on the Allocation Schedule, minus (ii) the Protected Net Debt Amount (which, for the avoidance of doubt, will result in an increase to Protected Closing Cash Consideration if the Protected Net Debt Amount is a negative number, and which shall be allocated as set forth on the Allocation Schedule), minus (iii) the Protected Backstop Amount, if any.

“Protected Closing Statement” has the meaning specified in Section 4.04(c).

“Protected Common Stock” means the common stock, par value $0.01 per share, of Protected.

“Protected Contribution” has the meaning specified in the Recitals hereto.

“Protected Disclosure Scheduled Intellectual Property” has the meaning specified in Section 6.19(a).

“Protected Effective Time” has the meaning specified in Section 2.13(a).

“Protected Employees” has the meaning specified in Section 6.13(a).

“Protected Financial Statements” has the meaning specified in Section 6.08(a).

“Protected Financing Agreements” means, together, the Investor Financing Agreement and the Bank Financing Agreement.

“Protected Holding LLC” has the meaning specified in the Recitals hereto.

“Protected Holding LLC Operating Agreement” has the meaning specified in Section 2.18(c).

“Protected Interim Financial Statements” has the meaning specified in Section 6.08(a).

“Protected IT Systems” has the meaning specified in Section 6.19(c).

“Protected Leases” has the meaning specified in Section 6.18(a).

“Protected Licensed Intellectual Property” has the meaning specified in Section 6.19(a)(i).

“Protected LTM Cash EBITDA” means (a) net income (or loss) (determined in accordance with GAAP) generated by Protected and its Subsidiaries (as of the Closing) on a consolidated basis for any trailing twelve-month period, plus (b) the sum of, to the extent included in the calculation of net income (or loss), but without duplication, (i) interest expense for such period, (ii) income tax expense for such period, (iii) depreciation expense for such period, (iv) amortization expense for such period, (v) any stock based compensation charge and (vi) the difference between customer billings received on a cash basis and GAAP revenue; provided, that, Protected LTM Cash EBITDA shall excluded income and expenses which arise from any business acquired by Protected and its Subsidiaries after the date hereof.

“Protected Material Contracts” has the meaning specified in Section 5.12(a).

“Protected Merger” has the meaning specified in the Recitals hereto.

“Protected Net Debt Amount” means, as of immediately prior to the Closing, without taking into account any of the Transactions consummated on the Closing Date, an amount (which may be a positive or negative number) equal to (i) the aggregate Borrowed Money Debt of Protected and the Protected Subsidiaries and Indebtedness issued by Protected and the Protected Subsidiaries in substitution or exchange for Borrowed Money Debt, excluding any items set forth on Section 1.01(b) of the Disclosure Schedules (expressed as a positive number), minus (ii) Cash and Cash Equivalents of Protected and the Protected Subsidiaries minus (iii) the aggregate amount of payments made by Protected and the Protected Subsidiaries prior to the close of business on the Business Day immediately preceding the Closing in respect of any amounts that would have constituted Transaction Expenses had such amounts not been paid or satisfied prior to the close of business on the Business Day immediately preceding the Closing. An illustrative example of the calculation of the Protected Net Debt Amount is set forth on Exhibit H attached hereto.

“Protected Net Group Limited Group” means Protected UK and its Subsidiaries.

“Protected Non-Management Employee” has the meaning specified in Section 10.01(p).

“Protected Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Protected or any Protected Subsidiary.

“Protected Reorganization” means has the meaning set forth in the Protected Support Agreement.

“Protected Related Party Contracts” has the meaning specified in Section 6.24.

“Protected Representations” means the representations and warranties of Protected expressly and specifically set forth in Article VI of this Agreement, as qualified by the Disclosure Schedules.

“Protected Rollover” has the meaning specified in the Recitals hereto.

“Protected Rollover Parties” means the Persons listed on the Protected Rollover Schedule, including, for the avoidance of doubt, the Post-Signing Protected Rollover Parties.

“Protected Rollover Schedule” has the meaning specified in the Recitals hereto.

“Protected Rollover Shares” has the meaning specified in the Recitals hereto.

“Protected Securities” has the meaning specified in Section 6.06(b).

“Protected Security Holdings” means Protected Security Holdings LLC, a limited liability company organized under the Laws of England & Wales.

“Protected Software” has the meaning specified in Section 6.19(c).

“Protected Subsidiaries” means the Subsidiaries of Protected.

“Protected Subsidiary Securities” has the meaning specified in Section 6.07.

“Protected Surviving Entity” has the meaning specified in Section 2.13(b).

“Protected Transaction Expenses” has the meaning specified in Section 4.03(b).

“Protected UK” means Protected.net Group Limited.

“Protected UK Cash Contribution” has the meaning specified in the Recitals hereto.

“Protected UK Debt Repayment” has the meaning specified in Section 2.14(b).

“Protected Written Consent” has the meaning specified in the Recitals hereto.

“Proxy Statement / Prospectus” has the meaning specified in Section 12.03(a)(i).

“Redeemed OM Members” has the meaning specified in the Preamble hereto.

“Redeemed OM Members S1 Holdco Unit Redemption” has the meaning specified in the Recitals hereto.

“Redeemed OM Members S1 Units” has the meaning specified in the Recitals hereto.

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders and consultants of such Person.

“Required Information” means (a) the Required S1 Bank Financial Information and the Required Protected Bank Financial Information (it being understood that “Required Information” shall include the financial statements required by paragraphs 5(b)(i)(B) and 5(b)(ii)(B) of Exhibit C to the Debt Commitment Letter with respect to the fiscal quarter ending June 30, 2021 and that in the case of paragraphs 5(b)(i)(B) and 5(b)(ii)(B) of Exhibit C to the Debt Commitment Letter, only the relevant financial statements with respect to the fiscal quarter ending June 30, 2021 shall be “Required Information”) and (b) all customary financial information reasonably requested by Trebia regarding S1 Holdco and its Subsidiaries and Protected and its Subsidiaries (and reasonably available to S1 Holdco or Protected, as applicable) reasonably necessary in order for Trebia to prepare, complete and deliver the pro forma financial statements required by paragraph 5(c) of Exhibit C to the Debt Commitment Letter.

“Required Trebia Shareholder Approvals” has the meaning specified in Section 12.03(a)(i).

“S1” has the meaning specified in the Recitals hereto.

“S1 Contribution” has the meaning specified in the Recitals hereto.

“S1 Conversion” has the meaning specified in the Recitals hereto.

“S1 Holdco” has the meaning specified in the Preamble hereto.

“S1 Holdco Backstop Amount” means the Redeemed OM Members’ portion and OpenMail’s portion of the Seller Backstop Amount, as set forth in the Allocation Schedule.

“S1 Holdco Closing Cash Consideration” means an amount equal to the sum of (i) the S1 Holdco Purchase Price set forth on the Allocation Schedule, minus (ii) the VCU Escrow Amount, minus (iii) the System1 Bonus Amount (which shall be allocated as set forth on the Allocation Schedule), minus (iv) the S1 Holdco Backstop Amount, if any.

“S1 Holdco Closing Statement” has the meaning specified in Section 4.04(b).

“S1 Holdco Operating Agreement” means the fourth amended and restated operating agreement of S1 Holdco, dated as of April 15, 2019, as amended and restated in connection with the Transactions.

“S1 Holdco Recapitalization” has the meaning specified in the Recitals hereto.

“S1 Holdco Representations” means the representations and warranties of S1 Holdco expressly and specifically set forth in Article V of this Agreement, as qualified by the Disclosure Schedules.

“S1 Holdco Transaction Expenses” has the meaning specified in Section 4.03(a).

“S1 Holdco Units” has the meaning specified in the Recitals hereto.

“S1 Holdco VCUs” means value creation units issued by S1 Holdco pursuant to the S1 Holdco, LLC 2017 Value Creation Unit Plan or the S1 Holdco, LLC Legacy Value Creation Unit Plan (together, and each as amended from time to time, the “S1 Holdco VCU Plans”) that are outstanding as of immediately prior to the Effective Time.

“S1 Holdco Written Consent” has the meaning specified in the Recitals hereto.

“S1 Midco Debt Drawdown” has the meaning specified in the Recitals hereto.

“S1 Midco Debt Repayment” has the meaning specified in the Recitals hereto.

“Schedules” means the Disclosure Schedules.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” has the meaning specified in Section 12.03(a)(i).

“SEC Reports” has the meaning specified in Section 7.09(a).

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Seller Backstop Amount” means an amount equal to (i) $10 per share for each Trebia Class A Ordinary Share that is redeemed in connection with the Special Meeting, minus (ii) $417,500,000; provided that if the result of such calculation is less than or equal to zero, then the Seller Backstop Amount shall equal $0; and provided, further, that if the result of such calculation is greater than $45,000,000, the Seller Backstop Amount shall only equal such resulting number after and to the extent a valid Additional Seller Backstop Election has been made and, if no such Additional Seller Backstop Election has been made, the Seller Backstop Amount shall equal $45,000,000.

“Seller Earnout Shares” means 1,450,000 of the Trebia Class B Ordinary Shares.

“Seller Group” has the meaning specified in Section 15.18.

“Seller Material Adverse Effect” means, in respect of CSC Blockers, Court Square GPs, Blocker Parents, OpenMail, the Redeemed OM Members or the Protected Rollover Parties (as applicable), a material adverse effect on the ability of such Person to enter into this Agreement or consummate the transactions contemplated hereby.

“Seller Related Person” has the meaning specified in Section 12.01(g).

“Sellers” has the meaning specified in the definition of Allocation Schedule.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) user interfaces, report formats, firmware and development tools and (c) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” means a meeting of the holders of Trebia Ordinary Shares to be held for the purpose of approving the Trebia Shareholder Matters.

“Specified CS Representations” has the meaning specified in Section 13.02(a)(i).

“Specified OM Representations” has the meaning specified in Section 13.02(a)(i).

“Specified Proceeds Reduction” has the meaning specified in Schedule 1.01(e) of the Disclosure Schedules.

“Specified Protected Representations” has the meaning specified in Section 13.02(a)(i).

“Specified Protected Rollover Representations” has the meaning specified in Section 13.02(a)(i).

“Specified Redeemed OM Member Representations” has the meaning specified in Section 13.02(a)(i).

“Specified System1 Representations” has the meaning specified in Section 13.02(a)(i).

“Specified Trebia Representations” has the meaning specified in Section 13.03(a)(i).

“Sponsor Agreement” means that certain Amended and Restated Letter Agreement, dated as of the date hereof, by and among the Founders, Trebia, S1 Holdco, Protected and certain other parties thereto, as amended, restated, modified or supplemented from time to time.

“Sponsor Person” has the meaning specified in the Sponsor Agreement.

“Stockholders Agreement” has the meaning specified in the Recitals hereto.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving Provisions” has the meaning specified in Section 14.02.

“System1” means System1, LLC, a Delaware limited liability company.

“System1 Audited Financial Statements” has the meaning specified in Section 5.08(a).

“System1 Benefit Plan” has the meaning specified on Section 5.13(a).

“System1 Bonus Amount” means an amount not to exceed $1,200,000.

“System1 Disclosure Scheduled Intellectual Property” has the meaning specified on Section 5.19(a).

“System1 Employees” has the meaning specified on Section 5.13(a).

“System1 Financial Statements” has the meaning specified in Section 5.08(a).

“System1 Financing Agreement” means that certain Financing Agreement dated August 22, 2017, by and among Midco, as the Parent, System1 and each other subsidiary of Parent listed therein as a borrower, Parent and each other subsidiary of Parent listed thereto as a Guarantor (as defined therein), the lenders from time to time party thereto as lenders and Cerberus Business Finance, LLC, as Collateral Agent and Administrative Agent, as amended on November 6, 2017, October 16, 2018, December 28, 2018, March 12, 2019, September 19, 2019, March 12, 2020 and November 13, 2020.

“System1 Interim Financial Statements” has the meaning specified in Section 5.08(a).

“System1 IT Systems” has the meaning specified in Section 5.19(c).

“System1 Leases” has the meaning specified in Section 5.18(a).

“System1 Licensed Intellectual Property” has the meaning specified on Section 5.19(a).

“System1 Material Contracts” has the meaning specified in Section 5.12(a).

“System1 Owned Intellectual Property” means any Intellectual Property owned or purported to be owned by S1 Holdco or any System1 Subsidiary.

“System1/Protected Cure Period” has the meaning specified in Section 14.01(b).

“System1 Related Party Contracts” has the meaning specified in Section 5.24.

“System1 Securities” has the meaning specified in Section 5.06.

“System1 Software” has the meaning specified in Section 5.19(c).

“System1 Subsidiaries” means the Subsidiaries of S1 Holdco.

“System1 Subsidiary Securities” has the meaning specified in Section 5.06(c).

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, imposts, levies, contributions, value added (including VAT), estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, together with any interest, penalty, surcharge, fine, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Contest” has the meaning specified in Section 12.05(h).

“Tax Receivable Agreement” has the meaning specified in the Recitals hereto.

“Tax Return” means any return, report, statement, refund, claim, declaration, surrender, disclaimer, notice, consent, computations, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating System1/Protected Breach” has the meaning specified in Section 14.01(b).

“Terminating Trebia Breach” has the meaning specified in Section 14.01(c).

“Termination Date” has the meaning specified in Section 14.01(b).

“Trading Day” means a day on which shares of Trebia Class A Common Stock are traded on the NYSE.

“Transaction Agreements” means this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Sponsor Agreements, the Backstop Agreement, the Trebia Certificate of Incorporation, the Trebia Bylaws, the Tax Receivable Agreement, the New S1 Holdco Operating Agreement, the Protected Support Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Expenses” means the aggregate amount of the S1 Holdco Transaction Expenses, the Protected Transaction Expenses and Trebia Transaction Expenses.

“Transactions” means the transactions contemplated by this Agreement and each of the Transaction Agreements.

“Transfer Taxes” has the meaning specified in Section 12.05(a).

“Trasimene Sponsor” has the meaning specified in the Recitals hereto.

“Treasury Regulations” means the regulations, including proposed and temporary regulations, promulgated under the Code.

“Trebia” has the meaning specified in the Preamble hereto.

“Trebia Affiliate Agreement” has the meaning specified in Section 7.19(c).

“Trebia Available Cash” means, as of immediately prior to Closing, all available Cash and Cash Equivalents of the Trebia Parties, including (i) Available Trust Proceeds and (ii) the Cannae Backstop Proceeds but excluding the Trebia Finco LLC Debt Commitment Amount.

“Trebia Benefit Plan” has the meaning specified in Section 7.11.

“Trebia Board” means the Board of Directors of Trebia.

“Trebia Board Recommendation” has the meaning specified in the Recitals hereto.

“Trebia Bylaws” has the meaning specified in the Recitals hereto.

“Trebia Cash Contribution” has the meaning specified in the Recitals hereto.

“Trebia Certificate of Incorporation” has the meaning specified in the Recitals hereto.

“Trebia Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Trebia to be authorized pursuant to the Trebia Certificate of Incorporation.

“Trebia Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Trebia authorized pursuant to Trebia’s Memorandum and Articles of Association.

“Trebia Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Trebia authorized pursuant to Trebia’s Memorandum and Articles of Association.

“Trebia Class C Common Stock” means the non-economic shares of Class C common stock, par value $0.0001 per share, of Trebia to be authorized pursuant to the Trebia Certificate of Incorporation.

“Trebia Class D Common Stock” means the Class D common stock, par value $0.0001 per share, of Trebia to be authorized pursuant to the Trebia Certificate of Incorporation.

“Trebia Closing Statement” has the meaning specified in Section 4.04(a).

“Trebia Common Stock” means following the Domestication, Trebia Class A Common Stock, the Trebia Class C Common Stock and the Trebia Class D Common Stock.

“Trebia Cure Period” has the meaning specified in Section 14.01(c).

“Trebia Excess Cash” means (i) the Trebia Available Cash, minus (ii) the Trebia Required Cash, minus (iii) any Transaction Expenses to be paid by Trebia.

“Trebia Financial Statements” has the meaning specified in Section 7.09(a).

“Trebia Finco Debt Drawdown” has the meaning specified in the Recitals hereto.

“Trebia LLC Effective Time” has the meaning specified in Section 2.13(c).

“Trebia Material Adverse Effect” has the meaning specified in Section 7.01(a).

“Trebia Material Contracts” has the meaning specified in Section 7.19(a).

“Trebia Merger Sub” has the meaning specified in the Preamble hereto.

“Trebia Merger Sub LLC” has the meaning specified in the Preamble hereto.

“Trebia Ordinary Shares” means the Trebia Class A Ordinary Shares and Trebia Class B Ordinary Shares.

“Trebia Organizational Documents” means Trebia’s Memorandum and Articles of Association, as amended and in effect on the date hereof and, after the Domestication, the Trebia Certificate of Incorporation and Trebia Bylaws.

“Trebia Parties” means Trebia, Trebia Merger Sub and Trebia Merger Sub LLC.

“Trebia Preferred Stock” has the meaning specified in Section 7.13(a).

“Trebia Representations” means the representations and warranties of the Trebia Parties expressly and specifically set forth in Article VI of this Agreement, as qualified by the Disclosure Schedules. For the avoidance of doubt, the Trebia Representations are solely made by Trebia and, solely for the purposes of Section 7.05, Trebia Merger Sub.

“Trebia Required Cash” means the sum of the amount of Cash and Cash Equivalents required to be paid by the Trebia Parties pursuant to Section 3.01(a), Section 3.01(b), Section 3.01(e)(i), Section 3.01(f)(i) and Section 3.03(a).

“Trebia RSUs” means restricted stock units covering shares of Trebia Class A Common Stock.

“Trebia Service Providers” means, collectively, the employees, consultants, independent contractors and directors of Trebia and its Subsidiaries.

“Trebia Shareholder Matters” has the meaning specified in Section 12.03(a)(i).

“Trebia Shareholder Redemption” has the meaning specified in Section 12.03(a)(i).

“Trebia Shareholder Redemption Value” means an amount equal to the product of $10 multiplied by the number of Trebia Class A Ordinary Shares that are redeemed in connection with the Special Meeting.

“Trebia Shareholders” means (a) as of the Closing Date, the holders of Trebia Ordinary Shares and (b) following the Domestication, holders of shares of Trebia Common Stock.

“Trebia Stock Price” means the volume weighted average trading price of Trebia Class A Common Stock (as reported by Bloomberg L.P. or, if not reported therein, another authoritative source chosen by Trebia) for the 20 consecutive Trading Days ending on (and including) the Trading Day that is 5 Trading Days prior to the due date for payment of the Year 3 Stock Bonus Pool or Year 4 Stock Bonus Pool, as applicable.

“Trebia Transaction Expenses” has the meaning specified in Section 4.03(c).

“Trebia Warrant” means a warrant that entitles the holder to purchase one share of Trebia Class A Ordinary Share at a price of $11.50 per share.

“Trust Account” has the meaning specified in Section 7.07(a).

“Trust Agreement” has the meaning specified in Section 7.07(a).

“Trustee” has the meaning specified in Section 7.07(a).

“UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

“Ultimate Parent Entities” has the meaning specified in Section 12.01(b).

“Unitholder Representative” means OpenMail, acting on behalf of S1 Holdco’s direct or indirect pre-Closing equityholders following the Closing as set forth herein.

“Unvested VCUs” has the meaning specified in Section 12.10(a).

“Value Creation Units” mean, collectively, the OpenMail VCUs and the S1 Holdco VCUs.

“VCU Assumption Issuance” has the meaning specified in the Recitals.

“VCU Escrow Agreement” means the Escrow Agreement to be entered into prior to the Closing Date between the escrow agent party thereto and S1 Holdco in a form to be agreed by the parties thereto and Trebia, which will provide for payment by such escrow agent to each holder of Unvested VCUs pursuant to an agreed exhibited schedule for each such holder, subject to such holder’s continued employment with Trebia and its Subsidiaries.

“VCU Escrow Amount” means the aggregate amount set forth on the Allocation Schedule that may become payable in cash in respect of Unvested VCUs pursuant to the terms of the VCU Escrow Agreement and this Agreement.

“VCU Plans” means, collectively, the OpenMail VCU Plan and the S1 Holdco VCU Plans.

“VCU Vesting Date” has the meaning specified in Section 12.10(a).

“VCU Vesting Schedule” has the meaning specified in Section 12.10(c).

“Vested VCUs” has the meaning specified in Section 12.10(a).

“WARN Act” has the meaning specified in Section 5.14(a).

“Warrant Agreement” means that certain Warrant Agreement, dated as of June 19, 2020, between Trebia and Continental Stock Transfer & Trust Company, a New York corporation.

“Willful Breach” has the meaning specified in Section 14.02.

“Year 3 Eligible Recipients” means, as of December 31, 2023, (a) Trebia Service Providers as of such date, and (b) if Chris Philips is a Trebia Service Provider as of such date, JDI.

“Year 4 Eligible Recipients” means, as of December 31, 2024, (a) Trebia Service Providers as of such date, and (b) if Chris Philips is a Trebia Service Provider as of such date, JDI.

Section 1.02.               Construction.

(a)                Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b)                When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of S1 Holdco and its Subsidiaries’ business, or Protected and its Subsidiaries’ business, as applicable, in each case consistent with past practice (including, for the avoidance of doubt, actions taken in light of COVID-19).

(c)                Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)                Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e)                The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f)                 Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. When calculating the time period before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(g)                Unless context otherwise requires, all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h)                The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 5:00 p.m. ET on the day immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished in connection with this Agreement (i) in the “Orchid” virtual “data room” hosted by Datasite or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

Section 1.03.          Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge after reasonable inquiry of direct reports with operational responsibility for the fact or matter in question, in the case of S1 Holdco or Protected, of the persons set forth on Section 1.03(a) of the Disclosure Schedules and, in the case of the Trebia Parties, of the persons set forth on Section 1.03(b) of the Disclosure Schedules.

Section 1.04.          Equitable Adjustments. If, between the date of this Agreement and the Closing, the Trebia Ordinary Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by Trebia with respect to its Trebia Ordinary Shares or rights to acquire Trebia Ordinary Shares, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Trebia Ordinary Shares will be appropriately adjusted to provide to the holders of Trebia Ordinary Shares, the holders of S1 Holdco Units and the holders of shares of Protected Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit the Trebia Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Article II
Domestication; S1 Contribution; Blocker Pre-Closing Reorganization; Share Acquisitions; Mergers; Contributions

Section 2.01.               The Domestication; S1 Contribution.

(a)                No later than the day immediately prior to the Closing Date, the Domestication shall occur. In connection with the Domestication, upon the filing of the Trebia Certificate of Incorporation with the Secretary of State of Delaware, (a) each Trebia Class B Ordinary Share (other than the Founder Earnout Shares and the shares forfeited pursuant to clause (c) of this Section 2.01(a)) will convert automatically into one share of Trebia Class A Common Stock, (b) each Founder Earnout Share will convert automatically into one share of Trebia Class D Common Stock, (c) 1,450,000 shares of Trebia Class B Ordinary Shares held by the Founders shall be forfeited and (d) each then issued and outstanding Trebia Warrant will convert automatically into a warrant to acquire one share of Trebia Common Stock.

(b)                On the Closing Date prior to the Blocker Pre-Closing Reorganization, S1 Holdco shall cause the S1 Contribution to occur and shall provide Trebia with reasonable information with respect to the consummation of such transactions.

Section 2.02.               Backstops; Repayment of S1 Midco Debt.

(a)                Cannae Backstop. Prior to and in connection with the Closing and in accordance with the terms of the Backstop Agreement, Cannae will pay and deliver to Trebia an amount up to the Cannae Backstop Amount, which amount will be used to fund (A) to the extent that the Trebia Shareholder Redemption Value, if any, is less than $200,000,000, fifty percent (50%) of such amount and (B) to the extent that the Trebia Shareholder Redemption Value, if any, is in excess of $200,000,000 but less than $300,000,000, the amount funded pursuant to clause (A) plus one-hundred percent (100%) of such amount between $200,000,000 and $300,000,000 and, in accordance with the terms of the Backstop Agreement, Cannae shall subscribe for a number of shares of Trebia Class A Common Stock equal to such aggregate amount divided by $10.

(b)                Trebia Finco LLC Borrowing. In connection with the Closing, prior to or substantially contemporaneously with the Closing, certain of the Debt Financing Sources will fund to Trebia an amount equal to the Trebia Finco LLC Debt Commitment Amount To the extent that (A) the Trebia Shareholder Redemption Value, if any, is less than $200,000,000, an amount equal to fifty percent (50%) of the payments required to be made in connection with the Trebia Shareholder Redemption shall be drawn from the Trebia Finco LLC Debt Commitment Amount and (B) the Trebia Shareholder Redemption Value, if any, is greater than $300,000,000 but less than $417,500,000, an amount equal to the amount drawn pursuant to clause (A) plus one-hundred percent (100%) of such amount between $300,000,000 and $417,500,000, shall be drawn from the Trebia Finco LLC Debt Commitment Amount in connection with the payments required to be made in connection with the Trebia Shareholder Redemption.

(c)                Additional Seller Backstop Election. Within three Business Days of OpenMail’s receipt of the final report with respect to the Trebia Shareholder Redemption, to the extent that the Trebia Shareholder Redemption Value, if any, is greater than $462,500,000, the Redeemed OM Members, OpenMail and Protected shall notify Trebia of its election to implement the Additional Seller Backstop Election and will reflect such Additional Seller Backstop Election in the Allocation Schedule to be delivered pursuant to Section 4.04. In the event that the Redeemed OM Members, OpenMail and Protected notify Trebia of such election, then (i) the Closing Cash Consideration otherwise payable to the Redeemed OM Members, OpenMail and Protected shall be reduced by an amount equal to the Trebia Shareholder Redemption Value, if any, in excess of $417,500,000 but less than $462,500,000, (ii) the number of S1 Holdco Units to be redeemed by S1 Holdco from the Redeemed OM Members and OpenMail shall be correspondingly reduced, and (iii) the Closing Seller Equity Consideration to be paid in connection with the Protected Merger shall be increased by a number of shares of Trebia Class A Common Stock equal to such Protected Rollover Party’s portion of the amount provided pursuant to the Additional Seller Backstop Election divided by $10, in each case, in accordance with the terms and subject to the conditions of this Agreement and in the proportions set forth on the Allocation Schedule to be delivered pursuant to Section 4.04.

(d)                S1 Midco Debt Repayment. In connection with the Closing, Midco shall use part of the proceeds of the S1 Midco Debt Commitment Amount to prepay all outstanding Borrowed Money Debt under the System1 Financing Agreement and any accrued and unpaid interests, fees or premiums thereon and any other amount necessary to effectuate the termination of the System1 Financing Agreement and the release of any guarantees thereof and any security provided in connection therewith (the “Midco/System1 Debt Repayment”).

Section 2.03.              Blocker Pre-Closing Reorganization. On the Closing Date, immediately following the Trebia Finco Debt Drawdown, the S1 Midco Debt Drawdown and the S1 Midco Debt Repayment and prior to the consummation of the CSC Blocker Share Acquisitions, without breach of any representation, warranty, covenant or agreement under this Agreement, (a) CSC Blocker 1, its equityholders, the Court Square GPs, and their respective affiliates shall effect the transactions substantially in the form set forth on Section 2.03(a) of the Disclosure Schedules, (b) CSC Blocker 2, its equityholders, the Court Square GPs, and their respective affiliates shall effect the transactions substantially in the form set forth on Section 2.03(b) of the Disclosure Schedules and (c) CSC Blocker 3, its equityholders, the Court Square GPs, and their respective affiliates shall effect the transactions substantially in the form set forth on Section 2.03(c) of the Disclosure Schedules (collectively, the “Blocker Pre-Closing Reorganization”), and shall provide Trebia with reasonable information with respect to the consummation of such transactions.

Section 2.04.              The CSC Blocker Share Acquisitions.

(a)                Subject to the terms and conditions set forth herein, on the Closing Date, immediately following the Blocker Pre-Closing Reorganization and prior to the Blocker Merger Effective Time, Court Square III L.P. shall sell, transfer and deliver to Trebia, and Trebia shall purchase and acquire from Court Square III L.P., 100% of the capital securities of CSC Blocker 1 free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square III L.P.’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

(b)                Subject to the terms and conditions set forth herein, on the Closing Date, immediately following the Blocker Pre-Closing Reorganization and prior to the Blocker Merger Effective Time, Court Square (Offshore) L.P. shall sell, transfer and deliver to Trebia, and Trebia shall purchase and acquire from Court Square (Offshore) L.P., 100% of the capital securities of CSC Blocker 2 free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square (Offshore) L.P.’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

(c)                Subject to the terms and conditions set forth herein, on the Closing Date, immediately following the Blocker Pre-Closing Reorganization and prior to the Blocker Merger Effective Time, Court Square III-A L.P. shall sell, transfer and deliver to Trebia, and Trebia shall purchase and acquire from Court Square III-A L.P., 100% of the capital securities of CSC Blocker 3 free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square III-A L.P.’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

Section 2.05.               The Blocker Mergers.

(a)                On the Closing Date, immediately following the CSC Blocker Share Acquisitions and prior to the Court Square Unit Redemptions, on the terms and subject to the conditions set forth herein, on the Closing Date:

(i)                 CSC Blocker 1 and Trebia shall cause the CSC Blocker 1 Merger to be consummated by filing a certificate of merger (the “Blocker 1 Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by S1 Holdco and Trebia and specified in the Blocker 1 Certificate of Merger, being the “CSC Blocker Merger 1 Effective Time”);

(ii)                CSC Blocker 2 and Trebia shall cause the CSC Blocker 2 Merger to be consummated by filing a certificate of merger (the “Blocker 2 Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by S1 Holdco and Trebia and specified in the Blocker 2 Certificate of Merger, being the “CSC Blocker Merger 2 Effective Time”); and

(iii)               CSC Blocker 3 and Trebia shall cause the CSC Blocker 3 Merger to be consummated by filing a certificate of merger (the “Blocker 3 Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by S1 Holdco and Trebia and specified in the Blocker 3 Certificate of Merger, being the “CSC Blocker Merger 3 Effective Time”).

(b)                On the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL:

(i)                 at the CSC Blocker Merger 1 Effective Time, CSC Blocker 1 and Trebia shall consummate the CSC Blocker 1 Merger, pursuant to which CSC Blocker 1 shall be merged with and into Trebia, following which the separate corporate existence of CSC Blocker 1 will cease and Trebia will continue as the surviving entity after the CSC Blocker 1 Merger;

(ii)               at the CSC Blocker Merger 2 Effective Time, CSC Blocker 2 and Trebia shall consummate the CSC Blocker 2 Merger, pursuant to which CSC Blocker 2 shall be merged with and into Trebia, following which the separate corporate existence of CSC Blocker 2 will cease and Trebia will continue as the surviving entity after the CSC Blocker 2 Merger; and

(iii)              at the CSC Blocker Merger 3 Effective Time, CSC Blocker 3 and Trebia shall consummate the CSC Blocker 3 Merger, pursuant to which CSC Blocker 3 shall be merged with and into Trebia, following which the separate corporate existence of CSC Blocker 3 will cease and Trebia will continue as the surviving entity after the CSC Blocker 3 Merger.

Section 2.06.               Court Square Unit Redemptions.

(a)                Subject to the terms and conditions set forth herein, on the Closing Date immediately following the occurrence of the CSC Blocker Merger 1 Effective Time, the CSC Blocker Merger 2 Effective Time and the CSC Blocker Merger 3 Effective Time and prior to the S1 Conversion, S1 Holdco shall redeem, and Court Square Capital GP shall agree to the redemption of, all S1 Holdco Units held by Court Square Capital GP free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square Capital GP’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

(b)                Subject to the terms and conditions set forth herein, on the Closing Date immediately following the occurrence of the CSC Blocker Merger 1 Effective Time, the CSC Blocker Merger 2 Effective Time and the CSC Blocker Merger 3 Effective Time and prior to the S1 Conversion, S1 Holdco shall redeem, and Court Square Executive shall agree to the redemption of, all S1 Holdco Units held by Court Square Executive free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square Executive’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

(c)                Subject to the terms and conditions set forth herein, on the Closing Date immediately following the occurrence of the CSC Blocker Merger 1 Effective Time, the CSC Blocker Merger 2 Effective Time and the CSC Blocker Merger 3 Effective Time and prior to the S1 Conversion, S1 Holdco shall redeem, and Court Square III L.P. shall agree to the redemption of, all S1 Holdco Units held by Court Square III L.P. free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens) for Court Square III L.P.’s portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule.

Section 2.07.               S1 Conversion

(a)                On the Closing Date, immediately following the consummation of the Court Square Unit Redemptions and prior to the S1 Holdco Recapitalization, on the terms and subject to the conditions set forth herein, S1 Holdco shall cause S1 to convert to a Delaware corporation in accordance with Section 265(h) of the DGCL and Section 216 of the DLLCA.

Section 2.08.               S1 Holdco Recapitalization; Trebia Excess Cash Contribution; OpenMail Redemption.

(a)                On the Closing Date, immediately following the S1 Conversion and prior to the OpenMail Redemption, S1 Holdco, OpenMail and Trebia shall cause the S1 Holdco Recapitalization to occur and, in connection therewith, shall deliver to one another a fully executed copy of the New S1 Holdco Operating Agreement.

(b)                On the Closing Date, immediately following the S1 Holdco Recapitalization and prior to the OpenMail Redemption, Trebia and S1 Holdco shall cause the Trebia Excess Cash Contribution to occur.

(c)                On the Closing Date, immediately following the S1 Holdco Recapitalization and prior to the Redeemed OM Members S1 Holdco Unit Redemption, OpenMail and the Redeemed OM Members shall cause the OpenMail Redemption to occur, and shall provide Trebia with reasonable information with respect to the consummation of such transactions.

Section 2.09.               Redeemed OM Members S1 Holdco Unit Redemption.

(a)                Subject to the terms and conditions set forth herein, on the Closing Date, immediately following the OpenMail Redemption and prior to the OpenMail S1 Holdco Unit Redemption (x) S1 Holdco shall redeem, and the Redeemed OM Members shall agree to the redemption of, the Redeemed OM Members S1 Units from the Redeemed OM Members in exchange for the Redeemed OM Members’ applicable portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)) and (y) Trebia shall issue to the Redeemed OM Members a number of shares of Trebia Class C Common Stock equal to the number of New S1 Holdco Class B Units held by the Redeemed OM Members immediately following the Redeemed OM Members S1 Holdco Unit Redemption and in consideration for the payment to Trebia by the Redeemed OM Members of $1.

(b)                At the Effective Time, each of Trebia and the Redeemed OM Members shall deliver to the other fully executed copies of the New S1 Holdco Operating Agreement and the Tax Receivable Agreement.

Section 2.10.               OpenMail S1 Holdco Unit Redemption.

(a)                Subject to the terms and conditions set forth herein, on the Closing Date and immediately following the Redeemed OM Members S1 Holdco Unit Redemption and prior to the Protected Reorganization (x) S1 Holdco shall redeem, and OpenMail shall agree to the redemption of, the OpenMail S1 Units from OpenMail in exchange for OpenMail’s applicable portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)) and (y) Trebia shall issue to OpenMail a number of shares of Trebia Class C Common Stock equal to the number of New S1 Holdco Class B Units held by OpenMail immediately following the OpenMail S1 Holdco Unit Redemption in consideration for the payment to Trebia by OpenMail of $1.

(b)                At the Effective Time, each of Trebia and OpenMail shall deliver to the other fully executed copies of the New S1 Holdco Operating Agreement and the Tax Receivable Agreement.

Section 2.11.               The Protected Reorganization. On the Closing Date, immediately following the OpenMail S1 Holdco Unit Redemption and prior to the Protected Rollover, the Protected Reorganization shall occur in accordance with the terms of the Protected Support Agreement.

Section 2.12.              The Protected Rollover. On the Closing Date, immediately following the Protected Reorganization and prior to the Protected Merger, on the terms and conditions set forth herein, the Protected Rollover Parties will contribute to Trebia the Protected Rollover Shares, as set forth on the Protected Rollover Schedule; provided, that the Protected Rollover Schedule may be amended to reflect additional Protected Rollover Parties (the “Post-Signing Protected Rollover Parties”), subject to (x) Trebia’s written consent to the inclusion of each such Post-Signing Protected Rollover Party on the Protected Rollover Schedule and (y) such Post-Signing Protected Rollover Party duly executing a joinder to this Agreement. In exchange for the contribution of the Protected Rollover Shares by the Protected Rollover Parties, Trebia shall (i) issue to each of the Protected Rollover Parties such Protected Rollover Party’s applicable portion of the Closing Seller Equity Consideration (in the form of Trebia Class A Common Stock) as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), (ii) pay such Protected Rollover Party’s applicable portion of the Protected Closing Cash Consideration as set forth in the Allocation Schedule, and (iii) issue to such Protected Rollover Party a number of shares of Trebia Class A Common Stock equal to such Protected Rollover Party’s portion of the Seller Backstop Amount (as set forth on the Allocation Schedule), if any, divided by $10.

Section 2.13.               Protected Merger; LLC Merger; Finco-LLC Merger; Protected Contribution; LLC-Midco Merger.

(a)                Immediately following the Protected Rollover and prior to the LLC Merger, on the terms and subject to the conditions set forth herein, on the Closing Date, Trebia Merger Sub and Protected shall cause the Protected Merger to be consummated by filing a certificate of merger (the

“Protected Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by Protected and Trebia and specified in the Protected Certificate of Merger, being the “Protected Effective Time”).

(b)                At the Protected Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, Trebia Merger Sub and Protected shall consummate the Protected Merger, pursuant to which Trebia Merger Sub shall be merged with and into Protected, following which the separate existence of Trebia Merger Sub will cease and Protected (the “Protected Surviving Entity”) will continue as the surviving entity in the Protected Merger and as a direct, wholly owned Subsidiary of Trebia.

(c)                Immediately after the Protected Effective Time, on the terms and subject to the conditions set forth herein, on the Closing Date, Trebia Merger Sub LLC and the Protected Surviving Entity shall cause the LLC Merger to be consummated by filing a certificate of merger (the “LLC Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and the DLLCA (the time of such filing, or such later time as may be agreed in writing by Protected and Trebia and specified in the LLC Certificate of Merger, the “Trebia LLC Effective Time”).

(d)                At the Trebia LLC Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL and DLLCA, Trebia Merger Sub LLC and the Protected Surviving Entity shall consummate the LLC Merger, pursuant to which the Protected Surviving Entity shall be merged with and into Trebia Merger Sub LLC, following which the separate existence of the Protected Surviving Entity will cease and Protected Holding LLC will continue as the surviving entity in the LLC Merger and as a direct, wholly owned Subsidiary of Trebia.

(e)                Immediately following the LLC Merger and prior to the LLC-Midco Merger, on the terms and subject to the conditions set forth herein, on the Closing Date, Protected Holding LLC and Trebia Finco LLC shall cause the Finco-LLC Merger to be consummated by filing a certificate of merger (the “Finco-LLC Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by Protected and Trebia and specified in the Finco-LLC Certificate of Merger, being the “Finco-LLC Effective Time”).

(f)                 At the Finco-LLC Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DLLCA, Protected Holding LLC and Trebia Finco LLC shall consummate the Finco-LLC Merger, pursuant to which Trebia Finco LLC shall be merged with and into Protected Holding LLC, following which the separate existence of Trebia Finco LLC will cease and Protected Holding LLC will continue as the surviving entity in the Finco-LLC Merger and as a direct, wholly owned Subsidiary of Trebia.

(g)                On the Closing Date, immediately following the Finco-LLC Effective Time and prior to the LLC-Midco Merger, on the terms and subject to the conditions set forth herein, Trebia shall assign, transfer, convey, deliver and contribute to S1 Holdco, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), all of the outstanding equity interests of Protected Holding LLC, in exchange for the issuance by S1 Holdco to Trebia of such number of New S1 Holdco Class A Units as set forth on the Allocation Schedule (the consummation of such assignment, transfer, conveyance, delivery, contribution and exchange, the “Effective Time”).

(h)                Immediately following the Protected Contribution and prior to the LLC-Protected UK Cash Contribution, on the terms and subject to the conditions set forth herein, on the Closing Date, Protected Holding LLC and S1 Midco shall cause the LLC-Midco Merger to be consummated by filing a certificate of merger (the “LLC-Midco Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by S1 Holdco and Trebia and specified in the LLC-Midco Certificate of Merger, being the “LLC-Midco Effective Time”).

(i)                 At the LLC-Midco Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DLLCA, Protected Holding LLC and S1 Midco shall consummate the LLC-Midco Merger, pursuant to which S1 Midco shall be merged with and into Protected Holding LLC, following which the separate existence of S1 Midco will cease and Protected Holding LLC will continue as the surviving entity in the LLC-Midco Merger and as a direct, wholly owned Subsidiary of S1 Holdco.

Section 2.14.               LLC-Protected UK Cash Contribution; Protected UK Debt Repayment.

(a)                On the Closing Date, immediately after the LLC-Midco Effective Time, on and subject to the conditions set forth herein and prior to the Protected UK Debt Repayment, Protected Holdings LLC will contribute cash to Protected UK in an amount sufficient to permit the Protected UK Debt Repayment to occur.

(b)                On the Closing Date, immediately after the Protected UK Cash Contribution, on the terms and subject to the conditions set forth herein, Protected UK shall prepay the then current outstanding principal of all Borrowed Money Debt under the Bank Financing Agreement and any accrued and unpaid interests, fees or premiums thereon and any other amount necessary to effectuate the termination of the Bank Financing Agreement and the release of any guarantees thereof and any security provided in connection therewith (the “Protected UK Debt Repayment”).

Section 2.15.               Reserved.

Section 2.16.              The Mergers.

(a)                At the applicable Blocker Merger Effective Time, the effect of such Blocker Merger will be as provided in this Agreement, the applicable Blocker Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the applicable Blocker Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the applicable CSC Blocker shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Trebia, which shall include the assumption by Trebia of any and all agreements, covenants, duties and obligations of the respective CSC Blocker set forth in this Agreement to be performed after such effective time.

(b)                At the Protected Effective Time, the effect of the Protected Merger will be as provided in this Agreement, the Protected Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Protected Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Trebia Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Protected Surviving Entity, which shall include the assumption by the Protected Surviving Entity of any and all agreements, covenants, duties and obligations of Trebia Merger Sub set forth in this Agreement to be performed after the Protected Effective Time.

(c)                At the Trebia LLC Effective Time, the effect of the LLC Merger will be as provided in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Trebia LLC Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Protected Surviving Entity shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Protected Holding LLC, which shall include the assumption by Protected Holding LLC of any and all agreements, covenants, duties and obligations of the Protected Surviving Entity set forth in this Agreement to be performed after the Trebia LLC Effective Time.

(d)                At the Finco-LLC Effective Time, the effect of the Finco-LLC Merger will be as provided in this Agreement, the Finco-LLC Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Finco-LLC Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Trebia Finco LLC shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Protected Holding LLC, which shall include the assumption by Protected Holding LLC of any and all agreements, covenants, duties and obligations of Trebia Finco LLC set forth in this Agreement to be performed after the Finco-LLC Effective Time.

(e)                At the LLC-Midco Effective Time, the effect of the LLC-Midco Merger will be as provided in this Agreement, the LLC-Midco Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the LLC-Midco Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of S1 Midco shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Protected Holding LLC, which shall include the assumption by Protected Holding LLC of any and all agreements, covenants, duties and obligations of S1 Midco set forth in this Agreement to be performed after the LLC-Midco Effective Time.

Section 2.17.              Founder Trebia Warrants Purchase. In connection with and conditioned upon the Closing, subject to the terms and conditions of this Agreement, BGPT Sponsor shall sell and transfer 500,000 Founder Trebia Warrants to each of Lone Star Friends Trust and JDI in accordance with the Allocation Schedule for a purchase price of $1.50 per Founder Trebia Warrant (the “Founder Trebia Warrants Purchase”).

Section 2.18.               Governing Documents; Directors and Officers.

(a)                At the applicable Blocker Merger Effective Time, by virtue of such Blocker Merger and in accordance with the DGCL, the Trebia Organizational Documents in effect at the Blocker Merger Effective Time shall be the organizational documents of Trebia as the surviving entity of each Blocker Merger.

(b)                At the Protected Effective Time, by virtue of the Protected Merger and in accordance with the DGCL, (i) the certificate of incorporation of Protected will be the certificate of incorporation of the Protected Surviving Entity and (ii) the bylaws of Protected will be the bylaws of the Protected Surviving Entity as in effect immediately prior to the Protected Effective Time. At the Protected Effective Time, the board of directors and officers of Trebia Merger Sub will be the board of directors and officers of the Protected Surviving Entity.

(c)                At the Trebia LLC Effective Time, by virtue of the LLC Merger and in accordance with the DLLCA, the operating agreement of Protected Holding LLC will be the operating agreement of Trebia Merger Sub LLC (the “Protected Holding LLC Operating Agreement”). Protected Holding LLC will be “member managed” by Trebia (and after the Protected Contribution, by S1 Holdco) as its sole member in accordance with the Protected Holding LLC Operating Agreement and the DLLCA.

(d)                At the Finco-LLC Effective Time, by virtue of the Finco-LLC Merger and in accordance with the DLLCA, the Protected Holding LLC Operating Agreement will be the operating agreement of Trebia Finco LLC. Protected Holding LLC will be “member managed” by Trebia (and after the Protected Contribution, by S1 Holdco) as its sole member in accordance with the Protected Holding LLC Operating Agreement and the DLLCA.

(e)                At the LLC-Midco Effective Time, by virtue of the LLC-Midco Merger and in accordance with the DLLCA, the Protected Holding LLC Operating Agreement will be the operating agreement of S1 Midco. Protected Holding LLC will be “member managed” by S1 Holdco as its sole member in accordance with the Protected Holding LLC Operating Agreement and the DLLCA.

Section 2.19.              Further Assurances. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Trebia with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the CSC Blockers, Protected or Protected Holding LLC, the applicable directors, officers, members and managers of each Blocker Surviving Entity, Protected or Protected Holding LLC (or their designees) are fully authorized in the name of their respective corporations/companies or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article III
Consideration; Effects of the Transactions

Section 3.01.          S1 Holdco Consideration.

(a)                At the Closing, Trebia shall, subject to delivery of a duly executed and completed stock power in accordance with Section 4.05, cause the Paying Agent to pay to each of the Blocker Parents, by wire transfer of immediately available funds to such account or accounts as designated by Blocker Parents, such Blocker Parent’s applicable portion of the S1 Holdco Closing Cash Consideration in connection with the consummation of the CSC Blocker Share Acquisitions, as set forth in the Allocation Schedule.

(b)                At the Closing, Trebia shall, subject to delivery of a duly executed and completed assignment in accordance with Section 4.05, cause the Paying Agent to pay to each of the Court Square GPs, by wire transfer of immediately available funds to such account or accounts as designated by the Court Square GPs, such Court Square GP’s applicable portion of the S1 Holdco Closing Cash Consideration in connection with the consummation of the Court Square GP Unit Acquisitions, as set forth in the Allocation Schedule.

(c)                At the Closing, in connection with the consummation of the Redeemed OM Members S1 Holdco Unit Redemption, (A) S1 Holdco shall pay to each Redeemed OM Member by wire transfer of immediately available funds to such account or accounts as designated by such Redeemed OM Member such Redeemed OM Member’s applicable portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), (B) Trebia shall issue and deliver to such Redeemed OM Member the applicable portion of the Closing Seller Equity Consideration (in the form of a number of shares of Trebia Class C Common Stock), as set forth in the Allocation Schedule, and (C) each Redeemed OM Member shall pay to Trebia $1.

(d)                At the Closing, in connection with the consummation of the OpenMail S1 Holdco Unit Redemption, (A) S1 Holdco shall pay to each Redeemed OM Member by wire transfer of immediately available funds to such account or accounts as designated by such Redeemed OM Member’s applicable portion of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), (B) Trebia shall issue and deliver to OpenMail the applicable portion of the Closing Seller Equity Consideration (in the form of a number of shares of Trebia Class C Common Stock), as set forth in the Allocation Schedule, and (C) OpenMail shall pay to Trebia $1.

(e)                At the Closing, Trebia shall, subject to delivery of a duly executed and completed stock power in accordance with Section 4.05, in connection with the consummation of the Protected Rollover, (i) cause the Paying Agent to pay to each Protected Rollover Party the applicable portion of the Protected Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), (ii) issue and deliver to such Protected Rollover Party the applicable portion of the Closing Seller Equity Consideration (in the form of Trebia Class A Common Stock) as set forth in the Allocation Schedule, and (iii) issue and deliver to such Protected Rollover Party a number of shares of Trebia Class A Common Stock equal to such Protected Rollover Party’s portion of the Seller Backstop Amount (as set forth on the Allocation Schedule), if any, divided by $10.

(f)                 At the Closing, Trebia shall, subject to delivery of a duly executed and completed Letter of Transmittal in accordance with Section 4.05, in connection with the consummation of the Protected Merger, (i) cause the Paying Agent to pay to the applicable stockholder of Protected, by wire transfer of immediately available funds to such account or accounts as set forth in such Letter of Transmittal, such party’s respective applicable portion of the Protected Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), (ii) issue and deliver to such stockholder of Protected their respective applicable portions of the Closing Seller Equity Consideration (in the form of Trebia Class A Common Stock) as set forth in the Allocation Schedule, and (iii) issue and deliver to such stockholder of Protected a number of shares of Trebia Class A Common Stock equal to such Person’s portion of the Seller Backstop Amount (as set forth on the Allocation Schedule), if any, divided by $10.

(g)                At the Closing, (i) S1 Holdco shall arrange for payment to the holders of Vested VCUs through S1 Holdco’s or a System1 Subsidiary’s payroll system (as applicable) and less applicable withholding taxes, such holders’ respective applicable portions of the S1 Holdco Closing Cash Consideration as set forth in the Allocation Schedule (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)), and (ii) Trebia shall issue and deliver to such holders their respective applicable portions of the Closing Seller Equity Consideration (in the form of (x) with respect to Vested VCUs, shares of Trebia Class A Common Stock and (y) with respect to Unvested VCUs, unvested Trebia RSUs subject to vesting as provided in Section 12.10(d)) as set forth in the Allocation Schedule. Any required withholding taxes with respect to the issuance of shares of Trebia Class A Common Stock to a holder of Vested VCUs pursuant to this Section 3.01(g) may, at election of the recipient of such shares, (A) be satisfied through an open-market, broker-assisted sales transaction, on terms subject to approval of Trebia, pursuant to which Trebia is promptly delivered the amount of proceeds necessary to satisfy the required withholding taxes (based on maximum statutory withholding rates), or (B) if Trebia is subject to a Black-Out Period at the time the withholding obligation arises, such withholding taxes will be satisfied by Trebia retaining that number of shares of Trebia Class A Common Stock otherwise issuable to such holder having a value equal to the aggregate amount of such required withholding taxes (based on maximum statutory withholding rates).

Section 3.02.          Effects of the Blocker Mergers. On the terms and subject to the conditions set forth herein, at the effective time of each Blocker Merger, by virtue of such Blocker Merger and without any further action on the part of any Party or the holders of any securities of the applicable CSC Blocker or Trebia, each share of capital stock of each of CSC Blocker 1, CSC Blocker 2 and CSC Blocker 3 that is issued and outstanding immediately prior to the applicable Blocker Merger Effective Time will be cancelled and will cease to exist, and the holder shall thereafter cease to have any rights with respect to such securities.

Section 3.03.          Effects of the Protected Merger. On the terms and subject to the conditions set forth herein, at the Protected Effective Time, by virtue of the Protected Merger and without any further action on the part of any Party or the holders of any Protected Common Stock, the following will occur:

(a)                The Protected Common Stock, other than the Protected Rollover Shares, issued and outstanding immediately prior to the Protected Effective Time will be converted into, and the holders of such Protected Common Stock shall be entitled to receive, in the aggregate with respect to all Protected Common Stock held by such holder, the applicable portion of the Protected Closing Cash Consideration (less, if an Additional Seller Backstop Election has been made, the relevant Allocated Percentage (if any) of the Specified Proceeds Reduction (if any)) and the Closing Seller Equity Consideration (in the form of Trebia Class A Common Stock) as set forth in the Allocation Schedule. All such Protected Common Stock will no longer be outstanding and shall automatically be cancelled and will cease to exist, and the holders shall thereafter cease to have any rights with respect to such securities.

(b)                Each issued and outstanding share of common stock of Trebia Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Protected Surviving Entity. From and after the Protected Effective Time, all certificates representing the common stock of Trebia Merger Sub will be deemed for all purposes to represent the number of shares of common stock of Protected Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

Section 3.04.            Effects of the LLC Merger, Finco-LLC Merger and LLC-Midco Merger.

(a)                On the terms and subject to the conditions set forth herein, at the Trebia LLC Effective Time, by virtue of the LLC Merger and without any further action on the part of any Party or the holders of any securities of Trebia Merger Sub, LLC or the Protected Surviving Entity, each share of capital stock of the Protected Surviving Entity that is issued and outstanding immediately prior to the Trebia LLC Effective Time will be converted into, and shall thereafter represent, one validly issued limited liability company unit of Protected Holding LLC, and shall constitute the total amount of all issued and outstanding limited liability company interests of Protected Holding LLC as of immediately following the Trebia LLC Effective Time. At the Trebia LLC Effective Time, all membership interests of the Protected Surviving Entity shall no longer be outstanding and shall automatically be cancelled and will cease to exist, and the holder shall thereafter cease to have any rights with respect to such interests.

(b)                On the terms and subject to the conditions set forth herein, at the Finco-LLC Effective Time, by virtue of the Finco-LLC Merger and without any further action on the part of any Party or the holders of any securities of Trebia Finco, LLC or Protected Holding LLC, each share of capital stock of Protected Holding LLC that is issued and outstanding immediately prior to the Finco-LLC Effective Time will be converted into, and shall thereafter represent, one validly issued limited liability company unit of Protected Holding LLC, and shall constitute the total amount of all issued and outstanding limited liability company interests of Protected Holding LLC as of immediately following the Finco-LLC Effective Time. At the Finco-LLC Effective Time, all membership interests of the Trebia Finco LLC shall no longer be outstanding and shall automatically be cancelled and will cease to exist, and the holder shall thereafter cease to have any rights with respect to such interests.

(c)                On the terms and subject to the conditions set forth herein, at the LLC-Midco Effective Time, by virtue of the LLC-Midco Merger and without any further action on the part of any Party or the holders of any securities of S1 Midco or the Protected Holding LLC, each share of capital stock of the Protected Holding LLC that is issued and outstanding immediately prior to the LLC-Midco Effective Time will be converted into, and shall thereafter represent, one validly issued limited liability company unit of Protected Holding LLC, and shall constitute the total amount of all issued and outstanding limited liability company interests of Protected Holding LLC as of immediately following the LLC-Midco Effective Time. At the LLC-Midco Effective Time, all membership interests of the System1 Midco, LLC shall no longer be outstanding and shall automatically be cancelled and will cease to exist, and the holder shall thereafter cease to have any rights with respect to such interests.

Section 3.05.          Issuance of Trebia Common Stock. Unless otherwise determined by the Trebia Board following the Closing, the Trebia Common Stock will be uncertificated, with record ownership reflected only in the stock transfer ledger of Trebia; provided that any shares of Trebia Common Stock issued in connection with the Protected Merger shall be issued in certificated form.

Section 3.06.          Fractional Shares. No fractional shares of Trebia Common Stock will be issued pursuant to this Agreement and the number of shares of Trebia Common Stock to be issued to each holder will be rounded down to the nearest whole share; provided that, any Person who would, but for the operation of this Section 3.06, be entitled to receive a fractional share of Trebia Class A Common Stock pursuant to the terms of this Agreement shall receive a cash payment in lieu of such fractional share of Trebia Class A Common Stock in an amount equal to the amount of such fractional share (expressed as a decimal) multiplied by $10.

Section 3.07.          Founder Trebia Warrants Purchase. At the Closing, in connection with the consummation of the Founder Trebia Warrants Purchase, (A) each of Lone Star Friends Trust and JDI shall pay to BGPT Sponsor by wire transfer $750,000 ($1,500,000 in the aggregate) of immediately available funds to such account or accounts as designated by BGPT Sponsor and (B) BGPT Sponsor shall transfer and deliver (x) 500,000 Founder Trebia Warrants to Lone Star Friends Trust and (y) 500,000 Founder Trebia Warrants to JDI.

Section 3.08.          Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Paying Agent and the Trebia Parties, S1 Holdco, Protected, the Blocker Surviving Entities and their respective Affiliates will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if any payment to any Blocker Parents or holder of S1 Holdco Units hereunder is subject to deduction and/or withholding (other than payments that are subject to wage withholding), then Trebia shall (i) provide notice to S1 Holdco as soon as reasonably practicable after such determination and in no event later than three (3) Business Days’ prior to such payment and (ii) cooperate with S1 Holdco to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Article IV
Closing Transactions; Adjustment to Merger Consideration

Section 4.01.          Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 9:00 a.m. Eastern Time on the sixth (6th) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article XIII (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing); provided, however, that if the Marketing Period has not been completed at least one (1) Business Day prior to the Closing, then the Closing shall occur on the earlier to occur of (i) a date during the Marketing Period specified by Trebia on no less than three (3) Business Days’ notice to S1 Holdco and Protected and (ii) the third (3rd) Business Day after the end of the Marketing Period or (b) at such other place, time or date as Trebia, S1 Holdco and Protected may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 4.02.           Payments at the Closing.

(a)                At the Closing, System1 and Midco shall repay or cause to be repaid all Borrowed Money Debt of S1 Holdco and its Subsidiaries under the System1 Financing Agreement and Protected UK shall repay or cause to be repaid all Borrowed Money Debt of Protected and its Subsidiaries under the Bank Financing Agreement. No later than three (3) Business Days prior to the Closing, S1 Holdco and Protected shall deliver to Trebia a statement setting forth the amount(s) of such Indebtedness to be paid at the Closing in accordance with this Section 4.02(a), together with customary payoff letters, including lien releases, in forms reasonably acceptable to Trebia (the “Payoff Letters”) from each financial institution or other lender (or the agents or trustees representing the foregoing) with respect to such repayment, together with pay-off instructions for making such repayment on the Closing Date.

(b)                At the Closing, Trebia shall use a portion of the Available Cash Amount to pay, or cause to be paid, the aggregate amount of the Transaction Expenses in the amounts and in accordance with the wire transfer instructions set forth in the reports to be delivered pursuant to Section 4.03.

(c)                At the Closing, Trebia shall deposit the VCU Escrow Amount with an escrow agent to be mutually agreed as between S1 Holdco and Trebia (such agent, the “VCU Escrow Agent”) in accordance with the terms and conditions of the VCU Escrow Agreement.

Section 4.03.           Expense Amounts.

(a)                No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, S1 Holdco shall provide to Trebia a written report setting forth a list of the following fees and expenses incurred by or on behalf of S1 Holdco (including the System1 Subsidiaries and S1 Holdco’s direct and indirect equityholders) in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing): (i) the fees and disbursements of outside counsel to S1 Holdco (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to S1 Holdco, (iii) the fees and expenses of other advisers to S1 Holdco, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to S1 Holdco, (v) the transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes in connection with the Transactions (collectively, the “Transfer Taxes”) incurred by S1 Holdco, (vi) any portion of the filing fee required under the HSR Act in connection with the Transactions paid by S1 Holdco, if any, and (vii) any premiums, fees, disbursements or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of S1 Holdco, in each case, incurred in connection with the Transactions (collectively, the “S1 Holdco Transaction Expenses”).

(b)                No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, Protected shall provide to Trebia a written report setting forth a list of the following fees and expenses incurred by or on behalf of Protected (including its direct and indirect equityholders) in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing): (i) the fees and disbursements of outside counsel to Protected (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to Protected, (iii) the fees and expenses of other advisers to Protected, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to Protected, (v) any Transfer Taxes incurred by Protected, (vi) any portion of the filing fee required under the HSR Act in connection with the Transactions paid by Protected, if any, and (vii) any premiums, fees, disbursements or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of Protected, in each case, incurred in connection with the Transactions (collectively, the “Protected Transaction Expenses”).

(c)                No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, Trebia shall provide to S1 Holdco a written report setting forth a list of the following fees and expenses incurred by or on behalf of Trebia in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing): (i) the fees and disbursements of outside counsel to Trebia (including its direct and indirect equityholders and Cannae), (ii) the fees and expenses of accountants to Trebia, (iii) the fees and expenses of the consultants and other advisors to Trebia, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to Trebia, (v) the Deferred Discount (as defined in the Trust Agreement), (vi) any Transfer Taxes incurred by Trebia, (vii) any portion of the filing fee required under the HSR Act in connection with the Transactions paid by Trebia, if any, and (viii) any premiums, fees, disbursements, costs or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of Trebia, in each case, incurred in connection with the Transactions (collectively, the “Trebia Transaction Expenses”).

Section 4.04.           Closing Statements.

(a)                At least two (2) Business Days prior to the Special Meeting and in any event not earlier than the time that holders of Trebia Class A Ordinary Shares may no longer elect redemption in accordance with the Trebia Shareholder Redemption, Trebia shall prepare and deliver to S1 Holdco and Protected a statement (the “Trebia Closing Statement”) setting forth in good faith: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to any redemption rights that have been exercised in connection with the Trebia Shareholder Redemption); (ii) the aggregate amount of all payments required to be made in connection with the Trebia Shareholder Redemption; (iii) the Available Trust Proceeds; (iv) the number of Trebia Class A Ordinary Shares to be outstanding as of immediately prior to the Closing after giving effect to any redemptions in connection with the Trebia Shareholder Redemption and confirmation that no Trebia Preferred Stock is outstanding; (v) the Cannae Backstop Proceeds (if any) received and to be received in connection with the Transaction prior to the Closing; (vi) the amount of the Trebia Available Cash, including the Trebia Finco LLC Debt Commitment Amount received and to be received in connection with the Transaction prior to the Closing and (vii) the Available Cash Amount, in each case, including reasonable supporting detail therefor. The Trebia Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Trebia Closing Statement until the Closing, Trebia shall (x) provide S1 Holdco, Protected and their respective Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the Books and Records of the Trebia Parties and to senior management personnel of the Trebia Parties, in each case, to the extent reasonably requested by S1 Holdco, Protected and their respective Representatives in connection with their review of the Trebia Closing Statement, (y) cooperate with S1 Holdco, Protected and their respective Representatives in connection with their review of the Trebia Closing Statement and the components thereof and (z) consider in good faith any comments to the Trebia Closing Statement provided by S1 Holdco, Protected and their respective Representatives prior to the Closing Date; provided that, notwithstanding the foregoing, the Closing (in accordance with Section 4.01) shall not in any event be delayed as a result of the review of the Trebia Closing Statement.

(b)                At least two (2) Business Days prior to the Closing, S1 Holdco shall prepare and deliver to Trebia a statement (the “S1 Holdco Closing Statement”), setting forth in good faith its calculation of the VCU Escrow Amount, the System1 Bonus Amount and the S1 Holdco Backstop Amount (if any) and including the Allocation Schedule as agreed with Protected. The S1 Holdco Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the S1 Holdco Closing Statement until the Closing, S1 Holdco and the CSC Blockers shall (x) provide Trebia and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the Books and Records of the CSC Blockers, S1 Holdco and its Subsidiaries and to senior management personnel of the CSC Blockers, S1 Holdco and its Subsidiaries, in each case, to the extent reasonably requested by Trebia or any of its Representatives in connection with their review of the S1 Holdco Closing Statement, (y) cooperate with Trebia and its Representatives in connection with their review of the S1 Holdco Closing Statement and the components thereof and (z) consider in good faith any comments to the S1 Holdco Closing Statement provided by Trebia prior to the Closing Date; provided that, notwithstanding the foregoing, the Closing (in accordance with Section 4.01) shall in no event be delayed as a result of the review of the S1 Holdco Closing Statement.

(c)                At least two (2) Business Days prior to the Closing, Protected shall prepare and deliver to Trebia a statement (the “Protected Closing Statement”), setting forth in good faith its calculation of the Protected Net Debt Amount and the Protected Backstop Amount (if any) and including the Allocation Schedule as agreed with S1 Holdco. The Protected Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Protected Closing Statement until the Closing, Protected shall (x) provide Trebia and its Representatives with reasonable access at all reasonable times during normal business hours and upon reasonable prior notice to the Books and Records of Protected and its Subsidiaries and to senior management personnel of Protected and its Subsidiaries, in each case, to the extent reasonably requested by Trebia or any of its Representatives in connection with their review of the Protected Closing Statement, (y) cooperate with Trebia and its Representatives in connection with their review of the Protected Closing Statement and the components thereof and (z) consider in good faith any comments to the Protected Closing Statement provided by Trebia prior to the Closing Date; provided that, notwithstanding the foregoing, the Closing (in accordance with Section 4.01) shall in no event be delayed as a result of the review of the Protected Closing Statement.

(d)                The Trebia Parties shall be entitled to rely upon the Allocation Schedule, and in no event will Trebia or any of its Affiliates have any liability to any Blocker Parent, S1 Holdco, OpenMail, Court Square GPs, holder of Protected Securities or any other Person with respect to the allocation of the Closing Cash Consideration or the Closing Seller Equity Consideration payable under this Agreement or pursuant to the Transactions provided such payments and/or issuances are made in accordance with the terms hereof and as set forth in the Allocation Schedule; provided, however, that in no event shall the amounts set forth on the Allocation Schedule result in, or require Trebia or any other Person to issue or pay hereunder, an amount greater than the aggregate of the Closing Cash Consideration and the Closing Seller Equity Consideration. In no event shall (A) the aggregate Closing Cash Consideration as set forth on the Allocation Schedule delivered to S1 Holdco and Protected pursuant to this Section 4.04 exceed $462,500.000 (subject to adjustment pursuant to clause (ii) of the Protected Closing Cash Consideration), (B) aggregate Closing Seller Equity Consideration as set forth in such Allocation Schedule exceed the number of shares equal to $667,500,000 divided by $10 (plus any amounts attributable to the Seller Backstop Amount, if any, and any amounts attributed to the Additional Seller Backstop Election, if any) or (C) the sum of the aggregate Closing Seller Cash Consideration and aggregate Closing Seller Equity Consideration set forth in such Allocation Schedule exceed $1,130,000,000 (subject to adjustment pursuant to clause (ii) of the Protected Closing Cash Consideration) (with the Closing Seller Equity Consideration valued at $10 per share).

Section 4.05.           Exchange Procedures.

(a)                Continental Stock Transfer & Trust Company (the “Paying Agent”) shall act as paying agent in effecting the exchanges provided for herein. As promptly as practicable after the date hereof, Trebia shall enter into a customary paying agent agreement with the Paying Agent, in a form reasonably acceptable to Protected.

(b)                Prior to the Closing and promptly following the SEC Clearance Date (as defined below), Protected shall mail or otherwise deliver, or Trebia shall cause the Paying Agent to mail or otherwise deliver, to each holder of Protected Securities (having given effect to the Protected Reorganization), a letter of transmittal in such customary form as reasonably agreed to between Protected and Trebia (the “Letter of Transmittal”), with the terms and conditions of the Letter of Transmittal to not be inconsistent with the terms hereof, including with respect to the non-survival of representations and warranties, together with a request that each such recipient of a Letter of Transmittal deliver a duly executed Letter of Transmittal, together with any other customary documents contemplated thereby, to the Paying Agent no less than three (3) Business Days prior to the Closing Date.

(c)                At the Closing, (i) Court Square III L.P. shall deliver to Trebia a stock power in customary form in respect of 100% of the capital securities of CSC Blocker 1, (ii) Court Square (Offshore) L.P. shall deliver to Trebia a stock power in customary form in respect of 100% of the capital securities of CSC Blocker 2, (iii) Court Square III-A L.P. shall deliver to Trebia a stock power in customary form in respect of 100% of the capital securities of CSC Blocker 3, (iv) Court Square Capital GP shall deliver to Trebia an assignment in customary form in respect of 100% of the S1 Holdco Units held by it, (v) Court Square Executive shall deliver to Trebia an assignment in customary form in respect of 100% of the S1 Holdco Units, (vi) Redeemed OM Members shall deliver to Trebia an assignment in customary form in respect of the Redeemed OM Members S1 Units, (vii) OpenMail shall deliver to Trebia an assignment in customary form in respect of the OpenMail S1 Units, and (viii) each Protected Rollover Party shall deliver to Trebia a stock power in customary form in respect of the Protected Rollover Shares.

(d)                Until either: (a) in respect of the Protected Merger, a duly executed Letter of Transmittal, or (b) otherwise, a duly executed stock power or assignment contemplated by Section 4.05(c), has been delivered as contemplated by this Section 4.05, from and after the Closing, each former share of Protected Common Stock or membership interest in S1 Holdco shall be deemed at all times to represent only the right to receive upon delivery of such Letter of Transmittal, stock power of assignment (as applicable) the consideration to which such holder of Protected Common Stock or holder of membership interest in S1 Holdco is entitled pursuant to Article III. For the avoidance of doubt, delivery of any Letter of Transmittal, stock power of assignment shall not be a condition to or otherwise delay the Closing.

Article V

Representations and Warranties of S1 Holdco

Except as set forth in the Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), S1 Holdco represents and warrants to Trebia as follows:

Section 5.01.           Corporate Organization of S1 Holdco. S1 Holdco has been formed as a limited liability company and is validly existing and is in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such power and authority would not constitute a Material Adverse Effect. The copies of the organizational documents of S1 Holdco, as in effect on the date hereof, previously made available by S1 Holdco to Trebia (i) are true, correct and complete and (ii) are in full force and effect. S1 Holdco has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. S1 Holdco is not in violation of any of the provisions of its organizational documents.

Section 5.02.          Subsidiaries. The System1 Subsidiaries as of the date of this Agreement are set forth on Section 5.02 of the Disclosure Schedules. The System1 Subsidiaries have been duly formed or organized, are validly existing and in good standing (to the extent such concept applies) under the Laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their respective business as they are now being conducted, except where such failure to have such power and authority would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Each System1 Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 5.03.           Due Authorization. S1 Holdco has the requisite limited liability company power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and (subject to the approvals described in Section 5.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of managers of S1 Holdco, and no other organizational or equivalent proceeding on the part of S1 Holdco is necessary to authorize, approve or adopt this Agreement or such Transaction Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by S1 Holdco and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of S1 Holdco, enforceable against S1 Holdco in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

Section 5.04.           No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05, the execution, delivery and performance of this Agreement and each Transaction Agreement to which S1 Holdco is party by S1 Holdco and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of, or result in the breach of or default under, the certificate of formation, the S1 Holdco Operating Agreement or other organizational documents of S1 Holdco (including any shareholders’ or investor rights agreement to which S1 Holdco is a party), (b) violate any provision of, or result in the breach of or default by S1 Holdco under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any System1 Material Contract or System1 Leases, (d) result in the creation of any Lien upon any of the properties, rights or assets of S1 Holdco or any of its Subsidiaries, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 5.05.          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs and OpenMail contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority (collectively, “Governmental Filings”) is required on the part of S1 Holdco with respect to S1 Holdco’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, and (c) as otherwise disclosed on Section 5.05 of the Disclosure Schedules.

Section 5.06.           Current Capitalization.

(a)                 Section 5.06(a) of the Disclosure Schedules sets forth, as of the date hereof, a list of all of the issued and outstanding S1 Holdco Units and any other membership, limited liability company and other equity, ownership, profit, voting or similar interests in, or securities of, S1 Holdco, together with all interests or securities convertible into or exchangeable or exercisable for any of the foregoing and all rights, commitments or arrangements to subscribe for or acquire (or obligations or commitments of S1 Holdco to issue, sell or otherwise transfer), including, in each case, (i) the record and beneficial owners thereof and (ii) the number and class of S1 Holdco Units or other interest or security held by each such record and beneficial owner. The outstanding S1 Holdco Units have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

(b)                Section 5.06(b) of the Disclosure Schedules sets forth a list of each award of S1 Holdco VCUs outstanding as of the date hereof, including the name of the holder, number of S1 Holdco VCUs subject to such award, threshold amount and vesting schedule.

(c)                Except for the S1 Holdco VCUs as set forth on Section 5.06(b) of the Disclosure Schedules, there are no outstanding (i) securities of S1 Holdco convertible into or exchangeable for ownership interests in S1 Holdco, (ii) obligations, options, warrants or other rights, commitments or arrangements to acquire from S1 Holdco, or other obligations or commitments of S1 Holdco to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, S1 Holdco or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar equity or equity-based securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, S1 Holdco (the items in clauses (i) – (iii), in addition to all ownership interests of S1 Holdco and the System1 Subsidiaries, being referred to collectively as the “System1 Securities”). There are no (i) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which S1 Holdco is a party or by which S1 Holdco is bound with respect to the voting or transfer of any shares of capital stock of S1 Holdco, or (ii) obligations or commitments of S1 Holdco to repurchase, redeem or otherwise acquire any System1 Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 5.07.           Capitalization of Subsidiaries. The outstanding shares of capital stock or other equity interests of each of the System1 Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding ownership interests in each System1 Subsidiary are owned, directly or indirectly, by S1 Holdco, free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens and Liens securing obligations under any System1 Financing Agreement) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. There are no outstanding (i) securities of S1 Holdco or any System1 Subsidiary convertible into or exchangeable for ownership interests in any System1 Subsidiary, (ii) obligations, options, warrants or other rights, commitments or arrangements to acquire from S1 Holdco or any System1 Subsidiary, or other obligations or commitments of S1 Holdco or any System1 Subsidiary to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any System1 Subsidiary or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar equity or equity-based securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any System1 Subsidiary (the items in clauses (i) - (iii), in addition to all ownership interests of the System1 Subsidiaries, being referred to collectively as the “System1 Subsidiary Securities”). There are no (i) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which S1 Holdco or any System1 Subsidiary is a party or by which S1 Holdco or any System1 Subsidiary is bound with respect to the voting or transfer of any shares of capital stock of any System1 Subsidiary, or (ii) obligations or commitments of S1 Holdco or any System1 Subsidiary to repurchase, redeem or otherwise acquire any System1 Subsidiary Securities or make payments in respect of such securities, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the System1 Subsidiary Securities, neither S1 Holdco nor any System1 Subsidiary owns any equity, ownership, profit, voting or similar interest in or any interest convertible into, or exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No shares of capital stock are held in treasury by any System1 Subsidiary.

Section 5.08.           Financial Statements.

(a)                Attached as Section 5.08 of the Disclosure Schedules are true, accurate and complete copies of (i) the audited consolidated balance sheets of S1 Holdco and the System1 Subsidiaries as at December 31, 2020, December 31, 2019 and December 31, 2018, and the related audited consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the respective twelve-month periods then ended, together with the auditor’s reports thereon (the “System1 Audited Financial Statements”) and (ii) the unaudited consolidated condensed balance sheet of S1 Holdco and the System1 Subsidiaries, as at March 31, 2021 and the related unaudited consolidated condensed statements of income for the three-month period ended March 31, 2021 (the “System1 Interim Financial Statements” and, together with the System1 Audited Financial Statements, the “System1 Financial Statements”).

(b)                The System1 Financial Statements, together with related notes, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved, except as disclosed therein, and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of S1 Holdco and the System1 Subsidiaries, as applicable, as of the dates and for the periods indicated in such System1 Financial Statements (except in the case of the System1 Interim Financial Statements for the absence of footnotes and other presentation items and for normal and recurring year-end adjustments, in each case, the impact of which is not material).

Section 5.09.          Undisclosed Liabilities. As of the date of this Agreement, neither S1 Holdco nor any System1 Subsidiary has any material Liability, debt or obligation required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for Liabilities and obligations (a) reflected or reserved for in the System1 Financial Statements or disclosed in any notes thereto, (b) that have arisen since March 31, 2021 in the ordinary course of business of S1 Holdco and the System1 Subsidiaries, (c) arising under this Agreement and/or the performance by Trebia and Protected of their respective obligations hereunder, including transaction expenses, (d) disclosed by S1 Holdco in the Disclosure Schedules, or (e) that would not be material to S1 Holdco and the System1 Subsidiaries, taken as a whole.

Section 5.10.          Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 5.15) and Actions under any Environmental Law (as to which certain representations and warranties are made pursuant to Section 5.21), as of the date of this Agreement, there are no Actions pending or, to the knowledge of S1 Holdco, threatened in writing against S1 Holdco or any System1 Subsidiary or any of their properties, rights or assets that constitutes, or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. There are no Governmental Orders imposed upon or, to the knowledge of S1 Holdco, threatened in writing against S1 Holdco or any System1 Subsidiary or any of their properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole. There are no unsatisfied judgments or any open injunctions binding upon S1 Holdco or any System1 Subsidiary which would, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole.

Section 5.11.           Compliance with Laws.

(a)                Except where the failure to be, or to have been, in compliance with such Laws has not, and would not, individually or in the aggregate, be material to S1 Holdco and the System 1 Subsidiaries, taken as a whole, S1 Holdco and the System1 Subsidiaries are, and since December 31, 2018 have been, in compliance with all applicable Laws and Governmental Orders. S1 Holdco and the System1 Subsidiaries hold, and since December 31, 2018 have held, all licenses, approvals, consents, registrations, franchises and permits (“Permits”) necessary for the lawful conduct of S1 Holdco’s business. From December 31, 2018, (i) neither S1 Holdco nor any System1 Subsidiary has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of S1 Holdco, no assertion or Action of any violation of any Law, Governmental Order or Permit by S1 Holdco or any System1 Subsidiary is currently threatened against S1 Holdco or any System1 Subsidiary (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), in each case of the foregoing clauses (i) and (ii), except as would not, individually or in the aggregate, be material to S1 Holdco and the System1 Subsidiaries, taken as a whole. As of the date hereof, no investigation or review by any Governmental Authority with respect to S1 Holdco or any System1 Subsidiary is pending or, to the knowledge of S1 Holdco, threatened and no such investigations have been conducted by any Governmental Authority since December 31, 2018, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to S1 Holdco and the System1 Subsidiaries, taken as a whole.

(b)                S1 Holdco and the System1 Subsidiaries and, to the knowledge of S1 Holdco, each Person acting for or on behalf of S1 Holdco or any System1 Subsidiary currently comply in all material respects with, and have, since December 31, 2018, complied in all material respects with, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Since December 31, 2017, (i) there has been no action taken by S1 Holdco, the System1 Subsidiaries, nor, to the knowledge of S1 Holdco, any of their officers, directors, managers, employees, consultants or agents, in each case, acting on behalf of S1 Holdco or any System1 Subsidiary, in material violation of any Anti-Corruption Law or Anti-Money Laundering Law, (ii) neither S1 Holdco nor any System1 Subsidiary has been convicted of violating any applicable Anti-Corruption Laws or Anti-Money Laundering Laws or subjected to any investigation by a Governmental Authority for a material violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) neither S1 Holdco nor any System1 Subsidiary has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law and (iv) neither S1 Holdco nor any System1 Subsidiary has received any written notice or citation, or to the knowledge of S1 Holdco, any non-written notice, from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law.

(c)                None of S1 Holdco, the System1 Subsidiaries, nor, to the knowledge of S1 Holdco, any of their respective officers, directors, managers, employees, consultants or agents, (i) is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, (ii) since December 31, 2018, has knowingly engaged in any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject or the target of broad territorial sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, or Syria, or (iii) has materially violated any Laws relating to economic sanctions since December 31, 2018.

Section 5.12.           Contracts; No Defaults.

(a)                Section 5.12(a) of the Disclosure Schedules contains a true and complete listing of all Contracts (other than purchase orders) described in clauses (i) through (xiv) of this Section 5.12(a) to which, as of the date of this Agreement, S1 Holdco or any System1 Subsidiary is a party (together with all material amendments, waivers or other changes thereto) other than System1 Benefit Plans (collectively, the “System1 Material Contracts”). True, correct and complete copies of the System1 Material Contracts have been delivered to or made available to Trebia and Protected.

(i)                 Each Contract that S1 Holdco reasonably anticipates will involve aggregate payments or consideration furnished by or to S1 Holdco or by or to any System1 Subsidiary of more than $1,000,000 in the calendar year ended December 31, 2021 or any subsequent calendar year;

(ii)                Each agreement related to Borrowed Money Debt (including each System1 Financing Agreement);

(iii)               Each Contract that is a definitive purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof or the disposition of any material assets of S1 Holdco or any System1 Subsidiary since December 31, 2018, in each case, involving payments in excess of $1,000,000;

(iv)              Each lease, rental or occupancy agreement, installment and conditional sale agreement and each other Contract with outstanding obligations that (x) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and (y) involves aggregate payments in excess of $1,000,000 in any calendar year, other than sales or purchase agreements in the ordinary course of business consistent with past practices and sales of obsolete equipment;

(v)                Each joint venture Contract, partnership agreement, limited liability company agreement or similar Contract (other than Contracts between System1 Subsidiaries) that is material to the business of S1 Holdco and the System1 Subsidiaries, taken as a whole;

(vi)               Each Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $1,000,000 in the aggregate;

(vii)              Each Contract expressly prohibiting or restricting in any material respect the ability of S1 Holdco or the System1 Subsidiaries to engage in any business, to sell or distribute any products, to operate in any geographical area or to compete with any Person;

(viii)          Each material Contract under which S1 Holdco or any System1 Subsidiary (A) is granted any license, sublicense or covenant not to sue or assert under or with respect to any third party’s Intellectual Property or (B) grants to any third party any license, sublicense or covenant not to sue or assert under or with respect to any System1 Owned Intellectual Property, in each case with annual or aggregate fees of more than $1,000,000, but excluding, in the case of (A), (I) licenses granted to S1 Holdco or the System1 Subsidiaries for commercially available “off-the-shelf” software and (II) ancillary visual or audio media content acquisition click-wrap or shrink wrap agreement(s) entered into in the ordinary course of business, and in the case of (B), (I) non-exclusive licenses granted to customers or resellers in the ordinary course of business and (II) non-exclusive licenses granted to vendors by S1 Holdco or any System1 Subsidiary which license solely permits the vendor to provide services to S1 Holdco and/or any System1 Subsidiary;

(ix)           Each employee collective bargaining Contract or other Contract with any labor union, works council, or labor organization or association;

(x)            Each sales commission or brokerage Contract that involves annual payments in excess of $1,000,000 or is not cancellable on 30 calendar days’ notice without payment or penalty;

(xi)          Each mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any Indebtedness or borrowing of money by or from S1 Holdco or any System1 Subsidiary in excess of $1,000,000 (other than Contracts disclosed pursuant to Section 5.12(a)(ii));

(xii)         Any Contract that is a currency or interest hedging arrangement;

(xiii)       Any Contract under which S1 Holdco or any System1 Subsidiary has agreed to purchase or sell goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis; and

(xiv)       Any commitment to enter into any agreement of a type described in clauses (i) through (xiii) of this Section 5.12(a).

(b)                Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, as of the date of this Agreement, all of the Contracts listed or required to be listed on Section 5.12(a) of the Disclosure Schedules pursuant to Section 5.12(a) are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of S1 Holdco or any System1 Subsidiary party thereto and, to the knowledge of S1 Holdco, represent the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. As of the date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to S1 Holdco and the System1 Subsidiaries, taken as whole, (w) none of S1 Holdco, any System1 Subsidiary or, to the knowledge of S1 Holdco, any other party thereto is or is alleged to be in material breach of or material default under any such Contract, (x) neither S1 Holdco nor any System1 Subsidiary has received any written claim or notice of material breach of or material default under any such Contract, (y) to the knowledge of S1 Holdco, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract (in each case, with or without notice or lapse of time or both) and (z) no party to any such Contract that is a customer of or supplier to S1 Holdco or any System1 Subsidiary has, within the past 12 months, canceled or terminated its business with, or, to the knowledge of S1 Holdco, threatened in writing to cancel or terminate its business with, S1 Holdco or any System1 Subsidiary.

Section 5.13.           System1 Benefit Plans.

(a)                Section 5.13(a) of the Disclosure Schedules sets forth a true and complete list of each material System1 Benefit Plan (other than (x) individual at-will offer letters or consulting agreements that do not provide for severance or similar termination payments or benefits (other than, for such arrangements applicable to System1 Employees engaged outside of the United States, statutory notice or statutory termination payments) and (y) award agreements for Value Creation Units on substantially the forms provided to Trebia and Protected, in each case, provided that the form of such arrangement is set forth on the Disclosure Schedules) and separately identifies each such System1 Benefit Plan that is not subject to United States Law maintained primarily in respect of any System1 Employees who are located outside of the United States (a “Foreign System1 Benefit Plan”). “System1 Benefit Plan” means each Employee Benefit Plan under which (i) any current or former employee, officer, director or independent contractor of S1 Holdco or any System1 Subsidiary (the “System1 Employees”) has any present or future right to benefits and which are contributed to, required to be contributed to, sponsored by or maintained by S1 Holdco or any System1 Subsidiary or (ii) S1 Holdco or any System1 Subsidiary has any present or future liability, whether contingent or otherwise.

(b)                With respect to each material System1 Benefit Plan, S1 Holdco has delivered or made available to Trebia and Protected copies of (i) such System1 Benefit Plan and any trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such System1 Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to such System1 Benefit Plan (if applicable), (iv) the most recent current actuarial valuation (if applicable) relating to such System1 Benefit Plan, and (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any System1 Benefit Plan.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, (i) each System1 Benefit Plan has been established, maintained, and administered in compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any System1 Benefit Plan on or before the date hereof have been made and all contributions not yet due with respect to any System1 Benefit Plan have been accrued and reflected in S1 Holdco’s financial statements to the extent required by GAAP or IFRS or other applicable law, as applicable. Each System1 Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (A) has received a favorable determination or opinion letter as to its qualification or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the knowledge of S1 Holdco, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.

(d)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, neither S1 Holdco nor any System1 Subsidiary has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of S1 Holdco or any System1 Subsidiary, except as required (A) to avoid an excise tax under Section 4980B of the Code or otherwise as may be required pursuant to any other applicable Law and at the expense of the participant or beneficiary, or (B) under the American Rescue Plan Act of 2021.

(e)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, with respect to any System1 Benefit Plan, (i) no Actions or claims (other than routine claims for benefits in the ordinary course) are pending, or, to the knowledge of S1 Holdco, threatened against any System1 Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any System1 Benefit Plan with respect to the operation thereof and (ii) to the knowledge of S1 Holdco, no facts or circumstances exist that could reasonably be expected to give rise to any such Actions or claims. No event has occurred, and to the knowledge of S1 Holdco, no condition exists that would, by reason of S1 Holdco’s or any System1 Subsidiary’s affiliation with any of its ERISA Affiliates, reasonably be expected to subject S1 Holdco or any System1 Subsidiary to any material tax, fine, lien, penalty or other liability imposed by ERISA or the Code.

(f)                 Neither S1 Holdco, any System1 Subsidiary, nor any ERISA Affiliate thereof, currently sponsors, is required to contribute to or has any liability in respect of or has sponsored, was required to contribute to, or has had any liability in respect of, at any point during the six year period prior to the date hereof, a multiemployer pension plan (as defined in Section 4001(a)(3) of the Code) (a “Multiemployer Plan”) a “multiple employer plan” as defined in Section 413(c) of the Code, or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Foreign System1 Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund or gratuity plan or arrangement or, except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, has any unfunded or underfunded Liabilities.

(g)                Except as expressly contemplated by this Agreement, neither the execution and delivery of this Agreement by S1 Holdco nor the consummation of the Transactions will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration of, vesting of or creation of any right of any System1 Employee to payments or benefits, or increases in any payments or benefits or any loan forgiveness, or under any System1 Benefit Plan, (ii) result in severance pay or any increase in severance pay upon any termination of employment of any System1 Employee, or (iii) result in the funding of any payments or benefits to any System1 Employee or under any System1 Benefit Plan.

(h)                No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any System1 Employee who is a “disqualified individual” of S1 Holdco or any System1 Subsidiary within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(i)                 Each System1 Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A(d)(1)) is in material documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder. Neither S1 Holdco nor any System1 Subsidiary has an indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

(j)                 Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, (i) each Foreign System1 Benefit Plan that is intended to qualify for special tax treatment, meets all the requirements for such treatment; (ii) the fair market value of the assets of each funded Foreign System1 Benefit Plan, the liability of each insurer for any Foreign System1 Benefit Plan funded through insurance or the book reserve established for any Foreign System1 Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign System1 Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign System1 Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 5.14.           Labor Matters.

(a)                As of the date of this Agreement, neither S1 Holdco nor any System1 Subsidiary is a party to any collective bargaining agreement or other agreement with a labor organization. To the knowledge of S1 Holdco, none of the System1 Employees are represented by any labor organization or works council with respect to their employment with S1 Holdco. To the knowledge of S1 Holdco, as of the date of this Agreement, (i) there are no activities or proceedings of any labor organization to organize any of the System1 Employees and, (ii) as of the date of this Agreement, there is no, and since December 31, 2018 has been no, actual material labor dispute, arbitration, grievance, strike, slowdown, lockout, concerted refusal to work overtime, picketing, hand billing or work stoppage against S1 Holdco. Since December 31, 2018, neither S1 Holdco nor any System1 Subsidiary has implemented any plant closings or employee layoffs that would implicate the federal Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”).

(b)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, each of S1 Holdco and each System1 Subsidiary (i) is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, and (ii) has not committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, neither S1 Holdco nor any System1 Subsidiary are delinquent in payments to any of their respective employees or former employees for any services.

(d)                As of the date hereof, S1 Holdco has no knowledge that any current direct report to the Chief Executive Officer of S1 Holdco presently intends to terminate his or her employment.

Section 5.15.          Taxes.

(a)                All material Tax Returns required by Law to be filed by S1 Holdco and each System1 Subsidiary have been duly filed within the applicable time limits and those Tax Returns were, and remain, true, correct, and complete in all material respects, and are not (nor is anything in them) the subject of any dispute with any Governmental Authority.

(b)                All material amounts of Taxes due and owing by S1 Holdco and each System1 Subsidiary have been paid within applicable time limits other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP, and since the date of the most recent balance sheet included in the System1 Interim Financial Statements neither S1 Holdco nor any System1 Subsidiary have incurred any material Tax liability outside the ordinary course of business other than Taxes resulting from the Transactions.

(c)                Each of S1 Holdco and each System1 Subsidiary has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis and within applicable time limits, any such amounts required to be remitted to the appropriate Governmental Authority, and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d)                Neither S1 Holdco nor any System1 Subsidiary is engaged in any material audit, assessment, examination, investigation, administrative proceeding or judicial proceeding involving a Governmental Authority with respect to Taxes. Neither S1 Holdco nor any System1 Subsidiary has received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved and to the knowledge of S1 Holdco, no such claims have been communicated in writing. No written claim has been made by any Governmental Authority in a jurisdiction where S1 Holdco or any System1 Subsidiary does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of S1 Holdco or any System1 Subsidiary and no written request for any such waiver or extension is currently pending.

(e)                Neither S1 Holdco nor any System1 Subsidiary has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(f)                 There are no Liens with respect to Taxes on any of the assets of S1 Holdco or any System1 Subsidiary, other than Permitted Liens.

(g)                Neither S1 Holdco nor any System1 Subsidiary has any material liability for the Taxes of any Person (other than S1 Holdco or any System1 Subsidiary) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

(h)                Each of S1 Holdco and each System1 Subsidiary has complied in all material respects with all applicable transfer pricing rules described in Section 482 of the Code and the regulations thereunder, or any corresponding or similar provision of state, local or non-U.S. Law

(i)                 To the knowledge of S1 Holdco, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(j)                 Neither S1 Holdco nor any System1 Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting under Section 481 of the Code (or similar provision of Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of Law) executed prior to the Closing; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provision Law); (D) installment sale or open transaction disposition made prior to the Closing; or (E) advance payments, prepaid or deferred amounts received on or prior to the Closing other than in the ordinary course of business.

(k)                Neither S1 Holdco nor any System1 Subsidiary or Affiliates has (A) obtained a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act, (B) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, (C) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (D) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(l)                 S1 Holdco is, and at all times since its formation has been, properly treated as a partnership for U.S. federal income tax purposes. Except as set forth on Section 5.15(l) of the Disclosure Schedules, each System1 Subsidiary is, and at all times since formation has been, properly treated as an entity disregarded as separate from its owner for U.S. federal income Tax purposes.

(m)              Each of S1 Holdco and each System1 Subsidiary is, and has always been resident only in its jurisdiction of organization for Tax purposes and is not and has not been, treated as having a permanent establishment, branch or taxable presence in any jurisdiction other than in its jurisdiction of organization.

(n)                S1 Holdco has in effect a valid election under Section 754 of the Code.

(o)                S1 Holdco has not elected to apply the partnership audit regime of the U.S. Bipartisan Budget Act of 2015 early pursuant to Treasury Regulations Section 301.9100-22 to any taxable year beginning prior to January 1, 2018.

Other than Section 5.09, this Section 5.15 provides the sole and exclusive representations and warranties of S1 Holdco in respect of Tax matters.

Section 5.16.          Insurance. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, (a) all of the material policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, S1 Holdco or any System1 Subsidiary with respect to policy periods that include the date of this Agreement (the “Policies”) are in full force and effect, and (b) neither S1 Holdco nor any System1 Subsidiary has received a written notice of cancellation of any of the Policies or of any material changes that are required in the conduct of the business of S1 Holdco or any System1 Subsidiary as a condition to the continuation of coverage under, or renewal of, any of the Policies.

Section 5.17.          Permits. As of the date of this Agreement, each of S1 Holdco and each System1 Subsidiary has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except with respect to Permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21) and except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole. S1 Holdco and each System1 Subsidiary have obtained all of the material Permits necessary under applicable Laws to permit S1 Holdco and each System1 Subsidiary to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business and operations of S1 Holdco and each System1 Subsidiary as currently conducted. The operation of the business of S1 Holdco and each System1 Subsidiary as currently conducted is not in material violation of, nor is S1 Holdco or any System1 Subsidiary in material default or material violation under, any material Permit.

Section 5.18.          Real Property.

(a)                Neither S1 Holdco nor any System1 Subsidiary owns any real property. Neither S1 Holdco nor any System1 Subsidiary is party to any agreement or option to purchase any real property or interest therein. Section 5.18 of the Disclosure Schedules contains a true, correct and complete list, as of the date of this Agreement, of all Leased Real Property leased or otherwise occupied by S1 Holdco or any System1 Subsidiary including, the address of each Leased Real Property. S1 Holdco has made available to Trebia and Protected true, correct and complete copies of the material Contracts pursuant to which S1 Holdco or any System1 Subsidiary occupy (or have been granted an option to occupy) the Leased Real Property or is otherwise a party with respect to the Leased Real Property (the “System1 Leases”). Except as would not be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, S1 Holdco or one of the System1 Subsidiaries has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. With respect to each System1 Lease and except as would not constitute a Material Adverse Effect, (i) such System1 Lease is valid, binding and enforceable and in full force and effect against S1 Holdco or one of the System1 Subsidiaries and, to S1 Holdco’s knowledge, the other party thereto, subject to the Enforceability Exceptions, (ii) neither S1 Holdco nor any System1 Subsidiary has received or given any written notice of material default or material breach under any of the System1 Leases; and (iii) there does not exist under any System1 Lease any event or condition which, with notice or lapse of time or both, would become a material default by S1 Holdco or any System1 Subsidiary or, to S1 Holdco’s knowledge, any other party thereto.

(b)                Neither S1 Holdco nor any System1 Subsidiary has collaterally assigned or granted any other security interest (other than Permitted Liens) in the Leased Real Property or any interest therein which is still in effect. Neither S1 Holdco nor any System1 Subsidiary is in material violation of any legal requirements applicable to its occupancy of the Leased Real Property, except as would not be material to S1 Holdco and the System1 Subsidiaries, taken as a whole.

Section 5.19.          Intellectual Property and IT Security.

(a)                Section 5.19(a) of the Disclosure Schedules lists each item of material Intellectual Property owned or purported to be owned by S1 Holdco or any System1 Subsidiary as of the date of this Agreement and that is the subject of an application or registration with any Governmental Authority or Internet domain name registrar, including the record owner of each such item. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries taken as a whole, each item of Intellectual Property required to be listed on Section 5.19(a) of the Disclosure Schedules (collectively, the “System1 Disclosure Scheduled Intellectual Property”) is subsisting and unexpired and, to the knowledge of S1 Holdco, valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, all necessary registration, maintenance, renewal, and other relevant filing fees with a final due date as of the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining all System1 Disclosure Scheduled Intellectual Property in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, S1 Holdco or one of the System1 Subsidiaries (x) solely and exclusively owns all System1 Owned Intellectual Property, free and clear of all Liens (except Permitted Liens), and (y) has valid rights to use all other Intellectual Property used, practiced, or held for use or practice by S1 Holdco or any System1 Subsidiary in the operation of the business of S1 Holdco and the System1 Subsidiaries as presently conducted (the “System1 Licensed Intellectual Property”). Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, the System1 Owned Intellectual Property and the System1 Licensed Intellectual Property (when used within the scope of the applicable license) constitute all of the Intellectual Property reasonably necessary and sufficient to enable S1 Holdco and the System1 Subsidiaries to conduct the business as currently conducted (provided that the last two sentences of clause (a) and the first sentence of clause (d) below shall not be construed to be a representation as to the non-infringement of any third-party Intellectual Property).

(b)                Except as stated on Section 5.19(b) of the Disclosure Schedules, except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole (i) the conduct and operation of the business of S1 Holdco and each System1 Subsidiary is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, in the past three (3) years, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any Person, and (ii) to the knowledge of S1 Holdco, no third party is infringing upon, misappropriating or otherwise violating any material System1 Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, as of the date of this Agreement, neither S1 Holdco nor any System1 Subsidiary have received from any Person at any time in the past three (3) years (or earlier, for material matters that are unresolved as of the date hereof), any written notice that S1 Holdco or any System1 Subsidiary is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, neither S1 Holdco nor any System1 Subsidiary is the subject of any pending or, to the knowledge of S1 Holdco, threatened Action either (x) alleging that S1 Holdco or any System1 Subsidiary is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person or (y) challenging the ownership, use, validity or enforceability of any System1 Owned Intellectual Property.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, (i) S1 Holdco and each System1 Subsidiary take commercially reasonable actions and measures to protect and maintain (x) the ownership and, as applicable, confidentiality of all material System1 Owned Intellectual Property (including, through written Contracts in favor of S1 Holdco or a System1 Subsidiary with each of their respective former and current employees, consultants and independent contractors (I) who have had access to material confidential information or trade secrets of S1 Holdco or a System1 Subsidiary, in which case, such persons have agreed to hold all such confidential information and trade secrets in confidence, or (II) who have contributed to or developed material Intellectual Property for S1 Holdco or a System1 Subsidiary pursuant to which, in such latter case, each such Person has presently assigned all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for S1 Holdco or any System1 Subsidiary in the course of such Person’s employment or retention thereby, to the extent such System1 Owned Intellectual Property would not vest initially in S1 Holdco or a System1 Subsidiary by operation of law) and (y) the security, confidentiality (as applicable), continuous operation and integrity of their IT Systems and Software (and all Data stored therein or transmitted thereby); (ii) no Open Source Software is or has been included, incorporated or embedded in, linked to or combined with material Software owned or purported to be owned by S1 Holdco or any System1 Subsidiary (“System1 Software”) that has been conveyed, distributed or made available to third parties, in each case, in a manner that requires, under the terms of the applicable license, that such System1 Software be licensed, distributed, or otherwise made available to third parties (x) in source code form or (y) under terms that permit modification, or the creation of derivative works of any material System1 Software; and (iii) except for employees, consultants and other independent contractors engaged by S1 Holdco or any System1 Subsidiary in the ordinary course of business under written confidentiality agreements, no other Person possesses (or has any right to access or have disclosed) any source code to any System1 Software.

(d)                Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, S1 Holdco or one of the System1 Subsidiaries owns or has a valid right to use all IT Systems used in connection with their respective businesses as currently conducted (the “System1 IT Systems”), and the System1 IT Systems are adequate for, and operate and perform in all material respects as required, in connection with the operation of S1 Holdco’s and the System1 Subsidiaries’ respective businesses. S1 Holdco and each System1 Subsidiary maintain commercially reasonable back-up and disaster recovery and business continuity plans that are, in the reasonable determination of S1 Holdco, in accordance with standard industry practice in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, S1 Holdco and each System1 Subsidiary take and have taken commercially reasonable steps to ensure that the IT Systems and System1 Software are free from material viruses and other material malicious Software (including worms, Trojan horses, bugs, faults or other devices, errors, contaminants or material vulnerabilities which may be used to gain access to, alter, delete, destroy or disable any of its or any third party’s IT Systems or Software or which may in other ways cause damage to or abuse such IT Systems or Software). Except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, to the knowledge of S1 Holdco, the System1 IT Systems and System1 Software are free of any such viruses and malicious Software.

Section 5.20.          Data Privacy.

(a)                S1 Holdco and each System1 Subsidiary and, to the knowledge of S1 Holdco, any Person acting for or on behalf of S1 Holdco or any System1 Subsidiary, currently comply in all material respects with and have, since December 31, 2018, complied in all material respects with, (i) all applicable Privacy Laws, (ii) all of S1 Holdco and the System1 Subsidiaries’ policies and notices regarding Personal Information, and (iii) all of S1 Holdco and the System1 Subsidiaries’ contractual obligations with respect to Personal Information. Since December 31, 2018, S1 Holdco and each System1 Subsidiary have implemented and maintained any legally required policies, procedures and systems for receiving and responding to requests from individuals concerning their Personal Information. None of the privacy policies or notices of S1 Holdco or any System1 Subsidiary have contained any omissions or been misleading or deceptive.

(b)             S1 Holdco and each System1 Subsidiary have, since December 31, 2018, implemented and maintained reasonable and appropriate technical and organizational safeguards, consistent in all material respects with applicable Privacy Laws, reasonably designed to protect Personal Information in their possession or control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. S1 Holdco and each System1 Subsidiary have taken reasonable steps, including where necessary through contractual obligations, to ensure that any third party with access to Personal Information collected by or on behalf of S1 Holdco or any System1 Subsidiary has implemented and maintained the same. To the knowledge of S1 Holdco, any third party who has provided Personal Information to S1 Holdco or any System1 Subsidiary has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent so required.

(c)                To the knowledge of S1 Holdco, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of S1 Holdco or any System1 Subsidiary or collected, used or processed by or on behalf of S1 Holdco or any System1 Subsidiary that would have required any notification to regulators, consumers, or customers. Neither S1 Holdco nor any System1 Subsidiary have received any written notice of any claims, investigations or inquiries (including regulatory inquiries) related to, or been charged with, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information (except as has been resolved without material liability to S1 Holdco or any System1 Subsidiary).

(d)                The transfer of Personal Information in connection with the transactions contemplated by this Agreement will not violate any applicable Privacy Laws or the privacy policies of S1 Holdco or any System1 Subsidiary as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. The execution, delivery and performance of this Agreement complies with all applicable Privacy Laws and with the privacy policies and applicable contractual obligations of S1 Holdco and each System1 Subsidiary.

Section 5.21.          Environmental Matters. Except as would not constitute a Material Adverse Effect:

(a)                S1 Holdco and each System1 Subsidiary are, and since December 31, 2018 have been, in compliance with all Environmental Laws;

(b)                S1 Holdco and each System1 Subsidiary hold all material Permits required under Environmental Laws to permit S1 Holdco and any System1 Subsidiary to operate their respective assets in a manner in which they are now operated and to conduct the respective businesses of S1 Holdco and the System1 Subsidiaries as currently conducted; and

(c)                there are no written claims or written notices of violation pending against or, to the knowledge of S1 Holdco, threatened against S1 Holdco or any System1 Subsidiary alleging any violations of or liability under any Environmental Law or any violations or liability concerning any Hazardous Materials, and, to the knowledge of S1 Holdco, there is no reasonable basis for any such claims or notices.

This Section 5.21 provides the sole and exclusive representations and warranties of S1 Holdco in respect of environmental matters, including any and all matters arising under Environmental Laws.

Section 5.22.          Absence of Changes.

(a)                Since December 31, 2020, no Material Adverse Effect has occurred.

(b)               Since December 31, 2020, except (i) as set forth on Section 5.22(b) of the Disclosure Schedules, (ii) for any COVID-19 Measures and (iii) in connection with the transactions contemplated by this Agreement or any other Transaction Agreement, through and including the date of this Agreement, S1 Holdco and each System1 Subsidiary have carried on their respective businesses and operated their properties in all material respects in the ordinary course of business.

(c)                Since March 31, 2021, except (i) as set forth on Section 5.22(c) of the Disclosure Schedules, (ii) for any actions taken in response to COVID-19 Measures and (iii) in connection with the transactions contemplated by this Agreement or any other Transaction Agreement, neither S1 Holdco nor any of the System1 Subsidiaries has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require the prior written consent of Trebia pursuant to Section 10.01.

Section 5.23.          Brokers’ Fees. Except for fees described on Section 5.23 of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement or any other Transaction Agreement based upon arrangements made by S1 Holdco, any System1 Subsidiary or any of their Affiliates.

Section 5.24.          Related Party Transactions. Except for the Contracts set forth on Section 5.24 of the Disclosure Schedules and Contracts between S1 Holdco and any System1 Subsidiary, there are no Contracts between S1 Holdco or any System1 Subsidiary, on the one hand, and any Affiliate, officer or director of S1 Holdco or, to S1 Holdco’s knowledge, any Affiliate of any of them, on the other hand, except in each case, for Contracts in respect of (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (b) reimbursements of expenses incurred in connection with their employment or service (excluding from clause (a) and this clause (b), and therefore expressly included in the definition of “System1 Related Party Contracts,” for Contracts in respect of any loans made by S1 Holdco or any System1 Subsidiary to any officer, director, employee, member or stockholder and all related arrangements, including any pledge arrangements) and (c) amounts paid pursuant to System1 Benefit Plans (the “System1 Related Party Contracts”).

Section 5.25.          Proxy Statement / Prospectus. None of the information relating to S1 Holdco or any System1 Subsidiary supplied or to be supplied by S1 Holdco, or by any other Person acting on behalf of S1 Holdco or any System1 Subsidiary, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of S1 Holdco or any System1 Subsidiary makes any representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without S1 Holdco’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any member of S1 Holdco or any System1 Subsidiary that were delivered by or on behalf of such parties or their respective Representatives were prepared in good faith using assumptions that S1 Holdco or any such System1 Subsidiary believes to be reasonable.

Article VI
Representations and Warranties of Protected

Except as set forth in the Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), Protected represents and warrants to Trebia as follows:

Section 6.01.         Corporate Organization of Protected. Protected has been formed as a corporation and is validly existing and is in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such corporate power and authority would not constitute a Material Adverse Effect. The copies of the organizational documents of Protected, as in effect on the date hereof, previously made available by Protected to Trebia and S1 Holdco (i) are true, correct and complete and (ii) are in full force and effect. Protected has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Protected is not in violation of any of the provisions of its organizational documents.

Section 6.02.          Subsidiaries. The Protected Subsidiaries as of the date of this Agreement are set forth on Section 6.02 of the Disclosure Schedules. The Protected Subsidiaries have been duly formed or organized, are validly existing and in good standing (to the extent such concept applies) under the Laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their respective businesses as they are now being conducted, except where such failure to have such power and authority would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Each Protected Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 6.03.          Due Authorization. Protected has the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and (subject to the approvals described in Section 6.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors, managing member or equivalent governing body of Protected no other organizational or equivalent proceeding on the part of Protected is necessary to authorize, approve or adopt this Agreement or such Transaction Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by Protected and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of Protected, enforceable against Protected in accordance with its terms, subject to the Enforceability Exceptions.

Section 6.04.          No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.05, the execution, delivery and performance of this Agreement and each Transaction Agreement to which Protected is party by Protected and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of, or result in the breach of or default under, the certificate of formation, certificate of incorporation or bylaws, or other organizational documents of Protected (including any shareholders’ or investor rights agreement to which Protected is a party), (b) violate any provision of, or result in the breach of or default by Protected under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Protected Material Contract or Protected Leases, (d) result in the creation of any Lien upon any of the properties, rights or assets of Protected or any of its Subsidiaries, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to Protected and its Subsidiaries, taken as a whole, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.

Section 6.05.          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, S1 Holdco, the CSC Blockers, the Blocker Parents, the Court Square GPs and OpenMail contained in this Agreement, no Governmental Filings are required on the part of Protected with respect to Protected’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Protected and its Subsidiaries, taken as a whole, and (c) as otherwise disclosed on Section 6.05 of the Disclosure Schedules.

Section 6.06.          Current Capitalization.

(a)                Section 6.06 of the Disclosure Schedules sets forth, as of the date hereof, a list of all of the issued and outstanding Protected Securities and any other membership, limited liability company and other equity, ownership, profit, voting or similar interests in, or securities of, Protected, together with all interests or securities convertible into or exchangeable or exercisable for any of the foregoing and all rights, commitments or arrangements to subscribe for or acquire (or obligations or commitments of Protected to issue, sell or otherwise transfer), including, in each case, (i) the record and beneficial owners thereof, (ii) the number and class of Protected Securities or other interest or security held by each such record and beneficial owner and (iii) the vesting schedule thereof (if applicable). The outstanding Protected Securities have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

(b)                There are no outstanding (i) securities of Protected convertible into or exchangeable for ownership interests in Protected, (ii) obligations, options, warrants or other rights, commitments or arrangements to acquire from Protected, or other obligations or commitments of Protected to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, Protected or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar equity or equity-based securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, Protected (the items in clauses (i) – (iii), in addition to all ownership interests of Protected, being referred to collectively as the “Protected Securities”). There are no (i) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which Protected is a party or by which Protected is bound with respect to the voting or transfer of any shares of capital stock of Protected, or (ii) obligations or commitments of Protected to repurchase, redeem or otherwise acquire any Protected Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

Section 6.07.          Capitalization of Subsidiaries. The outstanding shares of capital stock or other equity interests of each of the Protected Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding ownership interests in each Protected Subsidiary are owned, directly or indirectly, by Protected free and clear of any Liens (other than the restrictions under applicable Securities Laws and Permitted Liens and Liens securing obligations under the Bank Financing Agreement) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. There are no outstanding (i) securities of Protected or any Protected Subsidiary convertible into or exchangeable for ownership interests in any Protected Subsidiary, (ii) obligations, options, warrants or other rights, commitments or arrangements to acquire from Protected or any Protected Subsidiary, or other obligations or commitments of Protected or any Protected Subsidiary to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Protected Subsidiary or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar equity or equity-based securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Protected Subsidiary (the items in clauses (i) - (iii), in addition to all ownership interests of the Protected Subsidiaries, being referred to collectively as the “Protected Subsidiary Securities”). There are no (i) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which Protected or any Protected Subsidiary is a party or by which Protected or any Protected Subsidiary is bound with respect to the voting or transfer of any shares of capital stock of any Protected Subsidiary, or (ii) obligations or commitments of Protected or any Protected Subsidiary to repurchase, redeem or otherwise acquire any Protected Subsidiary Securities or make payments in respect of such securities, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the Protected Subsidiary Securities, neither Protected nor any Protected Subsidiary owns any equity, ownership, profit, voting or similar interest in or any interest convertible into, or exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person. No shares of capital stock are held in treasury by any Protected Subsidiary.

Section 6.08.          Financial Statements.

(a)                Attached as Section 6.08 of the Disclosure Schedules are true, accurate and complete copies of (i) the audited consolidated balance sheets of Protected.net Group Limited Group as at December 31, 2020, December 31, 2019 and December 31, 2018, and the related audited consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the respective twelve-month periods then ended, together with the auditor’s reports thereon (the “Protected Audited Financial Statements”) and (ii) the unaudited consolidated condensed balance sheet Protected.net Group Limited Group, as at March 31, 2021 and the related unaudited consolidated condensed statements of income for the three-month period ended March 31, 2021 (the “Protected Interim Financial Statements” and, together with the Protected Audited Financial Statements, the “Protected Financial Statements”).

(b)                The Protected Financial Statements together with related notes, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved, except as disclosed therein, and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of Protected and the Protected Subsidiaries, as applicable, as of the dates and for the periods indicated in such Protected Financial Statements (except in the case of the Protected Interim Financial Statements for the absence of footnotes and other presentation items and for normal and recurring year-end adjustments, in each case, the impact of which is not material).

Section 6.09.          Undisclosed Liabilities. As of the date of this Agreement, neither Protected nor any Protected Subsidiary has any material Liability, debt or obligation required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for Liabilities and obligations (a) reflected or reserved for in the Protected Financial Statements or disclosed in any notes thereto, (b) that has arisen since March 31, 2021 in the ordinary course of business of Protected and its Subsidiaries, (c) arising under this Agreement and/or the performance by Trebia and S1 Holdco of their respective obligations hereunder, including transaction expenses, (d) disclosed by Protected in the Disclosure Schedules, or (e) that would not be material to Protected and its Subsidiaries, taken as a whole.

Section 6.10.          Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 6.15) and Actions under any Environmental Law (as to which certain representations and warranties are made pursuant to Section 6.21), as of the date of this Agreement, there are no Actions pending or, to the knowledge of Protected, threatened in writing against Protected or any Protected Subsidiary or any of their properties, rights or assets that constitutes, or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. There are no Governmental Orders imposed upon or, to the knowledge of Protected, threatened in writing against Protected or any Protected Subsidiary or any of their properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole. There are no unsatisfied judgments or any open injunctions binding upon Protected or any Protected Subsidiary which would, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole.

Section 6.11.          Compliance with Laws.

(a)                Except where the failure to be, or to have been, in compliance with such Laws has not, and would not, individually or in the aggregate, be material to Protected and the Protected Subsidiaries, taken as a whole, Protected and the Protected Subsidiaries are, and since December 31, 2018 have been, in compliance with all applicable Laws and Governmental Orders. Protected and the Protected Subsidiaries hold, and since December 31, 2018 have held, all Permits necessary for the lawful conduct of Protected’s business. From December 31, 2018, (i) neither Protected nor any Protected Subsidiary has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of Protected, no assertion or Action of any violation of any Law, Governmental Order or Permit by Protected or any Protected Subsidiary is currently threatened against Protected or any Protected Subsidiary (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), in each case of the foregoing clauses (i) and (ii), except as would not, individually or in the aggregate, be material to Protected and the Protected Subsidiaries, taken as a whole. As of the date hereof, no investigation or review by any Governmental Authority with respect to Protected or any Protected Subsidiary is pending or, to the knowledge of Protected, threatened and no such investigations have been conducted by any Governmental Authority since December 31, 2018, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to S1 Holdco and the System1 Subsidiaries, taken as a whole.

(b)                Protected and the Protected Subsidiaries and, to the knowledge of Protected, each Person acting for or on behalf of Protected or any Protected Subsidiary currently comply in all material respects with, and have, since December 31, 2018, complied in all material respects with, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Since December 31, 2017, (i) there has been no action taken by Protected, the Protected Subsidiaries, nor, to the knowledge of Protected, any of their officers, directors, managers, employees, consultants or agents, in each case, acting on behalf of Protected or any Protected Subsidiary, in material violation of any Anti-Corruption Law or Anti-Money Laundering Law, (ii) neither Protected nor any Protected Subsidiary has been convicted of violating any applicable Anti-Corruption Laws or Anti-Money Laundering Laws or subjected to any investigation by a Governmental Authority for a material violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) neither Protected nor any Protected Subsidiary has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law and (iv) neither Protected nor any Protected Subsidiary has received any written notice or citation, or to the knowledge of Protected, any non-written notice, from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law.

(c)                None of Protected, the Protected Subsidiaries, nor, to the knowledge of Protected, any of their respective officers, directors, managers, employees, consultants or agents, (i) is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, (ii) since December 31, 2018, has knowingly engaged in any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject or the target of broad territorial sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, or Syria, or (iii) has materially violated any Laws relating to economic sanctions since December 31, 2018.

Section 6.12.          Contracts; No Defaults.

(a)                Section 6.12(a) of the Disclosure Schedules contains a true and complete listing of all Contracts (other than purchase orders) described in clauses (i) through (xiv) of this Section 6.12(a) to which, as of the date of this Agreement, Protected or any of Protected Subsidiary is a party (together with all material amendments, waivers or other changes thereto) other than Protected Benefit Plans (collectively, the “Protected Material Contracts”). True, correct and complete copies of the Protected Material Contracts have been delivered to or made available to Trebia and S1 Holdco.

(i)                 Each Contract that Protected reasonably anticipates will involve aggregate payments or consideration furnished by or to Protected or by or to any Protected Subsidiary of more than $1,000,000 in the calendar year ended December 31, 2021 or any subsequent calendar year;

(ii)               Each agreement related to Borrowed Money Debt (including each Protected Financing Agreement);

(iii)             Each Contract that is a definitive purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof or the disposition of any material assets of Protected or any Protected Subsidiary since December 31, 2017, in each case, involving payments in excess of $1,000,000;

(iv)              Each lease, rental or occupancy agreement, installment and conditional sale agreement and each other Contract with outstanding obligations that (x) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and (y) involves aggregate payments in excess of $1,000,000 in any calendar year, other than sales or purchase agreements in the ordinary course of business consistent with past practices and sales of obsolete equipment;

(v)                Each joint venture Contract, partnership agreement, limited liability company agreement or similar Contract (other than Contracts between Protected Subsidiaries) that is material to the business of Protected and the Protected Subsidiaries, taken as a whole;

(vi)              Each Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $1,000,000 in the aggregate;

(vii)            Each Contract expressly prohibiting or restricting in any material respect the ability of Protected or the Protected Subsidiaries to engage in any business, to sell or distribute any products, to operate in any geographical area or to compete with any Person;

(viii)          Each material Contract under which Protected or any Protected Subsidiary (A) is granted any license, sublicense or covenant not to sue or assert under or with respect to any third party’s Intellectual Property or (B) grants to any third party any license, sublicense or covenant not to sue or assert under or with respect to any Protected Owned Intellectual Property, excluding, in the case of (A), (I) licenses granted to Protected or the Protected Subsidiaries for commercially available “off-the-shelf” software with annual aggregate fees of less than $1,000,000 and (II) ancillary visual or audio media content acquisition click-wrap or shrink wrap agreement(s) entered into in the ordinary course of business, and in the case of (B), (I) non-exclusive licenses granted to customers or resellers in the ordinary course of business and (II) non-exclusive licenses granted to vendors by Protected or any Protected Subsidiaries which license solely permits the vendor to provide services to Protected and/or any Protected Subsidiary;

(ix)              Each employee collective bargaining Contract or other Contract with any labor union, works council, or labor organization or association;

(x)                Each sales commission or brokerage Contract that involves annual payments in excess of $1,000,000 or is not cancellable on 30 calendar days’ notice without payment or penalty;

(xi)              Each mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any Indebtedness or borrowing of money by or from Protected or any Protected Subsidiary in excess of $1,000,000 (other than Contracts disclosed pursuant to Section 6.12(a)(ii));

(xii)            Any Contract that is a currency or interest hedging arrangement;

(xiii)          Any Contract under which Protected or any Protected Subsidiary has agreed to purchase or sell goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis; and

(xiv)          Any commitment to enter into any agreement of a type described in clauses (i) through (xiii) of this Section 6.12(a).

(b)                Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, as of the date of this Agreement, all of the Contracts listed or required to be listed on Section 6.12(a) of the Disclosure Schedules pursuant to Section 6.12(a) are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of Protected or any Protected Subsidiary party thereto and, to the knowledge of Protected, represent the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. As of the date of this Agreement, except as would not reasonably be expected to be, individually or in the aggregate, material to Protected and the Protected Subsidiaries, taken as whole, (w) none of Protected, any Protected Subsidiary or, to the knowledge of Protected, any other party thereto is or to the knowledge of Protected, is alleged to be in material breach of or material default under any such Contract, (x) neither Protected nor any Protected Subsidiary has received any written claim or notice of material breach of or material default under any such Contract, (y) to the knowledge of Protected, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract (in each case, with or without notice or lapse of time or both) and (z) no party to any such Contract that is a customer of or supplier to Protected or any Protected Subsidiary has, within the past 12 months, canceled or terminated its business with, or, to the knowledge of Protected, threatened in writing to cancel or terminate its business with, Protected or any Protected Subsidiary.

Section 6.13.          Protected Benefit Plans.

(a)                Section 6.13(a) of the Disclosure Schedules sets forth a true and complete list of each material Protected Benefit Plan (other than (x) individual at-will offer letters or consulting agreements that do not provide for severance or similar termination payments or benefits (other than, for such arrangements applicable to Protected Employees engaged outside of the United States, statutory notice or statutory termination payments)) and separately identifies each Protected Benefit Plan that is not subject to United States Law maintained primarily in respect of any Protected Employees who are located outside of the United States (a “Foreign Protected Benefit Plan”). “Protected Benefit Plan” means each Employee Benefit under which (i) any current or former employee, officer, director or independent contractor of Protected or any Protected Subsidiary (the “Protected Employees”) has any present or future right to benefits and which are contributed to, required to be contributed to, sponsored by or maintained by Protected or any Protected Subsidiary or (ii) Protected or any Protected Subsidiary has any present or future liability, whether contingent or otherwise.

(b)                With respect to each material Protected Benefit Plan, Protected has delivered or made available to Trebia and S1 Holdco copies of (i) such Protected Benefit Plan and any trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Protected Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to such Protected Benefit Plan (if applicable), (iv) the most recent current actuarial valuation (if applicable) relating to such Protected Benefit Plan, and (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Protected Benefit Plan.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, (i) each Protected Benefit Plan has been established, maintained, and administered in compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Protected Benefit Plan on or before the date hereof have been made and all contributions not yet due with respect to any Protected Benefit Plan as of the date hereof have been accrued and reflected in Protected’s financial statements to the extent required by GAAP or IFRS or other applicable law, as applicable. Each Protected Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (A) has received a favorable determination or opinion letter as to its qualification or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the knowledge of Protected, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.

(d)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, neither Protected nor any Protected Subsidiary has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Protected or any Protected Subsidiary, except as required (A) to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law and at the sole expense of the participant or beneficiary, or (B) under the American Rescue Plan Act of 2021.

(e)                Expect as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, with respect to any Protected Benefit Plan, (i) no Actions or claims (other than routine claims for benefits in the ordinary course) are pending, or, to the knowledge of Protected, threatened against any Protected Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Protected Benefit Plan with respect to the operation thereof, and (ii) to the knowledge of Protected, no facts or circumstances exist that could reasonably be expected to give rise to any such Actions or claims. No event has occurred, and to the knowledge of Protected, no condition exists that would, by reason of Protected or any Protected Subsidiary’s affiliation with any ERISA Affiliates, reasonably be expected to subject Protected or any Protected Subsidiary to any material tax, fine, lien, penalty or other liability imposed by ERISA or the Code.

(f)                 Neither Protected nor any Protected Subsidiary, nor any ERISA Affiliate thereof, currently sponsors, is required to contribute to or has any liability in respect of or has sponsored, was required to contribute to, or has had any liability in respect of, at any point during the six year period prior to the date hereof, a Multiemployer Plan, a “multiple employer plan” as defined in Section 413(c) of the Code, or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Foreign Protected Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund or gratuity plan or arrangement or, except as would not, individually or in the aggregate, reasonably be expected to be material to S1 Holdco and the System1 Subsidiaries, taken as a whole, has any unfunded or underfunded Liabilities.

(g)                Except as expressly contemplated by this Agreement, neither the execution and delivery of this Agreement by Protected nor the consummation of the Transactions will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration, vesting or creation of any right of any Protected Employee to payments or benefits or increases in any payments or benefits or any loan forgiveness or under any Protected Benefit Plan, (ii) result in severance pay or any increase in severance pay upon any termination of employment of any Protected Employee, or (iii) result in the funding of any payments or benefits to any current or former director, officer, employee or individual independent contractor of Protected or any Protected Subsidiary or under any Protected Benefit Plan.

(h)                No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of Protected or any Protected Subsidiary who is a “disqualified individual” of Protected or any Protected Subsidiary within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(i)                 Each Protected Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Code Section 409A(d)(1)) is in material documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder. Neither Protected nor any Protected Subsidiary has an indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

(j)                 Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole (i) each Foreign Protected Benefit Plan that is intended to qualify for special tax treatment, meets all the requirements for such treatment; (ii) the fair market value of the assets of each funded Foreign Protected Benefit Plan, the liability of each insurer for any Foreign Protected Benefit Plan funded through insurance or the book reserve established for any Foreign Protected Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Protected Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Protected Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 6.14.          Labor Matters.

(a)                As of the date of this Agreement, neither Protected nor any of Protected Subsidiary is a party to any collective bargaining agreement or other agreement with a labor organization. To the knowledge of Protected, none of the Protected Employees are represented by any labor organization or works council with respect to their employment with Protected. To the knowledge of Protected, as of the date of this Agreement, (i) there are no activities or proceedings of any labor organization to organize any of the Protected Employees and, (ii) as of the date of this Agreement, there is no, and since December 31, 2018 has been no, actual material labor dispute, arbitration, grievance, strike, slowdown, lockout, concerted refusal to work overtime, picketing, hand billing or work stoppage against Protected, in each case, pending or threatened. Since December 31, 2018, neither Protected nor any Protected Subsidiary has implemented any plant closings or employee layoffs that would implicate the WARN Act.

(b)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, each of Protected and each Protected Subsidiary (i) is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, and (ii) has not committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, neither Protected nor any Protected Subsidiary are delinquent in payments to any employees or former employees for any services.

(d)                As of the date hereof, Protected has no knowledge that any current direct report to the Chief Executive Officer of Protected UK presently intends to terminate his or her employment.

Section 6.15.          Taxes.

(a)                All material Tax Returns required by Law to be filed by Protected and each Protected Subsidiary have been duly filed within the applicable time limits and those Tax Returns were, and remain, true, correct, and complete in all material respects, and are not (nor is anything in them) the subject of any dispute with any Governmental Authority.

(b)                All material amounts of Taxes due and owing by Protected and each Protected Subsidiary have been paid within applicable time limits other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP, and since the date of the most recent balance sheet included in the Protected Interim Financial Statements neither Protected nor any Protected Subsidiary have incurred any material Tax liability outside the ordinary course of business other than Taxes resulting from the Transactions.

(c)                Each of Protected and each Protected Subsidiary has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis and within applicable time limits, any such amounts required to be remitted to the appropriate Governmental Authority, and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d)                Neither Protected nor any Protected Subsidiary is engaged in any material audit, assessment, examination, investigation, administrative proceeding or judicial proceeding involving a Governmental Authority with respect to Taxes. Neither Protected nor any Protected Subsidiary has received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to the knowledge of Protected, no such claims have been communicated in writing. No written claim has been made by any Governmental Authority in a jurisdiction where Protected or any Protected Subsidiary does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Protected or any Protected Subsidiary and no written request for any such waiver or extension is currently pending.

(e)                Neither Protected nor any Protected Subsidiary has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(f)                 There are no Liens with respect to Taxes on any of the assets of Protected or any Protected Subsidiary, other than Permitted Liens.

(g)                Neither Protected nor any Protected Subsidiary has any material liability for the Taxes of any Person (other than Protected or any Protected Subsidiary) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

(h)                Each of Protected and each Protected Subsidiary has complied in all material respects with all applicable transfer pricing rules described in Section 482 of the Code and the regulations thereunder, or any corresponding or similar provisions of state, local or non-U.S. Law.

(i)                 To the knowledge of Protected, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(j)                 Neither Protected nor any Protected Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting under Section 481 of the Code (or similar provision of Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of Law) executed prior to the Closing; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provision Law); (D) installment sale or open transaction disposition made on or prior to the Closing; or (E) advance payments, prepaid or deferred amounts received on or prior to the Closing other than in the ordinary course of business.

(k)                Neither Protected nor any Protected Subsidiary or Affiliates has (A) obtained a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act, (B) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, (C) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (D) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(l)                 Each of Protected and each Protected Subsidiary is, and has always been resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been, treated as having a permanent establishment, branch or taxable presence in any jurisdiction other than in its jurisdiction of incorporation.

(m)              During the two-year period ending on the date hereof, neither Protected nor any Protected Subsidiary (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(n)                As of the Closing, no Protected Subsidiary is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.

Other than Section 6.09, this Section 6.15 provides the sole and exclusive representations and warranties of Protected in respect of Tax matters.

Section 6.16.          Insurance. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, (a) all of the material policies of property, fire and casualty, liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, Protected or any Protected Subsidiary with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) neither Protected nor any Protected Subsidiary has received a written notice of cancellation of any of the Policies or of any material changes that are required in the conduct of the business of Protected or any Protected Subsidiary as a condition to the continuation of coverage under, or renewal of, any of the Policies.

Section 6.17.          Permits. As of the date of this Agreement, each of Protected and each Protected Subsidiary has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except with respect to Permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 6.21) and except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole. Protected and each Protected Subsidiary have obtained all of the material Permits necessary under applicable Laws to permit Protected and each Protected Subsidiary to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business and operations of Protected and each Protected Subsidiary as currently conducted. The operation of the business of Protected and each Protected Subsidiary as currently conducted is not in material violation of, nor is Protected or any Protected Subsidiary in material default or material violation under, any material Permit.

Section 6.18.          Real Property.

(a)                Neither Protected nor any Protected Subsidiary owns any real property. Neither Protected nor any Protected Subsidiary is party to any agreement or option to purchase any real property interest therein. Section 6.18 of the Disclosure Schedules contains a true, correct and complete list, as of the date of this Agreement, of all Leased Real Property leased or otherwise occupied by Protected or any Protected Subsidiary including, the address of each Leased Real Property. Protected has made available to Trebia and S1 Holdco true, correct and complete copies of the material Contracts pursuant to which Protected or any Protected Subsidiary occupy (or have been granted an option to occupy) the Leased Real Property or is otherwise a party with respect to the Leased Real Property (the “Protected Leases”). Except as would not be material to Protected and the Protected Subsidiaries, taken as a whole, Protected or one of the Protected Subsidiaries has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. With respect to each Protected Lease and except as would not constitute a Material Adverse Effect, (i) such Protected Lease is valid, binding and enforceable and in full force and effect against Protected or one of the Protected Subsidiaries and, to Protected’s knowledge, the other party thereto, subject to the Enforceability Exceptions, (ii) neither Protected nor any Protected Subsidiary has received or given any written notice of material default or material breach under any of the Protected Leases; and (iii) there does not exist under any Protected Lease any event or condition which, with notice or lapse of time or both, would become a material default by Protected or any Protected Subsidiary or, to Protected’s knowledge, any other party thereto.

(b)                Neither Protected nor any Protected Subsidiary has collaterally assigned or granted any other security interest (other than Permitted Liens) in the Leased Real Property or any interest therein which is still in effect. Neither Protected nor any Protected Subsidiary is in material default or violation of, or not in compliance with, any legal requirements applicable to its occupancy of the Leased Real Property, except as would not be material to Protected and the Protected Subsidiaries, taken as a whole.

Section 6.19.          Intellectual Property and IT Security.

(a)                Section 6.19(a) of the Disclosure Schedules lists each item of material Intellectual Property owned or purported to be owned by Protected or any Protected Subsidiary as of the date of this Agreement and that is the subject of an application or registration with any Governmental Authority or Internet domain name registrar, including the record owner of each such item. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, each item of Intellectual Property required to be listed on Section 6.19(a) of the Disclosure Schedules (collectively, the “Protected Disclosure Scheduled Intellectual Property”) is subsisting and unexpired and, to the knowledge of Protected, valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, all necessary registration, maintenance, renewal, and other relevant filing fees with a final due date as of the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining all Protected Disclosure Scheduled Intellectual Property in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, Protected or one of the Protected Subsidiaries (x) solely and exclusively owns all Protected Owned Intellectual Property, free and clear of all Liens (except Permitted Liens), and (y) has valid rights to use all other Intellectual Property used, practiced, or held for use or practice by Protected or any Protected Subsidiary in the operation of the business of Protected and the Protected Subsidiaries as presently conducted (the “Protected Licensed Intellectual Property”). Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, the Protected Owned Intellectual Property and the Protected Licensed Intellectual Property (when used within the scope of the applicable license) constitute all of the Intellectual Property reasonably necessary and sufficient to enable Protected and the Protected Subsidiaries to conduct the business as currently conducted (provided that the last two sentences of clause (a) and the first sentence of clause (d) below shall not be construed to be a representation as to the non-infringement of any third-party Intellectual Property).

(b)                Except as stated on Section 6.19(b) of the Disclosure Schedules, except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole (i) the conduct and operation of the business of Protected and each Protected Subsidiary is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, in the past three (3) years, infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any Person, and (ii) to the knowledge of Protected, no third party is infringing upon, misappropriating or otherwise violating any material Protected Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, as of the date of this Agreement, neither Protected nor any Protected Subsidiary have received from any Person at any time in the past three (3) years (or earlier, for material matters that are unresolved as of the date hereof), any written notice that Protected or any Protected Subsidiary is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, neither Protected nor any Protected Subsidiary is the subject of any pending or, to the knowledge of S1 Holdco, threatened Action either (x) alleging that Protected or any Protected Subsidiary is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person or (y) challenging the ownership, use, validity or enforceability of any Protected Owned Intellectual Property.

(c)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, (i) Protected and each Protected Subsidiary take commercially reasonable actions and measures to protect and maintain (x) the ownership and, as applicable, confidentiality of all material Protected Owned Intellectual Property (including, through written Contracts in favor of Protected or a Protected Subsidiary with each of their respective former and current employees, consultants and independent contractors (I) who have had access to material confidential information or trade secrets of Protected or a Protected Subsidiary, in which case, such persons have agreed to hold all such confidential information and trade secrets in confidence, or (II) who have contributed to or developed material Intellectual Property for Protected or a Protected Subsidiary pursuant to which, in such latter case, each such Person has presently assigned all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for Protected or any Protected Subsidiary in the course of such Person’s employment or retention thereby, to the extent such Protected Owned Intellectual Property would not vest initially in Protected or a Protected Subsidiary by operation of law) and (y) the security, confidentiality (as applicable), continuous operation and integrity of their IT Systems and Software (and all Data stored therein or transmitted thereby); (ii) no Open Source Software is or has been included, incorporated or embedded in, linked to or combined with material Software owned or purported to be owned by Protected or any Protected Subsidiary (“Protected Software”) that has been conveyed, distributed or made available to third parties, in each case, in a manner that requires, under the terms of the applicable license, that such Protected Software be licensed, distributed, or otherwise made available to third parties (x) in source code form or (y) under terms that permit modification, or the creation of derivative works of any material Protected Software; and (iii) except for employees, consultants and other independent contractors engaged by Protected or any Protected Subsidiary in the ordinary course of business under written confidentiality agreements, no other Person possesses (or has any right to access or have disclosed) any source code to any Protected Software.

(d)                Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, Protected or one of the Protected Subsidiaries owns or has a valid right to use all IT Systems used in connection with their respective businesses as currently conducted (the “Protected IT Systems”), and the Protected IT Systems are adequate for, and operate and perform in all material respects as required, in connection with the operation of Protected’s and the Protected Subsidiaries’ respective businesses. Protected and each Protected Subsidiary maintain commercially reasonable back-up and disaster recovery and business continuity plans that are, in the reasonable determination of Protected, in accordance with standard industry practice in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, Protected and each Protected Subsidiary take and have taken commercially reasonable steps to ensure that the IT Systems and Protected Software are free from material viruses and other material malicious Software (including worms, Trojan horses, bugs, faults or other devices, errors, contaminants or material vulnerabilities which may be used to gain access to, alter, delete, destroy or disable any of its or any third party’s IT Systems or Software or which may in other ways cause damage to or abuse such IT Systems or Software). Except as would not, individually or in the aggregate, reasonably be expected to be material to Protected and the Protected Subsidiaries, taken as a whole, to the knowledge of Protected, the Protected IT Systems and Protected Software are free of any such viruses and malicious Software.

Section 6.20.          Data Privacy.

(a)                Protected and each Protected Subsidiary and, to the knowledge of Protected, any Person acting for or on behalf of Protected or any Protected Subsidiary currently comply in all material respects with and have, since December 31, 2018, complied in all material respects with, (i) all applicable Privacy Laws, (ii) all of Protected and the Protected Subsidiaries’ policies and notices regarding Personal Information, and (iii) all of Protected and the Protected Subsidiaries’ contractual obligations with respect to Personal Information. Since December 31, 2018, Protected and each Protected Subsidiary have implemented and maintained any legally required policies, procedures and systems for receiving and responding to requests from individuals concerning their Personal Information. None of the privacy policies or notices of Protected or any Protected Subsidiary have contained any omissions or been misleading or deceptive.

(b)                Protected and each Protected Subsidiary have, since December 31, 2018, implemented and maintained reasonable and appropriate technical and organizational safeguards, consistent in all material respects with applicable Privacy Laws, reasonably designed to protect Personal Information in their possession or control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. Protected and each Protected Subsidiary have taken reasonable steps, including where necessary through contractual obligations, to ensure that any third party with access to Personal Information collected by or on behalf of Protected or any Protected Subsidiary has implemented and maintained the same. To the knowledge of Protected, any third party who has provided Personal Information to Protected or any Protected Subsidiary has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent so required.

(c)                To the knowledge of Protected, there have been no material breaches, security incidents, misuse of or unauthorized access to or disclosure of any Personal Information in the possession or control of Protected or any Protected Subsidiary or collected, used or processed by or on behalf of Protected or any Protected Subsidiary that would have required any notification to regulators, consumers, or customers. Neither Protected nor any Protected Subsidiary have received any written notice of any claims, investigations or inquiries (including regulatory inquiries) related to, or been charged with, the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information (except as has been resolved without material liability to Protected or any Protected Subsidiary).

(d)                The transfer of Personal Information in connection with the transactions contemplated by this Agreement will not violate any applicable Privacy Laws or the privacy policies of Protected or any Protected Subsidiary as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. The execution, delivery and performance of this Agreement complies with all applicable Privacy Laws and with the privacy policies and applicable contractual obligations of Protected and each Protected Subsidiary.

Section 6.21.          Environmental Matters. Except as would not constitute a Material Adverse Effect:

(a)                Protected and each Protected Subsidiary are, and since December 31, 2018 have been, in compliance with all Environmental Laws;

(b)                Protected and each Protected Subsidiary hold all material Permits required under Environmental Laws to permit Protected and any Protected Subsidiary to operate their respective assets in a manner in which they are now operated to conduct the respective businesses of Protected and the Protected Subsidiaries as currently conducted; and

(c)                there are no written claims or written notices of violation pending against or, to the knowledge of Protected, threatened against Protected or any Protected Subsidiary alleging any violations of or liability under any Environmental Law or any violations or liability concerning any Hazardous Materials, and, to the knowledge of Protected, there is no reasonable basis for any such claims or notices.

This Section 6.21 provides the sole and exclusive representations and warranties of Protected in respect of environmental matters, including any and all matters arising under Environmental Laws.

Section 6.22.          Absence of Changes.

(a)                Since December 31, 2020, no Material Adverse Effect has occurred.

(b)                Since December 31, 2020, except (i) as set forth on Section 6.22(b) of the Disclosure Schedules, (ii) for any COVID-19 Measures and (iii) in connection with the transactions contemplated by this Agreement or any other Transaction Agreement, through and including the date of this Agreement, Protected and each Protected Subsidiary have carried on their respective businesses and operated their properties in all material respects in the ordinary course of business.

(c)                Since March 31, 2021, except (i) as set forth on Section 6.22(c) of the Disclosure Schedules, (ii) for any actions taken in response to COVID-19 Measures and (iii) in connection with the transactions contemplated by this Agreement or any other Transaction Agreement, neither Protected nor any of the Protected Subsidiaries has taken or permitted to occur any action that, were it to be taken from and after the date hereof, would require the prior written consent of Trebia pursuant to Section 10.01.

Section 6.23.          Brokers’ Fees. Except for fees described on Section 6.23 of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement or any other Transaction Agreement based upon arrangements made by Protected, any Protected Subsidiary or any of their Affiliates.

Section 6.24.          Related Party Transactions. Except for the Contracts set forth on Section 6.24 of the Disclosure Schedules and Contracts between Protected and any Protected Subsidiary, there are no Contracts between Protected or any Protected Subsidiary, on the one hand, and any Affiliate, officer or director of Protected or, to Protected’s knowledge, any Affiliate of any of them, on the other hand, except in each case, for Contracts in respect of (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (b) reimbursements of expenses incurred in connection with their employment or service (excluding from clause (a) and this clause (b), and therefore expressly included in the definition of “Protected Related Party Contracts,” Contracts in respect of any loans made by Protected or any Protected Subsidiary to any officer, director, employee, member or stockholder and all related arrangements, including any pledge arrangements) and (c) amounts paid pursuant to Protected Benefit Plans (the “Protected Related Party Contracts”).

Section 6.25.          Proxy Statement / Prospectus. None of the information relating to Protected or any Protected Subsidiary supplied or to be supplied by Protected, or by any other Person acting on behalf of Protected or any Protected Subsidiary, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of Protected or any Protected Subsidiary makes any representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without Protected’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any member of Protected or any Protected Subsidiary that were delivered by or on behalf of such parties or their respective Representatives were prepared in good faith using assumptions that Protected or any such Protected Subsidiary believes to be reasonable.

Article VII
Representations and Warranties of Trebia Parties

Except as set forth in the Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Trebia prior to the date hereof (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 7.01 (Corporate Organization), 7.02 (Due Authorization), Section 7.04 (Litigation and Proceedings); Section 7.07 (Financial Ability; Trust Account); Section 7.12 (Tax Matters); and Section 7.13 (Capitalization)), Trebia and, solely for the purposes of Section 7.02(a), Section 7.03 and Section 7.05, each Trebia Party represents and warrants to each of S1 Holdco, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs and OpenMail, as follows:

Section 7.01.          Corporate Organization.

(a)                Until the occurrence of the Domestication, Trebia is an exempted company with limited liability duly incorporated under the Laws of the Cayman Islands with the requisite corporate power and authority, to enter into this Agreement and to perform its obligations hereunder. The copies of the organizational documents of Trebia previously delivered by Trebia to S1 Holdco and Protected are true, correct and complete and are in effect as of the date of this Agreement. Trebia is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its organizational documents. Trebia is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Trebia Parties to enter into this Agreement or consummate the Transactions (a “Trebia Material Adverse Effect”).

(b)                Upon the occurrence of the Domestication, Trebia will be duly incorporated and validly existing as a corporation in good standing under the Laws of Delaware and have the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.

Section 7.02.          Due Authorization.

(a)                Each Trebia Party has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of Required Trebia Shareholder Approvals by the Trebia Shareholders, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of the applicable Trebia Party and, except for approval of Trebia Shareholder Matters by the Trebia Shareholders, no other corporate or equivalent proceeding on the part of any Trebia Party is necessary to authorize this Agreement or such Transaction Agreements or Trebia’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by each Trebia Party that is party thereto and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute a legal, valid and binding obligation of each Trebia Party, enforceable against such Trebia Party in accordance with its terms, subject to the Enforceability Exceptions.

(b)                Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of Trebia’s capital stock necessary in connection with the entry into this Agreement by Trebia, the consummation of the transactions contemplated hereby, including the Closing and Required Trebia Shareholder Approvals are as set forth on Section 7.02(b) of the Disclosure Schedules. Each Trebia Shareholder is entitled to vote at the Special Meeting and is entitled to one vote per share. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation applicable to Trebia is applicable to this Agreement or any of the Transactions. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which Trebia or any of its Subsidiaries is subject, party or otherwise bound.

(c)                At a meeting duly called and held, the board of directors of Trebia has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Trebia’s stockholders; (ii) determined that the fair market value of S1 Holdco is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) made the Trebia Board Recommendation.

Section 7.03.          No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 7.05, the execution, delivery and performance of this Agreement and each Transaction Agreement to which any Trebia Party is a party by such Trebia Party and, upon receipt of the Required Trebia Shareholder Approvals by the Trebia Shareholders, the consummation of the transactions contemplated hereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the Trebia Organizational Documents or any organizational documents of any other Trebia Party, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Trebia, such Trebia Party or any Subsidiaries of such Trebia Party or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which such Trebia Party or any Subsidiaries of such Trebia Party is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of such Trebia Party or any Subsidiaries of such Trebia Party, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Trebia Party to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such Trebia Party is a party, as applicable.

Section 7.04.          Litigation and Proceedings. There are no pending or, to the knowledge of Trebia, threatened, Actions and, to the knowledge of Trebia, there are no pending or threatened investigations, in each case, against Trebia, or any Trebia Party, or otherwise affecting Trebia or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Trebia Parties to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such Trebia Party is a party. There has not been any Action nor is there any open injunction binding upon Trebia or any other Trebia Party which could, individually or in the aggregate, reasonably be expected to have a Trebia Material Adverse Effect.

Section 7.05.          Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of S1 Holdco, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs, OpenMail, the Redeemed OM Members and the Protected Rollover Parties contained in this Agreement, no Governmental Filing is required on the part of any Trebia Party with respect to the execution or delivery of this Agreement by such Trebia Party or any Transaction Agreement to which such Trebia Party is a party, as applicable, or the consummation of the transactions contemplated hereby or thereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) Securities Laws and (c) the applicable requirements of the NYSE.

Section 7.06.          Compliance with Laws.

(a)                Except where the failure to be, or to have been, in compliance with such Laws has not, and would not, individually or in the aggregate, be material to the Trebia Parties, taken as a whole, each Trebia Party is, and since its formation has been, in compliance with all applicable Laws and Governmental Orders. Each Trebia Party holds, and since its formation has held, all Permits necessary for the lawful conduct of its respective business. Since its formation, (i) no Trebia Party has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of Trebia, no assertion or Action of any violation of any Law, Governmental Order or Permit by any Trebia Party is currently threatened against such Trebia Party, in each case of the foregoing clauses (i) and (ii), except as would not, individually or in the aggregate, be material to the Trebia Parties, taken as a whole. As of the date hereof, no investigation or review by any Governmental Authority with respect to any Trebia Party is pending or, to the knowledge of Trebia, threatened and no such investigations have been conducted by any Governmental Authority since its formation, in each case other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to the Trebia Parties, taken as a whole.

(b)                Since its formation, (i) there has been no action taken by any Trebia Party, or, to the knowledge of Trebia, any officer, director, manager, employee, agent or representative of any Trebia Party, in each case, acting on behalf of any Trebia Party, in material violation of any applicable Anti-Corruption Law, (ii) no Trebia Party has been convicted of violating any applicable Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for a material violation of any applicable Anti-Corruption Laws, (iii) no Trebia Party has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any applicable Anti-Corruption Law and (iv) no Trebia Party has received any written notice or citation from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law.

Section 7.07.          Financial Ability; Trust Account.

(a)                As of the date hereof, there is at least $517,500,000 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated June 19, 2020, by and between Trebia and the Trustee on file with the SEC Reports of Trebia as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Trebia Organizational Documents and Trebia’s final prospectus dated June 18, 2020. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Trebia has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, there are no claims or proceedings pending with respect to the Trust Account. Since June 19, 2020, Trebia has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Trebia to dissolve or liquidate pursuant to the Trebia Organizational Documents shall terminate, and, as of the Effective Time, Trebia shall have no obligation whatsoever pursuant to the Trebia Organizational Documents to dissolve and liquidate the assets of Trebia by reason of the consummation of the transactions contemplated hereby. To Trebia’s knowledge, as of the date hereof, following the Effective Time, no stockholder of Trebia shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its Trebia Class A Ordinary Shares for redemption pursuant to the Trebia Shareholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Trebia and, to the knowledge of Trebia, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Trebia, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Trebia who shall have elected to redeem their Trebia Class A Ordinary Shares pursuant to the Trebia Shareholder Redemption or the underwriters of Trebia’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b)                As of the date hereof, assuming the accuracy of the representations and warranties of S1 Holdco, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs, OpenMail, the Redeemed OM Members and the Protected Rollover Parties contained herein and the compliance by S1 Holdco, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs, OpenMail, the Redeemed OM Members and the Protected Rollover Parties with their respective obligations hereunder, Trebia has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Trebia on the Closing Date.

(c)                Assuming (i) the satisfaction of the conditions in Sections 13.01 and 13.02 and (ii) that each of the Cannae Backstop Amount and the Trebia Finco LLC Debt Commitment Amount is funded, in each case to the extent required and in accordance with its respective conditions, the Trebia Parties will have on the Closing Date funds sufficient to fund all of the amounts required to be provided by the Trebia Parties for the consummation of the transactions on the Closing Date contemplated hereby, including the payment of the Closing Cash Consideration (and repayment or refinancing of debt contemplated by this Agreement) and any other amounts required to be paid on the Closing Date in connection with the consummation of the transactions contemplated hereby, including all related fees and expenses, and are sufficient for the satisfaction of all of the Trebia Parties’ obligations under this Agreement, as applicable.

Section 7.08.          Brokers’ Fees. Except for fees described on Section 7.08 of the Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Trebia or any of its Affiliates, including the Founders or Cannae.

Section 7.09.          SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a)                Trebia has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 16, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used in this Section 7.09, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC through EDGAR. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports (the “Trebia Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and Regulation S-X or Regulation S-K, as applicable, and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Trebia as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. Trebia has not had any material off-balance sheet arrangements that are not disclosed in the SEC Reports. The Trebia Financial Statements (i) were prepared from the Books and Records of Trebia and (ii) were audited in accordance with the standards of the Public Company Accounting Oversight Board.

(b)                Trebia has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Trebia is made known to Trebia’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Trebia’s knowledge, such disclosure controls and procedures are effective in timely alerting Trebia’s principal executive officer and principal financial officer to material information required to be included in Trebia’s periodic reports required under the Exchange Act.

(c)                Trebia has established and maintained a system of “internal controls” over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). To Trebia’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Trebia’s financial reporting and the preparation of Trebia’s financial statements for external purposes in accordance with GAAP.

(d)                There are no outstanding loans or other extensions of credit made by Trebia to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Trebia. Trebia has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)                Neither Trebia (including any employee thereof) nor Trebia’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls or the internal controls over financial reporting utilized by Trebia, (ii) any fraud, whether or not material, that involves Trebia’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Trebia or (iii) any claim or allegation regarding any of the foregoing.

(f)                 To the knowledge of Trebia, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of Trebia, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 7.10.          Business Activities.

(a)                Since its incorporation, Trebia has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Trebia Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Trebia or to which Trebia is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Trebia or any acquisition of property by Trebia or the conduct of business by Trebia as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Trebia Material Adverse Effect.

(b)                Trebia does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity, except the Trebia Parties and for the transactions contemplated by this Agreement. Except for this Agreement and the Transactions, neither Trebia nor any of its Subsidiaries has any interests, rights, obligations or Liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)                There is no liability, debt or obligation against Trebia or its Subsidiaries, except for Liabilities and obligations (i) reflected or reserved for on Trebia’s consolidated balance sheet as of September 30, 2020 or disclosed in the notes thereto (other than any such Liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Trebia Parties), (ii) that have arisen since September 30, 2020 in the ordinary course of the operation of business of the Trebia Parties (other than any such Liabilities as are not and would not be, in the aggregate, material to the Trebia Parties), (iii) disclosed in the Disclosure Schedules or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions. All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Trebia Financial Statements.

(d)                Except for this Agreement and the agreements expressly contemplated hereby or as set forth on Section 7.10(d) of the Disclosure Schedules, Trebia is, and at no time has been, party to any Contract with any other Person that would require payments by Trebia in excess of $10,000 monthly, $500,000 in the aggregate with respect to any individual Contract or more than $1,000,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 11.02) and Contracts set forth on Section 7.10(d) of the Disclosure Schedules).

Section 7.11.          Employee Benefit Plans. Except as may be contemplated by the Omnibus Incentive Plan Proposal, no Trebia Party or ERISA Affiliate thereof maintains, contributes to, or has or could reasonably be expected to have any obligation or liability (contingent or otherwise) under any Employee Benefit Plan, whether formal or informal, oral or written (each an “Trebia Benefit Plan”). Neither the execution and delivery of this Agreement by Trebia nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration or vesting of payments or benefits, or increases in any payments or benefits or any loan forgiveness, to any current or former employee, officer, director or consultant of Trebia or its Subsidiaries or (ii) result in severance pay or any increase in severance pay upon any termination of employment of any current or former employee, officer, director or consultant of any Trebia Party. No amount or benefit that would be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of any Trebia Party who is a “ disqualified individual” within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

Section 7.12.          Tax Matters.

(a)                All material Tax Returns required by Law to be filed by each Trebia Party have been duly filed within the applicable time limits (after taking into account any valid extensions) and those Tax Returns were, and remain, true, correct, and complete in all material respects and are not (nor is anything in them) the subject of any material dispute with any Governmental Authority.

(b)                All material amounts of Taxes due and owing by each Trebia Party have been paid within applicable time limits, and no Trebia Party has incurred any material Tax liability outside the ordinary course of business.

(c)                Each Trebia Party has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, and within applicable time limits, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d)                No Trebia Party has engaged in any material audit, assessment, visit, discovery, examinations, investigations, administrative proceeding or judicial proceeding involving a Governmental Authority with respect to Taxes. No Trebia Party has received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved without any ongoing liability for Trebia, and to the knowledge of Trebia, no such claims have been communicated in writing. No written claim has been made, and to the knowledge of Trebia, no oral claim has been made, by any Governmental Authority in a jurisdiction where a Trebia Party does not file a Tax Return that such Trebia Party is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of any Trebia Party and no written request for any such waiver or extension is currently pending.

(e)                During the two-year period ending on the date hereof, no Trebia Party nor any predecessor thereof has ever constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(f)                 No Trebia Party has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g)                There are no Liens with respect to Taxes on any of the assets of any Trebia Party, other than Permitted Liens.

(h)                No Trebia Party has any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

(i)                 Trebia Merger Sub LLC is, and has been since inception, a disregarded entity for U.S. federal income Tax purposes. To the knowledge of Trebia, there are no facts, circumstances or plans as to the Trebia Parties that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(j)                 Trebia has not (A) obtained a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act, (B) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, (C) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (D) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

Section 7.13.          Capitalization.

(a)                The authorized capital stock of Trebia consists of 441,000,000 shares of capital stock, including (i) 400,000,000 Trebia Class A Ordinary Shares, (ii) 40,000,000 Trebia Class B Ordinary Shares and (iii) 1,000,000 shares of preferred stock (“Trebia Preferred Stock”), of which (A) 51,750,000 Trebia Class A Ordinary Shares are issued and outstanding as of the date of this Agreement, (B) 12,937,500 Trebia Class B Ordinary Shares are issued and outstanding as of the date of this Agreement and (C) no shares of Trebia Preferred Stock are issued and outstanding as of the date of this Agreement. As of immediately prior to and at the Closing, the aggregate number of Trebia Class B Ordinary Shares and Trebia Class A Ordinary Shares held by (i) Trasimene Capital Management, LLC shall equal 7,395,937 shares of Trebia Ordinary Shares, and (ii) BGPT Trebia LP shall equal 5,466,563 shares of Trebia Ordinary Shares. Trebia has issued (x) 8,233,334 Founder Trebia Warrants that entitle (i) Trasimene Capital Management, LLC to purchase 4,734,167 Trebia Class A Ordinary Shares, and BGPT Trebia LP to purchase 3,499,167 Trebia Class A Ordinary Shares, in each case at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement and (y) 17,250,000 Non-Founder Trebia Warrants that entitle the holder to purchase Trebia Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding Trebia Ordinary Shares and Trebia Warrants (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain Trebia Ordinary Shares held by the Founders. Except for this Agreement and the transactions contemplated hereby and the Trebia Warrants, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Trebia Ordinary Shares or the equity interests of Trebia, or any other Contracts to which Trebia is a party or by which Trebia is bound obligating Trebia to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Trebia, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or other compensatory or incentive equity rights in Trebia. Except as disclosed in the SEC Reports, the Trebia Organizational Documents or in the Sponsor Agreement, there are no outstanding contractual obligations of Trebia to repurchase, redeem or otherwise acquire any securities or equity interests of Trebia. There are no outstanding bonds, debentures, notes or other indebtedness of Trebia having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Trebia’s stockholders may vote. Except as disclosed in the SEC Reports, Trebia is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Trebia Ordinary Shares or any other equity interests of Trebia. Trebia does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(b)                No Person and no syndicate or “group” (as defined in the Exchange Act and the rules thereunder) of a Person owns directly or indirectly beneficial ownership (as defined in the Exchange Act and the rules thereunder) of securities of Trebia representing 35% or more of the combined voting power of the issued and outstanding securities of Trebia.

Section 7.14.          Issuance of Stock. Trebia Class A Common Stock and Trebia Class C Common Stock, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable and free of preemptive rights, subscription rights or any similar right under any provision of Law, Trebia’s Organizational Documents or any Contract to which Trebia is a party or by which Trebia is bound and will be capable of effectively vesting in the parties hereto that will receive Closing Seller Equity Consideration title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Laws).

Section 7.15.          Status of Other Trebia Parties. Each Trebia Party (other than Trebia) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business and has no assets, Liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable. Trebia has no Subsidiaries other than Trebia Merger Sub and Trebia Merger Sub LLC.

Section 7.16.          NYSE Stock Market Listing. The issued and outstanding units of Trebia, each such unit comprised of one Trebia Class A Ordinary Share and one-third of one Trebia Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “TREB.U”. The issued and outstanding Trebia Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “TREB”. The issued and outstanding Non-Founder Trebia Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “TREB.WS”. Trebia is in compliance with the rules of the NYSE and there is no Action pending or, to the knowledge of Trebia, threatened against Trebia by the NYSE or the SEC with respect to any intention by such entity to deregister the Trebia Class A Ordinary Shares or Non-Founder Trebia Warrants or terminate the listing of Trebia Class A Ordinary Shares or Non-Founder Trebia Warrants on the NYSE. None of Trebia or its Affiliates has taken any action in an attempt to terminate the registration of the Trebia Class A Ordinary Shares or Non-Founder Trebia Warrants under the Exchange Act except as contemplated by this Agreement. Trebia has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Trebia Class A Ordinary Shares from the NYSE or the SEC.

Section 7.17.          Cannae Backstop; Debt Commitment.

(a)                Trebia has delivered to S1 Holdco and Protected true, correct and complete copies (subject, in the case of the Debt Commitment Letter and the associated fee letter, to customary redactions) of the Backstop Agreement and the Debt Commitment Letter. As of the date hereof, neither of the Backstop Agreement and the Debt Commitment Letter has been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by any Trebia Party, or, to the knowledge of each Trebia Party, any other party thereto. As of the date hereof, subject to the Enforceability Exceptions, each of the Backstop Agreement and the Debt Commitment Letter is in full force and effect and a legal, valid and binding obligation of, in each case to the extent party thereto, each Trebia Party and, to the knowledge of Trebia, each other party thereto, and neither the execution or delivery by Trebia nor the performance of Trebia’s obligations under the Backstop Agreement nor the Debt Commitment Letter violates any Laws applicable to it. The Backstop Agreement provides that S1 Holdco is a party thereto and is entitled to enforce such agreements against Cannae. As of the date hereof, there are no other agreements, side letters, or arrangements between Cannae, on the one hand, and any Trebia Party, on the other hand, relating to the Backstop Agreement that could affect the obligations of Cannae under the Backstop Agreement, and, as of the date hereof, no Trebia Party knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Backstop Agreement not being satisfied, or the Backstop Amounts not being available to the Trebia Parties party thereto, on the Closing Date, if applicable. As of the date hereof, there are no other agreements, side letters, or arrangements between any Trebia Party, on the one hand, and any Debt Financing Source, on the other hand (other than (i) the Debt Commitment Letter and (ii) the fee letter executed in connection therewith (the “Debt Fee Letter”) a copy of which has been provided to S1 Holdco and Protected with only economic, financial and/or “flex” terms redacted), relating to the Debt Commitment Letter, as the case may be, that would reasonably be expected to adversely affect the obligations any Debt Financing Source under the Debt Commitment Letter, and, as of the date hereof and assuming the satisfaction of the conditions in Sections 13.01 and 13.02, no Trebia Party knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Debt Commitment Letter not being satisfied on the Closing Date. As of the date hereof, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Trebia Party under any term or condition of either the Backstop Agreement or the Debt Commitment Letter that would reasonably be expected to result in any of the conditions set forth in either the Backstop Agreement or the Debt Commitment Letter not being satisfied, or the Backstop Amounts not being available to the Trebia Parties party thereto, on the Closing Date. Assuming (i) the satisfaction of the conditions in Sections 13.01 and 13.02, as of the date hereof, no Trebia Party has any reason to believe that it will be unable to satisfy in all material respects any term or condition of closing to be satisfied by it contained in either the Backstop Agreement or the Debt Commitment Letter. The Backstop Agreement contains all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of Cannae to contribute to the Trebia Parties party thereto the Cannae Backstop Amount. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the Debt Financing Sources to make available to the Trebia Parties party thereto the Debt Financing.

(b)                Except as otherwise provided for in the Transaction Agreements, no fees, consideration or other discounts are payable or have been agreed by any Trebia Party or any of their respective Subsidiaries (including, from and after the Closing, S1 Holdco and Protected and their respective Subsidiaries) to Cannae in respect of the Cannae Backstop Amount.

(c)                It is acknowledged and agreed by each Trebia Party that the obligations of each Trebia Party under this Agreement are not subject to any conditions regarding any Trebia Party’s, its Affiliates’ or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby including, without limitation, under the Debt Commitment Letter or the Backstop Agreement.

Section 7.18.          Sponsor Agreement. Trebia has delivered to S1 Holdco and Protected a true, correct and complete copy of the Sponsor Agreement. The Sponsor Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Trebia. The Sponsor Agreement is a legal, valid and binding obligation of Trebia and, to the knowledge of Trebia, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Agreement violates any provision of, or results in the breach of or default under, or requires filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Trebia under any material term or condition of the Sponsor Agreement.

Section 7.19.          Contracts; No Defaults; Affiliate Agreements.

(a)                All Contracts material to Trebia to which, as of the date of this Agreement, Trebia is a party or by which any of its assets are bound are set forth on Section 7.19 of the Disclosure Schedules (such Contracts, the “Trebia Material Contracts”) and have been previously made available to S1 Holdco and Protected by Trebia.

(b)                Except for any Trebia Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Trebia Material Contract, (i) such Trebia Material Contracts are in full force and effect and represent the legal, valid and binding obligations of Trebia and, to the knowledge of Trebia, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Trebia, are enforceable by Trebia to the extent a party thereto in accordance with their terms, subject in all respects to the Enforceability Exceptions. Neither Trebia, nor to the knowledge of Trebia, any other party thereto is in material breach or material default under any Trebia Material Contract. Trebia has not received written notice, that it is in material breach of or material default under any Trebia Material Contract to which it is a party in the one year immediately preceding the date of this Agreement. No party with whom Trebia has entered into a Trebia Material Contract has, in the one year immediately preceding the date of this Agreement, given written notice of its intention to terminate, repudiate or disclaim all or a substantial part of such Trebia Material Contract.

(c)                Except as set forth in Section 7.19(c) of the Disclosure Schedules, and other than the private placement of securities in connection with Trebia’s initial public offering, Trebia is not a party to any transaction, agreement, arrangement or understanding with any (i) present or former direct or indirect equityholder, officer, director or employee of Trebia, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of Trebia or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Trebia Affiliate Agreement”). Trebia has made available to S1 Holdco and Protected true, correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available with respect to any Trebia Affiliate Agreement.

Section 7.20.          Title to Property. Trebia does not (a) own or lease any real or personal property or (b) is not a party to any agreement or option to purchase any real property or other material interest therein. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Trebia owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Trebia in the operation of its business and which are material to Trebia, in each case, free and clear of any Liens (other than Permitted Liens).

Section 7.21.          Investment Company Act. Trebia is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.22.          Trebia Shareholders. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state currently has a substantial interest (as defined in 31 C.F.R. Part 800.244) in Trebia and no such foreign person will have a substantial interest in Trebia as a result of the Transactions such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over Trebia post-Closing.

Section 7.23.          Proxy Statement / Prospectus. The Proxy Statement / Prospectus (and any amendment or supplement thereto) shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933. On the date the Proxy Statement / Prospectus is first mailed to the stockholders of Trebia, and at the time of the Special Meeting, none of the information relating to Trebia supplied or to be supplied by Trebia or its Subsidiaries, Affiliates or Representatives in the Proxy Statement / Prospectus (together with any amendments or supplements thereto), will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Trebia makes no representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus in reliance upon and in conformity with information furnished in writing to Trebia by or on behalf of S1 Holdco or the parties hereto receiving Closing Seller Equity Consideration in connection with the Transactions specifically for inclusion in the Proxy Statement / Prospectus.

Section 7.24.          Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, each Trebia Party and each of their respective Subsidiaries (including, from and after the Closing, S1 Holdco and Protected and their respective Subsidiaries), will be able to pay its debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, each Trebia Party and each of their respective Subsidiaries (including, from and after the Closing, S1 Holdco and Protected and their respective Subsidiaries) will have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Trebia Party or any of their respective Subsidiaries (including, from and after the Closing, S1 Holdco and Protected and their respective Subsidiaries).

Article VIII

Representations and Warranties of the CSC Blockers, Blocker Parents,

Court Square GPS, Openmail, The Redeemed OM Members and the

Protected Rollover Parties

Section 8.01.          Representations and Warranties of CSC Blockers, Court Square GPs and Blocker Parents. Each CSC Blocker, Court Square GP and Blocker Parent hereby severally, and not jointly, solely with respect to itself and not any other Person, represents and warrants to Trebia, System1 and Protected as follows:

(a)                Organization. Each CSC Blocker, Court Square GP and Blocker Parent has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation or organization and has all requisite organizational power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or have such organizational power and authority would not have a material adverse effect on the ability of such CSC Blocker, Court Square GP and Blocker Parent to enter into this Agreement or consummate the transactions contemplated hereby. The copies of the organizational documents of each CSC Blocker, Court Square GP and Blocker Parent, as in effect on the date hereof and made available to Trebia and S1 Holdco are in all material respects (i) true, correct and complete and (ii) in full force and effect. Each CSC Blocker, Court Square GP and Blocker Parent has the requisite organizational power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Seller Material Adverse Effect with respect to such CSC Blocker, Court Square GP or Blocker Parent. Each CSC Blocker, Court Square GP and Blocker Parent is not in violation of any of the provisions of its organizational documents.

(b)                Due Authorization. Each CSC Blocker, Court Square GP and Blocker Parent has the requisite organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by the board of directors, managing member, general partner or equivalent governing body of each CSC Blocker, Court Square GP and Blocker Parent, and other than the delivery of the Court Square GPs’ Written Consent, the Blocker Parents’ Written Consent, and the Protected Written Consent, no other organizational action or proceeding on the part of any CSC Blocker, Court Square GP, or Blocker Parent (including any equityholders thereof) is necessary to authorize or adopt this Agreement or such Transaction Agreements or to approve the Transactions and the consummation thereof. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by each CSC Blocker, Court Square GP and Blocker Parent and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of each CSC Blocker, Court Square GP and Blocker Parent, enforceable against each such CSC Blocker, Court Square GP, and Blocker Parent or in accordance with its terms, subject to the Enforceability Exceptions.

(c)                No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 8.01(c) of the Disclosure Schedules, the execution, delivery and performance of this Agreement and each Transaction Agreement to which each CSC Blocker, Court Square GP and Blocker Parent is party by each such CSC Blocker, Court Square GP and Blocker Parent and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation, certificate of limited partnership or other organizational or governing documents of each CSC Blocker, Court Square GP and Blocker Parent, (b) violate any provision of, or result in the breach of or default by each CSC Blocker, Court Square GP and Blocker Parent under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of any CSC Blocker, Court Square GP or Blocker Parent, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to CSC Blocker, Court Square GP or Blocker Parent, as applicable, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act which would not, individually or in the aggregate, reasonably be expected to have Seller Material Adverse Effect with respect to each CSC Blocker, Court Square GP and Blocker Parent (as applicable).

(d)                Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, S1 Holdco, OpenMail and Protected contained in this Agreement, no Governmental Filing is required on the part of any CSC Blocker, Court Square GP or Blocker Parent with respect to such Person’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to such CSC Blocker, Court Square GP or Blocker Parent and (c) as otherwise disclosed on Section 5.05 of the Disclosure Schedules.

(e)                Capitalization. Section 8.01(e) of the Disclosure Schedules sets forth, as of the date hereof, the number and class of all of the issued and outstanding equity interests of each CSC Blocker, the record and beneficial owners thereof and the number and class of equity interests held by each such record and beneficial owner. The outstanding equity interests of each CSC Blocker (i) have been duly authorized and validly issued, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. There are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity interests of any CSC Blocker, or any other Contracts to which any CSC Blocker is a party or by which any CSC Blocker is bound obligating such CSC Blocker to issue or sell any equity interests in or debt securities of, any CSC Blocker, and (ii) no equity equivalents, stock or equity appreciation rights, phantom stock ownership interests or similar rights in any CSC Blocker. There are no outstanding contractual obligations of any CSC Blocker to repurchase, redeem or otherwise acquire any securities or equity interests of such CSC Blocker. There are no outstanding bonds, debentures, notes or other indebtedness of such CSC Blocker having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such CSC Blocker’s equityholders may vote. Other than with respect to the organizational documents of any CSC Blocker in effect as of the date of this Agreement, no CSC Blocker is a party to any shareholders agreement, voting agreement or registration rights agreement relating to any equity interests of any CSC Blocker. Other than with respect to S1 Holdco, no CSC Blocker owns any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

(f)                 Title to the S1 LLC Interests.

(i)                 Each Court Square GP has good and valid title to the Court Square GPs S1 Units held by such Court Square GP. Each Court Square GP owns its respective Court Square GPs S1 Units free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens). As of the date hereof, the Court Square GPs S1 Units comprise 21.42% of the issued and outstanding equity interests of S1 Holdco. Except as set forth in S1 Holdco’s organizational documents, the S1 Holdco Operating Agreement and in this Agreement, the Court Square GPs S1 Units are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Court Square GPs S1 Units.

(ii)               Upon the transfer and delivery by each Court Square GP of its respective Court Square GPs S1 Units at the Closing, Trebia will receive good and valid title to such Court Square GPs S1 Units, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), and such Court Square GPs S1 Units shall not be subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities Laws).

(g)                Title to CSC Blocker Shares.

(i)                 Each Blocker Parent has good and valid title to the CSC Blocker Shares held by such Blocker Parent. Each Blocker Parent owns its respective CSC Blocker Shares free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens). As of the date hereof, the CSC Blocker Shares collectively held by the Blocker Parents comprise 100% of the issued and outstanding capital securities of each CSC Blocker. Except as set forth in each CSC Blocker’s organizational documents and in this Agreement, the CSC Blocker Shares are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such CSC Blocker Shares.

(ii)               Upon the transfer and delivery by each Blocker Parent of its respective CSC Blocker Shares at the Closing, Trebia will receive good and valid title to such CSC Blocker Shares, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), and such CSC Blocker Shares shall not be subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities Laws).

(h)                Holding Company; Ownership. Each CSC Blocker is a holding company and was formed solely for the purpose of holding equity interests of S1 Holdco and has not conducted any business prior to the date hereof other than activities incidental to its ownership of the equity interests of S1 Holdco and has no assets (other than cash, which may be used or distributed by such CSC Blocker), Liabilities or obligations of any nature other than those incident to its formation and organization and maintenance of its existence and ownership of the equity interests of S1 Holdco. Each CSC Blocker is (directly or indirectly) the owner of S1 Holdco Units, and following the Blocker Pre-Closing Reorganization and as of immediately prior to the Closing, such CSC Blocker will (i) directly be the owner(s) of record of all S1 Holdco Units directly or indirectly owned by such CSC Blocker as of the date hereof and (ii) have good and valid title to all such S1 Holdco Units, free and clear of any Liens (other than the restrictions under applicable Securities Laws, Permitted Liens and the S1 Holdco organizational documents).

(i)                 Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 5.15), as of the date of this Agreement, there are no pending or, to the knowledge of any CSC Blocker, Court Square GP, or Blocker Parent, threatened in writing Actions against such CSC Blocker, Court Square GP or Blocker Parent or any of their respective properties, rights or assets, except for such Actions that would not reasonably be expected to be material to such CSC Blocker, Court Square GP or Blocker Parent or have a material adverse effect on the ability of such CSC Blocker, Court Square GP or Blocker Parent to enter into and perform its respective obligations under this Agreement or any Transaction Agreement to which such CSC Blocker, Court Square GP or Blocker Parent is a party. There is no Governmental Order imposed upon or, to the knowledge of any CSC Blocker, Court Square GP or Blocker Parent, threatened in writing against such CSC Blocker, Court Square GP or Blocker Parent or any of their respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to such CSC Blocker, Court Square GP or Blocker Parent. There is no unsatisfied judgment or any open injunction binding upon any CSC Blocker, Court Square GP or Blocker Parent which would, individually or in the aggregate, reasonably be expected to be material to such CSC Blocker, Court Square GP or Blocker Parent.

(j)                 Brokers’ Fees. Except for fees described on Section 8.02(g) of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any CSC Blocker, Court Square GP or Blocker Parent or any of their respective Subsidiaries or any of its Affiliates.

(k)                Related Party Transactions. Except for the Contracts set forth on Section 8.01(k) of the Disclosure Schedules and Contracts between S1 Holdco and any System1 Subsidiary or between Protected and any Protcted Subsidiary, there are no Contracts or other arrangements or transactions, including any outstanding Indebtedness, between any CSC Blocker, S1 Holdco, any System1 Subsidiary, Protected or any Protected Subsidiary, on the one hand, and any Affiliate, officer or director of any CSC Blocker, Court Square GP or Blocker Parent or, to such CSC Blocker’s, Court Square GP’s or Blocker Parent’s knowledge, any Affiliate of any of them, on the other hand.

(l)                 Proxy Statement / Prospectus. Subject to Section 9.04(a) and Section 10.04(b), none of the information relating to any CSC Blocker, Court Square GP or Blocker Parent supplied or to be supplied by such CSC Blocker, Court Square GP or Blocker Parent, or by any other Person acting on behalf of such CSC Blocker, Court Square GP or Blocker Parent, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no CSC Blocker or any of Court Square GP or Blocker Parent makes any representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without such CSC Blocker, Court Square GP or Blocker Parent prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any member of a CSC Blocker, Court Square GP or Blocker Parent that were delivered by or on behalf of such parties or their respective Representatives were prepared in good faith using assumptions that such CSC Blocker, Court Square GP or Blocker Parent believes to be reasonable.

(m)              Taxes.

(i)                 All material Tax Returns required by Law to be filed by each CSC Blocker have been duly filed within the applicable time limits and those Tax Returns were, and remain, true, correct, and complete in all material respects, and are not (nor is anything in them) the subject of any dispute with any Governmental Authority.

(ii)               All material amounts of Taxes due and owing by each CSC Blockers have been paid within applicable time limits, and since inception no CSC Blocker has incurred any material Tax liability other than Taxes resulting from its indirect ownership of S1 Holdco Units. The CSC Blockers will not incur any Tax liability as a result of the Protected Reorganization.

(iii)             Each CSC Blocker has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted any such amounts required to be remitted to the appropriate Governmental Authority, and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(iv)              No CSC Blocker is engaged in any material audit, assessment, examination, investigation, administrative proceeding or judicial proceeding involving a Governmental Authority with respect to Taxes. No CSC Blocker has received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to a material amount of Taxes, and to the knowledge of the CSC Blocker, no such claims have been communicated in writing. No written claim has been made by any Governmental Authority in a jurisdiction where a CSC Blocker does not file Tax Returns that such CSC Blocker is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of a CSC Blocker and no written request for any such waiver or extension is currently pending.

(v)                No CSC Blocker (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(vi)              No CSC Blocker has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(vii)            There are no Liens with respect to Taxes on any of the assets of a CSC Blocker, other than statutory liens for current Taxes not yet due and payable.

(viii)          No CSC Blocker has material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

(ix)              To the knowledge of each CSC Blocker, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(x)                No CSC Blocker (or successor thereto) will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (A) change in method of accounting under Section 481 of the Code (or similar provision of Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of Law) executed prior to the Closing; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provision of Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) advance payments, prepaid or deferred amounts received on or prior to the Closing Date, other than payments or amounts received by S1 Holdco in the ordinary course of business and taxed to CSC Blocker by reason of its indirect ownership of S1 Holdco Units prior to the Closing.

(xi)              No CSC Blocker has (A) obtained a Paycheck Protection Program Loan pursuant to Section 1102 of the CARES Act, (B) applied for loan forgiveness pursuant to Section 1106 of the CARES Act, (C) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (D) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(xii)            Each CSC Blocker is, and has all times since its formation been, properly treated as a C corporation for U.S. federal income Tax purposes.

For purposes of this Section 8.01(m), any reference to a CSC Blocker shall be deemed to include any Person that merged with or was liquidated or converted into such CSC Blocker, as applicable.

Section 8.02.          Representations and Warranties of OpenMail. OpenMail hereby represents and warrants to Trebia, System1 and Protected as follows:

(a)                Organization. OpenMail has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation or organization and has all requisite organizational power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or have such organizational power and authority would not have a material adverse effect on the ability of OpenMail to enter into this Agreement or consummate the transactions contemplated hereby. The copies of the organizational documents of OpenMail, as in effect on the date hereof and made available to Trebia and S1 Holdco are in all material respects (i) true, correct and complete and (ii) in full force and effect. OpenMail has the requisite organizational power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Seller Material Adverse Effect. OpenMail is not in violation of any of the provisions of its organizational documents.

(b)                Due Authorization. OpenMail has the requisite organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by the manager of OpenMail, no other organizational action or proceeding on the part of OpenMail (including any equityholders thereof) is necessary to authorize or adopt this Agreement or such Transaction Agreements or to approve the Transactions and the consummation thereof. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by OpenMail and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of OpenMail, enforceable against OpenMail in accordance with its terms, subject to the Enforceability Exceptions.

(c)                No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 8.01(d), the execution, delivery and performance of this Agreement and each Transaction Agreement to which OpenMail is party by OpenMail and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation or other organizational or governing documents of OpenMail, (b) violate any provision of, or result in the breach of or default by OpenMail under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of OpenMail, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to OpenMail, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act which would not, individually or in the aggregate, reasonably be expected to have Seller Material Adverse Effect with respect to OpenMail.

(d)                Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, S1 Holdco, OpenMail and Protected contained in this Agreement, no Governmental Filing is required on the part of OpenMail with respect to such Person’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to OpenMail and (c) as otherwise disclosed on Section 5.05 of the Disclosure Schedules.

(e)                Title to OpenMail S1 Units.

(i)                 OpenMail has good and valid title to the OpenMail S1 Units. OpenMail owns the OpenMail S1 Units free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens). As of the date hereof, the OpenMail S1 Units comprise 48% of the issued and outstanding equity interests of S1 Holdco (excluding, for avoidance of doubt, any Value Creation Units). Except as set forth in S1 Holdco’s organizational documents, the S1 Holdco Operating Agreement and in this Agreement, the OpenMail S1 Units are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such OpenMail S1 Units.

(ii)               Upon the transfer and delivery by such OpenMail of its New S1 Holdco Class B Units at the Closing, Trebia will receive good and valid title to such New S1 Holdco Class B Units, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), and such New S1 Holdco Class B Units shall not be subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities Laws).

(f)                 Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 5.15), as of the date of this Agreement, there are no pending or, to the knowledge of OpenMail, threatened in writing Actions against OpenMail or any of their respective properties, rights or assets, except for such Actions that would not reasonably be expected to be material to OpenMail or have a material adverse effect on the ability of OpenMail to enter into and perform its respective obligations under this Agreement or any Transaction Agreement to which OpenMail is a party. There is no Governmental Order imposed upon or, to the knowledge of OpenMail, threatened in writing against OpenMail or any of their respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to OpenMail. There is no unsatisfied judgment or any open injunction binding upon OpenMail which would, individually or in the aggregate, reasonably be expected to be material to OpenMail.

(g)                Brokers’ Fees. Except for fees described on Section 8.02(g) of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any OpenMail or any of their respective Subsidiaries or any of its Affiliates.

(h)                Related Party Transactions. Except for the Contracts set forth on Section 8.02(h) of the Disclosure Schedules and Contracts between S1 Holdco and any System1 Subsidiary or between Protected and any Protected Subsidiary, there are no Contracts or other arrangements or transactions, including any outstanding Indebtedness, between any CSC Blocker, S1 Holdco, any System1 Subsidiary, Protected or any Protected Subsidiary, on the one hand, and any Affiliate, officer or director of OpenMail or, to OpenMail’s knowledge, any Affiliate of any of them, on the other hand.

(i)                 Proxy Statement / Prospectus. Subject to Section 9.04(a) and Section 10.04(b), none of the information relating to OpenMail supplied or to be supplied by OpenMail, or by any other Person acting on behalf of OpenMail, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that OpenMail makes no representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without OpenMail’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any member of OpenMail that were delivered by or on behalf of its Representatives were prepared in good faith using assumptions that OpenMail believes to be reasonable.

Section 8.03.          Representations and Warranties of Redeemed OM Members. Each Redeemed OM Member hereby severally, and not jointly, solely with respect to itself and not any other Person, represents and warrants to Trebia, System1 and Protected as follows:

(a)                Organization. Such Redeemed OM Member (if an entity) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation or organization and has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or have such organizational power and authority would not have a material adverse effect on the ability of such Redeemed OM Member to enter into this Agreement or consummate the transactions contemplated hereby. Such Redeemed OM Member has the requisite power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Seller Material Adverse Effect. Such Redeemed OM Member (if an entity) is not in violation of any of the provisions of its organizational documents.

(b)                Due Authorization. Such Redeemed OM Member has the requisite power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by such Redeemed OM Members, and no other action or proceeding on the part of such Redeemed OM Member is necessary to authorize or adopt this Agreement or such Transaction Agreements or to approve the Transactions and the consummation thereof. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by such Redeemed OM Member and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of such Redeemed OM Member, enforceable against such Redeemed OM Member in accordance with its terms, subject to the Enforceability Exceptions.

(c)                No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 8.01(d), the execution, delivery and performance of this Agreement and each Transaction Agreement to which such Redeemed OM Member is party by such Redeemed OM Member and the consummation of the transactions contemplated hereby and thereby do not and will not (a) if such Redeemed OM Member is an entity, conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation or other organizational or governing documents of such Redeemed OM Member, (b) violate any provision of, or result in the breach of or default by such Redeemed OM Member under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of such Redeemed OM Member, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to such Redeemed OM Member, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act which would not, individually or in the aggregate, reasonably be expected to have Seller Material Adverse Effect with respect to such Redeemed OM Member.

(d)                Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, S1 Holdco, OpenMail and Protected contained in this Agreement, no Governmental Filing is required on the part of such Redeemed OM Member with respect to such Redeemed OM Member’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to such Redeemed OM Member and (c) as otherwise disclosed on Section 5.05 of the Disclosure Schedules.

(e)                Title to Redeemed OM Members S1 Units. (i)Such Redeemed OM Member has good and valid title to such Redeemed OM Member’s Redeemed OM Members S1 Units. Such Redeemed OM Member owns such Redeemed OM Members S1 Units free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens). Except as set forth in S1 Holdco’s organizational documents, the S1 Holdco Operating Agreement and in this Agreement, such Redeemed OM Members S1 Units are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Redeemed OM Members S1 Units.

(ii)               Upon the transfer and delivery by such Redeemed OM Member of such Redeemed OM Members S1 Units at the Closing, Trebia will receive good and valid title to such Redeemed OM Members S1 Units, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), and such Redeemed OM Members S1 Units shall not be subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities Laws).

(f)                 Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 5.15), as of the date of this Agreement, there are no pending or, to the knowledge of such Redeemed OM Member, threatened in writing Actions against such Redeemed OM Member or any of their respective properties, rights or assets, except for such Actions that would not reasonably be expected to be material to such Redeemed OM Member or have a material adverse effect on the ability of such Redeemed OM Member to enter into and perform its respective obligations under this Agreement or any Transaction Agreement to which such Redeemed OM Member is a party. There is no Governmental Order imposed upon or, to the knowledge of such Redeemed OM Member, threatened in writing against such Redeemed OM Member or any of their respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to such Redeemed OM Member. There is no unsatisfied judgment or any open injunction binding upon such Redeemed OM Member which would, individually or in the aggregate, reasonably be expected to be material to such Redeemed OM Member.

(g)                Brokers’ Fees. Except for fees described on Section 8.02(g) of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Redeemed OM Member or any of their respective Subsidiaries or any of its Affiliates.

(h)                Related Party Transactions. Except for the Contracts set forth on Section 8.03(h) of the Disclosure Schedules and Contracts between S1 Holdco and any System1 Subsidiary or between Protected and any Protected Subsidiary, there are no Contracts or other arrangements or transactions, including any outstanding Indebtedness, between any CSC Blocker, S1 Holdco, any System1 Subsidiary, Protected or any Protected Subsidiary, on the one hand, and any Affiliate, officer or director of such Redeemed OM Member or, to such Redeemed OM Member’s knowledge, any Affiliate of any of them, on the other hand.

(i)                 Proxy Statement / Prospectus. Subject to Section 9.04(a) and Section 10.04(b), none of the information relating to such Redeemed OM Member supplied or to be supplied by such Redeemed OM Member, or by any other Person acting on behalf of such Redeemed OM Member, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Redeemed OM Member makes any representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without such Redeemed OM Member’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any Redeemed OM Member that were delivered by or on behalf of such Redeemed OM Member or their respective Representatives were prepared in good faith using assumptions that such Redeemed OM Member believes to be reasonable.

(j)                 Accredited Investor. Each Redeemed OM Member is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, under the Securities Act. Such Redeemed OM Member (i) has such knowledge and experience in financial and business matters that such Redeemed OM Member is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in the shares of New S1 Holdco Class B Units or the investment for the accounts of such other persons, (ii) is financially able to bear such risk, (iii) in making such investment is doing so with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks and is not relying on the advice or recommendations of any Party or any Affiliate thereof or on the advice or recommendations of, or any representations by, any Party or any Affiliate thereof (or any agent, advisor or Representative of any of the foregoing), and represents that none of such parties is acting as a fiduciary or financial or investment advisor for such Redeemed OM Member, (iv) confirms and agrees that none of the Parties nor any of their Affiliates (nor any agent, advisor or representative of any of the foregoing) has given any investment advice or rendered any opinion to any Redeemed OM Member as to whether an investment in the shares of New S1 Holdco Class B Units is prudent or suitable and that none of the Parties nor any of their Affiliates (nor any agent, advisor or Representative of any of the foregoing) have any responsibility with respect to any information or materials (or the completeness of any such information or materials) furnished to such Redeemed OM Member in connection with the investment in the shares of New S1 Holdco Class B Units, (v) has determined that an investment in the shares of New S1 Holdco Class B Units is suitable and appropriate for it, and (vi) understands that no federal or state agency has passed upon the merits or risks of an investment in the shares of New S1 Holdco Class B Units or made any finding or determination concerning the fairness or advisability of such investment. Such Redeemed OM Member further understands that any investment in the shares of New S1 Holdco Class B Units involves a high degree of risk, including the risk of loss of all or a substantial part of its investment under certain circumstances, and that the shares of New S1 Holdco Class B Units are, therefore, a speculative investment.

Section 8.04.          Representations and Warranties of Protected Rollover Parties. Each Protected Rollover Party hereby severally, and not jointly, solely with respect to itself and not any other Person, represents and warrants to Trebia, System1 and Protected as follows:

(a)                Organization. Such Protected Rollover Party (if an entity) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of formation or organization and has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or have such power and authority would not have a material adverse effect on the ability of such Protected Rollover Party to enter into this Agreement or consummate the transactions contemplated hereby. Such Protected Rollover Party has the requisite organizational power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a Seller Material Adverse Effect. Such Protected Rollover Party (if an entity) is not in violation of any of the provisions of its organizational documents.

(b)                Due Authorization. Such Protected Rollover Party has the requisite power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by such Protected Rollover Party, and no other action or proceeding on the part of such Protected Rollover Party is necessary to authorize or adopt this Agreement or such Transaction Agreements or to approve the Transactions and the consummation thereof. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by such Protected Rollover Party and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of such Protected Rollover Party, enforceable against such Protected Rollover Party in accordance with its terms, subject to the Enforceability Exceptions.

(c)                No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 8.01(d), the execution, delivery and performance of this Agreement and each Transaction Agreement to which such Protected Rollover Party is party by such Protected Rollover Party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) if such Protected Rollover Party is an entity, conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation or other organizational or governing documents of such Protected Rollover Party, (b) violate any provision of, or result in the breach of or default by such Protected Rollover Party under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of such Protected Rollover Party, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to such Protected Rollover Party, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act which would not, individually or in the aggregate, reasonably be expected to have Seller Material Adverse Effect with respect to such Protected Rollover Party.

(d)                Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Trebia, S1 Holdco, OpenMail and Protected contained in this Agreement, no Governmental Filing is required on the part of such Protected Rollover Party with respect to such Protected Rollover Party’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to such Protected Rollover Party and (c) as otherwise disclosed on Section 5.05 of the Disclosure Schedules.

(e)                Title to Protected Rollover Shares.

(i)                 Such Protected Rollover Party has good and valid title to such Protected Rollover Party’s Protected Rollover Shares. Such Protected Rollover Party owns such Protected Rollover Shares free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens). Except as set forth in Protected’s organizational documents and in this Agreement, such Protected Rollover Shares are not subject to any shareholder agreement, investor rights agreement, registration rights agreement, voting agreement or trust, proxy or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Protected Rollover Shares.

(ii)               Upon the transfer and delivery by such Protected Rollover Party of such Protected Rollover Shares at the Closing, Trebia will receive good and valid title to such Protected Rollover Shares, free and clear of all Liens (other than the restrictions under applicable Securities Laws and Permitted Liens), and such Protected Rollover Shares shall not be subject to any voting or transfer restrictions (other than restrictions generally imposed on securities under U.S. federal, state or foreign securities Laws).

(f)                 Litigation and Proceedings. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to Section 5.15), as of the date of this Agreement, there are no pending or, to the knowledge of such Protected Rollover Party, threatened in writing Actions against such Protected Rollover Party or any of their respective properties, rights or assets, except for such Actions that would not reasonably be expected to be material to such Protected Rollover Party or have a material adverse effect on the ability of such Protected Rollover Party to enter into and perform its respective obligations under this Agreement or any Transaction Agreement to which such Protected Rollover Party is a party. There is no Governmental Order imposed upon or, to the knowledge of such Protected Rollover Party, threatened in writing against such Protected Rollover Party or any of their respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to such Protected Rollover Party. There is no unsatisfied judgment or any open injunction binding upon Protected Rollover Party which would, individually or in the aggregate, reasonably be expected to be material to such Protected Rollover Party.

(g)                Brokers’ Fees. Except for fees described on Section 8.02(g) of the Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Protected Rollover Party or any of their respective Subsidiaries or any of its Affiliates.

(h)                Related Party Transactions. Except for the Contracts set forth on Section 8.04(h) of the Disclosure Schedules and Contracts between S1 Holdco and any System1 Subsidiary or between Protected and any Protected Subsidiary, there are no Contracts or other arrangements or transactions, including any outstanding Indebtedness, between any CSC Blocker, S1 Holdco, any System1 Subsidiary, Protected or any Protected Subsidiary, on the one hand, and any Affiliate, officer or director of such Protected Rollover Party or, to such Protected Rollover Party’s knowledge, any Affiliate of any of them, on the other hand.

(i)                 Proxy Statement / Prospectus. Subject to Section 9.04(a) and Section 10.04(b), none of the information relating to such Protected Rollover Party supplied or to be supplied by such Protected Rollover Party, or by any other Person acting on behalf of such Protected Rollover Party, in writing specifically for inclusion in the Proxy Statement / Prospectus will, as of the date the Proxy Statement / Prospectus (or any amendment or supplement thereto) is first mailed to Trebia’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Protected Rollover Party makes any representations or warranties as to the information contained in or omitted from the Proxy Statement / Prospectus (a) that is modified in any material respect by Trebia or any of its Affiliates or Representatives without such Protected Rollover Party’s prior written approval which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of Trebia or any of its Affiliates specifically for inclusion in the Proxy Statement / Prospectus which is misleading by virtue of such reliance and conformity. All financial projections with respect to any member of a Protected Rollover Party that were delivered by or on behalf of such parties or their respective Representatives were prepared in good faith using assumptions that such Protected Rollover Party believes to be reasonable.

(j)                 Accredited Investor. Each Protected Rollover Party is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, under the Securities Act. Such Protected Rollover Party (i) has such knowledge and experience in financial and business matters that such Protected Rollover Party is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in the shares of Trebia Class A Common Stock or the investment for the accounts of such other persons, (ii) is financially able to bear such risk, (iii) in making such investment is doing so with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks and is not relying on the advice or recommendations of any Party or any Affiliate thereof or on the advice or recommendations of, or any representations by, any Party or any Affiliate thereof (or any agent, advisor or Representative of any of the foregoing), and represents that none of such parties is acting as a fiduciary or financial or investment advisor for such Protected Rollover Party, (iv) confirms and agrees that none of the Parties nor any of their Affiliates (nor any agent, advisor or representative of any of the foregoing) has given any investment advice or rendered any opinion to any Protected Rollover Party as to whether an investment in the shares of Trebia Class A Common Stock is prudent or suitable and that none of the Parties nor any of their Affiliates (nor any agent, advisor or Representative of any of the foregoing) have any responsibility with respect to any information or materials (or the completeness of any such information or materials) furnished to such Protected Rollover Party in connection with the investment in the shares of Trebia Class A Common Stock, (v) has determined that an investment in the shares of Trebia Class A Common Stock is suitable and appropriate for it, and (vi) understands that no federal or state agency has passed upon the merits or risks of an investment in the shares of Trebia Class A Common Stock or made any finding or determination concerning the fairness or advisability of such investment. Such Protected Rollover Party further understands that any investment in the shares of Trebia Class A Common Stock involves a high degree of risk, including the risk of loss of all or a substantial part of its investment under certain circumstances, and that the shares of Trebia Class A Common Stock are, therefore, a speculative investment.

Article IX
Covenants of S1 Holdco, the CSC Blockers and Openmail

Section 9.01.          Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), S1 Holdco and the CSC Blockers shall, and S1 Holdco and the CSC Blockers shall cause their respective Subsidiaries to, except as contemplated or permitted by this Agreement or the other Transaction Agreements (including consummation of the Blocker Pre-Closing Reorganization), set forth on Section 9.01 of the Disclosure Schedules or consented to by Trebia (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided that, any action taken, or omitted to be taken that relates to, or arises out of, COVID-19 shall be deemed to be in the ordinary course of business); provided that, any action taken, or omitted to be taken, by S1 Holdco or the System1 Subsidiaries or the CSC Blockers, that relates to, or arises out of, any COVID-19 Measures shall be deemed to be in the ordinary course of business of S1 Holdco and the System1 Subsidiaries and the CSC Blockers; and provided further that the CSC Blockers shall be permitted to use or distribute all of their respective cash. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent S1 Holdco or any of the System1 Subsidiaries or the CSC Blockers from taking or failing to take any action in response to COVID-19 or any COVID-19 Measures, including the establishment of any policy, procedure or protocol, and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for Trebia to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied; provided, that, to the extent practicable, prior to taking any such actions in response to COVID-19 or any COVID-19 Measures, S1 Holdco or the CSC Blockers, as the case may be shall use good faith efforts to provide written notice to Trebia and consult with Trebia on such actions or, if not practicable, shall provide written notice reasonably promptly thereafter. Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or the other Transaction Agreements, as set forth on Section 9.01 of the Disclosure Schedules, actions with respect to the Blocker Pre-Closing Reorganization in accordance with Section 2.02, the usage or distribution of cash by the CSC Blockers, as consented to by Trebia (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or as required by Law, S1 Holdco and each CSC Blocker shall not, and S1 Holdco shall cause the System1 Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:

(a)                change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, except as otherwise required by Law;

(b)                make, declare, set aside, establish a record date for or pay any dividend or distribution, other than (i) any dividends or distributions from any wholly owned Subsidiary of S1 Holdco to S1 Holdco or any other wholly owned Subsidiaries of S1 Holdco, (ii) any tax distribution made pursuant to and in accordance with S1 Holdco organizational documents (iii) any dividends or distributions (including by redemption) of cash by the CSC Blockers, or (iv) any dividend or distribution made in the ordinary course of business not to exceed $400,000 in the aggregate in any calendar quarter;

(c)                (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of, or membership or ownership interests in, S1 Holdco or any of the System1 Subsidiaries or any CSC Blocker or (ii) issue or grant any options, warrants, restricted stock units, performance stock units or other rights to purchase or obtain any shares of capital stock or any other equity, equity-based or voting securities of or ownership interests in S1 Holdco or any of the System1 Subsidiaries or any CSC Blocker, or convertible into or exercisable or exchangeable for such securities or interests;

(d)                sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any assets, rights or properties, in each case that are material to S1 Holdco and the System1 Subsidiaries, taken as a whole (but including any equity or ownership interests), and in each case other than S1 Holdco and the System1 Subsidiaries granting non-exclusive licenses to customers, the sale or license of Software, goods and services to customers, or the sale or other disposition of assets, rights, or properties deemed by S1 Holdco in its reasonable business judgment to be obsolete or no longer be material to the business of S1 Holdco and the System1 Subsidiaries, in each such case, in the ordinary course of business;

(e)                (i) cancel or compromise any claim or Indebtedness owed to S1 Holdco or the System1 Subsidiaries, or (ii) settle any pending or threatened Action, with respect to S1 Holdco or the System1 Subsidiaries (A) if such settlement would require payment by S1 Holdco or the System1 Subsidiaries in an amount greater than $1,000,000, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief, or (C) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing;

(f)                 directly or indirectly acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity or ownership interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof, other than, with respect to S1 Holdco and the System1 Subsidiaries, any such acquisitions that, individually or in the aggregate, do not exceed $1,000,000;

(g)                make any loans or advance any money or other property to, or make any capital contribution in, any Person, except for (A) advances, prepayments and deposits in the ordinary course of business and (B) intercompany loans, advances or capital contributions among S1 Holdco and the System1 Subsidiaries;

(h)                redeem, purchase or otherwise acquire, any shares of capital stock (or other equity or ownership interests) of S1 Holdco or the System1 Subsidiaries or any CSC Blocker or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable or exercisable for any shares of capital stock (or other equity or ownership interests) of S1 Holdco or the System1 Subsidiaries or any CSC Blocker;

(i)                 adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect (including by merger) any change in respect of any shares of capital stock or other equity or ownership interests in or securities of S1 Holdco or any CSC Blocker (including any such event that involves the creation of any new classes or series of equity or ownership interests);

(j)                 enter into, renew or amend in any material respect, any transaction or Contract relating to the S1 Holdco Transaction Expenses if such entry, renewal or amendment would result in additional the S1 Holdco Transaction Expenses that, individually or in the aggregate, exceed $1,000,000;

(k)                make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, Liabilities or results of operations of S1 Holdco or the System1 Subsidiaries or such CSC Blocker, as applicable, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(l)                 adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by this Agreement);

(m)              make, revoke or change any material Tax election, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(n)                change its residence for any Tax purposes;

(o)                directly or indirectly, incur, or modify in any material respect the terms of, or cancel or forgive any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness (other than (i) Indebtedness under any Financing Agreement or capital leases entered into in the ordinary course of business or (ii) Indebtedness that is repaid at Closing);

(p)                except as otherwise required by Law, or the terms of any existing System1 Benefit Plan set forth on Section 5.13(a) of the Disclosure Schedules (i) establish or promise any severance or termination benefits or payments to any System1 Employee, other than in the ordinary course of business with respect to System1 Employees with an annual base salary equal to or less than $150,000 (“Non-Management Employees”), (ii) make any grant of any cash retention payment to any System1 Employee, except in connection with the hiring (to the extent permitted by clause (iii) of this paragraph) of any employee or promotion of any Non-Management Employee, (iii) except in the ordinary course of business, hire, or terminate the employment (other than for cause) of, any System1 Employee who is not a Non-Management Employee, (iv) except in the ordinary course of business, establish, adopt, enter into, amend in any material respect or terminate any System1 Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a System1 Benefit Plan if it were in existence as of the date of this Agreement (except to the extent permitted to be established, adopted, entered into or amended in accordance with Section 9.01(p)(i)), (v) increase or make a commitment to increase the compensation payable to any System1 Employee (other than in the ordinary course of business for Non-Management Employees) or (vi) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any System1 Benefit Plan;

(q)                voluntarily fail to maintain in full force and effect material insurance policies covering S1 Holdco and the System1 Subsidiaries or such CSC Blocker and their respective properties, assets and businesses in a form and amount consistent with past practices;

(r)                 enter into, modify or amend any transaction with any Person that, to the knowledge of S1 Holdco, is an Affiliate of S1 Holdco or any of its directors, officers or employees (excluding (i) transactions solely between or among S1 Holdco and/or the System1 Subsidiaries, (ii) ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are System1 Employees, (iii) commercial transactions between S1 Holdco or the System1 Subsidiaries and any portfolio companies of any such Persons in the ordinary course of business) and (iv) any dividends or distributions (including by redemption or repurchase) of cash by the CSC Blockers;

(s)                 subject to Section 12.01(g), enter into any agreement that materially restricts the ability of S1 Holdco or the System1 Subsidiaries or any CSC Blocker to engage or compete in any material line of business or in any geographic territory or enter into a new line of business that is material to S1 Holdco or the System1 Subsidiaries, taken as a whole; or

(t)                 enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 9.01.

Section 9.02.          System1 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to S1 Holdco, the CSC Blockers or any of their respective Subsidiaries by third parties that may be in S1 Holdco’s, such CSC Blockers or their respective Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of S1 Holdco or the System1 Subsidiaries or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of S1 Holdco or the CSC Blockers, as applicable, would result in the loss of attorney-client privilege or other privilege from disclosure, S1 Holdco and the CSC Blockers shall, and S1 Holdco shall cause the System1 Subsidiaries to, afford to Trebia and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of S1 Holdco and the System1 Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the CSC Blockers or S1 Holdco and the System1 Subsidiaries, as applicable, in each case, as Trebia and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that neither Trebia nor its Representatives shall be permitted to perform any environmental sampling at any Leased Real Property of S1 Holdco or any System1 Subsidiary, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 9.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Trebia and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 9.03.          No Claim Against the Trust Account. Each of S1 Holdco, the CSC Blockers and OpenMail acknowledges that it has read Trebia’s final prospectus, dated June 18, 2020 and other SEC Reports, the Trebia Organizational Documents, and the Trust Agreement and understands that Trebia has established the Trust Account described therein for the benefit of Trebia’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each of S1 Holdco, the CSC Blockers and OpenMail further acknowledge that, if the transactions contemplated by this Agreement, or, in the event of termination of this Agreement, another Business Combination, are not consummated by June 19, 2022 or such later date as approved by the stockholders of Trebia to complete a Business Combination, Trebia will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, each of S1 Holdco, the CSC Blockers and OpenMail hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Trebia or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, that nothing herein shall serve to limit or prohibit S1 Holdco, the CSC Blockers, OpenMail or the equityholders’ of S1 Holdco, the CSC Blockers or OpenMail’s right to pursue a claim against Trebia or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 15.13 for specific performance or other injunctive relief. This Section 9.03 shall survive the termination of this Agreement for any reason.

Section 9.04.          Proxy Statement / Prospectus; Other Actions.

(a)                S1 Holdco, the CSC Blockers and OpenMail shall be available to, and S1 Holdco, the CSC Blockers and OpenMail and their respective Subsidiaries shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Trebia and its counsel in connection with (i) the drafting of the Proxy Statement / Prospectus and (ii) responding in a timely manner to comments on the Proxy Statement / Prospectus from the SEC. Without limiting the generality of the foregoing, S1 Holdco, the CSC Blockers and OpenMail shall reasonably cooperate with Trebia in connection with the preparation for inclusion in the Proxy Statement / Prospectus of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b)                From and after the date on which the Proxy Statement / Prospectus is mailed to Trebia’s stockholders, S1 Holdco and the CSC Blockers will give Trebia prompt written notice of any action taken or not taken by S1 Holdco or the System1 Subsidiaries or the CSC Blockers or of any development regarding S1 Holdco or the System1 Subsidiaries or the CSC Blockers, in any such case which is known by S1 Holdco or such CSC Blocker, that would cause the Proxy Statement / Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Trebia and S1 Holdco, and, if applicable, such CSC Blocker shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement / Prospectus, such that the Proxy Statement / Prospectus no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Trebia pursuant to this Section 9.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Disclosure Schedules.

Section 9.05.          Termination of Affiliate Transactions. Prior to the Closing, except for this Agreement and any other Transaction Agreements, and except as set forth on Section 9.05 of the Disclosure Schedules, S1 Holdco, the CSC Blockers, Court Square GPs, Blocker Parents, Redeemed OM Members and OpenMail shall take, and cause to be taken, all actions necessary to cause all System1 Related Party Contracts and all Other Related Party Contracts (other than those set forth on Section 8.04(h) of the Disclosure Schedules which shall be subject to Section 10.05) to be terminated as of or prior to the Closing without any further cost or Liability to Trebia or its Subsidiaries following the Closing.

Section 9.06.          Cooperation with Financing.

(a)                Prior to the Closing, S1 Holdco shall, and shall cause each of its Subsidiaries to, provide the financial statements contemplated pursuant to paragraphs 5(a)(i) and (b)(i) of Exhibit C to the Debt Commitment Letter (the “Required S1 Bank Financial Information”) (it being agreed that the financial statements contemplated pursuant to paragraphs 5(a)(i) and (b)(i)(A) of Exhibit C to the Debt Commitment Letter have been provided) and to provide reasonable cooperation to the Trebia Parties as may be reasonably required in connection with the Debt Financing, including:

(i)                 providing to the Trebia Parties from time to time customary financial information regarding S1 Holdco and its Subsidiaries reasonably requested by the Debt Financing Sources and reasonably available to S1 Holdco,

(ii)               providing reasonable assistance with the preparation of appropriate and customary materials for rating agency presentations, lender presentations, bank information memoranda and other customary marketing documents required in connection with the Debt Financing (all such documents and materials, collectively, the “Marketing Documents”); provided that any Marketing Documents shall contain disclosure reflecting S1 Holdco and its applicable Subsidiaries as the obligors effective at and after the Closing,

(iii)             making senior management of S1 Holdco and its Subsidiaries reasonably available for virtual meetings, conference calls and sessions with ratings agencies at mutually agreeable times and upon reasonable notice,

(iv)              cooperating with Debt Financing Sources and their respective advisors in performing their due diligence,

(v)                cooperating with and assisting the Trebia Parties in connection with the preparation of customary pro forma financial statements reflecting the consummation of the relevant transactions contemplated hereby,

(vi)              ensuring that the chief financial officer or similar officers of S1 Holdco executes prior to the Closing (x) customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information with respect to S1 Holdco and its Subsidiaries to prospective lenders, containing a “10b-5 representation” consistent with that set forth in the Debt Commitment Letter and identifying any portion of such information that constitutes material, nonpublic information regarding S1 Holdco and its Subsidiaries, (y) with effect from the Closing Date, a solvency certificate in the form required by the Debt Commitment Letter and (z) the borrowing request contemplated by Section 9.06(h),

(vii)            furnishing to the Trebia Parties and the Debt Financing Sources promptly, and in any event no later than four Business Days prior to the Closing Date (to the extent requested at least nine (9) Business Days prior to the Closing), all customary documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001 and beneficial ownership regulations (including beneficial ownership certifications as required under 31 C.F.R. § 1010.230), but in each case, solely as relating to the S1 Holdco and its Subsidiaries to the extent reasonably requested by the Debt Financing Sources,

(viii)          delivering notices of prepayment or redemption within the time periods required by the relevant agreements governing the Company’s existing Borrowed Money Debt, obtaining customary lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the Closing, of all of each of S1 Holdco and its Subsidiaries’ existing Borrowed Money Debt other than any Borrowed Money Debt permitted under this Agreement to remain outstanding after the Closing Date,

(ix)              using commercially reasonable efforts to obtain customary evidence of authority, customary officer’s certificates and customary insurance certificates, in each case, as reasonably requested by the Trebia Parties and/or the Debt Financing Sources; provided, however, that (x) the members of the governing bodies of S1 Holdco and its Subsidiaries who are not remaining in such positions following the Closing shall not be required to take any action in connection with the Debt Financing and (y) no officer of S1 Holdco or its Subsidiaries who is not remaining in such position following the Closing shall be obligated to deliver any certificate in connection with the Debt Financing; and

(x)                assisting in the negotiation, execution and delivery of one or more credit agreements (or joinders thereto), pledge and security documents and other definitive financing documents as may be reasonably requested by the Trebia Parties so long as such agreements, indentures and documents do not become effective prior to the Closing.

(b)                Notwithstanding Section 9.06(a), nothing in this Agreement shall require such cooperation to the extent it would, in the reasonable judgment of S1 Holdco or any Seller, interfere unreasonably with the business or operations of S1 Holdco or any of its Subsidiaries (it being agreed that the actions described in clauses (a)(i) through (a)(xi) do not unreasonably interfere with the business or operations of S1 Holdco or any of its Subsidiaries); provided, that, notwithstanding anything in this Agreement to the contrary, none of S1 Holdco or any of its Subsidiaries shall (i) be required to pay any fees (including commitment or other similar fees) or to give any indemnities or incur any liabilities prior to the Closing, (ii) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing prior to the Closing (other than the borrowing request contemplated by Section 9.06(h)), (iii)be required to incur any expense or other liability in connection with the Debt Financing prior to the Closing, (iv) be required to deliver any audited financial statements, to the extent not already available to S1 Holdco, (v) be required to deliver or obtain opinions of internal or external counsel, (vi) be required to provide access to or disclose information where S1 Holdco or any Seller determines that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law; provided, S1 Holdco shall provide notice to the Trebia Parties that such information is being withheld pursuant to this clause (vi) and the basis on which such information is being withheld, (vii) be required to waive or amend any terms of this Agreement to which S1 Holdco or its Subsidiaries or any Seller is a party, (viii) except as enumerated in Section 9.06(a), be required to allow any arranger or syndicate lender access to the personnel or facilities of S1 Holdco or any of its Subsidiaries that is greater in scope or frequency than the access afforded to the Trebia Parties under this Agreement, (ix) be required to make any representations in connection with the Debt Financing that are not contingent upon the occurrence of the Closing Date (other than with respect to the “authorization” letter referred to above), (x) be required to be in privity with any arranger, lender or other party to the Debt Financing that is not contingent upon the occurrence of the Closing Date, or (xi) be required to take any corporate action or to enter into any documents, instrument, agreement or certificates prior to the Closing (other than the borrowing request contemplated by Section 9.06(h)).

(c)                S1 Holdco hereby consents to the use of its and its Subsidiaries’ logos in marketing materials for the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage S1 Holdco or any of its Subsidiaries or the reputation or goodwill of S1 Holdco or any of its Subsidiaries.

(d)                The Trebia Parties shall promptly, upon written request by the Sellers, reimburse the Sellers for any reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by S1 Holdco or any of its Affiliates in connection with the cooperation of S1 Holdco or any of its Subsidiaries contemplated by this Section 9.06.  Each Trebia Party shall indemnify and hold harmless S1 Holdco and its Subsidiaries, and their respective directors, managers, officers, employees and representatives, from and against any and all Liabilities suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith, except in the event such Liabilities arose out of or result from (A) any material inaccuracy in any information provided by or on behalf of any S1 Holdco or any of its Subsidiaries or (B) the gross negligence, fraud or willful misconduct or intentional misrepresentation or intentional breach of this Agreement of S1 Holdco or any of its Subsidiaries.

(e)                All non-public, confidential or other Confidential Information (as defined in the Confidentiality Agreement) obtained by any Trebia Party or any of their respective representatives pursuant to this Section 9.06 or otherwise in connection with the Debt Financing shall be kept confidential in accordance with the Confidentiality Agreement (it being understood that such information may be used and disclosed in the syndication of the Debt Financing; provided access to such information shall be provided subject to the acknowledgment and acceptance by the relevant recipient that such information is being disseminated on a confidential basis in accordance with market standards for dissemination of such type of information).

(f)                 S1 Holdco’s obligations under this Section 9.06 are the sole obligations of S1 Holdco and its Subsidiaries with respect to the Debt Financing and no other provision of this Agreement shall be deemed to expand or modify such obligations. In no event shall S1 Holdco be in breach of this Agreement because of the failure by S1 Holdco to deliver, after use of its or their commercially reasonable efforts to do so, any financial or other information (other than the Required S1 Bank Financial Information) that is not prepared in the ordinary course of business or for failure to obtain, after use of its commercially reasonable efforts to do so, any financial or other information from its accountants.

(g)                None of S1 Holdco or any of its Subsidiaries or their Affiliates shall have any obligations under this Section 9.06 following the consummation of the transactions contemplated hereby. For the avoidance of doubt, none of the Sellers shall have any obligations under this Section 9.06 at any time.

(h)                Subject to the satisfaction or waiver of the conditions in Sections 13.01 and 13.02, at the direction of Trebia, S1 Holdco shall, or S1 Holdco shall cause its applicable Subsidiary to, deliver a borrowing request to borrow the S1 Midco Debt Drawdown to the applicable Debt Financing Sources.

Article X
Covenants of Protected

Section 10.01.      Conduct of Business. During the Interim Period, Protected shall, and Protected shall cause the Protected Subsidiaries to, except as contemplated or permitted by this Agreement or the other Transaction Agreements, set forth on Section 10.01 of the Disclosure Schedules or consented to by Trebia (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19; provided that, any action taken, or omitted to be taken that relates to, or arises out of, COVID-19 shall be deemed to be in the ordinary course of business); provided that, any action taken, or omitted to be taken, by Protected or the Protected Subsidiaries, that relates to, or arises out of, any COVID-19 Measures shall be deemed to be in the ordinary course of business of Protected and the Protected Subsidiaries. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent Protected or any of the Protected Subsidiaries from taking or failing to take any action in response to COVID-19 or any COVID-19 Measures, including the establishment of any policy, procedure or protocol, and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for Trebia to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied; provided, that, to the extent practicable, prior to taking any such actions in response to COVID-19 or any COVID-19 Measures, Protected shall use good faith efforts to provide written notice to Trebia and consult with Trebia on such actions or, if not practicable, shall provide written notice reasonably promptly thereafter. Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or the other Transaction Agreements, as set forth on Section 10.01 of the Disclosure Schedules, or as required by Law, Protected shall not, and Protected shall cause the Protected Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:

(a)                change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, except as otherwise required by Law;

(b)                make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned Subsidiary of Protected to Protected or any Protected Subsidiary;

(c)                (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of, or membership or ownership interests in, Protected or any of the Protected Subsidiaries or (ii) issue or grant any options, warrants, restricted stock units, performance stock units or other rights to purchase or obtain any shares of capital stock or any other equity, equity-based or voting securities of or ownership interests in Protected or any of the Protected Subsidiaries, or convertible into or exercisable or exchangeable for such securities or interests;

(d)                sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any assets, rights or properties, in each case that are material to Protected and the Protected Subsidiaries, taken as a whole (but including any equity or ownership interests), and in each case other than Protected and the Protected Subsidiaries granting non-exclusive licenses to customers, the sale or license of Software, goods and services to customers, or the sale or other disposition of assets, rights, or properties deemed by Protected, in its reasonable business judgment to be obsolete or no longer be material to the business of Protected and the Protected Subsidiaries, in each such case, in the ordinary course of business;

(e)                (i) cancel or compromise any claim or Indebtedness owed to Protected or any of the Protected Subsidiaries, or (ii) settle any pending or threatened Action, with respect to Protected and the Protected Subsidiaries (A) if such settlement would require payment by Protected or the Protected Subsidiaries in an amount greater than $1,000,000, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief, or (C) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing;

(f)                 directly or indirectly acquire, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity or ownership interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof, other than, with respect to Protected and the Protected Subsidiaries, any such acquisitions that, individually or in the aggregate, do not exceed $1,000,000;

(g)                make any loans or advance any money or other property to, or make any capital contribution in, any Person, except for (A) advances, prepayments and deposits in the ordinary course of business and (B) intercompany loans, advances or capital contributions among Protected and any of the Protected Subsidiaries;

(h)                redeem, purchase or otherwise acquire, any shares of capital stock (or other equity or ownership interests) of Protected or any of the Protected Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable or exercisable for any shares of capital stock (or other equity or ownership interests) of Protected or any of the Protected Subsidiaries;

(i)                 adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect (including by merger) any change in respect of any shares of capital stock or other equity or ownership interests in or securities of Protected (including any such event that involves the creation of any new classes or series of equity or ownership interests);

(j)                 enter into, renew or amend in any material respect, any transaction or Contract relating to the Protected Transaction Expenses if such entry, renewal or amendment would result in additional Protected Transaction Expenses that, individually or in the aggregate, exceed $1,000,000;

(k)                make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, Liabilities or results of operations of Protected and the Protected Subsidiaries, as applicable, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(l)                 adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by this Agreement);

(m)              make, revoke or change any material Tax election, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(n)                change its residence for any Tax purposes;

(o)                directly or indirectly, incur, or modify in any material respect the terms of, or cancel or forgive any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness (other than (i) Indebtedness under any Protected Financing Agreement or capital leases entered into in the ordinary course of business or (ii) Indebtedness that is repaid at Closing);

(p)                except as otherwise required by Law, the terms of any existing Protected Benefit Plan set forth on Section 6.13(a) of the Disclosure Schedules (i) establish or promise any severance or termination benefits or payments to any person other than in the ordinary course of business with respect to Protected Employees with an annual base salary equal to or less than $150,000 (“Protected Non-Management Employees”), (ii) make any grant of any cash retention payment to any Person, except in connection with the hiring (to the extent permitted by clause (iii) of this paragraph) of any employee or promotion of any Protected Employee, (iii) except in the ordinary course of business, hire, or terminate the employment (other than for cause) of, any Protected Employees who is not a Protected Non-Management Employee, or (iv) except in the ordinary course of business, establish, adopt, enter into, amend in any material respect or terminate any Protected Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Protected Benefit Plan if it were in existence as of the date of this Agreement (except to the extent permitted to be established, adopted, entered into or amended in accordance with Section 10.01(p)(i)), (v) increase or make a commitment to increase the compensation payable to any Protected Employee (other than in the ordinary course of business for Protected Non-Management Employees) or (vi) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Protected Benefit Plan;

(q)                voluntarily fail to maintain in full force and effect material insurance policies covering Protected and the Protected Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

(r)                 enter into, modify or amend any transaction with any Person that, to the knowledge of Protected, is an Affiliate of Protected or any of its directors, officers or employees (excluding (i) transactions solely between or among Protected and/or the Protected Subsidiaries, (ii) ordinary course payments of annual compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are Protected Employees, (iii) commercial transactions between Protected or the Protected Subsidiaries and any portfolio companies of any such Persons in the ordinary course of business);

(s)                subject to Section 12.01(g), enter into any agreement that materially restricts the ability of Protected or the Protected Subsidiaries to engage or compete in any material line of business or in any geographic territory or enter into a new line of business that is material to Protected and the Protected Subsidiaries, taken as a whole; or

(t)                 enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 10.01.

Section 10.02.      Protected Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished Protected or any of the Protected Subsidiaries by third parties that may be in Protected’s or the Protected Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of Protected or the Protected Subsidiaries or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of Protected, would result in the loss of attorney-client privilege or other privilege from disclosure, Protected shall, and shall cause the Protected Subsidiaries to, afford to Trebia and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Protected and the Protected Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Protected and the Protected Subsidiaries, as applicable, in each case, as Trebia and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that neither Trebia nor its Representatives shall be permitted to perform any environmental sampling at any Leased Real Property of Protected or any Protected Subsidiary, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 10.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Trebia and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.

Section 10.03.      No Claim Against the Trust Account. Protected acknowledges that it has read Trebia’s final prospectus, dated June 18, 2020 and other SEC Reports, the Trebia Organizational Documents, and the Trust Agreement and understands that Trebia has established the Trust Account described therein for the benefit of Trebia’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Protected further acknowledges that, if the transactions contemplated by this Agreement, or, in the event of termination of this Agreement, another Business Combination, are not consummated by June 19, 2022 or such later date as approved by the stockholders of Trebia to complete a Business Combination, Trebia will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, Protected hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to them by Trebia or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, that nothing herein shall serve to limit or prohibit Protected’s right to pursue a claim against Trebia or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 15.13 for specific performance or other injunctive relief. This Section 10.03 shall survive the termination of this Agreement for any reason.

Section 10.04.      Proxy Statement / Prospectus; Other Actions.

(a)                Protected shall be available to, and Protected shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Trebia and its counsel in connection with (i) the drafting of the Proxy Statement / Prospectus and (ii) responding in a timely manner to comments on the Proxy Statement / Prospectus from the SEC. Without limiting the generality of the foregoing, Protected shall reasonably cooperate with Trebia in connection with the preparation for inclusion in the Proxy Statement / Prospectus of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

(b)                From and after the date on which the Proxy Statement / Prospectus is mailed to Trebia’s stockholders, Protected will give Trebia prompt written notice of any action taken or not taken by Protected or of any development regarding Protected, in any such case which is known by Protected, that would cause the Proxy Statement / Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, the Parties shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement / Prospectus, such that the Proxy Statement / Prospectus no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Trebia pursuant to this Section 10.04 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Disclosure Schedules.

Section 10.05.      Termination of Affiliate Transactions. Prior to the Closing, except for this Agreement and any other Transaction Agreements, and except as set forth on Section 10.05 of the Disclosure Schedules, Protected shall take, and cause to be taken, all actions necessary to cause all Protected Related Party Contracts and all Other Related Party Contracts listed on Section 8.04(h) of the Disclosure Schedules to be terminated as of or prior to the Closing without any further cost or Liability to Trebia or its Subsidiaries following the Closing.

Section 10.06.      Cooperation with Financing.

(a)                Prior to the Closing, Protected shall, and shall cause each of its Subsidiaries to, provide the financial statements contemplated pursuant to paragraphs 5(a)(ii) and (b)(ii) of Exhibit C to the Debt Commitment Letter (the “Required Protected Bank Financial Information”) (it being agreed that the financial statements contemplated pursuant to paragraphs 5(a)(ii) and (b)(ii)(A) of Exhibit C to the Debt Commitment Letter have been provided) and to provide reasonable cooperation to the Trebia Parties as may be reasonably required in connection with the Debt Financing, including:

(i)            providing to the Trebia Parties from time to time customary financial information regarding Protected and its Subsidiaries reasonably requested by the Debt Financing Sources and reasonably available to Protected,

(ii)           providing reasonable assistance with the preparation of appropriate and customary materials for Marketing Documents; provided that any Marketing Documents shall contain disclosure reflecting Protected and its applicable Subsidiaries as the obligors effective at and after the Closing,

(iii)          making senior management of Protected and its Subsidiaries reasonably available for virtual meetings, conference calls and sessions with ratings agencies at mutually agreeable times and upon reasonable notice,

(iv)          cooperating with Debt Financing Sources and their respective advisors in performing their due diligence,

(v)           cooperating with and assisting the Trebia Parties in connection with the preparation of customary pro forma financial statements reflecting the consummation of the relevant transactions contemplated hereby,

(vi)          ensuring that the chief financial officer or similar officers of Protected UK executes prior to the Closing (x) customary “authorization” letters in connection with bank information memoranda authorizing the distribution of information with respect to Protected and its Subsidiaries to prospective lenders, containing a “10b-5 representation” consistent with that set forth in the Debt Commitment Letter and identifying any portion of such information that constitutes material, nonpublic information regarding Protected and its Subsidiaries and (y) with effect from the Closing Date, a solvency certificate in the form required by the Debt Commitment Letter,

(vii)         furnishing to the Trebia Parties and the Debt Financing Sources promptly, and in any event no later than four Business Days prior to the Closing Date (to the extent requested at least nine (9) Business Days prior to the Closing), all customary documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001 and beneficial ownership regulations (including beneficial ownership certifications as required under 31 C.F.R. § 1010.230), but in each case, solely as relating to the Protected and its Subsidiaries to the extent reasonably requested by the Debt Financing Sources,

(viii)       delivering notices of prepayment or redemption within the time periods required by the relevant agreements governing the Company’s existing Borrowed Money Debt, obtaining customary lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full on the Closing, of all of each of Protected and its Subsidiaries’ existing Borrowed Money Debt other than any Borrowed Money Debt permitted under this Agreement to remain outstanding after the Closing Date,

(ix)          using commercially reasonable efforts to obtain customary evidence of authority, customary officer’s certificates and customary insurance certificates, in each case, as reasonably requested by the Trebia Parties and/or the Debt Financing Sources; provided, however, that (x) the members of the governing bodies of Protected and its Subsidiaries who are not remaining in such positions following the Closing shall not be required to take any action in connection with the Debt Financing and (y) no officer of Protected or its Subsidiaries who is not remaining in such position following the Closing shall be obligated to deliver any certificate in connection with the Debt Financing, and

(x)           assisting in the negotiation, execution and delivery of one or more credit agreements (or joinders thereto), pledge and security documents and other definitive financing documents as may be reasonably requested by the Trebia Parties so long as such agreements, indentures and documents do not become effective prior to the Closing.

(b)                Notwithstanding Section 10.06(a), nothing in this Agreement shall require such cooperation to the extent it would, in the reasonable judgment of Protected or any Seller, interfere unreasonably with the business or operations of Protected or any of its Subsidiaries (it being agreed that the actions described in clauses (a)(i) through (a)(xi) do not unreasonably interfere with the business or operations of Protected or any of its Subsidiaries); provided, that, notwithstanding anything in this Agreement to the contrary, none of Protected or any of its Subsidiaries shall (i) be required to pay any fees (including commitment or other similar fees) or to give any indemnities or incur any liabilities prior to the Closing, (ii) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing prior to the Closing, (iii) be required to incur any expense or other liability in connection with the Debt Financing prior to the Closing, (iv) be required to deliver any audited financial statements, to the extent not already available to Protected, (v) be required to deliver or obtain opinions of internal or external counsel, (vi) be required to provide access to or disclose information where Protected or any Seller determines that such access or disclosure could jeopardize the attorney-client privilege or contravene any Law; provided, S1 Holdco shall provide notice to the Trebia Parties that such information is being withheld pursuant to this clause (vi) and the basis on which such information is being withheld, (vii) be required to waive or amend any terms of this Agreement to which Protected or its Subsidiaries or any Seller is a party, (viii) except as enumerated in Section 10.06(a), be required to allow any arranger or syndicate lender access to the personnel or facilities of Protected or any of its Subsidiaries that is greater in scope or frequency than the access afforded to the Trebia Parties under this Agreement, (ix) be required to make any representations in connection with the Debt Financing that are not contingent upon the occurrence of the Closing Date (other than with respect to the “authorization” letter referred to above), (x) be required to be in privity with any arranger, lender or other party to the Debt Financing that is not contingent upon the occurrence of the Closing Date, or (xi) be required to take any corporate action or to enter into any documents, instrument, agreement or certificates prior to the Closing.

(c)                Protected hereby consents to the use of its and its Subsidiaries’ logos in marketing materials for the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Protected or any of its Subsidiaries or the reputation or goodwill of Protected or any of its Subsidiaries.

(d)                The Trebia Parties shall promptly, upon written request by the Sellers, reimburse the Sellers for any reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Protected or any of its Affiliates in connection with the cooperation of Protected or any of its Subsidiaries contemplated by this Section 10.06.  Each Trebia Party shall indemnify and hold harmless Protected and its Subsidiaries, and their respective directors, managers, officers, employees and representatives, from and against any and all Liabilities suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith, except in the event such Liabilities arose out of or result from (A) any material inaccuracy in any information provided by or on behalf of any Protected or any of its Subsidiaries or (B) the gross negligence, fraud or willful misconduct or intentional misrepresentation or intentional breach of this Agreement of Protected or any of its Subsidiaries.

(e)                All non-public, confidential or other Confidential Information (as defined in the Confidentiality Agreement) obtained by any Trebia Party or any of their respective representatives pursuant to this Section 10.06 or otherwise in connection with the Debt Financing shall be kept confidential in accordance with the Confidentiality Agreement (it being understood that such information may be used and disclosed in the syndication of the Debt Financing; provided access to such information shall be provided subject to the acknowledgment and acceptance by the relevant recipient that such information is being disseminated on a confidential basis in accordance with market standards for dissemination of such type of information).

(f)                 Protected’s obligations under this Section 10.06 are the sole obligations of Protected and its Subsidiaries with respect to the Debt Financing and no other provision of this Agreement shall be deemed to expand or modify such obligations. In no event shall Protected be in breach of this Agreement because of the failure by Protected to deliver, after use of its or their commercially reasonable efforts to do so, any financial or other information (other than the Required Protected Bank Financial Information) that is not prepared in the ordinary course of business or for failure to obtain, after use of its commercially reasonable efforts to do so, any financial or other information from its accountants.

(g)                None of Protected or any of its Subsidiaries or their Affiliates shall have any obligations under this Section 10.06 following the consummation of the transactions contemplated hereby. For the avoidance of doubt, none of the Sellers shall have any obligations under this Section 10.06 at any time.

Article XI
Covenants of Trebia

Section 11.01.      Indemnification and Insurance.

(a)                From and after the Closing, Trebia agrees that (to the maximum extent permitted by applicable Law) it shall indemnify and hold harmless each present and former director, manager and officer of S1 Holdco, Protected and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or Liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing, as applicable, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that S1 Holdco, Protected or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, following the Closing, Trebia shall and shall cause each of their respective Subsidiaries (including S1 Holdco and Protected) to, (i) maintain for a period of not less than six years from the Closing provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b)                For a period of six years from the Closing, Trebia shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by S1 Holdco’s, Protected’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Trebia or its Representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Trebia or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by S1 Holdco, Protected or their respective Subsidiaries for such insurance policy for the year ended December 31, 2021; provided, however, that S1 Holdco and Protected may, in the alternative, cause coverage to be extended under S1 Holdco’s or Protected’s, as applicable, current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing, except that in no event shall S1 Holdco or Protected pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by S1 Holdco, Protected and their respective Subsidiaries, as applicable, for such current insurance.

(c)                Trebia, S1 Holdco and Protected hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 11.01 may have certain rights to indemnification, advancement of expenses and/or insurance provided by current equityholders, members, or other Affiliates of such equityholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of Trebia, S1 Holdco and Protected and their respective Subsidiaries hereunder. The Parties hereby agree, following the Closing, (i) that Trebia, S1 Holdco and Protected and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this Section 11.01 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by the indemnified Persons under this Section 11.01 are secondary), (ii) that Trebia, S1 Holdco and Protected and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 11.01 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by Trebia’s, or S1 Holdco’s or Protected’s and their respective Subsidiaries’ governing documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 11.01 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d)                Notwithstanding anything contained in this Agreement to the contrary, this Section 11.01 shall survive the consummation of the Closing indefinitely and shall be binding, jointly and severally, on Trebia and all successors and assigns of Trebia. In the event that Trebia or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Trebia shall succeed to the obligations in this Section 11.01.

Section 11.02.      Conduct of Trebia During the Interim Period.

(a)                During the Interim Period, except as set forth on Section 11.02 of the Disclosure Schedules or as contemplated by this Agreement or as consented to by S1 Holdco and Protected in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Trebia shall not and shall not permit any of its Subsidiaries to:

(i)            change, modify or amend the Trust Agreement or the Trebia Organizational Documents;

(ii)           (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Trebia; (B) split, combine or reclassify any capital stock of, or other equity interests in, Trebia; or (C) other than in connection with Trebia Shareholder Redemption or as otherwise required by Trebia’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Trebia;

(iii)          make, change or revoke any material tax election, adopt or change any material accounting method with respect to Taxes, file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material closing agreement with respect to any Tax, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment;

(iv)          enter into or amend in any material respect, any transaction or Contract with an Affiliate of Trebia, the Founders or Cannae (including, for the avoidance of doubt, (x) any director or officer of Trebia, the Founders or Cannae, or anyone related by blood, marriage or adoption to any such person and (y) any Person with whom any director or officer of Trebia, the Founders or Cannae has a direct or indirect legal or contractual relationship or beneficial ownership interest of 5% or greater) or any other Trebia Affiliate Agreement;

(v)           enter into, renew or amend in any material respect, any transaction or Contract relating to Trebia Transaction Expenses if such entry, renewal or amendment would result in additional Trebia Transaction Expenses that, individually or in the aggregate, exceed $1,000,000;

(vi)          waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(vii)         except as contemplated by the Omnibus Incentive Plan Proposal, adopt or amend any Trebia Benefit Plan (or any plan, agreement, program, policy, trust, fund or arrangement that would be a Trebia Benefit Plan if so adopted), or enter into any employment contract or collective bargaining agreement;

(viii)        acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;

(ix)          adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(x)           create, incur, guarantee, assume or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of another Person, except for such actions in connection with the Debt Commitment Letter;

(xi)           make any loans, advances or capital contributions to, or investments in, any other Person (including to any its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except for advances, prepayments and deposits in the ordinary course of business;

(xii)         (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Trebia (including any Trebia Preferred Stock) or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests or (B) amend, modify or waive any of the terms or rights set forth in, any Trebia Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(xiii)        take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment; or

(xiv)        authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

(b)                During the Interim Period, Trebia shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, Trebia Organizational Documents, the Trust Agreement and all other agreements or Contracts to which Trebia or its Subsidiaries may be a party.

Section 11.03.      Sponsor Agreement Matters. Trebia shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Trebia in the Sponsor Agreement and otherwise comply with its obligations thereunder and, without limiting S1 Holdco and Protected’s rights thereunder or pursuant to Section 15.13, to enforce its rights under each such agreement. Without limiting the generality of the foregoing, Trebia shall give S1 Holdco and Protected, prompt (and, in any event within one (1) Business Day) written notice: (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Sponsor Agreement known to Trebia, and (b) of the receipt of any written notice or other written communication from any other party to the Sponsor Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any such agreement.

Section 11.04.      Trebia Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Trebia or their respective Subsidiaries by third parties that may be in Trebia’s or their respective Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Trebia would result in the loss of attorney-client privilege or other privilege from disclosure, Trebia shall afford to S1 Holdco and Protected and their respective Affiliates and Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to its respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Trebia and their respective Subsidiaries, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Trebia that are in the possession of Trebia, in each case as S1 Holdco and Protected and their respective Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by S1 Holdco and Protected and their respective Affiliates and Representatives under this Agreement shall be kept confidential.

Section 11.05.      Trebia NYSE Listing. From the date hereof through the Closing, Trebia shall use reasonable best efforts to (a) ensure Trebia remains listed as a public company on, and for Trebia Class A Ordinary Shares and Trebia Warrants to be listed on, the NYSE, (b) prepare and submit to the NYSE a listing application, if required under NYSE rules, covering the shares of Trebia Common Stock and Trebia Warrants and (c) obtain approval for the listing of such shares of Trebia Common Stock and Trebia Warrants. Each of S1 Holdco and Protected shall, and shall cause their respective Subsidiaries to, reasonably cooperate with Trebia with respect to such listing.

Section 11.06.      Trebia Public Filings. From the date hereof through the Closing, Trebia will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 11.07.      Section 16 Matters. Prior to the Effective Time, Trebia shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of Trebia Class A Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Trebia to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 11.08.      Omnibus Incentive Plan. Prior to the Closing Date, Trebia shall, subject to obtaining the approval of the stockholders of Trebia for the Omnibus Incentive Plan Proposal, adopt, the Trebia 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan shall provide for the reservation for issuance of a number of Trebia Class A Common Stock as set forth in the Omnibus Incentive Plan, subject to annual increases as provided therein. Subject to approval of the Omnibus Incentive Plan by Trebia’s stockholders, following the Effective Time Trebia shall file an effective Form S-8 Registration Statement with the SEC with respect to the shares of Trebia Class A Common Stock issuable under the Omnibus Incentive Plan and shall use commercially reasonable efforts to maintain the effectiveness of such Form S-8 Registration Statement for so long as awards granted pursuant to the Omnibus Incentive Plan remain outstanding.

Section 11.09.      Qualification as an Emerging Growth Company. Trebia shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and (b) not take any action that would cause Trebia to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 11.10.      Domestication. Subject to receipt of the Required Trebia Shareholder Approvals, no later than the calendar day prior to the day on which the Closing occurs, Trebia shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to S1 Holdco, together with the Trebia Certificate of Incorporation in substantially the form attached as Exhibit A hereto, in each case, in accordance with the provisions thereof and applicable Law, (b) adopting the Trebia Bylaws in substantially the form attached as Exhibit B hereto, (c) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication, and (d) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any shareholder of Trebia, (i) each Trebia Class B Ordinary Share (other than the Founder Earnout Shares and the Seller Earnout Shares) will convert automatically into one (1) share of Trebia Class A Common Stock, (ii) each Founder Earnout Share will convert automatically into one (1) share of Trebia Class D Common Stock, (iii) 1,450,000 shares of Trebia Class B Ordinary Shares held by the Founders shall be forfeited and (iv) each then issued and outstanding Trebia Warrant will convert automatically into a warrant to acquire one (1) share of Trebia Common Stock.

Section 11.11.      Termination of Forward Purchase Agreement. Prior to the Closing, Trebia agrees that it shall terminate the Forward Purchase Agreement with no ongoing liabilities of Trebia thereunder and shall take all actions necessary to effectuate the foregoing.

Section 11.12.      Financing.

(a)                Prior to the Closing, each Trebia Party shall use its commercially reasonable efforts to take, or cause to be taken, and shall use its commercially reasonable efforts to cause its Representatives to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including using commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letter, (ii) negotiate and enter into definitive agreements with respect thereto on the terms and subject only to the terms and conditions contemplated by the Debt Commitment Letter (as such terms may be modified or adjusted in accordance with the “flex” provisions contained in the Debt Fee Letter), or in each case, on other terms acceptable to Trebia which would not (A) reduce the aggregate amount of the Debt Financing to an amount that is, when taken together with the Cannae Backstop Amount, available cash, cash equivalents and marketable securities of S1 Holdco and its Subsidiaries and Protected and its Subsidiaries and any increase (including amounts otherwise available under the Debt Financing) in the Debt Financing sufficient for Trebia to pay the amounts required to be paid by Trebia pursuant to this Agreement on the Closing Date and all related fees and expenses at the Closing or (B) impose new or additional conditions precedent to the receipt of the Debt Financing that would reasonably be expected to materially delay or prevent the Closing), (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to any Trebia Party that are within its control in order for the Trebia Parties to obtain the Debt Financing as set forth in the Debt Commitment Letter and the definitive agreements related to the Debt Financing and (iv) enforce their rights under the Debt Commitment Letter. If all conditions to the Debt Commitment Letter have been satisfied or are capable of being satisfied (other than conditions that, by their nature, are to be satisfied at the Closing), each Trebia Party shall use its commercially reasonable efforts to cause the Debt Financing Sources, under the Debt Commitment Letter to fund on the Closing Date the Debt Financing required to pay the amounts required to be paid by Trebia pursuant to this Agreement on the Closing Date.

(b)                Trebia shall give Sellers prompt written notice of (i) any amendment to the Debt Commitment Letter (together with a copy of such amendment) (other than any amendment that add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter on the date of this Agreement), (ii) any breach or threatened breach (or any event or circumstance that, with or without notice, lapse of time or both, could or could reasonably be expected to give rise to any breach) of the Debt Commitment Letter of which Trebia becomes aware, (iii) the receipt, on or prior to the Closing Date, of any written notice or other written communication from any Debt Financing Source with respect to any actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter, and (iv) any action or event that would be reasonably expected to result in the Debt Financing (when taken together with the Cannae Backstop Amount (including any increase)) becoming insufficient to pay the amounts required to be paid by Trebia pursuant to this Agreement on the Closing Date and all related fees and expenses at the Closing. If any portion of the Debt Financing becomes unavailable, each Trebia Party shall, as promptly as practicable, use its commercially reasonable efforts to arrange to obtain alternative financing on terms and conditions not materially less favorable to Trebia than the terms and conditions in the Debt Commitment Letter and in an amount sufficient when taken together with the Cannae Backstop Amount (including any increase) to consummate the transactions contemplated by this Agreement and on terms and conditions that comply with Section 11.12(c) below as soon as practicable following the occurrence of such event. Each Trebia Party shall, at the written request of Sellers, keep Sellers reasonably informed of the status of its efforts to arrange the Debt Financing, including any alternative financing as contemplated in Section 11.12(c).

(c)                Notwithstanding anything contained in this Section 11.12 or in any other provision of this Agreement, Trebia shall have the right from time to time to amend, restate, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter or substitute other debt financing for all or any portion of the Debt Financing from the same or alternative Debt Financing Sources; provided that any such amendment, restatement, replacement, supplement or other modification to or waiver of any provision of the Debt Commitment Letter that amends the Debt Financing or substitution of all or any portion of the Debt Financing shall not, without the prior written consent of Sellers in their reasonable discretion, (i) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing (other than a result of the application of the “flex” provisions of the Debt Fee Letter)) below the amount required to be paid by Trebia pursuant to this Agreement on the Closing Date (taking into account any increase of alternate available sources to finance the payment of such amounts), (ii) impose new or additional conditions or contingencies or otherwise expand, amend or modify any of the conditions or contingencies to the Debt Financing that would reasonably be expected to materially delay or prevent the Closing or (iii) be reasonably expected to (x) prevent or delay or impair the ability of the Trebia Parties to consummate the transactions contemplated hereby or (y) materially and adversely impact the ability of each Trebia Party to enforce its rights against the other parties to the Debt Commitment Letter. Other than in connection with (x) an amendment, restatement, replacement, supplementation or otherwise modification contemplated by this Section 11.12(c) or (y) adding commitment parties, agents, coagents, lenders, arrangers, joint bookrunners or other Persons that have not executed the Debt Commitment Letter as of the date hereof, no Trebia Party shall release or consent to the termination of the obligations of the Debt Financing Sources under the Debt Commitment Letter. Trebia shall promptly deliver (subject to customary redactions) to Sellers true and complete copies of any such amendment, restatement, replacement, supplement, modification, substitution or waiver; provided that Trebia may replace, amend, supplement or modify the Debt Commitment Letter for the purpose of adding agents, coagents, lenders, arrangers, joint bookrunners or other Persons that have not executed the Debt Commitment Letter as of the date hereof. If the Debt Commitment Letter is replaced, amended, supplemented or modified, including as a result of obtaining alternative financing in accordance with this Section 11.12(c), or if Trebia substitutes other debt financing for all or any portion of the Debt Financing in accordance with this Section 11.12(c), Trebia shall comply with its obligations in this Agreement, including this Section 11.12(c), with respect to the Debt Commitment Letter as so replaced, amended, supplemented or modified to the same extent that Trebia was obligated to comply prior to the Debt Commitment Letter being replaced, amended, supplemented or modified.

(d)                For purposes of this Agreement (other than with respect to representations made by the Trebia Parties as of the date hereof), references to (i) “Debt Financing” shall include the financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented, restated, replaced or substituted by Section 11.12(c), (ii) “Debt Commitment Letter” shall also include any fee letters or engagement letters (each of which has been provided to Sellers prior to the date hereof) and any amendment, modification, restatement, supplement and replacement or substitution permitted by Section 11.12(c), along with any “flex provisions” or other similar terms set forth therein and (iii) “Debt Financing Sources” shall include lenders and other financing sources (including underwriters, placement agents and initial purchasers) providing the Debt Financing pursuant to the Debt Commitment Letter, as permitted to be amended, modified, supplemented, restated, replaced or substituted by Section 11.12(c).

Section 11.13.      Issuance of RSUs. Within five (5) days following the Closing, subject to approval of the following grants by the Trebia Shareholders, Trebia will grant to each of Michael Blend and JDI an award of 725,000 Trebia RSUs (the “Post-Closing RSUs”). The Post-Closing RSUs will vest upon the occurrence of a Class D Conversion Event (as defined in the Trebia Organizational Documents) occurring within five (5) years after the Closing Date (and shall be forfeited on such fifth (5th) anniversary of the Closing Date if no Class D Conversion Event has occurred on or prior thereto), and shall further be subject to other customary terms and conditions set forth in restricted stock unit award agreements, to be entered into between Trebia and each of Michael Blend and JDI (consistent with the foregoing vesting terms), which will evidence the grants of the Post-Closing RSUs.

Article XII
Joint Covenants

Section 12.01.      Regulatory Approvals.

(a)                Each of the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws, to consummate and make effective as promptly as practicable the Transactions, including providing any notices to any Person required in connection with the consummation of the Transactions, and obtaining any licenses, consents, waivers, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the Transactions; provided, that in no event shall any party be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the Transactions (other than fees or expenses payable to the SEC in connection with the Transactions, including the Proxy Statement / Prospectus, filing fees payable pursuant to the HSR Act or other Antitrust Laws, and any other ordinary course filing fees in connection with Governmental Filings required to consummate the Transactions). Subject to appropriate confidentiality protections and applicable Antitrust Laws, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

(b)                Each of the Parties shall cooperate with one another and use their reasonable best efforts to prepare all necessary documentation (including furnishing all information) (i) required under any applicable Antitrust Laws or other applicable Laws, (ii) requested by a Governmental Authority pursuant to applicable Antitrust Laws, to effect promptly all necessary filings with any Governmental Authority and to obtain all necessary, proper or advisable actions or nonactions, approvals consents, waivers, exemptions and approvals of any Governmental Authority necessary to consummate the Transactions. Each party hereto shall provide to the other parties copies of all substantive correspondence between it (or its advisors) and any Governmental Authority relating to the Transactions or any of the matters described in this Section 12.01. Each of the parties hereto shall promptly inform the other of any substantive oral communication with, and provide copies of any written communications with, any Governmental Authority regarding any such filings or any such transaction, unless prohibited by reasonable request of any Governmental Authority. No party hereto shall independently participate in any substantive meeting or substantive conference call with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving the other party prior notice of the substantive meeting or substantive conference call and, to the extent permitted by such Governmental Authority, the opportunity to attend or participate. In the event a party is prohibited from participating in or attending any meeting or substantive conference call, the participating party shall keep the other party promptly and reasonably apprised with respect thereto, to the extent permitted by applicable Law. To the extent permissible under applicable Law, the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another so as to mutually agree on any strategies and decisions in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under Antitrust Laws or other applicable Laws. Any documents or other materials provided pursuant to this Section 12.01(b) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of Trebia or other competitively sensitive material or personally-identifiable information or other sensitive personal or financial information, and the parties may, as each deems advisable, reasonably designate any material provided under this Section 12.01 as “outside counsel only material.” Such “outside counsel only materials” and the information contained therein shall be given only to legal counsel of the recipient and will not be disclosed by such legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Notwithstanding the foregoing, neither party shall be obligated to share with the other party documents responsive to items 4(c) and 4(d) on the Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act.

(c)                Without limiting the generality of the undertakings pursuant to this Section 12.01, each party hereto shall use reasonable best efforts to provide or cause to be provided (including, with respect to filings pursuant to the HSR Act, by its “Ultimate Parent Entities”, as that term is defined in the HSR Act) as promptly as reasonably practicable and advisable to any Governmental Authority information and documents relating to such party as requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the Transactions, including filing any notification and report form and related material required under the HSR Act and any other filing or notice that may be required with any other Governmental Authority as promptly as reasonably practicable and advisable after the date hereof (and, in the case of filings under the HSR Act, no later than 10 Business Days after the date hereof), and thereafter to respond as promptly as reasonably practicable and advisable to any request for additional information or documentary material relating to such party that may be made (including under the HSR Act and any similar Antitrust Law regarding preacquisition notifications for the purpose of competition reviews). Trebia shall supply as promptly as practicable any additional information and documentary material relating to Trebia and the Sponsor Persons that may be requested by any Governmental Authority and furnish to the other parties such necessary information and reasonable assistance as the other parties may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority (including, with respect to Trebia and the Sponsor Persons, providing financial information and certificates as well as personal information of senior management, directors or control persons, and requesting that individuals with appropriate seniority and expertise make themselves available to participate in discussions or hearings). Trebia shall cause the filings made by it (or by its ultimate parent entity, if applicable) under the HSR Act to be considered for grant of “early termination,” (to the extent available) and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. In furtherance and not in limitation of the foregoing, Trebia shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority relating to (i) Trebia (including any of its directors, officers, employees, partners, members, shareholders or control persons) and (ii) Trebia’s structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members, shareholders or Affiliates (including to the extent required pursuant to the Sponsor Agreement, if so required).

(d)                If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of any applicable Law, each of the parties hereto shall cooperate with one another in good faith and use their reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the Transactions), and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the Transactions), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to any of the Transactions under such applicable Law so as to permit the consummation of the Transactions in their entity; provided, however, that any decision by the parties hereto to litigate in connection with such matters must be mutually agreed by Trebia, S1 Holdco and Protected.

(e)                Notwithstanding the foregoing, Trebia shall, and shall cause its controlled Affiliates to, take any and all actions necessary to obtain any authorization, consent or approval of a Governmental Authority (including in connection with any Governmental Filings) necessary or advisable so as to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event, no later than the Termination Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted with respect to the Transactions under any Law, or to otherwise oppose, avoid the entry of, or to effect the dissolution of, any order, decree, judgment, preliminary or permanent injunction that would otherwise have the effect of preventing, prohibiting, restricting, or delaying the consummation of the Transactions, including: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product lines, rights or assets of Trebia or its controlled Affiliates and any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product lines, rights or assets) and (ii) otherwise taking or committing to take actions that after the Closing Date would limit Trebia’s or its controlled Affiliates’ freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product lines, rights or assets of Trebia and its controlled Affiliates or interest therein, in each case as may be required in order to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event no later than the Termination Date.

(f)                 From the date of this Agreement until Closing, Trebia shall not acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, or take any other action, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition, or the taking of any other action, could in any material respect (individually or in the aggregate): (i) impose any delay in obtaining, or increase the risk of not obtaining, consents of a Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of a Governmental Authority seeking or entering a Governmental Order prohibiting the consummation of the Transactions, (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise, (iv) be reasonably expected to result in the failure to satisfy a condition to the Debt Financing or the Cannae Backstop Amount, as applicable, or (v) otherwise prevent or delay the consummation of the Transactions.

(g)                Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require S1 Holdco, Protected or any of their respective Subsidiaries or Affiliates to (i) take, or cause to be taken, any action, including selling, divesting or otherwise disposing of, or conveying, licensing, holding separate or otherwise restricting or limiting its freedom of action with respect to, any assets, business, products, rights, licenses or investments, or interests therein, other than with respect to S1 Holdco, Protected or any of their respective Subsidiaries (provided any action taken is conditioned upon the Closing) or (ii) provide, or cause to be provided, (A) nonpublic or other confidential financial or sensitive personally identifiable information of Court Square or any of its or their Affiliates or its or their respective directors, officers, employees, managers or partners, or its or their respective control persons’ or direct or indirect equityholders’ and their respective directors’, officers’, employees’, managers’ or partners’ (each of the foregoing Persons, a “Seller Related Person”) (other than such information with respect to the officers and directors of S1 Holdco and the System1 Subsidiaries which may be provided to a Governmental Authority on a confidential basis) or (B) any other nonpublic, proprietary or other confidential information of a Seller Related Person that exceeds the scope of information that such Seller Related Person has historically supplied in connection with a similar governmental filing or notification.

Section 12.02.      Support of Transaction. Without limiting any covenant contained in Article VIII, Article X, Article XI or Article XII including the obligations of the Parties with respect to the notifications, filings, reaffirmations and applications described in Section 12.01, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 12.02, the Parties shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of the Parties or their respective controlled Affiliates are required to obtain in order to consummate the Transactions, provided that, S1 Holdco and Protected and their respective Subsidiaries shall not be required to seek any such required consents or approvals of third party counterparties to System1 Material Contracts or Protected Material Contracts to the extent such Contract is otherwise terminable at will, for convenience or upon or after the giving of notice of termination by a party thereto unless otherwise agreed in writing by S1 Holdco, Protected and Trebia, and (b) use commercially reasonable efforts to take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article XIII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Trebia, S1 Holdco, Protected or any of their respective Subsidiaries be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which S1 Holdco or Protected or any of their respective Subsidiaries is a party or otherwise required in connection with the consummation of the Transactions.

Section 12.03.      Preparation of Proxy Statement / Prospectus; Trebia Special Meeting.

(a)                Proxy Statement / Prospectus.

(i)                 As promptly as practicable following the execution and delivery of this Agreement (and in any event on or prior to the later of (A) three Business Days following the delivery of the Required S1 Bank Financial Information and the Required Protected Bank Financial Information, and (B) August 6, 2021), Trebia shall file, and each of S1 Holdco and Protected will reasonably cooperate (including causing each of their Subsidiaries and Representatives to reasonably cooperate) with Trebia to file, with the SEC, a registration statement on Form S-4, proxy statement or other applicable form in connection with the Mergers and in connection with the Special Meeting, including any amendments thereto (the “Proxy Statement / Prospectus”) to be sent to the shareholders of Trebia in advance of the Special Meeting with respect to, among other things: (A) providing Trebia Shareholders with the opportunity to redeem Trebia Class A Ordinary Shares by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is at least two (2) Business Days prior to the date of the Special Meeting (the “Trebia Shareholder Redemption”); and (B) soliciting proxies from holders of Trebia Ordinary Shares to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Trebia Common Stock in connection with the Transactions as may be required under NYSE listing requirements; (3) the adoption of the Trebia Certificate of Incorporation in the form attached as Exhibit A hereto, (4) the approval of the issuance of Post-Closing RSUs and the Trebia RSUs contemplated to be issued pursuant to Section 3.01(g); (the proposals contemplated by clauses (1), (2), (3) and (4) collectively, the “Required Trebia Shareholder Approvals”); (5) the approval of the adoption of the Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”); (6) the election of the members of the Trebia Board as of the Closing in accordance with Section 12.09; (7) any other proposals that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Proxy Statement / Prospectus or in correspondence related thereto; and (8) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (clauses (1) through (8), collectively, the “Trebia Shareholder Matters”). Each of Trebia, S1 Holdco and Protected shall use its reasonable best efforts to cause the Proxy Statement / Prospectus to comply with the rules and regulations promulgated by the SEC. Without the prior written consent of S1 Holdco, the Trebia Shareholder Matters shall be the only matters (other than procedural matters) which Trebia shall propose to be acted on by Trebia’s shareholders at the Special Meeting, as adjourned or postponed. The Proxy Statement / Prospectus will comply as to form and substance with the applicable requirements of the SEC and the rules and regulations thereunder and remain effective as long as is necessary to consummate the Transactions. Each of Trebia, S1 Holdco and Protected, shall furnish all information concerning such party as may reasonably be requested by the other parties in connection with such actions and the preparation of the Proxy Statement / Prospectus. Trebia shall (I) file the definitive Proxy Statement / Prospectus with the SEC, and (II) cause the Proxy Statement / Prospectus to be mailed to its stockholders of record, as of the record date to be established by the board of directors of Trebia in accordance with Section 12.03(a)(iv), as promptly as practicable (but in no event later than three (3) Business Days unless otherwise required by applicable Law) following the date that the SEC clears such Proxy Statement / Prospectus (such earlier date, the “SEC Clearance Date”).

(ii)               Trebia will advise S1 Holdco promptly after it receives notice thereof, of: (A) the time when the Proxy Statement / Prospectus has been filed; (B) the filing of any supplement or amendment to the Proxy Statement / Prospectus; (C) any request by the SEC for amendment of the Proxy Statement / Prospectus; (D) any comments from the SEC relating to the Proxy Statement / Prospectus and responses thereto; (E) requests by the SEC for additional information; and (F) the issuance of any stop order or the suspension of the qualification of the Trebia Common Stock for offering or sale in any jurisdiction or of the initiation or written threat of any proceeding for any such purpose.

(iii)             Prior to filing with the SEC, Trebia will make available to S1 Holdco and Protected and their respective counsel drafts of the Proxy Statement / Prospectus and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement / Prospectus or such other document and will provide S1 Holdco and Protected and their respective counsel with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Trebia shall not file any such documents with the SEC without the prior consent of S1 Holdco (such consent not to be unreasonably withheld, conditioned or delayed). Each of Trebia, S1 Holdco and Protected shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Proxy Statement / Prospectus and any amendment to the Proxy Statement / Prospectus filed in response thereto. If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement / Prospectus so that the Proxy Statement / Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Trebia shall promptly file an amendment or supplement to the Proxy Statement / Prospectus containing such information. If, at any time prior to the Closing, Trebia, S1 Holdco or Protected discovers any information, event or circumstance relating to such Party, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or supplement to the Proxy Statement / Prospectus so that the Proxy Statement / Prospectus would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) such Party shall promptly inform the other Parties and (y) each Party shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Proxy Statement / Prospectus. Trebia, S1 Holdco and Protected shall use reasonable best efforts to cause the Proxy Statement / Prospectus to be cleared by the SEC under the Securities Act and the Exchange Act as promptly as practicable after it is filed with the SEC.

(iv)              Trebia shall file the Proxy Statement / Prospectus in accordance with the rules and regulations of the Securities Act and the Exchange Act. Trebia, S1 Holdco and Protected shall use reasonable best efforts to, as promptly as practicable (and in any event, within seven (7) Business Days after the SEC Clearance Date), (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL for a date no later than 35 days following the SEC Clearance Date (subject to Section 12.01(a)), and (ii) cause the Proxy Statement / Prospectus to be disseminated to Trebia Shareholders in compliance with applicable Law.

(b)                Trebia Special Meeting. Trebia shall take, in accordance with applicable Law, NYSE rules and the Trebia Organizational Documents, all actions necessary (in its discretion) to duly convene and hold the Special Meeting as promptly as reasonably practicable after the SEC Clearance Date and to obtain the approval of Trebia Shareholder Matters at the Special Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable for the purpose of seeking the approval of Trebia Shareholder Matters. Trebia shall include the Trebia Board Recommendation in the Proxy Statement / Prospectus. The board of directors of Trebia shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Trebia Board Recommendation for any reason. Trebia agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of Trebia Shareholder Matters shall not be affected by any intervening event or circumstance, and Trebia agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit the Trebia Shareholder Matters for the approval of the Trebia Shareholders, regardless of any intervening event or circumstance. Notwithstanding anything to the contrary contained in this Agreement, Trebia shall be entitled to (and, in the case of the following clauses (i), (ii) and (iii), at the request of S1 Holdco and Protected, shall) postpone or adjourn the Special Meeting for a period of no longer than 20 days if: (i) necessary to ensure that any supplement or amendment to the Proxy Statement / Prospectus that is required by applicable Law is disclosed to Trebia Shareholders and for such supplement or amendment to be promptly disseminated to Trebia Shareholders prior to the Special Meeting; (ii) if a postponement or adjournment is required by applicable Law; (iii) as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement / Prospectus), there are insufficient Trebia Class A Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iv) in order to solicit additional proxies from shareholders for purposes of obtaining approval of Trebia Shareholder Matters or satisfying the condition set forth in Section 13.03(c) hereof; provided, that in the event of any such postponement or adjournment, Trebia shall keep S1 Holdco and Protected reasonably informed regarding all matters relating to the Trebia Shareholder Matters and the Special Meeting and the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

Section 12.04.      Exclusivity.

(a)                During the Interim Period, S1 Holdco and Protected, the CSC Blockers and OpenMail shall not take, nor shall S1 Holdco, Protected, the CSC Blockers, or OpenMail permit any of their respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Trebia and/or any of its Affiliates or Representatives) concerning any purchase of all or a material portion of S1 Holdco’s, Protected’s, the CSC Blockers’, or OpenMail’s equity securities or the issuance and sale of any securities of, or membership interests in, S1 Holdco, Protected, the CSC Blockers or OpenMail or their respective Subsidiaries (other than any purchases of equity securities by any such party from employees of such party or their respective Subsidiaries) or any merger or sale of substantial assets involving S1 Holdco, Protected, the CSC Blockers, or OpenMail or their respective Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business or transactions permitted by Section 9.01 or Section 10.01 (each such acquisition transaction, but excluding the Transactions, an “Acquisition Transaction”). S1 Holdco, Protected, the CSC Blockers, the Blocker Parents, the Court Square GPs, and OpenMail shall, and shall cause their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b)                During the Interim Period, Trebia shall not take, nor shall it permit any of its respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than S1 Holdco, Protected, the CSC Blockers, or OpenMail, their respective shareholders and/or any of their respective Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with S1 Holdco, Protected, the CSC Blockers, or OpenMail, their respective equityholders and their respective Affiliates and Representatives. Trebia shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

Section 12.05.      Tax Matters.

(a)                Trebia shall file all necessary Tax Returns with respect to all Transfer Taxes, and, if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documents. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any Transfer Taxes.

(b)                For U.S. federal income Tax purposes (and for purposes of any applicable state or local income tax that follows U.S. federal income tax treatment), each of the Parties intends that (i) the S1 Contribution shall be disregarded, (ii) the Domestication will qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (iii) the Protected Rollover, the Protected Merger and the LLC Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code, (iv) the S1 Holdco Recapitalization will be treated as a non-taxable recapitalization of the equity of S1 Holdco, (v) the conversion of S1 into a corporation will be governed by Section 351 of the Code, and (vi) the Blocker Mergers shall be governed by Section 332 of the Code, and (vii) the Protected Contribution will be treated as a transaction governed by Section 721 of the Code (the intended tax treatment set forth in clauses (i) through (vii) collectively, “Intended Tax Treatment”). This Agreement is hereby adopted as and shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) with respect to the Domestication and the Protected Rollover, Protected Merger and LLC Merger and a “plan of liquidation” for the CSC Blockers with respect to the Blocker Mergers.

(c)                Trebia, S1 Holdco and Protected and their respective Subsidiaries intend for the Transactions to qualify for the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law or a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other affected Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(d)                No Party shall take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Transactions from so qualifying for the Intended Tax Treatment.

(e)                The Parties shall use reasonable best efforts to execute and deliver any representations reasonably requested by counsel or other advisors to Trebia or counsel or other advisors to S1 Holdco or Protected, as applicable, for purposes of rendering opinions regarding the Intended Tax Treatment and other tax matters in connection with the Transactions, at such time or times as may be reasonably requested by counsel to Trebia or counsel to S1 Holdco or Protected. For the avoidance of doubt, any tax opinions to be delivered by counsel to Trebia or counsel to S1 Holdco or Protected shall not be a condition to Closing under this Agreement.

(f)                 The Unitholder Representative shall prepare, or cause to be prepared, at the expense of S1 Holdco, all income Tax Returns with respect to Pass-Through Income Taxes of S1 Holdco (and the System1 Subsidiaries) for any Pre-Closing Tax Period (other than the portion of any Straddle Period ending on the Closing Date) that are due after the Closing Date (taking into account applicable extensions) (each, a “Pass-Through Return”). Each Pass-Through Return shall be prepared in a manner consistent with S1 Holdco’s (or such System1 Subsidiary’s) past practice except to the extent otherwise required by applicable Law or as set forth herein. Each Pass-Through Return, as prepared by the Unitholder Representative, shall be submitted to each of the Court Square GPs and Trebia for their review and approval no later than 45 days prior to its due date (taking into account applicable extensions). Trebia and the Court Square GPs shall each propose any comments on such Pass-Through Returns no later than 25 days prior to their due date (taking into account applicable extensions), and the Unitholder Representative, the Court Square GPs and Trebia shall in good faith cooperate to resolve any disagreements. Any such disagreement that remains unresolved 15 days prior to the due date for filing such Pass-Through Return (taking into account applicable extensions) shall be promptly submitted to a mutually acceptable nationally recognized independent accounting firm (acting as expert, not as arbitrator), which shall resolve each disagreement as soon as reasonably practicable. The determination(s) of such accounting firm shall be final and binding. The fees of such accounting firm shall be borne equally by the Unitholder Representative, the Court Square GPs and Trebia. In no event shall any disagreement delay the timely filing of any Pass-Through Return; provided that such Pass-Through Return shall be amended upon resolution of such disagreement in accordance with the foregoing provisions of this paragraph. Trebia shall cause all Pass-Through Returns, as finally determined by such accounting firm or by mutual agreement, or (pending resolution of any unresolved disagreement in accordance herewith) as prepared by the Unitholder Representative, to be timely filed and will promptly provide a copy of all filed Pass-Through Returns to the Unitholder Representative.

(g)                All Tax Returns of S1 Holdco and the System1 Subsidiaries other than Pass-Through Returns described in Section 12.05(f) that are due after the Closing Date (taking into account applicable extensions) shall be prepared and filed in accordance with the terms of the S1 Holdco Operating Agreement; provided that, each income Tax Return of S1 Holdco and any System1 Subsidiary that is a partnership for U.S. federal income Tax purposes for a Straddle Period (i) for which the “interim closing method” under Section 706 of the Code (or any similar provision of state, local or non-U.S. Law) is available shall be prepared in accordance with such method, (ii) shall be prepared in accordance with Section 706(d)(3) of the Code to the extent applicable, (iii) for which an election under Section 754 of the Code (or any similar provision of state, local or non-U.S. Law) may be made shall make such election, and (iv) shall be prepared in a manner such that any items of deduction, loss, or credit for income Tax purposes of S1 Holdco and its Subsidiaries attributable to the Transactions (including, for the avoidance of doubt, any deductions arising from payments in respect of the Value Creation Units) are allocated to a Pre-Closing Tax Period to the extent more likely than not permitted by applicable Tax Law (and, in the case of deductions relating to the OpenMail VCUs, are allocated to OpenMail or its members, as applicable, to the maximum extent permitted by applicable Tax Law).

(h)                In the event of any proposed audit, adjustment, assessment, examination, claim or other controversy or proceeding relating to a Pass-Through Return (a “Tax Contest”), (i) Trebia will, within 15 days of it (or any of its Subsidiaries) being notified of such Tax Contest, notify the Unitholder Representative of such Tax Contest in writing, (ii) the Unitholder Representative, or a person designated by the Unitholder Representative, shall be the “partnership representative” within the meaning of Section 6223 of the Code or similar representative for purposes of such Tax Contest (the “Partnership Representative”) and shall make, or cause to be made, an election under Section 6226 of the Code (and any similar election under state or local Tax Law) and (iii) to the extent the Partnership Representative fails to make an election under Section 6226 of the Code (or similar provision of state or local tax Law) as required by the preceding clause (ii), the Partnership Representative shall use reasonable best efforts to reduce the amount of any Taxes that could be payable by the Trebia Parties, S1 Holdco or any System1 Subsidiary as a result of such Tax Contest (including pursuant to Section 6225(c) of the Code). With respect to any tax audit, adjustment, assessment, examination, claim or other controversy or proceeding relating to a Tax Return relating to Pass-Through Income Taxes of S1 Holdco or the System1 Subsidiaries for a Straddle Period, S1 Holdco (and, as applicable, its “Tax Matters Partner” as defined in the New S1 Holdco Operating Agreement) shall not settle or resolve any portion of such tax audit, adjustment, assessment, examination, claim or other controversy or proceeding relating to the portion of the Straddle Period ending on the Closing Date without the prior written consent of the Unitholder Representative (which may not be unreasonably withheld, conditioned or delayed).

(i)                 Within 90 days following the Closing Date, (i) Trebia will prepare, and deliver to each of the Unitholder Representative and the Court Square GPs, an allocation statement allocating the applicable portion of the S1 Holdco Closing Cash Consideration and any other amounts treated as consideration for U.S. federal income Tax purposes in connection with Trebia’s acquisition of S1 Holdco Units among the direct and indirect assets of S1 Holdco (and entities disregarded as separate from S1 Holdco) in accordance with Section 1060 of the Code (and any other applicable section of the Code), the Treasury Regulations thereunder (and any similar provision of state or local Law) (the “Allocation”). The Allocation shall contain sufficient detail to permit the Parties to make the computations and adjustments required under Sections 734(b), 743(b), 751 and 755 of the Code and the Treasury Regulations thereunder. Within 45 days after the receipt of the Allocation, either the Unitholder Representative or the Court Square GPs may propose any changes to the Allocation, and each of the Court Square GPs, the Unitholder Representative and Trebia shall cooperate in good faith to resolve any disagreements. If Trebia, the Court Square GPs and the Unitholder Representative do not, within 10 days, resolve all disagreements, each disagreement shall be submitted to a mutually acceptable nationally recognized independent accounting firm (acting as expert, not as arbitrator), which shall resolve such disagreements in accordance with the principles and procedures of Section 12.05(f). The Allocation, as mutually agreed or as finally determined by such accounting firm, shall be final and binding.

(j)                 Each Party and the Unitholder Representative shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by each other Party and the Unitholder Representative, in connection with the preparation and filing of Tax Returns or any Tax Contest. Such cooperation shall include the provision of available records and information that are reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation with respect thereto.

Section 12.06.      Confidentiality; Publicity.

(a)                Trebia acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

(b)                None of the Parties or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of S1 Holdco, Protected, and Trebia (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case the applicable Party shall use their commercially reasonable efforts to obtain such consent with respect to such announcement or communication, prior to announcement or issuance; provided, however, that, subject to this Section 12.06, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that subject to this Section 12.06, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in this Section 12.06(b), nothing herein shall modify or affect Trebia’s obligations pursuant to Section 12.03.

Section 12.07.      Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and Liabilities contemplated by this Agreement and the transactions contemplated hereby.

Section 12.08.      Transaction Agreements. At or prior to the Closing, each of the parties thereto shall execute and deliver to the other Parties the Stockholders Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the S1 Holdco Operating Agreement and the other Transaction Agreements to which it is contemplated to be a party, and Trebia shall cause the Trebia Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shall have adopted the Trebia Bylaws; provided, that, (i) S1 Holdco, Protected, the CSC Blockers and OpenMail will use reasonable best efforts to deliver the signature of any individual employed by S1 Holdco, Protected, the CSC Blockers and OpenMail who is contemplated by this Agreement to be party to any such agreement but no such signature shall be a required to comply with this Section 12.08 and (ii) any such agreement shall not be effective unless and until the Closing occurs.

Section 12.09.      Trebia Board of Directors; Post Closing Officers. Each of Trebia, S1 Holdco and Protected shall take, or cause to be taken, the actions set forth in this Section 12.09 prior to the Closing:

(a)                Trebia shall (i) cause each Person serving and not continuing as a member of the board of directors of Trebia to resign from such position, effective upon the Closing, and (ii) elect or otherwise cause Persons designated on Section 12.09(a) of the Disclosure Schedules to comprise the entire board of directors of Trebia, effective upon the Closing; provided, that the board of directors as so constituted shall comply with applicable rules concerning director independence required by the SEC and the rules and listing standards of NYSE and any other Laws or requirements of a Governmental Authority applicable to members of the board of directors of Trebia.

(b)                Trebia shall (i) cause each Person serving and not continuing as an officer of Trebia to resign from such position, effective upon the Closing, and (ii) appoint or otherwise cause to be appointed each Person designated by the board of directors of Trebia as an officer of Trebia, effective upon the Closing.

(c)                Each of Trebia, S1 Holdco and Protected shall cause such Persons to, and such Persons shall, comply and cooperate with and satisfy all requests and requirements made by any Governmental Authority in connection with the foregoing, including by furnishing all requested information, providing reasonable assistance in connection with the preparation of any required applications, notices and registrations and requests and otherwise facilitating access to and making individuals available with respect to any discussions or hearings. In the event an individual designated in accordance with Section 12.09(b) does not satisfy any requirement of a Governmental Authority to serve as a director, then (x) there shall be no obligation to appoint such individual pursuant to Section 12.09(b) and (y) S1 Holdco, Protected or Trebia, as applicable, shall be entitled to designate a replacement director in lieu of such person; provided, further, that in no event shall Closing be delayed or postponed in connection with or as a result of the foregoing.

Section 12.10.      Treatment of Value Creation Units.

(a)                The Parties hereto acknowledge and agree that the transactions contemplated by this Agreement shall constitute a “Qualifying Liquidity Event” (as defined in each VCU Plan) for purposes of the Value Creation Units and each VCU Plan and, accordingly, at the Effective Time, each then-outstanding Value Creation Unit will satisfy the “Qualifying Liquidity Event Vesting Component” (as defined in the applicable VCU Plan). Each Value Creation Unit that, as of a given date and after giving effect to the preceding two sentences, is or becomes a Fully-Vested Value Creation Unit (within the meaning of the applicable VCU Plan) is referred to herein as a “Vested VCU”, each Value Creation Unit that is not a Vested VCU as of a given date is referred to herein as an “Unvested VCU”, and any date on which a Value Creation Unit becomes a Fully-Vested Value Creation Unit is referred to herein as a “VCU Vesting Date.”

(b)                Effective as of the Effective Time, each Value Creation Unit will be cancelled and terminated and, in exchange therefor, the holder of such Value Creation Unit shall be entitled to the consideration set forth on the Allocation Schedule (which shall be paid or provided as set forth in this Agreement and the Allocation Schedule) and shall have no further rights with respect to any Value Creation Unit.

(c)                Any portion of the VCU Escrow Amount payable with respect to any Unvested VCU shall (i) be earned on the date(s) on which the Unvested VCU would otherwise have become a Service-Vested Value Creation Unit (within the meaning of the applicable VCU Plan) in accordance with the service-vesting schedule that applied to such Unvested VCU immediately prior to the Effective Time (the “VCU Vesting Schedule”), subject to the applicable holder’s continued employment or service (as required under the applicable award agreement) with Trebia or its Subsidiaries through the applicable VCU Vesting Date, and (ii) be paid to the applicable Unvested VCU holder on or within thirty (30) days following the applicable VCU Vesting Date or, if later, on the date on which corresponding amounts are paid to Sellers generally. Any portion of the VCU Escrow Amount which is not paid to a former holder of Unvested VCUs due to the applicable holder’s termination of employment or service with Trebia or its Subsidiaries (as applicable) prior to an applicable VCU Vesting Date shall be paid to OpenMail (or its successors), the Redeemed OM Members, and each holder of Protected Common Stock immediately prior to the Effective Time (each in accordance with its pro rata share, as set forth in the Allocation Schedule) no later than ten (10) days after the end of the calendar quarter in which such termination of employment or service occurs.

(d)                Any Trebia RSUs issued pursuant to Section 3.01(g) in respect of Unvested VCUs shall (i) vest following the Effective Time in accordance with the applicable VCU Vesting Schedule, subject to the applicable holder’s continued employment or service (as required under the applicable award agreement) with Trebia or its Subsidiaries through such vesting date(s), and (ii) be paid to the applicable Unvested VCU holder in shares of Trebia Class A Common Stock on or within thirty (30) days following the date on which such Trebia RSUs become vested. Any withholding taxes required to be withheld upon vesting or payment of Trebia RSUs pursuant to this Section 12.10(d) may be satisfied, at the election of the recipient of Trebia Class A Common Stock in respect of such Trebia RSUs, by Trebia retaining that number of shares of Trebia Class A Common Stock otherwise issuable to such holder in respect of such Trebia RSUs having a value equal to the aggregate amount of such required withholding taxes (in any case, based on maximum statutory withholding rates). If any Trebia RSUs are forfeited prior to vesting due to the applicable holder’s termination of employment or service with Trebia or its Subsidiaries, Trebia shall issue to OpenMail (or its successors), the Redeemed OM Members, and each holder of Protected Common Stock immediately prior to the Effective Time (each in accordance with its pro rata share, as set forth in the Allocation Schedule), no later than ten (10) days after the end of the calendar quarter in which such Trebia RSUs were forfeited, a number of shares of Trebia Class A Common Stock equal to the number of such forfeited Trebia RSUs.

(e)                S1 Holdco shall cause each VCU Plan to terminate effective no later than the Effective Time.

(f)                 At the Effective Time, Trebia and S1 Holdco shall give effect to the VCU Assumption Issuance.

Section 12.11.      EBITDA Based Bonus Pools.

(a)                If, on or prior to December 31, 2023, Protected LTM Cash EBITDA (the “2023 Earnout Threshold”) has equaled or exceeded $55,000,000, as reasonably determined by the Trebia Board, acting in good faith, Trebia will promptly make available a bonus pool of a number of shares of Trebia Class A Common Stock equal to $50,000,000 divided by the relevant Trebia Stock Price (the “Year 3 Stock Bonus Pool”). The Year 3 Stock Bonus Pool shall be paid to Year 3 Eligible Recipients, in fully-vested shares of Trebia Class A Common Stock, subject to applicable tax withholding, no later than thirty (30) days following December 31, 2023, and shall be allocated among Year 3 Eligible Recipients as determined by Chris Phillips in his sole discretion (or, if Chris Phillips is not a Trebia Service Provider as of December 31, 2023 (other than as a result of a non-Cause termination by Trebia or its Subsidiaries), by the Trebia Board).

(b)                If, on or prior to December 31, 2024, Protected LTM Cash EBITDA (the “2024 Earnout Threshold” and, together with the 2023 Earnout Threshold, the “Earnout Thresholds”) has equaled or exceeded $65,000,000, as reasonably determined by the Trebia Board, acting in good faith, Trebia will promptly make available a bonus pool of a number of shares of Trebia Class A Common Stock equal to $50,000,000 divided by the relevant Trebia Stock Price (the “Year 4 Stock Bonus Pool”). The Year 4 Stock Bonus Pool shall be paid to Year 4 Eligible Recipients, in fully-vested shares of Trebia Class A Common Stock, subject to applicable tax withholding, no later than thirty (30) days following December 31, 2024, and shall be allocated among Year 4 Eligible Recipients as determined by Chris Phillips in his sole discretion (or, if Chris Phillips is not a Trebia Service Provider as of December 31, 2024 (other than as a result of a non-Cause termination by Trebia or its Subsidiaries), by the Trebia Board).

(c)                Any withholding taxes required to be withheld from the amounts payable pursuant to the Year 3 Stock Bonus Pool or Year 4 Stock Bonus Pool pursuant to this Section 12.11 may be satisfied, at the election of the applicable Year 3 Eligible Recipient or Year 4 Eligible Recipient (as applicable) (A) through an open-market, broker-assisted sales transaction, on terms subject to the approval of Trebia, pursuant to which Trebia is promptly delivered the amount of proceeds necessary to satisfy the required withholding taxes (based on maximum statutory withholding rates), or (B) if Trebia is subject to a Black-Out Period at the time the withholding obligation arises, such withholding taxes will be satisfied by Trebia retaining that number of shares of Trebia Class A Common Stock otherwise issuable to the applicable Year 3 Eligible Recipient or Year 4 Eligible Recipient, as applicable, under such Year 3 Stock Bonus Pool and/or Year 4 Stock Bonus Pool having a value equal to the aggregate amount of such required withholding taxes (based on maximum statutory withholding rates).

(d)                From Closing until December 31, 2024, (a) Trebia agrees to operate the business of Protected and its Subsidiaries in good faith and not to take actions with the primary intent of frustrating achievement of the Earnout Thresholds, and (b) Protected agrees that it shall, subject to clause (a) operate the business of Protected and its Subsidiaries in the manner agreed jointly between the board of Protected and the board of Trebia.

Article XIII
Conditions to Obligations

Section 13.01.      Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a)                HSR Act. Any consent, approval or clearance with respect to, or terminations or expiration of any applicable waiting period(s) (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of the FTC and/or the DOJ, as applicable) imposed under the HSR Act in respect of the Transactions shall have been obtained, shall have been received or shall have been expired or terminated, as the case may be.

(b)                Regulatory Approvals. All required consents and approvals from the Governmental Authorities set forth on Section 13.01(b) of the Disclosure Schedules shall have been obtained.

(c)                No Prohibition. There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions, provided the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the Transactions.

(d)                Net Tangible Assets. Trebia shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after giving effect to any payments required to be made in connection with the Trebia Shareholder Redemption.

(e)                Available Cash Amount. The Available Cash Amount (x) shall not be less than $469,250,000 or (y) in the case that an Additional Seller Backstop Election has been made pursuant to Section 2.02(c), shall not be less than $417,500,000.

(f)                 Stockholder Approval. The Required Trebia Shareholder Approvals shall have been obtained.

(g)                NYSE. The Trebia Class A Common Stock shall have been approved for listing on the NYSE.

Section 13.02.      Additional Conditions to Obligations of Trebia. The obligations of Trebia to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Trebia:

(a)                Representations and Warranties.

(i)                 Each of (A) the representations and warranties of S1 Holdco contained in Section 5.01 (Corporate Organization of S1 Holdco) (which are not qualified by Material Adverse Effect), Section 5.03 (Due Authorization), Section 5.06 (Current Capitalization) and Section 5.23 (Brokers’ Fees), (collectively, the “Specified System1 Representations”), (B) the representations and warranties of Protected contained in Section 6.01 (Corporate Organization of Protected) (which are not qualified by Material Adverse Effect), Section 6.03 (Due Authorization), Section 6.06 (Current Capitalization) and Section 6.23 (Brokers’ Fees), (collectively, the “Specified Protected Representations”), (C) the representations and warranties of each CSC Blocker; Court Square GP and Blocker Parent contained in Section 8.01(a) (Organization) (which are not qualified by material adverse effect), Section 8.01(b) (Due Authorization), Section 8.01(e) (Capitalization), Section 8.01(f) (Title to the S1 LLC Interests), Section 8.01(h) (Holding Company; Ownership) and Section 8.01(j) (Brokers’ Fees) (collectively, the “Specified CS Representations”), (D) the representations and warranties of OpenMail contained in Section 8.02(a) (Organization) (which are not qualified by material adverse effect), Section 8.02(b) (Due Authorization), 8.02(e) (Title to OpenMail S1 Units) and Section 8.02(g) (Brokers’ Fees) (collectively, the “Specified OM Representations”), (E) the representations and warranties of each Redeemed OM Member contained in Section 8.03(a) (Organization) (which are not qualified by material adverse effect), Section 8.03(b) (Due Authorization), Section 8.03(e) (Title to Redeemed OM Members S1 Units) and Section 8.03(g) (Brokers’ Fees) (collectively, the “Specified Redeemed OM Member Representations”), and (F) the representations and warranties of each Protected Rollover Party contained in Section 8.04(a) (Organization) (which are not qualified by material adverse effect), Section 8.04(b) (Due Authorization), 8.04(e) (Title to Protected Rollover Shares) and Section 8.04(g) (Brokers’ Fees) (collectively, the “Specified Protected Rollover Representations”), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii)               The representations and warranties of (A) S1 Holdco contained in Section 5.01 (Corporate Organization of S1 Holdco) that are qualified by Material Adverse Effect and in Section 5.22(a) (No Material Adverse Effect), (B) Protected contained in Section 6.01 (Corporate Organization of Protected) that are qualified by Material Adverse Effect and in Section 5.22(a) (No Material Adverse Effect), (C) the CSC Blockers, Court Square GPs and Blocker Parents contained in Section 8.01(a) (Organization) that are qualified by material adverse effect, (D) OpenMail contained in Section 8.02(a) (Organization) that are qualified by material adverse effect, (E) Redeemed OM Members contained in Section 8.03(a) (Organization) that are qualified by material adverse effect, and (F) the Protected Rollover Parties contained in Section 8.04(a) (Organization) that are qualified by material adverse effect, shall be true and correct in all respects as of the Closing Date.

(iii)             Each of the representations and warranties of (A) S1 Holdco contained in Article V (other than the Specified System1 Representations and the representations and warranties of S1 Holdco contained in Section 5.01 that are qualified by Material Adverse Effect and in Section 5.22(a)), (B) Protected contained in Article VI (other than the Specified Protected Representations and the representations and warranties of Protected contained in Section 6.01 that are qualified by Material Adverse Effect and in Section 6.22(a)), (C) the CSC Blockers, Court Square GPs and Blocker Parents contained in Section 8.01 (other than the Specified CS Representations and the representations and warranties of the CSC Blockers, Court Square GPs and Blocker Parents contained in Section 8.01(a) that are qualified by material adverse effect), (D) OpenMail contained in Section 8.02(a) (other than the Specified OM Representations and the representations and warranties of OpenMail contained in Section 8.02(a) that are qualified by material adverse effect), (E) the Redeemed OM Members contained in Section 8.03 (other than the Specified Redeemed OM Member Representations and the representations and warranties of the Redeemed OM Members contained in Section 8.03(a) that are qualified by material adverse effect) and (F) the Protected Rollover Parties contained in Section 8.04 (other than the Specified Protected Rollover Representations and the representations and warranties contained in Section 8.04(a) that are qualified by material adverse effect) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)                Agreements and Covenants. The respective covenants and agreements of S1 Holdco, Protected, each CSC Blocker, each Court Square GP, each Blocker Parent, OpenMail, the Redeemed OM Members and the Protected Rollover Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)                Officer’s Certificate. S1 Holdco, Protected, each CSC Blocker, each Court Square GP, each Blocker Parent, OpenMail, each Redeemed OM Member and each Protected Rollover Party shall have delivered to Trebia a certificate signed by an authorized officer of such Party, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 13.02(a) and Section 13.02(b) have been fulfilled with respect to such Party.

(d)                Closing Deliverables. Each other signatory thereto shall have delivered to Trebia an executed copy of the Stockholders Agreement, the Registration Rights Agreement, the New S1 Holdco Operating Agreement and the Tax Receivable Agreement, duly executed by such Person.

(e)                Equityholder Approvals. The S1 Holdco Written Consent and the Protected Written Consent shall have been obtained and delivered to Trebia.

(f)                 No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred with respect to either S1 Holdco or Protected.

(g)                Renewal Contract. S1 Holdco or one or more of the System1 Subsidiaries will have entered into a Contract with the counterparty listed on Schedule 13.02(g)(i) of the Disclosure Schedules or one or more of its Affiliates on substantially the form provided to Trebia prior to the date hereof (the “New Contract”) and such New Contract shall provide for pricing which is not materially less favorable and a substantially similar scope of services (other than the removal of services for approved mobile applications), in each case, as compared to the pricing and scope of services contained in the Contract listed on Schedule 13.02(g)(ii) of the Disclosure Schedules (the “Existing Contract”) and a going forward term of the New Contract that expires no earlier than June 30, 2023.

(h)                Tax Certifications.

(i)                 Protected and each CSC Blocker shall have delivered to Trebia either (i) a duly executed Form W-9, or (ii) a certificate, dated as of the Closing Date, issued pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), including the required notice to the U.S. Internal Revenue Service, stating that an interest in Protected and such CSC Blocker is not a “U.S. real property interest” within the meaning of Section 897(c) of the Code.

(ii)               OpenMail and the holders of S1 Holdco Units shall have delivered to Trebia a duly executed statement, in a form reasonably acceptable to Trebia, that meets the requirements of Treasury Regulations Section 1.1445-2(b)(2) and Section 1446(f) of the Code, certifying that Seller is not a “foreign person” within the meaning of Section 1445.

Section 13.03.      Additional Conditions to the Obligations of S1 Holdco and Protected. The obligations of S1 Holdco and Protected to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the mutual agreement of S1 Holdco and Protected.

(a)                Representations and Warranties.

(i)                 Each of the representations and warranties of the Trebia Parties contained in Article VII (other than the representations and warranties of Trebia contained in Section 7.01 (Corporate Organization) that are not qualified by Trebia Material Adverse Effect, Section 7.02 (Due Authorization), Section 7.08 (Brokers’ Fees) (collectively, the “Specified Trebia Representations”) and Section 7.13 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Trebia Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except, in any case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Trebia Material Adverse Effect.

(ii)               The Specified Trebia Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Trebia Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii)             The representations and warranties of Trebia contained in Section 7.13 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date, as though then made.

(b)                Agreements and Covenants. The covenants and agreements of the Trebia Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)                Officer’s Certificate. Trebia shall have delivered to S1 Holdco and Protected a certificate signed by an authorized officer of Trebia, to the knowledge and belief of such officer, the conditions specified in Section 13.03(a), Section 13.03(b) and Section 13.03(c) have been fulfilled.

(d)                Sponsor Agreement. Each of the covenants of each of the parties to the Sponsor Agreement required under the Sponsor Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, and none of the parties thereto shall have threatened (orally or in writing) (i) that the Sponsor Agreement is not valid, binding and in full force and effect, or (ii) to terminate the Sponsor Agreement.

(e)                Closing Deliverables. Each other signatory thereto shall have delivered to S1 Holdco an executed copy of the Stockholders Agreement, the New S1 Holdco Operating Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement and shall have delivered to S1 Holdco, duly executed by each such Person.

(f)                 Domestication. The Domestication shall have occurred as provided in Section 2.01 and a time-stamped copy of the certificate issued by the Secretary of State of the State of Delaware in relation thereto shall have been delivered to S1 Holdco and Protected.

Section 13.04.      Additional Conditions to the Obligations of the CSC Blockers, Court Square GPs, Blocker Parents, OpenMail, the Redeemed OM Members and the Protected Rollover Parties. The obligation of CSC Blockers, Court Square GPs, Blocker Parents, OpenMail, the Redeemed OM Members and the Protected Rollover Parties to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the CSC Blockers, Court Square GPs, Blocker Parents, OpenMail, the Redeemed OM Members and the Protected Rollover Parties.

(a)                Representations and Warranties.

(i)                 Each of the Specified Trebia Representations, shall be true and correct (without giving any effect to any limitation as to “materiality” or “Trebia Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except, in any case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Trebia Material Adverse Effect.

(ii)               The Specified Trebia Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Trebia Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii)             The representations and warranties of Trebia contained in Section 7.13 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date, as though then made.

(b)                Agreements and Covenants. The covenants and agreements of the Trebia Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)                Domestication. The Domestication shall have occurred as provided in Section 2.01.

Section 13.05.      Frustration of Conditions. None of the Trebia Parties, S1 Holdco, Protected, the CSC Blockers, the Court Square GPs, the Blocker Parents, OpenMail, the Redeemed OM Members and the Protected Rollover Parties may rely on the failure of any condition set forth in this Article XIII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the conditions of the other Party to be satisfied, as required by Section 12.01(g).

Article XIV
Termination/Effectiveness

Section 14.01.      Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)                by written consent of S1 Holdco, Protected and Trebia;

(b)                prior to the Closing, by written notice to S1 Holdco and Protected from Trebia if:

(i)                 there is any breach of any representation, warranty, covenant or agreement on the part of S1 Holdco, Protected, any CSC Blocker, any Court Square GP, any Blocker Parent or OpenMail set forth in this Agreement, such that the conditions specified in Section 13.02(a) or Section 13.02(b), would not be satisfied at the Closing (a “Terminating System1/Protected Breach”), except that, if such Terminating System1/Protected Breach is curable by the breaching Party through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Trebia provides written notice of such violation or breach and the Termination Date) after receipt by S1 Holdco and Protected of notice from Trebia of such breach, but only as long as the breaching Party continues to use its commercially reasonable efforts to cure such Terminating System1/Protected Breach (the “System1/Protected Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating System1/Protected Breach is not cured within the System1/Protected Cure Period;

(ii)               the Closing has not occurred on or before March 28, 2022 (the “Termination Date”).

(iii)             the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that, the right to terminate this Agreement under subsection (i), (ii) or (iii) of this Section 14.01(b) shall not be available if Trebia’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(c)                prior to the Closing, by written notice to Trebia from S1 Holdco or Protected if

(i)                 there is any breach of any representation, warranty, covenant or agreement on the part of Trebia set forth in this Agreement, such that the conditions specified in Section 13.03(a) or Section 13.03(b) would not be satisfied at the Closing (a “Terminating Trebia Breach”), except that, if such Terminating Trebia Breach is curable by Trebia through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date S1 Holdco or Protected provides written notice of such violation or breach and the Termination Date) after receipt by Trebia of notice from S1 Holdco or Protected of such breach, but only as long as Trebia continues to use its commercially reasonable efforts to cure such Terminating Trebia Breach (the “Trebia Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Trebia Breach is not cured within the Trebia Cure Period;

(ii)               the Closing has not occurred on or before Termination Date; or

(iii)             the consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that, the right to terminate this Agreement under subsection (i), (ii) or (iii) of this Section 14.01(c) shall not be available if S1 Holdco’s or Protected’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; or

(d)                by written notice from S1 Holdco, Protected or Trebia to the other Parties if the Required Trebia Shareholder Approvals are not obtained at the Special Meeting (subject to any adjournment, postponement or recess of the meeting); provided, that, the right to terminate this Agreement under this Section 14.01(d) shall not be available to Trebia if, at the time of such termination, Trebia is in breach of Section 12.03.

(e)                by Trebia if (i) any of the S1 Holdco Written Consent, the Court Square GPs’ Written Consent, or the Blocker Parents’ Written Consent is not delivered to Trebia within forty-eight hours of the date hereof, or (ii) the Protected Written Consent is not delivered to Trebia within two (2) Business Days following the SEC Clearance Date.

Section 14.02.      Effect of Termination. Except as otherwise set forth in this Section 14.02 or Section 15.13, in the event of the termination of this Agreement pursuant to Section 14.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Willful Breach of this Agreement by such Party occurring prior to such termination. The term “Willful Breach” means a Party’s material breach of any of its representations or warranties as set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. The provisions of Section 9.03 (No Claim Against the Trust Account), Section 12.06 (Confidentiality; Publicity), this Section 14.02 (Effect of Termination) and Article XV (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which is required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Article XV
Miscellaneous

Section 15.01.      Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body or authority, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 15.02.      Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (unless the sender receives a “bounceback” or similar indication that the email was not delivered to the recipient) (and otherwise as of the immediately following Business Day), addressed as follows:

(a)                If to Trebia, or to any of the other Trebia Parties, to:

Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010
Attn:	Paul Danola, President
E-mail:	pauldanola@bgptpartners.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:	Michael J. Aiello
Eoghan P. Keenan
E-mail:	michael.aiello@weil.com
eoghan.keenan@weil.com

(b)                If to S1 Holdco, to:

S1 Holdco, LLC
4235 Redwood Avenue
Los Angeles, CA 90292
Attn:	Daniel Weinrot, General Counsel
Email:	dweinrot@system1.com

with a copy (which shall not constitute notice) to:

Willkie, Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn:	Kevin O’Mara
Claire E. James
E-mail:	komara@willkie.com
cejames@willkie.com

If to Protected, to:

System1 SS Protect Holdings, Inc.
22301 Broadway Street
San Antonio, Texas 78215
Attention:	Michael Blend; Stanley Blend
Email:	michael@blend.co; sblend@clarkhill.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attn:	W. Alex Voxman
Steven Stokdyk
Andrew Clark
Email:	alex.voxman@lw.com,
steven.stokdyk@lw.com,
andrew.clark@lw.com

(c)                If to OpenMail, to:

OpenMail LLC
4235 Redwood Avenue
Los Angeles, CA 90292
Attn:	Michael Blend
Email:	michael@openmail.com]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attn:	W. Alex Voxman
Steven Stokdyk
Andrew Clark
Email:	alex.voxman@lw.com,
steven.stokdyk@lw.com,
andrew.clark@lw.com

(d)                If to any of the CSC Blockers, the Court Square GPs or Blocker Parents, to:

Court Square Capital Partners
55 E. 52nd Street #3400
New York, NY
Attn:	Christopher Bloise
Email:	cbloise@courtsquare.com

with a copy (which shall not constitute notice) to:

Willkie, Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn:	Kevin O’Mara
Claire E. James
E-mail:	komara@willkie.com
cejames@willkie.com

(e)                If, following the Closing, to S1 Holdco, Protected or Trebia:

S1 Holdco, LLC
4235 Redwood Avenue
Los Angeles, CA 90292
Attn:	Michael Blend
Email:	michael@system1.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attn:	Michael J. Aiello
Eoghan P. Keenan
E-mail:	michael.aiello@weil.com
eoghan.keenan@weil.com

and

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attn:	W. Alex Voxman
Steven Stokdyk
Andrew Clark.
Email:	alex.voxman@lw.com,
steven.stokdyk@lw.com,
andrew.clark@lw.com

or to such other address or addresses as the Parties may from time to time designate in writing.

Section 15.03.      Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed, provided such Party remains fully responsible for the performance of any delegated obligations). Any attempted assignment in violation of the terms of this Section 15.03 shall be null and void, ab initio.

Section 15.04.      Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of S1 Holdco, Protected and Trebia (and their successors, heirs and representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 11.01 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 15.14 and Section 15.15.

Section 15.05.      Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated if the Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants; provided that if the Closing occurs, Trebia shall bear and pay, or cause to be paid, at or promptly after Closing, all of the Transaction Expenses.

Section 15.06.      Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 15.07.      Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 15.08.      Schedules and Exhibits. The Schedules referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 15.09.      Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and that certain Letter Agreement, dated as of December 11, 2020, by and between S1 Holdco, Protected, and Trebia (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.

Section 15.10.      Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the members or equityholders of any of the Parties shall not restrict the ability of the board of directors (or other body or entity performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 14.01 or, subject to applicable Law, including the DGCL, to cause such Party to enter into an amendment to this Agreement pursuant to this Section 15.10.

Section 15.11.      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 15.12.      Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 15.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.13.      Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) each of Trebia, System1 and Protected shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 14.01, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that each of Trebia, System1 or Protected, as applicable, has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party entitled to seek hereunder and seeking an injunction to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any Transaction Agreement in accordance with this Section 15.13 shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the generality of the foregoing, Trebia acknowledges and agrees that S1 Holdco and Protected may, without breach of this Agreement, with respect to any Transaction Agreement to which S1 Holdco and Protected is a party, institute or pursue an Action directly against the counterparty(ies) to such Transaction Agreement seeking, or seek or obtain a court order against the counterparty(ies) to such Transaction Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Transaction Agreement.

Section 15.14.      Non-Recourse. Subject in all respects to the last sentence of this Section 15.14, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of S1 Holdco, Protected, the CSC Blockers, the Court Square GPs, Blocker Parents, OpenMail or the Trebia Parties under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 15.14 shall limit, amend or waive any rights of any party to any Transaction Agreement under such Transaction Agreement; provided such rights can only be enforced against the actual parties to the applicable Transaction Agreements in accordance with the terms thereof.

Section 15.15.      Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and instead shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing (including, for the avoidance of doubt Section 12.05(b)) and (b) this Article XV.

Section 15.16.      Acknowledgements.

(a)                Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the Books and Records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the S1 Holdco Representations constitute the sole and exclusive representations and warranties of the S1 Holdco; (iii) the Protected Representations constitute the sole and exclusive representations and warranties of Protected; (iv) the Trebia Representations constitute the sole and exclusive representations and warranties of Trebia; (v) the CSC Blockers, the Court Square GPs, the Blocker Parents, OpenMail, Redeemed OM Members and the Protected Rollover Parties respective representations and warranties in Article VIII constitute the sole and exclusive representations and warranties of such Parties; (vi) except for the representations and warranties set forth herein, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (vii) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except for the representations and warranties set forth herein. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Trebia understands and agrees that any assets, properties and business of S1 Holdco and Protected and their respective Subsidiaries are furnished “as is”, “where is” and subject to and except for the S1 Holdco Representations by the S1 Holdco and Protected Representations by Protected, or as provided in any certificate delivered in accordance with Section 13.02(c), with all faults and without any other representation or warranty of any nature whatsoever.

(b)                Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective equityholders, Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 15.16. Notwithstanding anything herein to the contrary, nothing in this Section 15.16(b) shall preclude any Party from seeking any remedy for actual and intentional fraud by a Party solely and exclusively with respect to the making of any representation or warranty by it in Article V, Article VI, Article VII or Article VIII (as applicable). Each Party shall have the right to enforce this Section 15.16 on behalf of any Person that would be benefitted or protected by this Section 15.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 15.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Agreement.

Section 15.17.      Obligations are Several. Except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of the Parties contained in this Agreement are several and not joint.

Section 15.18.      Conflicts and Privilege. Each of the Parties hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, that each of Willkie Farr & Gallagher LLP (“Willkie”) and Latham & Watkins, LLP (“Latham”) may serve as counsel to S1 Holdco, Protected and their respective Subsidiaries (individually and collectively, “Seller Group”) in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and that, following consummation of such transactions, Willkie and Latham (and any of their respective successors) may serve as counsel to Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, notwithstanding such representation or any continued representation of S1 Holdco, Protected or any of their respective Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The parties agree to take the steps necessary to ensure that any privilege attaching as a result of counsel representing S1 Holdco, Protected or any of their respective Subsidiaries in connection with this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby shall survive the Closing and shall remain in effect, provided that such privilege from and after the Closing shall be controlled by S1 Holdco on behalf of the Seller Group. As to any privileged attorney-client communications between counsel and S1 Holdco, Protected and any of their respective Subsidiaries in connection with this Agreement, the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby prior to the Closing Date (collectively, the “Privileged Communications”), the Founders, Trebia, S1 Holdco, Protected, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the Parties after the Closing. In addition, if the Transactions are consummated, all Privileged Communications related thereto will become the property of (and be controlled by) S1 Holdco, Protected and their respective direct or indirect equityholders, and none of the Founders, Trebia or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them.

Section 15.19.       Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Sellers, S1 Holdco, the CSC Blockers, OpenMail and Protected, on behalf of themselves, their respective Subsidiaries and each of their Affiliates hereby:

(a)               agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement or any of the transactions contemplated hereby, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court,

(b)               agrees that any such proceeding shall be governed by the laws of the State of New York, except as otherwise provided in the applicable documentation relating to the Debt Financing,

(c)               agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement or any of the transactions contemplated hereby in any forum other than any federal or state court in the Borough of Manhattan, New York, New York,

(d)               agrees that service of process in any such legal proceeding or proceeding shall be effective if notice is given in accordance with Section 15.12,

(e)               irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court,

(f)                agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law,

(g)               knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby,

(h)               agrees that none of the Debt Financing Sources shall have any liability to the Sellers, S1 Holdco, the CSC Blockers, OpenMail, Protected and/or any of their respective Subsidiaries or Affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby, whether in law or in equity, whether in contract or in tort or otherwise (the Sellers, S1 Holdco, the CSC Blockers, OpenMail and Protected, on behalf of themselves and their respective Subsidiaries and each of their respective Affiliates and their and their respective Affiliates’ non-Party Affiliates, hereby acknowledge that they have no recourse against, and hereby waive any rights or claims against, the Debt Financing Sources in connection therewith); provided that nothing in this Agreement shall limit the liability of the Debt Financing Sources pursuant to the documentation related to the Debt Financing, including the Debt Commitment Letter, and

(i)                 agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 15.19 and that such provisions and the definition of “Debt Financing Sources” shall not be amended in any way that is materially adverse to any Debt Financing Source without the prior written consent of the Debt Financing Source party to the Debt Commitment Letter.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date set forth above.

TREBIA ACQUISITION CORP.

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

S1 HOLDCO, LLC

By:	/s/ Michael Blend
Name: Michael Blend
Title: CEO & Chairman of the Board

SYSTEM1 MIDCO, LLC

By:	/s/ Michael Blend
Name: Michael Blend
Title: Manager

SYSTEM1 SS PROTECT HOLDINGS, INC.

By:	/s/ Michael Blend
Name: Michael Blend
Title: President

OPENMAIL LLC

By:	/s/ Michael Blend
Name: Michael Blend
Title: Manager

CSC III SYSTEM1 BLOCKER, INC.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

CSC (OFFSHORE) III SYSTEM1 BLOCKER, INC.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

CSC III-A SYSTEM1 BLOCKER, INC.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

COURT SQUARE CAPITAL GP III, LLC

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

COURT SQUARE CAPITAL PARTNERS (EXECUTIVE) III, L.P.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

COURT SQUARE CAPITAL PARTNERS III, L.P.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

COURT SQUARE CAPITAL PARTNERS (OFFSHORE) III, L.P.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

COURT SQUARE CAPITAL PARTNERS III-A, L.P.

By:	/s/ Christopher Bloise
Name: Christopher Bloise
Title: Authorized Signatory

ORCHID MERGER SUB I, LLC

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

ORCHID MERGER SUB II, LLC

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

ORCHID FINCO LLC

By:	/s/ Paul Danola
Name: Paul Danola
Title: President

TRASIMENE TREBIA, LP
By: Trasimene Trebia, LLC, its General Partner

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

BGPT TREBIA LP
By: Bridgeport Partners GP LLC, its General Partner

By:	/s/ Frank R. Martire, Jr.
Name: Frank R. Martire, Jr.
Title: Member

By:	/s/ Frank Martire, III
Name: Frank Martire, III

SYSTEM1 S1, LLC

By: SYSTEM1 MIDCO, LLC
Its: Sole Member

By:	/s/ Michael Blend
	Name:	Michael Blend
	Title:	Manager

REDEEMED OM MEMBERS

FGL LABS

By:	/s/ Chuck Ursini
	Name:	Chuck Ursini
	Title:	Managing Member

THE DANTE JACOB BLEND TRUST OF 2017

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

THE NOLA DELFINA ROSE BLEND TRUST OF 2017

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

THE BLEND FAMILY TRUST FOUNDATION

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

LONE STAR FRIENDS TRUST

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

CEE HOLDINGS TRUST

By:	/s/ Amy Potter
	Name:	Amy Potter
	Title:	Co-General Counsel, Jackson Hole Trust Co., TTE

By:	/s/ Kevin Ferrell
	Name:	Kevin Ferrell

By:	/s/ David Cummings
	Name:	David Cummings

PROTECTED ROLLOVER PARTIES

Harvey Gaingels Protected LLC

By:	/s/ Joseph Jones
	Name:	Joseph Jones
	Title:	Managing Member

STAHURRICANE II LLC

By:	/s/ Paul Stahura
	Name:	Paul Stahura
	Title:	Manager

By:	/s/ Stanley Blend
Name:	Stanley Blend

ARCH INVESTMENTS LTD

By:	/s/ Bruce Hendin
Name:	Bruce Hendin
Title:	Authorized Signatory

SHE INVESTMENTS, LTD

By:	/s/ Ruth Hoine
Name:	Ruth Hoine
Title:	Managing Partner

DANIEL AND MELINDA BERMAN LIVING TRUST 2010

By:	/s/ Daniel Berman
Name:	Daniel Berman
Title:	Trustee

CARBON INVESTMENTS, LLC

By:	/s/ Moujan Kazerani
Name:	Moujan Kazerani
Title:	Founding Partner

By:	/s/ John C Rosenberg
Name:	John C Rosenberg

By:	/s/ John Civantos
	Name:	John Civantos

CIVANTOS FAMILY TRUST

By:	/s/ Manuel De Zarraga
	Name:	Manuel De Zarraga
	Title:	Trustee

By:	/s/ Jennifer Lancaster
	Name:	Jennifer Lancaster

By:	/s/ Tridivesh Kidambi
	Name:	Tridivesh Kidambi

By:	/s/ Lee Maen
	Name:	Lee Maen

CEE HOLDINGS TRUST

By:	/s/ Amy Potter
	Name:	Amy Potter
	Title:	Co-General Counsel, Jackson Hole Trust Co., TTE

LONE STAR FRIENDS TRUST

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

THE DANTE JACOB BLEND TRUST OF 2017

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

LONE INVESTMENT HOLDING

By:	/s/ Stanley Blend
	Name:	Stanley Blend
	Title:	Manager

By:	/s/ Paul Filsinger
	Name:	Paul Filsinger

By:	/s/ Mark Huerta
	Name:	Mark Huerta

By:	/s/ Scott Birnbaum
	Name:	Scott Birnbaum

By:	/s/ Stewart Marlborough
	Name:	Stewart Marlborough

By:	/s/ Daniel Weinrot
	Name:	Daniel Weinrot

EXHIBIT C

TAX RECEIVABLE AGREEMENT

by and among

[●],

S1 HOLDCO, LLC,

[●], as TRA HOLDER REPRESENTATIVE,

the several TRA HOLDERS (as defined herein)

and

OTHER TRA HOLDERS
FROM TIME TO TIME PARTY HERETO

Dated as of [●]

Page

Article I. DEFINITIONS	2

Section 1.1	Definitions	2
Section 1.2	Rules of Construction	8

Article II. DETERMINATION OF REALIZED TAX BENEFIT	10

Section 2.1	Basis Adjustments; LLC 754 Election	10
Section 2.2	Reorganization Transaction Date Attribute Schedule	10
Section 2.3	Basis Schedules	10
Section 2.4	Tax Benefit Schedules	10
Section 2.5	Procedures; Amendments	11

Article III. TAX BENEFIT PAYMENTS	12

Section 3.1	Timing and Amount of Tax Benefit Payments	12
Section 3.2	No Duplicative Payments	15
Section 3.3	Pro-Ration of Payments as Between the TRA Holders	16
Section 3.4	Optional Estimated Tax Benefit Payment Procedure	17

Article IV. TERMINATION	18

Section 4.1	Early Termination of Agreement; Breach of Agreement	18
Section 4.2	Early Termination Notice	20
Section 4.3	Payment Upon Early Termination	20

Article V. SUBORDINATION AND LATE PAYMENTS	21

Section 5.1	Subordination	21
Section 5.2	Late Payments by the Corporation	21

Article VI. TAX MATTERS; CONSISTENCY; COOPERATION	21

Section 6.1	Participation in the Corporation’s Tax Matters	21
Section 6.2	Consistency	22
Section 6.3	Cooperation	22

Article VII. MISCELLANEOUS	23

Section 7.1	Notices	23
Section 7.2	Counterparts	23

i

Exhibits

Exhibit A         -          Form of Joinder Agreement

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], is hereby entered into by and among [●], a Delaware corporation (the “Corporation”), S1 Holdco, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined below), and each of the TRA Holders (as defined below) from time to time party hereto.

RECITALS

WHEREAS, the LLC is treated as a partnership for U.S. federal income tax purposes;

WHEREAS, each of the members of the LLC (such members (other than the Corporation) who are parties hereto, and their respective assignees who become parties hereto by satisfying the Joinder Requirement (the “Members”)), directly or indirectly owns limited liability company interests in the LLC in the form of Units (the “Units”);

WHEREAS, pursuant to that certain Business Combination Agreement by and among the Corporation, the LLC, Orchid Merger Sub I, Inc., Orchid Merger Sub II, LLC, Orchid Finco LLC, S1 SS Protect Holdings, Inc., and the other parties thereto, among other things, (i) the LLC may redeem certain Units from OpenMail and from the Founders (collectively, the “BCA Redemption”) and (ii) the Corporation will become the Managing Member of the LLC (as defined in the LLC Agreement) (such Business Combination Agreement, the “Business Combination Agreement”, and the transactions contemplated by the Business Combination Agreement including the BCA Redemption, the “Business Combination”);

WHEREAS, pursuant to and subject to the terms of the LLC Agreement, each holder of Units (other than the Corporation) has the right to require the LLC to redeem (a “Redemption”) all or a portion of such holder’s Units for cash or, at the Corporation’s election, Class A Common Stock, in either case contributed to the LLC by the Corporation; provided that, at the election of the Corporation in its sole discretion, the Corporation may effect a direct exchange (a “Direct Exchange”) of such cash or shares of Class A Common Stock for such Units (holders described in this clause, the “TRA Holders”);

WHEREAS, the LLC and any direct or indirect Subsidiary (owned through a chain of pass-through entities) of the LLC that is treated as a partnership for U.S. federal income tax purposes (for the avoidance of doubt, including System1 Midco, LLC as of the date hereof) (together with the LLC and any direct or indirect Subsidiary (owned through a chain of pass-through entities) of the LLC that is treated as a disregarded entity for U.S. federal income tax purposes (for the avoidance of doubt, including System1, LLC as of the date hereof, the “LLC Group”) will have in effect an election under Section 754 of the Code (as defined below) for the Taxable Year (as defined below) in which the Business Combination and any Exchange (as defined below) occurs; and

WHEREAS, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to certain tax benefits derived by the Corporation as a result of the Business Combination, any Exchanges, and the receipt of payments under this Agreement.

1

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.1      Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).

“Actual Interest Amount” is defined in Section 3.1(b)(vii) of this Agreement.

“Advisory Firm” means any accounting firm that is nationally recognized as being an expert in Covered Tax matters and is not an Affiliate of the Corporation, provided that such Advisory Firm that is used by the Corporation shall be selected by the Corporation and be reasonably acceptable to the TRA Holder Representative.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.5(b) of this Agreement.

“Assumed State and Local Tax Rate” means the tax rate equal to the sum of the products of (x) the Corporation’s income tax apportionment factor for each state and local jurisdiction in which the Corporation files income or franchise tax returns for the relevant Taxable Year and (y) the highest corporate income and franchise tax rate in effect for such Taxable Year for each such state and local jurisdiction in which the Corporation files income tax returns for each relevant Taxable Year.

“Attributable” is defined in Section 3.1(b)(i) of this Agreement.

“Bankruptcy Code” is defined in Section 4.1(c) of this Agreement.

“Basis Adjustment” means the increase or decrease to, or the Corporation’s proportionate share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code (and similar provisions of U.S. state or local tax Law) (in situations where, following an Exchange, the LLC remains in existence as an entity for tax purposes) and (ii) under Sections 732, 734(b) and 1012 of the Code (and similar provisions of U.S. state or local tax Law) (in situations where, as a result of one or more Exchanges, the LLC becomes an entity that is disregarded as separate from its owner for tax purposes), in the case of each of (i) and (ii), as a result of any Exchange and any payment made under this Agreement in respect of such Exchange. For the avoidance of doubt, payments made under this TRA Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest.

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“Basis Schedule” is defined in Section 2.3 of this Agreement.

“Board” means the Board of Directors of the Corporation.

“Business Combination” is defined in the preamble.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Combination Date” means the date on which the closing of the Business Combination occurs.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Change of Control” means the occurrence of any of the following events:

(1)            any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto (the “Exchange Act”), but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Holders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation (if any) representing in the aggregate more than fifty percent (50%) of the votes eligible to be cast to elect the board of directors of the Corporation;

(2)            the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Partnership); or

(3)            there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof.

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Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class C Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Class A Common Stock” is defined in the recitals of this Agreement.

“Class C Common Stock” means the shares of Class C common stock of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporation” is defined in the preamble to this Agreement.

“Covered Person” is defined in Section 7.16 of this Agreement.

“Covered Tax Benefit” is defined in Section 3.3(a) of this Agreement.

“Covered Taxes” means any and all U.S. federal, state, local, and foreign income taxes (including franchise taxes that are based on or measured with respect to net income or profits) and any interest related thereto.

“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii) of this Agreement.

“Default Rate” means LIBOR plus 400 basis points.

“Default Rate Interest” is defined in Section 3.1(b)(ix) of this Agreement.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

“Direct Exchange” is defined in the recitals to this Agreement.

“Dispute” is defined in Section 7.8(a) of this Agreement.

“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 4.50% and (ii) the Agreed Rate.

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“Early Termination Reference Date” is defined in Section 4.2 of this Agreement.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Estimated Tax Benefit Payment” is defined in Section 3.4 of this Agreement.

“Exchange” means any Direct Exchange or Redemption and the Purchase.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.9 of this Agreement.

“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a) of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Corporation’s share of the Non-Adjusted Tax Basis as reflected on the applicable Basis Schedule, including amendments thereto for the Taxable Year, and (ii) excluding any deduction attributable to Imputed Interest or Actual Interest Amounts for the Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item (or portions thereof) that is attributable to any of the items described in the previous sentence.

“Imputed Interest” is defined in Section 3.1(b)(vi) of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.6(a) of this Agreement.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR) for one-month London interbank offered rates for U.S. dollar deposits for such month (or portion thereof). If LIBOR ceases to be published in accordance with the definition thereof, the Corporation and the LLC shall work together in good faith to select a replacement rate with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time, and from and after the date LIBOR ceases to be so published any such replacement rate so selected shall be treated as LIBOR for purposes of this Agreement.

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“LLC” is defined in the preamble to this Agreement.

“LLC Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of the LLC, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.

“LLC Group” is defined in the recitals to this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b)(ii) of this Agreement.

“Non-Adjusted Tax Basis” means, with respect to any Reference Asset at any time the tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” is defined in Section 2.5(a)(i) of this Agreement.

“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case with their respective successors and assigns.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Purchase” is defined in Section 2.1(a) of this Agreement.

“Realized Tax Benefit” is defined in Section 3.1(b)(iv) of this Agreement.

“Realized Tax Detriment” is defined in Section 3.1(b)(v) of this Agreement.

“Reconciliation Dispute” is defined in Section 7.9 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.5(a) of this Agreement.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means any tangible or intangible asset of any member of the LLC Group or any of their respective successors or assigns at the time of an Exchange or other applicable transaction. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

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“Senior Obligations” is defined in Section 5.1 of this Agreement.

“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.4(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated tax.

“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Business Combination Date.

“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“Termination Objection Notice” is defined in Section 4.2 of this Agreement.

“TRA Holders” is defined in the preamble to this Agreement.

“TRA Holder Representative” means [●], as of the date hereof, and any successor TRA Holder Representative that may be appointed pursuant to Section 7.16 of this Agreement.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“True-Up” is defined in Section 3.4 of this Agreement.

“U.S.” means the United States of America.

“Units” is defined in the recitals to this Agreement.

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“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:

(1)            in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Basis Adjustments, and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, taking into account clause (4) below;

(2)            (i) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law, and (ii) the combined U.S. state and local income tax rates for each such Taxable Year shall be the Assumed State and Local Tax Rate for the Taxable Year that includes the Early Termination Effective Date;

(3)            any loss or disallowed interest or other loss carryovers or carryforwards generated by any Basis Adjustments or Imputed Interest (including any such Basis Adjustments, and Imputed Interest generated as a result of payments under this Agreement) and available as of the Early Termination Effective Date will be used by the Corporation on a pro rata basis over a fifteen-year period beginning on the Early Termination Effective Date, or up through their scheduled expiration under applicable law (if earlier);

(4)            any non-amortizable assets will be disposed of on the earlier of (i) the fifteenth anniversary of the applicable Basis Adjustment (or, if such Basis Adjustment occurred more than fifteen years before the Early Termination Effective Date, the Early Termination Effective Date) and (ii) the fifteenth anniversary of the Early Termination Effective Date;

(5)            if, on the Early Termination Effective Date, any TRA Holder has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the fair market value that would be received by such TRA Holder if such Units had been Exchanged on the Early Termination Effective Date, and such TRA Holder shall be deemed to receive the amount of cash such TRA Holder would have been entitled to pursuant to Section 4.3(a) had such Units actually been Exchanged on the Early Termination Effective Date; and

(6)            any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed under applicable law as of the Early Termination Effective Date excluding any extensions.

Section 1.2      Rules of Construction. Unless otherwise specified herein:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

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(b)            For purposes of interpretation of this Agreement:

(i)            The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii)            References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

(iii)            References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

(iv)            The term “including” is by way of example and not limitation.

(v)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(vi)            The term “or” shall not be exclusive and shall instead mean “and/or.”

(c)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)            Unless otherwise expressly provided herein, (a) references to organization documents (including the LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

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Article II.
DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1      Basis Adjustments; Section 754 Election; Revaluation.

(a)            Basis Adjustments. The Parties acknowledge and agree that (A) each Exchange shall give rise to Basis Adjustments, (B) each Redemption shall be treated as a direct purchase of Units by the Corporation from the applicable Member pursuant to Section 707(a)(2)(B) of the Code, and (C) if cash is contributed by the Corporation to the LLC in connection with the closing of the Business Combination, such contribution and the BCA Redemption shall be treated as a direct purchase of Units by the Corporation from OpenMail and the Founders (pro rata in accordance with the Units redeemed from each in the BCA Redemption) pursuant to Section 707(a)(2)(B) of the Code to the extent of the cash contributed by the Corporation (up to the amount of cash used in the BCA Redemption (except to the extent the BCA Redemption qualifies as a debt-financed distribution)) (the “Purchase”). In connection with the Purchase, and in connection with any Direct Exchange or any Redemption treated as a taxable direct purchase of Units by the Corporation, the Parties acknowledge and agree that pursuant to applicable law the Corporation’s share of the basis in the Reference Assets shall be increased by the excess, if any, of (A) the sum of (x) the fair market value of Class A Common Stock or the cash transferred to a Member pursuant to an Exchange as payment for the Units (and any other amounts includible in the basis of the Corporation with respect to Units acquired in connection with the Purchase), (y) the amount of payments made pursuant to this Agreement with respect to such Exchange and (z) the amount of liabilities allocated to the Units acquired pursuant to the Exchange, over (B) the Corporation’s proportionate share of the basis of the Reference Assets immediately after the Exchange attributable to the Units acquired, determined as if each member of the LLC Group remains in existence as an entity for tax purposes and no member of the LLC Group made the election provided by Section 754 of the Code.

(b)            Section 754 Election. The Corporation, in its capacity as the managing member of the LLC, shall ensure that, on and after the date hereof and continuing throughout the term of this Agreement, the LLC and each other member of the LLC Group that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law); provided that with respect to any direct or indirect Subsidiary of the LLC that is treated as a partnership for U.S. federal income tax purposes for which the Corporation or any of its Subsidiaries do not have the authority under the governing documents of such Subsidiary to cause such Subsidiary to have in effect an election under Section 754 of the Code (or under any similar provisions of applicable U.S. state or local law), the Corporation shall only be required to take commercially reasonable efforts to cause such Subsidiary to have such an election in effect.

Section 2.2      Basis Schedules. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Basis Adjustments with respect to the Reference Assets as a result of the relevant Exchanges effected in such Taxable Year and (b) the periods over which each Basis Adjustment is amortizable or depreciable. The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.5(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.5(b).

Section 2.3      Tax Benefit Schedules.

(a)            Tax Benefit Schedule. Within ninety (90) days after the filing of the U.S. federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the TRA Holder Representative a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.5(a), and may be amended by the Parties pursuant to the procedures set forth in Section 2.5(b).

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(b)            Applicable Principles. Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability of the Corporation for Covered Taxes for such Taxable Year attributable to the Basis Adjustments, Imputed Interest and Actual Interest Amounts, as determined using a “with and without” methodology described in Section 2.5(a). Carryovers, carryforwards, or carrybacks of any tax item attributable to any Basis Adjustment, Imputed Interest or Actual Interest Amounts shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation, and expiration of carryovers, carryforwards, or carrybacks. If a carryover, carryforward, or carryback of any tax item includes a portion that is attributable to any Basis Adjustments, Imputed Interest or Actual Interest Amounts (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (calculated by taking into account the provisions of Section 3.3(a) to the extent applicable), provided that, in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree to treat (i) all Tax Benefit Payments (other than Imputed Interest and Actual Interest Amounts) attributable to an Exchange and to the extent permitted by applicable law as subsequent upward purchase price adjustments that (A) give rise to further Basis Adjustments in respect of an applicable Exchange and (B) have the effect of creating additional Basis Adjustments arising in the Taxable Year in which the applicable Tax Benefit Payment is made and (ii) as a result, to the extent permitted by applicable law, any additional Basis Adjustments arising from such a Tax Benefit Payment shall be incorporated into the current Taxable Year continuing until any incremental Basis Adjustment is immaterial as reasonably determined by the Corporation.

Section 2.4      Procedures; Amendments.

(a)            Procedures. Each time the Corporation delivers an applicable Schedule to the TRA Holder Representative, under this Agreement, including any Amended Schedule delivered pursuant to Section 2.5(b), but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, the Corporation shall also: (x) deliver supporting schedules and work papers as determined by the Corporation or as reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives, as reasonably requested by the TRA Holder Representative, at the Corporation and the applicable Advisory Firm in connection with a review of such Schedule. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the TRA Holder Representative, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the actual liability of the Corporation for Covered Taxes (the “with” calculation) and the Hypothetical Tax Liability of the Corporation (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or amendment thereto shall become final and binding on the Parties thirty (30) days from the date on which the TRA Holder Representative first receives the applicable Schedule or amendment thereto unless:

(i)            the TRA Holder Representative within thirty (30) days after receiving the applicable Schedule or amendment thereto, provides the Corporation with (A) written notice of a material objection to such Schedule that is made in good faith and that sets forth in reasonable detail the TRA Holder Representative or TRA Holder’s material objection (an “Objection Notice”); or

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(ii)            the TRA Holder Representative provides a written waiver of its right to deliver an Objection Notice within the time period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver from the TRA Representative is received by the Corporation.

In the event that the TRA Holder Representative timely delivers an Objection Notice pursuant to clause (i) above, and if the Corporation and the TRA Holder Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice through good faith discussions within thirty (30) days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Holder Representative shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b)            Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation: (i) in connection with a Determination affecting such Schedule; (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was originally provided to the TRA Holder Representative; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

Article III.
TAX BENEFIT PAYMENTS

Section 3.1      Timing and Amount of Tax Benefit Payments.

(a)            Timing of Payments. Except as provided in Section 3.4 and subject to Sections 3.2 and 3.3, within ten (10) Business Days following the date on which each Tax Benefit Schedule that is required to be delivered by the Corporation to the TRA Holder Representative pursuant to Section 2.4(a) of this Agreement becomes final in accordance with Section 2.5(a) of this Agreement, the Corporation shall pay to each relevant TRA Holder the Tax Benefit Payment as determined pursuant to Section 3.1(b) that is Attributable to the relevant TRA Holder. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, the TRA Holders shall not be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).

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(b)            Amount of Payments. For purposes of this Agreement, a “Tax Benefit Payment” with respect to any TRA Holder means an amount, not less than zero, equal to the sum of: (i) the portion of the Net Tax Benefit that is Attributable to such TRA Holder (including Imputed Interest, if any, calculated in respect of such amount); and (ii) the Actual Interest Amount and any Default Rate Interest, if any, with respect to the Net Tax Benefit described in (i).

(i)            Attributable. A Net Tax Benefit is “Attributable” to a TRA Holder to the extent that it is derived from any Basis Adjustment, Imputed Interest or Actual Interest Amount that is attributable to an Exchange undertaken by or with respect to such TRA Holder .

(ii)            Net Tax Benefit. The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (x) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (y) the aggregate amount of all Tax Benefit Payments previously made under this Section 3.1. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made, no TRA Holder shall be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such TRA Holder.

(iii)            Cumulative Net Realized Tax Benefit. The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same periods. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. The computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits and/or Realized Tax Detriments.

(iv)            Realized Tax Benefit. The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of (a) the Hypothetical Tax Liability over (b) the actual liability of the Corporation for Covered Taxes; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit, if any, received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

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(v)            Realized Tax Detriment. The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of the actual liability of the Corporation for Covered Taxes over the Hypothetical Tax Liability for such Taxable Year; provided, that for purposes of determining the Hypothetical Tax Liability and actual liability of the Corporation for Covered Taxes, the Corporation shall use the Assumed State and Local Tax Rate for purposes of determining such liabilities for all state and local Covered Taxes. For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

(vi)            Imputed Interest. The Parties acknowledge that the principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local tax law, may, as applicable, apply to cause a portion of any payments by the Corporation to a TRA Holder under this Agreement to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest, if any, as determined with respect to any payments made by the Corporation to a TRA Holder shall be excluded in determining the Hypothetical Tax Liability of the Corporation for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.

(vii)            Actual Interest Amount. Subject to Section 3.4, the “Actual Interest Amount” calculated in respect of the Net Tax Benefit for a Taxable Year, will equal an amount equal to interest calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the date on which the Corporation makes a timely Tax Benefit Payment to the TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a).

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(i)            Default Rate Interest. In accordance with Section 5.2, in the event that the Corporation does not make timely payment of all or any portion of a Tax Benefit Payment to a TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a), the amount of any “Default Rate Interest” calculated and payable in accordance with Section 5.2 (if any) in respect of the Tax Benefit Payment (including previously accrued Imputed Interest and Actual Interest Amounts) for a Taxable Year will equal interest calculated at the Default Rate from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes such Tax Benefit Payment to such TRA Holder.

(ii)            The Corporation and the TRA Holders hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, with respect to each Exchange by any TRA Holder, if such TRA Holder notifies the Corporation in writing of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) to be applied with respect to such Exchange, the amount of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments to such TRA Holder in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.

(c)            Interest. The provisions of Section 3.1(b) and Section 5.2 in respect of Default Rate Interest are intended to operate so that interest will effectively accrue (or in the case of Imputed Interest be treated as accruing solely for U.S. federal income or applicable state or local income tax purposes) in respect of the Net Tax Benefit (or Tax Benefit Payment in respect of any Actual Interest Amount or Default Rate Interest) for any Taxable Year as follows:

(i)            first, solely for U.S. federal income or applicable state or local income tax purposes, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the relevant Exchange Date until the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year and, if required under applicable law, through the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a));

(ii)            second, at the Agreed Rate (from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a)); and

(iii)            third, in accordance with Section 5.2, at the Default Rate (from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes the relevant Tax Benefit Payment to the applicable TRA Holder).

Section 3.2      No Duplicative Payments. It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement and the provisions of this Agreement shall be consistently interpreted and applied in accordance with that intent.

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Section 3.3      Pro-Ration of Payments as Between the TRA Holders.

(a)            Insufficient Taxable Income. Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential depreciation, amortization or other tax benefit in respect of the Basis Adjustments, Imputed Interest, Actual Interest Amounts, and Default Rate Interest for purposes of determining the Corporation’s liability for Covered Taxes (the “Covered Tax Benefit”) is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income to fully utilize such deductions, then the available Covered Tax Benefit for the Corporation shall be allocated among the TRA Holders in proportion to the respective Tax Benefit Payments that would have been payable if the Corporation had in fact had sufficient taxable income and there had been no such limitation. After taking the foregoing sentence into account, if for any reason the Corporation does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporation and the TRA Holders agree that (i) the Corporation shall pay the same proportion of each Tax Benefit Payment due under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(b)            Late Payments. If for any reason the Corporation is not able to timely and fully satisfy its payment obligations under this Agreement in respect of a particular Taxable Year, then Default Rate Interest will begin to accrue pursuant to Section 5.2 and the Corporation and other Parties agree that (i) the Corporation shall pay the Tax Benefit Payments due in respect of such Taxable Year to each TRA Holder pro rata in proportion to the amount of such Tax Benefit Payments, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Holders in respect of all prior Taxable Years have been made in full.

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Section 3.4      Optional Estimated Tax Benefit Payment Procedure. As long as the Corporation is current in respect of its payment obligations owed to each TRA Holder pursuant to this Agreement and there are no delinquent Tax Benefit Payments (including interest thereon) outstanding in respect of prior Taxable Years for any TRA Holder, the Corporation may, at any time on or after the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for a Taxable Year and at the Corporation’s option, in its sole discretion, make one or more estimated payments to the TRA Holders in respect of any anticipated amounts to be owed with respect to a Taxable Year to the TRA Holders pursuant to Section 3.1 of this Agreement (any such estimated payment referred to as an “Estimated Tax Benefit Payment”); provided that any Estimated Tax Benefit Payment made to a TRA Holder pursuant to this Section 3.4 is matched by a proportionately equal Estimated Tax Benefit Payment to all other TRA Holders then entitled to a Tax Benefit Payment. Any Estimated Tax Benefit Payment made under this Section 3.4 shall be paid by the Corporation to the TRA Holders and applied against the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1. The payment of an Estimated Tax Benefit Payment by the Corporation to the TRA Holders pursuant to this Section 3.4 shall also terminate the obligation of the Corporation to make payment of any Actual Interest Amount that might have otherwise accrued with respect to the proportionate amount of the Tax Benefit Payment that is being paid in advance of the applicable Tax Benefit Schedule being finalized pursuant to Section 2.5. Upon the making of any Estimated Tax Benefit Payment pursuant to this Section 3.4, the amount of such Estimated Tax Benefit Payment shall first be applied to any estimated Actual Interest Amount, then Imputed Interest, and then applied to the remaining residual amount of the Tax Benefit Payment to be made pursuant to Section 3.1. In determining the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1, and for purposes of finalizing the Tax Benefit Schedule pursuant to Section 2.5, the amount of any Estimated Tax Benefit Payments that may have been made with respect to the Taxable Year shall be increased if the finally determined Tax Benefit Payment for a Taxable Year exceeds the Estimated Tax Benefit Payments made for such Taxable Year, with such increase being paid by the Corporation to the TRA Holders along with an appropriate Actual Interest Amount (and any Default Rate Interest) in respect of the amount of such increase (a “True-Up”). If the Estimated Tax Benefit Payment to a TRA Holder for a Taxable Year exceeds the finally determined Tax Benefit Payment to the TRA Holder for such Taxable Year, such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder. As of the date on which any Estimated Tax Benefit Payments are made, and as of the date on which any True-Up is made, all such payments shall be made in the same manner and subject to the same terms and conditions as otherwise contemplated by Section 3.1 and all other applicable terms of this Agreement. For the avoidance of doubt, as is the case with Tax Benefit Payments made by the Corporation to the TRA Holders pursuant to Section 3.1, the Parties intend to treat the amount of any Estimated Tax Benefit Payments made pursuant to this Section 3.4 that are attributable to an Exchange in part as subsequent upward purchase price adjustments that give rise to Basis Adjustments in the Taxable Year of payment to the extent permitted by applicable law and as of the date on which such payments are made (exclusive of any amounts treated as Imputed Interest); provided that any additional Basis Adjustments arising from an Estimated Tax Benefit Payment will be determined on an iterative basis continuing until any incremental Basis Adjustment is immaterial as reasonably determined by the Corporation.

Section 3.5      Overpayments. To the extent the Corporation makes any Tax Benefit Payment to a TRA Holder in respect of a particular Taxable Year in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year (taking into account this Article III) under the terms of this Agreement, then such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder and such TRA Holder shall not receive any further Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) until such TRA Holder has foregone an amount of Tax Benefit Payments equal to such excess. The amount of any excess Tax Benefit Payment shall be deemed to have been paid by the Corporation to the relevant TRA Holders on the original due date for the filing of the subsequent Tax Return to which the excess Tax Benefit Payment relates for purposes of determining the Actual Interest Amount to which such relevant TRA Holders shall be entitled. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the TRA Holders shall not be required, under any circumstances, to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).

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Article IV.
TERMINATION

Section 4.1      Early Termination of Agreement; Breach of Agreement.

(a)            Corporation’s Early Termination Right. The Corporation may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the TRA Holders pursuant to this Agreement by paying to the TRA Holders the Early Termination Payments; provided that Early Termination Payments may be made pursuant to this Section 4.1(a) only if made to all TRA Holders that are entitled to such a payment, and provided further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon the Corporation’s payment of the Early Termination Payments, the Corporation shall not have any further payment obligations under this Agreement, other than with respect to any: (i) prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice and that remain unpaid as of the payment of the Early Termination Payments (which Tax Benefit Payments shall not be included in the Early Termination Payments); and (ii) current Tax Benefit Payments due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payments or is included in clause (i)) that remain unpaid as of the payment of the Early Termination Payments. If an Exchange subsequently occurs with respect to Units for which the Corporation has exercised its termination rights under this Section 4.1(a) and paid all amounts owed in connection with the exercise of such rights, the Corporation shall have no obligations under this Agreement with respect to such Exchange.

(b)            Acceleration Upon Change of Control. In the event of a Change of Control, the TRA Holder Representative shall have the option, by written notice to the Corporation, to cause the acceleration of all unpaid payment obligations of the Corporation hereunder as calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, without duplication, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (ii) any Tax Benefit Payments agreed to by the Corporation and the TRA Holders as due and payable but unpaid as of the Early Termination Notice (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments, and (iii) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control unpaid as of the Early Termination Notice (except to the extent that any amounts described in clause (iii) are included in the Early Termination Payments or are included in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutadis mutandis.

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(c)            Acceleration Upon Material Breach of Agreement. In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due (which failure has not been cured by full payment thereof within twenty (20) days of receiving written notice from the TRA Holder Representative), failure to honor any other material obligation required hereunder, or by operation of law as a result of the rejection of this Agreement in a case commenced under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) or otherwise, then, at the option of the TRA Holder Representative, all obligations of the Corporation hereunder shall be accelerated and become immediately due and payable upon notice of acceleration from the TRA Holder Representative (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments; and (iii) any current Tax Benefit Payments due for the Taxable Year ending with or including the date of such acceleration (except to the extent included in the Early Termination Payments or in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement and such breach is not a material breach of a material obligation, the TRA Holder Representative and each TRA Holder shall still be entitled to enforce all of its rights otherwise available under this Agreement, excluding, for the avoidance of doubt, seeking or otherwise obtaining an acceleration of amounts payable under this Agreement pursuant to this Section 4.1(c). For purposes of this Section 4.1(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of a obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment to the extent that the Corporation has insufficient funds or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds to make such payments by taking commercially reasonable actions or would become insolvent as a result of making such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and further provided that such payment obligation shall nonetheless accrue for the benefit of the TRA Holders and the Corporation shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.

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Section 4.2      Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1 above, the Corporation shall deliver to the TRA Holder Representative a notice of the Corporation’s decision to exercise such right (an “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.1(b) or (c) (or an early termination pursuant to Section 4.1(d)), the Corporation shall deliver a schedule developed in consultation with the Advisory Firm (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Corporation shall also (x) deliver to the TRA Holder Representative supporting schedules and work papers from an Advisory Firm and any additional materials reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Early Termination Schedule; and (y) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives at the Corporation and the applicable Advisory Firm as determined by the Corporation or as reasonably requested by the TRA Holder Representative, in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party thirty (30) days from the first date on which the TRA Holder Representative received such Early Termination Schedule unless:

(i)            the TRA Holder Representative within thirty (30) days after receiving the Early Termination Schedule, provides the Corporation with notice of a material objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail the TRA Holder Representative’s material objection (a “Termination Objection Notice”); or

(ii)            the TRA Holder Representative provides a written waiver of such right of a Termination Objection Notice within the period described in clause (i) above, in which case such Early Termination Schedule becomes binding on the date the waiver from the TRA Holder Representative is received by the Corporation.

In the event that the TRA Holder Representative timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) days after receipt by the Corporation of the Termination Objection Notice, the Corporation and the TRA Holder Representative shall employ the Reconciliation Procedures. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.2 shall be the “Early Termination Reference Date.”

Section 4.3      Payment Upon Early Termination.

(a)            Timing of Payment. Within ten (10) Business Days after the Early Termination Reference Date, the Corporation shall pay to each TRA Holder an amount equal to the Early Termination Payment for such TRA Holder. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder.

(b)            Amount of Payment. The “Early Termination Payment” payable to a TRA Holder pursuant to and subject to Section 4.3(a) shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid (and which have not yet been paid prior to the Early Termination Effective Date) by the Corporation to such TRA Holder, whether payable with respect to Units that were Exchanged prior to the Early Termination Effective Date or on or after the Early Termination Effective Date, beginning from the Early Termination Effective Date and using the Valuation Assumptions.

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Article V.
SUBORDINATION AND LATE PAYMENTS

Section 5.1      Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payments or Early Termination Payments required to be made by the Corporation to the TRA Holders under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Holders and the Corporation shall make any such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Furthermore, each TRA Holder shall enter into any subordination agreements in a form reasonably satisfactory to the TRA Holder Representative in order to effectuate the purposes of this Section 5.1.

Section 5.2      Late Payments by the Corporation. Except as otherwise provided in this Agreement, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Holders when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the Final Payment Date on which such Tax Benefit Payment or Early Termination Payment was first due and payable to the date of actual payment of such Tax Benefit Payment or Early Termination Payment; provided that if any Tax Benefit Payment or Early Termination Payment is not made to the TRA Holders when due under the terms of this Agreement as a result of Section 5.1 and the terms of the agreements governing Senior Obligations, any such interest shall be computed at the Agreed Rate and not the Default Rate.

Article VI.
TAX MATTERS; CONSISTENCY; COOPERATION

Section 6.1      Participation in the Corporation’s Tax Matters. Except as otherwise provided herein or in the Business Combination Agreement or the LLC Agreement, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and its Subsidiaries (including the LLC) including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting or settling any audit, contest, or other proceeding pertaining to Taxes. The Corporation shall notify the TRA Holder Representative of, and keep it reasonably informed with respect to, the any tax audit or other tax contest of the Corporation the outcome of which is reasonably expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement and the TRA Holder Representative, and any affected TRA Holder, shall have the right to (i) discuss with the Corporation, and provide input and comment to the Corporation regarding, any portion of any such tax audit or other tax contest and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax contest to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer the Tax Benefit Payments payable to any TRA Holder under this Agreement. To the extent there is a conflict between this Agreement and either the Business Combination Agreement or the LLC Agreement relating to tax matters concerning Covered Taxes and the Corporation, including preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes, this Agreement shall control solely with respect to the matters governed by this Agreement.

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Section 6.2      Consistency. Except as otherwise required by applicable law, all calculations and determinations made hereunder, including, without limitation, any Basis Adjustments, the determination of any deductions arising from the Schedules or the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by the Corporation and the LLC on their respective Tax Returns. Each TRA Holder shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement and any related calculations or determinations that are made hereunder, including, without limitation, the Schedules provided under this Agreement, unless otherwise required by applicable law. In the event that an Advisory Firm or Expert is used and is replaced with another Advisory Firm or Expert, such replacement Advisory Firm or Expert shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm or Expert, unless otherwise required by applicable law or unless the Corporation and the TRA Holder Representative agree to the use of other procedures and methodologies.

Section 6.3      Cooperation. Each Member shall furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination, controversy or other proceeding with any Taxing Authority and (ii) reasonably cooperate in connection with any such matter. The Corporation shall reimburse the Members for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to Section 6.3(a).

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Article VII.
MISCELLANEOUS

Section 7.1      Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to the Corporation, to:

[●]

If to the TRA Holder Representative:

[●]

with a copy (which shall not constitute notice to the TRA Holder Representative) to:

[●]

Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

Section 7.2      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3      Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4      Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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Section 7.6      Assignments; Amendments; Successors; No Waiver.

(a)            Assignment. No TRA Holder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, without the consent of the Corporation, to any Person; provided any such Person shall be required to execute and deliver a Joinder agreeing to succeed to the applicable portion of such TRA Holder’s interest in this Agreement and to become a Party and TRA Holder for all purposes of this Agreement (the “Joinder Requirement”). For the avoidance of doubt, if a TRA Holder transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of the TRA Holder Representative (and any purported assignment without such consent shall be null and void).

(b)            Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by (i) the Corporation and (ii) the TRA Holder Representative, provided, that any amendment that materially and adversely affects one or more TRA Holders on a materially disproportionate basis relative to other similarly situated TRA Holders shall require the consent of a majority (measured by Tax Benefit Payments receivable) of such similarly situated TRA Holders so materially disproportionately affected.

(c)            Successors. Except as provided in Section 7.6(a), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to (i) assume and agree to perform this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place and (ii) become a Party to this Agreement.

(d)            Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 7.7      Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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Section 7.8      Resolution of Disputes.

(a)            Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “Rules”) by three arbitrators, of which the Corporation shall appoint one arbitrator and the TRA Holders party to such Dispute shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be [New York, New York].

(b)            Notwithstanding the provisions of paragraph (a), the Corporation or the TRA Holder Representative may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each TRA Holder (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.

(c)            Each TRA Holder irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

(d)            WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(e)            In the event the parties are unable to agree whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.

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Section 7.9      Reconciliation. (a) In the event that the Corporation and the TRA Holder Representative are unable to resolve a disagreement with respect to a Schedule prepared in accordance with the procedures set forth in Section 2.5, or with respect to an Early Termination Schedule prepared in accordance with the procedures set forth in Section 4.2, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to the disputing Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and the TRA Holder Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation, the TRA Holder Representative or other actual or potential conflict of interest. If the disputing Parties are unable to agree on an Expert within fifteen (15) days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation, the TRA Holder Representative or other actual or potential conflict of interest. The Expert shall resolve any matter relating to any Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation, the TRA Holder Representative and the TRA Holders and may be entered and enforced in any court having competent jurisdiction.

(b) The sum of the costs and expenses relating to (i) the engagement (and, if applicable, selection by the arbitration panel) of such Expert and (ii) if applicable, amending any Tax Return in connection with the decision of such Expert and (b) the reasonable out-of-pocket costs and expenses of the Corporation and the TRA Holder Representative incurred in the conduct of such proceeding described in Section 7.9(a) shall be allocated between the Corporation, on the one hand, and the affected TRA Holders, on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Expert that is unsuccessfully disputed by each such party (as finally determined by the Expert) bears to the total amount of such disputed items so submitted, and each such party shall promptly reimburse the other party for the excess that such other party has paid in respect of such costs and expenses over the amount it has been so allocated. The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence.

Section 7.10      Withholding. Notwithstanding anything in this Agreement, the Corporation, or any other applicable withholding agent, shall be entitled to deduct and withhold (or cause there to be deduction or withholding), from any payment that is payable to any TRA Holder (or any other person) pursuant to this Agreement any taxes or other amounts as the Corporation or other applicable withholding agent is required to deduct and withhold with respect to the making of any such payment under the Code or any provision of U.S. state, local or foreign tax law or other applicable tax law. Any such deducted or withheld taxes or other amounts, to the extent paid over to the appropriate Taxing Authority or other governmental entity shall be treated for all purposes of this Agreement as having been paid by the Corporation (and/or other applicable withholding agent) to the relevant TRA Holder or other person in respect of which such deduction or withholding was made. Each TRA Holder or other recipient of any payments hereunder shall provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation or other applicable withholding agent in connection with determining whether any such deductions and withholdings are required by applicable tax law.

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Section 7.11      Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a)            If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable Sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated Covered Taxes of the group as a whole.

(b)            If the Corporation, its successor in interest or any member of a group described in Section 7.11(a) or any member of the LLC Group transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a [consolidated Tax Return] pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such Reference Asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred Reference Asset as determined by a valuation expert mutually agreed upon by the Corporation and the TRA Holder Representative plus, without duplication, (i) the amount of debt to which any such Reference Assets is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a transfer of a partnership interest. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction, in each case, to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.11(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11(b).

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Section 7.12      Change in Law. Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause adverse tax consequences to such TRA Holder or any direct or indirect owner of such TRA Holder, then at the written election of such TRA Holder in its sole discretion (in an instrument signed by such TRA Holder and delivered to the Corporation and the TRA Holder Representative) and to the extent specified therein by such TRA Holder, in its sole discretion (in an instrument signed by such Member and delivered to the Corporation) and to the extent specified therein by such Member, this Agreement shall cease to have further effect and shall not apply to an Exchange with respect to such Member occurring after a date specified by such Member, or may be amended by in a manner reasonably determined by such Member with the consent of the TRA Holder Representative, provided that such amendment shall not result in an increase in any payments owed by the Corporation under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

Section 7.13      Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Holder hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any TRA Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Estimated Tax Benefit Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Holder exceeds the Maximum Rate, such TRA Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Holder hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

Section 7.14      Independent Nature of Rights and Obligations. The rights and obligations of each TRA Holder hereunder are several and not joint with the rights and obligations of any other Person. A TRA Holder shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Holder have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any TRA Holder pursuant hereto or thereto, shall be deemed to constitute the TRA Holders acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

Section 7.15      LLC Agreement. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

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Section 7.16      TRA Holder Representative. By executing this Agreement, each of the TRA Holders shall be deemed to have irrevocably constituted and appointed [●] (in the capacity described in this Section 7.16 and each successor as provided below, the “TRA Holder Representative”) as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such TRA Holders which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to, and unless otherwise provided by this Agreement: (i) execution of the documents and certificates required pursuant to this Agreement; (ii) receipt and forwarding of notices and communications pursuant to this Agreement; (iii) administration of the provisions of this Agreement; (iv) giving or agreeing to, on behalf of such TRA Holders, any and all consents, waivers, amendments or modifications deemed by the TRA Holder Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (v) taking actions the TRA Holder Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (vi) negotiating and compromising, on behalf of such TRA Holders, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of such TRA Holders, any settlement agreement, release or other document with respect to such dispute or remedy; (vii) engaging attorneys, accountants, agents or consultants on behalf of such TRA Holders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto; and (viii) effectuating the purposes of Section 5.1 (Subordination). If the TRA Holder Representative is unwilling to so serve, then the person then-serving as the TRA Holder Representative shall be entitled to appoint its successor which such successor shall be subject to the approval of a majority of the TRA Holders. To the fullest extent permitted by law, none of the TRA Holder Representative, any of its Affiliates, or any of the TRA Holder Representative’s or Affiliate’s directors, officers, employees or other agents (each a “Covered Person”) shall be liable, responsible or accountable in damages or otherwise to any TRA Holder, the LLC, or the Corporation for damages arising from any action taken or omitted to be taken by the TRA Holder Representative or any other Person with respect to the LLC or the Corporation, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other experts selected by it, and any act or omission suffered or taken by it on behalf of the LLC or the Corporation or in furtherance of the interests of the LLC or the Corporation in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that such counsel, accountants, or other experts were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the LLC, the Corporation or the TRA Holders for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. For the avoidance of doubt, notwithstanding the foregoing, if a provision of this Agreement provides a right or entitlement of any kind to a TRA Holder, this Section 7.16 shall not override the TRA Holder’s ability to exercise or enforce such right or enjoy such entitlement.

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Section 7.17      Non-Effect of Other Tax Receivable Agreements. If the Corporation enters into any other agreement after the date hereof (for the avoidance of doubt other than the Business Combination Agreement, the LLC Agreement, or any related agreement entered into in connection with the execution of the Business Combination Agreement or as contemplated by the Business Combination Agreement in connection with the consummation of the transactions contemplated thereby) after the date of the execution of this Agreement that obligates the Corporation to make payments to another party in exchange for tax benefits conferred upon the Corporation, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments shall be ignored for all purposes of this Agreement (including for purposes of calculating the Hypothetical Tax Liability and the actual Tax liability of the Corporation hereunder).

[Signature Page Follows This Page]

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

CORPORATION:

[●]

By:
Name:
Title:

THE LLC:

[●]

By:
Name:
Title:

TRA HOLDER REPRESENTATIVE:

By:
Name:
Title:

TRA HOLDER:

By:
Name:
Title:

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of [●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among [●], a Delaware corporation (the “Corporation”), S1 Holdco, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined in the Tax Receivable Agreement), and each of the TRA Holders (the “TRA Holders,” from time to time party thereto). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.	Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a TRA Holder under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a TRA Holder thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

[●]

By:
Name:
Title:

EXHIBIT E

SHAREHOLDERS AGREEMENT

DATED AS OF [●], 2021

AMONG

[●]

AND

THE OTHER PARTIES HERETO

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SHAREHOLDERS AGREEMENT

This Shareholders Agreement is entered into as of [●], 2021 by and among [●], a Delaware corporation (the “Company”), Trasimene Trebia, LP, a Delaware limited partnership (“Trasimene”), BGPT Trebia LP, a Cayman Islands limited partnership (“BGPT,” and together with Trasimene, the “Trebia Sponsors”), Cannae Holdings, Inc., a Delaware corporation (“Cannae”), Michael Blend (“Mr. Blend”), Chuck Ursini (“Mr. Ursini”), Nick Baker (“Mr. Baker”), and Just Develop It Ltd., a United Kingdom private limited company (“JDI,” and together with Mr. Blend, Mr. Ursini and Mr. Baker, the “Founder Shareholders”).

RECITALS:

WHEREAS, in connection with the Equity Transactions (as defined below) and effective upon the consummation thereof, the parties hereto wish to set forth certain understandings between such parties in relation to the Company, including with respect to certain governance of the Company and other matters.

NOW, THEREFORE, the parties agree as follows:

Article I.
INTRODUCTORY MATTERS

1.1              Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Business Combination Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Shareholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the board of directors of the Company from time to time.

“Business Combination Agreement” means the Business Combination Agreement, dated as of [●], 2021, by and among the Company, and the other parties thereto.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the bylaws of the Company, as they may be amended from time to time.

“Cannae” has the meaning set forth in the Preamble.

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“Certificate of Incorporation” means the certificate of incorporation of the Company, as it may be amended from time to time.

“Class I” means Class I of the Board, as designated by the Company’s Certificate of Incorporation.

“Class I Directors” means members of Class I.

“Class II” means Class II of the Board, as designated by the Company’s Certificate of Incorporation.

“Class II Directors” means members of Class II.

“Class III” means Class III of the Board, as designated by the Company’s Certificate of Incorporation.

“Class III Directors” means members of Class III.

“Class A Common Stock” the shares of Class A common stock, par value $0.0001 per share, of the Company, authorized pursuant to the Certificate of Incorporation.

“Class C Common Stock” means the non-economic shares of Class C common stock, par value $0.0001 per share, of the Company, authorized pursuant to the Certificate of Incorporation.

“Class D Common Stock” means the shares of Class D common stock, par value $0.0001 per share, of the Company, authorized pursuant to the Certificate of Incorporation.

“Closing” means the closing of the Equity Transactions.

“Closing Date” means the date of the Closing.

“Common Shares” means shares of Class A Common Stock, Class C Common Stock and Class D Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, merger, amalgamation, consolidation or similar transaction.

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“Company” has the meaning set forth in the Preamble.

“Confidential Information” means any proprietary, business relevant or sensitive information concerning the Company or its Subsidiaries that is furnished after the date of this Agreement by or on behalf of the Company or its designated representatives to the Trebia Investors or Founder Shareholders or their designated representatives, together with any notes, analyses, reports, models, compilations, studies, documents, records or extracts thereof containing, based upon or derived from such information, in whole or in part; provided, however, that Confidential Information does not include information:

(i)                that is or has become publicly available other than as a result of a disclosure by the Trebia Investors or Founder Shareholders or their designated representatives in violation of this Agreement;

(ii)              that was already known to the Trebia Investors or Founder Shareholders or their designated representatives or was in the possession of either the Trebia Investors or Founder Shareholders or their designated representatives prior to its being furnished by or on behalf of the Company or its designated representatives;

(iii)              that is received by the Trebia Investors or Founder Shareholders or their designated representatives from a source other than the Company or its designated representatives, provided, that the source of such information was not actually known by the Trebia Investors or Founder Shareholders or their designated representative to be bound by a confidentiality agreement with, or other contractual obligation of confidentiality to, the Company;

(iv)             that was independently developed or acquired by the Trebia Investors or Founder Shareholders or their designated representatives or on its or their behalf without the violation of the terms of this Agreement; or

(v)              that any of the Trebia Investors or Founder Shareholders or their designated representatives is required, in the good faith determination of such Trebia Investor, Founder Shareholders or their designated representative, to disclose by applicable law, regulation or legal process, provided, that such Trebia Investor or Founder Shareholder or designated representative first takes reasonable steps to minimize the extent of any such required disclosure, and provided, further, that no such steps to minimize disclosure shall be required where disclosure is made (a) in response to a request by a regulatory or self-regulatory authority of competent authority or (b) in connection with an audit or examination by a bank examiner or auditor or regulatory authority and such audit or examination does not specifically reference the Company or this Agreement.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Director” means any director of the Company from time to time.

“Equity Distribution” means any issuance of Equity Interests by the Company, including without limitation, any shares of Common Stock issued in connection with the Omnibus Incentive Plan (as such term is defined in the Business Combination Agreement).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

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“Equity Transactions” means the transactions contemplated by the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Founder Designee” has the meaning assigned to such term in Section 2.2(b).

“Founder Shareholders” has the meaning set forth in the preamble.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Information” has the meaning set forth in Section 3.1 hereof.

“JDI” has the meaning set forth in the preamble.

“Jointly Designated Directors” has the meaning set forth in Section 2.1 hereof.

“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.

“NewCo” has the meaning set forth in Section 4.2 hereof.

“Non-Recourse Party” has the meaning set forth in Section 5.16 hereof.

“OpenMail” means OpenMail, LLC, a Delaware limited liability company.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Protected Blocker” means System1 SS Protect Holdings, Inc., a Delaware corporation.

“Protected UK” means Protected.net Group Limited, a United Kingdom limited private company.

“PSH” means Protected Security Holdings, LLC, a Delaware limited liability company.

“S1 Holdco” means S1 Holdco, LLC, a Delaware limited liability company.

“Selling Shareholders” means, as of immediately prior to the Blocker Pre-Closing Reorganization, any member of OpenMail, any holder of Equity Interests in PSH, any holder of Equity Interests in Protected UK (other than Protected Blocker), any holder of Equity Interests in OpenMail and any holder of Value Creation Units.

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“Shareholder Designee(s)” means any Trebia Investors Designee or Founder Designee.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of Directors comprising the Board from time to time.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Trebia Investors Designee” has the meaning assigned to such term in Section 2.2(a).

“Trebia Investors” shall mean the Trebia Sponsors and Cannae.

“Trebia Sponsors” has the meaning set forth in the preamble.

1.2              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

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Article II.
CORPORATE GOVERNANCE MATTERS

2.1              Initial Board Composition. Effective as of the Closing Date, and in accordance with the Certificate of Incorporation, the Company shall have a classified Board, with three classes of Directors, and the Board will be comprised of seven (7) Directors in total. Class I will be comprised of three (3) Directors, to be jointly designated as mutually agreed by the Trebia Sponsors, Cannae and Mr. Blend, each of whom shall be independent (the “Jointly Designated Directors”). Class II will be comprised of two (2) Directors, which will include one (1) Director designated by the Trebia Sponsors and one (1) Director designated by Mr. Blend. Class III will be comprised of two (2) Directors, which will include one (1) Director designated by Cannae and one (1) Director designated by Mr. Blend.

2.2              Election of Directors.

(a)               Following the Closing Date, the Trebia Investors shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the Trebia Investors collectively hold or are attributed at least 7.5% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), two (2) Directors, which will include one Class II Director and one Class III Director, and (ii) if the Trebia Investors collectively hold or are attributed at least 2.5% (but less than 7.5%) of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), one (1) Director (in each such case, each such person, a “Trebia Investors Designee”). In addition, if the Trebia Investors collectively hold or are attributed at least 7.5% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), Cannae and the Trebia Sponsors shall have the right, but not the obligation, to jointly with Mr. Blend, designate the Jointly Designated Directors.

(b)               Following the Closing Date, Mr. Blend shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the Selling Shareholders collectively hold or are attributed at least 10% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), two (2) Directors, which will include one Class II Director and one Class III Director and (ii) if the Selling Shareholders collectively hold or are attributed at least 2.5% (but less than 10%) of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), one Director (in each case, each such person a “Founder Designee”). In addition, if the Selling Shareholders collectively hold or are attributed at least 10% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), Mr. Blend shall have the right, but not the obligation, to jointly with Cannae and the Trebia Sponsors, designate the Jointly Designated Directors.

(c)               If at any time the Trebia Investors or Mr. Blend has designated fewer than the total number of individuals that it is then entitled to designate pursuant to Section 2.2(a) or Section 2.2(b) hereof, the Trebia Investors or Mr. Blend, as applicable, shall have the right, at any time and from time to time, to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly-authorized committee thereof for election as Directors to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (i) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (ii) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

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(d)               Directors are subject to removal pursuant to the applicable provisions of the Bylaws; provided, however, for as long as this Agreement remains in effect, (i) a Trebia Investors Designee may only be removed with the consent of the Trebia Investors, and (ii) a Founder Designee may only be removed with the consent of Mr. Blend, in each case delivered in accordance with Section 5.13 hereof.

(e)               In the event that a vacancy is created at any time by death, disability, retirement, removal (with or without cause), disqualification, resignation or otherwise with respect to the Trebia Investors Designees or the Founder Designees, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use its best efforts to cause such vacancy to be filled, as soon as reasonably possible, by a new designee of Cannae, the Trebia Sponsors or Mr. Blend, as applicable.

(f)                The Company shall, to the fullest extent permitted by applicable Law, include in the slate of nominees recommended by the Board at any meeting of shareholders called for the purpose of electing Directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.2 and use its reasonable best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any Shareholder Designee shall fail to be elected to the Board at any meeting of shareholders called for the purpose of electing Directors (or written resolution in lieu of a meeting), the Company shall use its reasonable best efforts to cause such Shareholder Designee (or a new designee of Cannae, the Trebia Sponsors or Mr. Blend, as applicable) to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by applicable Law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

(g)               Cannae, each Trebia Sponsor and each Founder Shareholder hereby agrees to vote in favor of and to consent to the Shareholder Designees in connection with each vote taken or written resolution executed in connection with the election of Directors to the Board, and Cannae each Trebia Sponsor and Mr. Blend agrees not to seek to remove or replace the Shareholder Designees.

(h)               In addition to any vote or written resolution of the Board or the shareholders of the Company required by applicable Law or the Certificate of Incorporation or Bylaws (each of which, as may be amended from time to time), and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, any action by the Board to increase the Total Number of Directors to greater than seven (7) shall require the prior written consent of (i) the Trebia Investors, for so long as the Trebia Investors collectively continue to hold at least 7.5% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), and (ii) Mr. Blend, for so long as the Selling Shareholders collectively continue to hold at least 10% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), in each case delivered in accordance with Section 5.13 hereof.

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2.3              Compensation. Except to the extent Cannae, the Trebia Sponsors or Mr. Blend may otherwise notify the Company with respect to the Trebia Investors Designees or Founder Designees, respectively, any Shareholder Designees shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards.

2.4              Other Rights of Shareholder Designees. Except as provided in Section 2.3, each Shareholder Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, to the fullest extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the Shareholder Designees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Shareholder Designees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Certificate of Incorporation or Bylaws (each of which, as may be amended from time to time), applicable Law or otherwise.

2.5              Director Independence and Applicable Regulatory Requirements. Notwithstanding anything to the contrary herein, the parties hereto shall ensure that the composition of the Board will continue to meet all requirements for a company listed on the New York Stock Exchange (or such other stock exchange on which the Common Shares may be listed from time to time), including with respect to director independence, and any other Laws or requirements of a Governmental Authority applicable to members of the Board. In the event a Shareholder Designee is prevented from serving as a Director by a Governmental Authority with the ability to so prevent, each of the Company, each Trebia Investor and Founder Shareholder shall use their respective commercially reasonable efforts to cause such Governmental Authority to remove such restriction; provided, that, (x) there shall be no obligation for such person to be added as a member of the Board and (y) Cannae, the Trebia Sponsors or Mr. Blend, as applicable, that had designated such Shareholder Designee shall be entitled to designate a replacement Director in lieu of such person. In addition, the parties hereto acknowledge and agree that: (i) there is no agreement, arrangement or understanding for any of the Directors to vote or act together; (ii) that each Director shall act individually in respect of the matters that come before the Board consistent with the fiduciary duties of each Director; and (iii) each Director shall at all times act in accordance with applicable Law and shall refrain from taking any action which would cause Cannae, the Trebia Sponsors or Founder Shareholders to contravene applicable Law.

Article III.
INFORMATION

3.1              Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the Trebia Investors and Founder Shareholders and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary, (b) host regular conference calls for the Trebia Investors and Founder Shareholders with senior officers of the Company upon request, and (c) provide the Trebia Investors and Founder Shareholders all information of a type, at such times and in such manner as is consistent with the Company’s past practice or that is otherwise reasonably requested by such Trebia Investors and Founder Shareholders from time to time (all such information so furnished pursuant to this Section 3.1, the “Information”). Subject to Section 3.4, any Trebia Investor or Founder Shareholders (and any party receiving Information from the Trebia Investors or Founder Shareholders) who shall receive Information shall maintain the confidentiality of such Information. Notwithstanding the foregoing, that the Company shall not be required to disclose any privileged or Confidential Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Trebia Investors or Founder Shareholders without the loss of any such privilege or otherwise as provided for in a confidentiality agreement between the parties.

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3.2              Certain Reports. The Company shall deliver or cause to be delivered to the Trebia Investors and Founder Shareholders, at their request:

(a)               to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

(b)               to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by the Trebia Investors or Founder Shareholders; provided, however, that the Company shall not be required to disclose any privileged or Confidential Information of the Company so long as the Company has used commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Trebia Investors or Founder Shareholders without the loss of any such privilege or otherwise as provided for in a confidentiality agreement.

3.3              Confidentiality. Each Trebia Investor and Founder Shareholder agrees that it will, and will direct its designated representatives to, keep confidential and not disclose any Confidential Information; provided, however, that the Trebia Investors and Founder Shareholders and their designated representatives may disclose Confidential Information to the Trebia Investors or Founder Shareholders, to the Shareholder Designees and to (a) its Affiliates and its Affiliates’ attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with the Trebia Investors’ and Founder Shareholders’ investment in the Company, (b) any Person, including a prospective purchaser of Common Shares, as long as such Person has first agreed, in writing, to maintain the confidentiality of such Confidential Information, (c) any of the Trebia Investor’s or Founder Shareholder’s or their respective Affiliates’ partners, members, stockholders, directors, officers, employees or agents who have the need to know such Confidential Information (the Persons referenced in clauses (a), (b) and (c), the Trebia Investors’ or Founder Shareholders’ “designated representatives”) or (d) as the Company may otherwise consent in writing; provided, further, however, that the Trebia Investors and Founder Shareholders agree to be responsible for any breaches of this Section 3.4 by such Trebia Investor’s or Founder Shareholder’s designated representatives.

3.4              Information Sharing. Each party hereto acknowledges and agrees that Shareholder Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each Trebia Investor and Founder Shareholder and their designated representatives (subject to the Trebia Investor’s or Founder Shareholder’s obligation to maintain the confidentiality of Confidential Information in accordance with Section 3.4).

Article IV.
ADDITIONAL COVENANTS

4.1              Pledges or Transfers. Upon the request of any of the Trebia Investors or Founder Shareholders that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Shares held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) sell or transfer any or all of the shares of Common Shares held by it, including to a third party investor, the Company agrees to cooperate with such Trebia Investor or Founder Shareholder, as applicable, in taking any action reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such Common Shares subject to the pledge, charge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Trebia Investor or Founder Shareholder in connection with a proposed transfer.

4.2              Spin-Offs or Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Trebia Investor or Founder Shareholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a shareholders agreement with the Trebia Investors or Founder Shareholders, that provides the Trebia Investors and Founder Shareholders, as applicable, with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

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Article V.
GENERAL PROVISIONS

5.1              Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board, the Trebia Investors and Mr. Blend, as provided under Section 5.3, and except for Section 3.3 hereof, this Agreement, excluding Article V hereof, shall terminate (i) with respect to the Trebia Investors at such time as the Trebia Investors and their respective Affiliates collectively hold or are attributed less than 2.5% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution) and (ii) with respect to the Founder Shareholders at such time as the Founder Shareholders and their respective Affiliates collectively hold or are attributed less than 2.5% of the aggregate outstanding Common Shares (without giving effect to any Equity Distribution), or such earlier time as any Trebia Investor or Founder Shareholder shall deliver a written notice to the Company requesting that this Agreement terminate with respect to such Trebia Investor or the Founder Shareholders, as applicable, in accordance with Section 5.3(d).

5.2              Notices. Any notice, designation, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by facsimile (receipt confirmed) and one (1) Business Day after deposit with a reputable overnight courier service.

The Company’s address is:

[●]

4235 Redwood Avenue

Los Angeles, CA 90292
Attention: Michael Blend
Email: michael@system1.com

If to any of the Trebia Investors or the Founder Shareholders, to such Trebia Investor’s or Founder Shareholder’s address at set forth on Schedule A hereto.

5.3              Amendment; Waiver.

(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company, the Trebia Investors and the Founder Shareholders.

(b)               Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)               No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

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(d)               Each Trebia Investor and Founder Shareholder, in such Trebia Investor’s or such Founder Shareholder’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such Trebia Investor or Founder Shareholder shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such Trebia Investor or Founder Shareholder.

(e)               Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

5.4              Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Trebia Investor or Founder Shareholder being deprived of the rights contemplated by this Agreement.

5.5              Assignment. The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that each Trebia Investor and Founder Shareholder may, without the consent of the Company or any other Person, assign its rights and obligations under Section 2.2 of this Agreement, in whole or in part, to any Transferee of Common Shares so long as (i) any right to designate Directors to the Board will not result in the Transferee receiving the right to designate more than two Directors where such designation rights would result in the Transferee receiving the right to designate a percentage of the Total Number of Directors that is greater than the percentage of the aggregate outstanding Common Shares as held by such Transferee after giving effect to such Transfer and (ii) such Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by certain or all, as applicable, of the provisions of this Agreement as a “Trebia Investor,” “Founder Shareholder,” or “Mr. Blend,” as applicable, hereunder, whereupon such Transferee shall be deemed a “Trebia Investor,” “Founder Shareholder,” or “Mr. Blend” as applicable, hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

5.6              Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.7              Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.8              Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by either the Supreme Court of the State of New York sitting in Manhattan or the United States District Court for the Southern District of New York, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, and (D) agrees that mailing of process or other papers in connection with any such action in the manner provided herein or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

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5.9              Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.

5.10            Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

5.11          Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.12          Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.13          Grant of Consent. Any vote, consent or approval of, or designation by, or other action of, the Trebia Investors or Founder Shareholders hereunder shall be effective if notice of such vote, consent, approval, designation or action is provided in accordance with Section 5.2 hereof by such Trebia Investors or Founder Shareholders, as applicable, as of the latest date any such notice is so provided to the Company.

5.14          Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

5.15          Effectiveness. This Agreement shall become effective upon the Closing Date.

5.16          No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:
[●]

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

TREBIA INVESTORS:

TRASIMENE TREBIA, LP

By:
Name:
Title:

BGPT TREBIA LP

By:
Name:
Title:

CANNAE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

FOUNDER SHAREHOLDERS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [ • ], 202[1] among [•], a Delaware Corporation (the “Company”), and the persons identified on Schedule A hereto (together with their respective affiliates, successors and permitted assigns, collectively, the “Investors” and, each individually, an “Investor”).

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.                  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of the Company.

“Closing Date” means the date of this Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, amalgamation, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 5(g).

“Demand Registration” has the meaning set forth in Section 2(c).

“DTCDRS” has the meaning set forth in Section 5(r).

“Effectiveness Deadline” has the meaning set forth in Section 2(b).

“Equity Securities” means all of the issued equity securities of the Company from time to time (including any warrants or any shares issuable upon exercise of such warrants and any other shares issued or issuable with respect thereto (whether by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Equity Securities)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Initial Registrable Securities” has the meaning set forth in Section 5(a)(ii).

“Initial Registrable Statement” has the meaning set forth in Section 5(a)(ii).

“Inspectors” has the meaning set forth in Section 5(h).

“Investors” has the meaning set forth in the preamble.

“Long-Form Registration” has the meaning set forth in Section 2(a).

“New Registration Statement” has the meaning set forth in Section 5(a)(ii).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 5(h).

“Registrable Securities” means (a) any Equity Securities beneficially owned or otherwise held directly or indirectly by any of the Investors, (b) any Equity Securities that are directly held or indirectly, as set forth in the books and records of the Company are attributed to an Investor, (c) any Equity Securities in which other shareholders of the Company, directly hold or indirectly, as set forth in the books and records of the Company are attributed an interest, over which an Investor has the right to direct a sale as set forth in the books and records of the Company, and (d) any Equity Securities issued or issuable with respect to any shares described in subsections (a) through (c) above by way of a share dividend or share split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Equity Securities (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, or (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met.

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“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shelf Registration” has the meaning set forth in Section 2(b).

“Shelf Registration Statement” has the meaning set forth in Section 2(b).

“Shelf Supplement” has the meaning set forth in Section 2(c).

“Shelf Takedown” has the meaning set forth in Section 2(c).

“Shelf Takedown Notice” has the meaning set forth in Section 2(c).

“Short-Form Registration” has the meaning set forth in Section 2(b).

“Target Filing Date” has the meaning set forth in Section 2(b).

2.                  Registration.

(a)               To the extent that a Registration Statement filed pursuant to Section 2(b) or a Shelf Registration Statement is not then effective covering the Registrable Securities that are the subject of the applicable Demand Registration, each Investor may request that the Company register under the Securities Act all or any portion of its Registrable Securities pursuant to a Registration Statement on Form F-1, S-1 or any successor form thereto with respect to a underwritten public offering of Registrable Securities (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-1, S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Long-Form Registration within 60 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

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(b)               The Company shall, as soon as practicable, but in any event within forty-five (45) days after the Closing Date, file (or confidentially submit) a Registration Statement to permit the public resale of all the Registrable Securities held by the Investors from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2(b) and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 105th day (or 165th day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this Section 2(b) shall be on Form F-3 or S-3, or if Form F-3 or S-3 is not then available to the Company, on Form F-1 or S-1 or such other form of registration statement as is then available to effect a registration for the sale or resale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule or provision similar thereto adopted by the Commission, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor rule or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2(b) shall provide for the sale or resale pursuant to any method or combination of methods legally available to, and requested by, the Investors. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to Section 2(b) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement or Shelf Registration Statement is continuously available, for the resale of all the Registrable Securities held by the holders of Registrable Securities until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2(b), but in any event within one (1) business day of such date, the Company shall notify the Investors of the effectiveness of such Registration Statement. If, after the filing such Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Registration Statement, the Company shall amend such Registration Statement to cover such additional Registrable Securities.

(c)               The Company shall use its best efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form F-3, S-3 or any successor form thereto. As soon as practicable after the date hereof, but not later than the Target Filing Date, the Company shall (i) prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”) and (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. In addition, the Company shall use its best efforts to cause a Shelf Registration Statement filed pursuant to this Section 2(c) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement (if the Company is eligible to file a Shelf Registration Statement) or other Registration Statement (if the Company is not so eligible) is continuously available, for the resale of all the Registrable Securities held by the holders of Registrable Securities until all such Registrable Securities have ceased to be Registrable Securities. For purposes hereof, “Target Filing Date” shall mean the date which is 30 days after the Company becomes qualified to register the offer and sale of securities under the Securities Act pursuant to a Shelf Registration Statement. If, after the filing of a Shelf Registration Statement, a holder of Registrable Securities requests registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration, the Company shall amend such Shelf Registration Statement to cover such additional Registrable Securities. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3, S-3 or any successor form thereto, the holders of Registrable Securities shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form F-3, S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than 10 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form F-3, S-3 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Short-Form Registration within 30 days after the date on which the initial request is given and shall use its best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

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(d)               At any time that a Shelf Registration Statement is effective, if a holder of Registrable Securities covered by such Shelf Registration Statement delivers a notice to the Company (a “Shelf Takedown Notice”) stating that the holder intends to effect an offering of all or part of its Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. Each Shelf Takedown Notice shall specify the number of Registrable Securities to be offered and sold under the Shelf Takedown. Upon receipt of a Shelf Takedown Notice, the Company shall promptly (but in no event later than five (5) business days, or, in the case of an underwritten overnight “block trade”, two (2) business days, following receipt thereof) deliver notice of such Shelf Takedown Notice to all other holders of Registrable Securities who shall then have five (5) business days, or, in the case an underwritten overnight “block trade,” one (1) business day, from the date such notice is given to notify the Company in writing of their desire to be included in such Shelf Takedown. The Company shall prepare and file with the Commission a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice and, if such Shelf Supplement is an amendment to such Shelf Registration Statement, shall use its best efforts to cause such Shelf Supplement to be declared effective by the Commission as soon as practicable thereafter.

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(e)               The Company shall not be obligated to effect any Long-Form Registration (x) within 90 days after the effective date of a previous Long-Form Registration or Shelf Takedown or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, all of the shares of Registrable Securities requested to be included therein (y) or while a lock-up agreement pursuant to Section 4 or any other lock-up agreement relating to such holder’s Registrable Securities is in effect. Notwithstanding anything otherwise to the contrary herein, the Company shall not be required to provide notice of any requested underwritten public offering to any holders of Registrable Securities whose shares are subject to any applicable lock-up arrangements at the time of such request, and any such holders shall not have the right to receive information on or participate in any such underwritten public offering. The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement for a Demand Registration or the filing of a Shelf Supplement for a Shelf Takedown if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate reorganization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act. The Company may delay a Demand Registration or Shelf Takedown pursuant to the immediately preceding sentence only once in any period of 12 consecutive months.

(f)                If the holders of the Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration or Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(g)               The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such underwritten offering and/or the number of shares of Equity Securities proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Equity Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Equity Securities that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Equity Securities proposed to be included therein by any other Persons (including shares of Equity Securities to be sold for the account of the Company and/or other holders of Equity Securities) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

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3.                  Piggyback Registration.

(a)                Whenever the Company proposes to offer or sell any shares of its Equity Securities pursuant to a registered offering under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form F-4, S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) business days prior to either the filing of such Registration Statement or, with respect to a Piggyback Shelf Takedown, the filing of a prospectus supplement to the applicable Piggyback Shelf Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within five (5) business days after the Company’s notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form F-3, S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b)               If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such offering and/or that the number of shares of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Equity Securities that the Company proposes to sell; (ii) second, the shares of Equity Securities requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Equity Securities requested to be included therein by holders of Equity Securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

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(c)                If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Equity Securities other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Equity Securities proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Equity Securities proposed to be included in such underwritten offering, exceeds the number of shares of Equity Securities which can be sold in such offering and/or that the number of shares of Equity Securities proposed to be included in any such registration or takedown would adversely affect the price per share of the Equity Securities to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Equity Securities requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Equity Securities other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Equity Securities requested to be included therein by other holders of Equity Securities, allocated among such holders in such manner as they may agree.

(d)               If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall, subject to the prior written consent of the holders of a majority of the Registrable Securities included in such Piggyback Registration or Piggyback Shelf Takedown, which consent shall not be unreasonably withheld or delayed, select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.                  Lock-up Agreement. In connection with any registered offering of the Equity Securities or other equity securities of the Company, and upon the request of the managing underwriter in such offering, each holder of Registrable Securities agrees to execute a customary lock-up agreement. The Company shall cause its executive officers and its directors, which directors are selling Equity Securities in such offering (as applicable) and shall use reasonable best efforts to cause other holders of Equity Securities who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) 10% or more of the then outstanding Equity Securities and holders of any of the Registrable Securities participating in such offering, to enter into lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the lock-up agreements executed by the holders of Registrable Securities. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 10% of the outstanding Equity Securities.

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5.                  Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its best efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)               subject to Section 2(a), Section 2(b), Section 2(c) and Section 2(d), (i) prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its best efforts to cause such Registration Statement to be declared effective; and (ii) if (A) the Company has filed a Registration Statement (the “Initial Registration Statement”) with the Commission that covers Registrable Securities (the “Initial Registrable Securities”), (B) pursuant to Rule 415(a)(5) under the Securities Act or any successor rule thereto, the Initial Registration Statement may no longer be used for offers and sales of any of the Initial Registrable Securities, and (C) any of the Initial Registrable Securities are Registrable Securities at the time that (B) above occurs, the Company shall prepare and file with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Registration Statement covering any Initial Registrable Securities that have not ceased to be Registrable Securities for an offering to be made on a delayed on continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “New Registration Statement”) and shall use its best efforts to cause such New Registration Statement to be declared effective by the Commission as soon as practicable thereafter;

(b)               (i) in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement; and (ii) in the case of a Shelf Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements, including Shelf Supplements, to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the earlier of (i) 36 months after the effective date of such Registration Statement and (ii) the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement;

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(c)                within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)                notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)                furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)                 use its best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder requests and do any and all other acts and things which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)                 notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)                make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement;

(i)                  provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

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(j)                 use its best efforts to cause such Registrable Securities to be listed on each securities exchange on which the Equity Securities is then listed or, if the Equity Securities is not then listed, on a national securities exchange selected by the holders of a majority of such Registrable Securities;

(k)               in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)                otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 20-F, 6-K, 10-K, 10-Q and 8-K, as applicable, under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(m)               furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n)               without limiting Section 5(f), use its best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)               notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)               advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

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(q)                permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)                 cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Equity Securities and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s)                not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of the DTCDRS;

(t)                 take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)               otherwise use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.                  Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

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7.                  Indemnification.

(a)                The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, shareholders and affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)               In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

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(c)                Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)                If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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8.                  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Equity Securities to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.

9.                  Rule 144 Compliance.

(a)                With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)              make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(ii)             use best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

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(iii)            furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may request in connection with the sale of Registrable Securities without registration.

10.               Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.               Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12.               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:

[●]

1501 Main Street, Suite 201

Venice, CA 90291

Attn:      Michael Blend

Email:    michael@system1.com

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, California 90071

Attn:      W. Alex Voxman

Steven Stokdyk

Andrew Clark

Email:    alex.voxman@lw.com,

steven.stokdyk@lw.com,

andrew.clark@lw.com

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If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

13.                Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

14.                Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

15.                No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 7 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 7.

16.                Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.                Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities; provided, that any amendment or waiver that would materially adversely impact the rights of any Investor under this agreement in a manner different from the other Investors shall require the written consent of such Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.                Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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19.                Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

20.                Governing Law; Submission to Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of New York.

The parties irrevocably agree that the state and federal courts located in the State of New York shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

For the purposes of this Section 20, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

21.                No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted under or otherwise conflicts with the provisions of this Agreement.

22.                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

23.                Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

COMPANY:

[●]

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

INVESTORS:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Registration Rights Agreement]